As filed with the Securities and Exchange Commission on March 18, 2004

Registration No. 333-113405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SERENA SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	94-2669809
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(650) 522-6600

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Woodward

President and Chief Executive Officer

SERENA Software, Inc.

2755 Campus Drive, 3rd Floor

San Mateo, California 94403-2538

(650) 522-6600

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Lamb

Stewart L. McDowell

Gibson, Dunn & Crutcher LLP

One Montgomery Street

San Francisco, CA 94104-4505

(415) 393-8200

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This document is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

This document is important and requires your immediate attention. If you are in any doubt about the offer or what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial advisor authorised under the Financial Services and Markets Act 2000 or another appropriately authorised independent financial advisor.

If you have sold or otherwise transferred your Merant securities, please send this document and the accompanying documents as soon as possible to the purchaser or transferee or to the stockbroker or other agent through whom the sale or transfer was made, for delivery to the purchaser or transferee. We are not making the offer directly or indirectly in or into Canada, Australia or Japan. You should not forward or transmit these documents in or into Canada, Australia or Japan.

OFFER DOCUMENT DATED 18 MARCH 2004

RECOMMENDED CASH AND SHARE OFFER

BY

SERENA SOFTWARE, INC.

(AND BY

LEHMAN BROTHERS

ON ITS BEHALF

OUTSIDE THE UNITED STATES)

FOR

THE ENTIRE ISSUED AND TO BE ISSUED SHARE CAPITAL OF

MERANT PLC

SERENA Software, Inc., referred to as we or SERENA, (and Lehman Brothers on behalf of SERENA outside the United States) is offering to acquire, on the conditions and the further terms set out in this document and in the accompanying acceptance form or letter of transmittal, all of the issued and to be issued and unconditionally allotted ordinary shares of Merant plc, referred to as Merant shares, and Merant American Depositary Shares, referred to as Merant ADSs, represented by American Depositary Receipts, referred to as Merant ADRs, on the following basis:

for every 1 Merant share	136.5 pence in cash and 0.04966 share of SERENA common stock, US$0.001 par value per share

for every 1 Merant ADS (each Merant ADS representing 5 Merant shares)	682.5 pence in cash and 0.2483 share of SERENA common stock, US$0.001 par value per share

If you accept this offer, you may request to vary the proportion of shares of SERENA common stock, par value $0.001 per share, referred to as SERENA shares, and cash you will receive pursuant to a mix and match election, including by electing to receive only cash or only new SERENA shares. However, your mix and match election will only be satisfied to the extent that other Merant securityholders make opposite elections.

The offer is based on a valuation of 195 pence for each Merant share. On this basis, the offer values the entire issued share capital of Merant at approximately £206 million (US$380 million). Our offer to pay for and exchange SERENA shares for Merant shares and Merant ADSs is subject to the conditions set forth in Appendix 1 of this document.

SERENA shares are traded on the Nasdaq National Market, referred to as Nasdaq, under the symbol “SRNA”. Merant shares are listed on the Official List and traded on the London Stock Exchange under the symbol “MRN” and on Nasdaq in the form of Merant ADSs under the symbol “MRNT”.

A LETTER OF RECOMMENDATION FROM THE CHAIRMAN OF MERANT BEGINS ON PAGE 30 OF THIS DOCUMENT.

We Are Not Asking You For A Proxy and You Are Requested Not to Send Us a Proxy.

The initial offer period will expire at 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004, unless we specify a later closing date.

At the conclusion of the initial offer period, if all the conditions have been satisfied, fulfilled and/or, to the extent permitted, waived, we will extend the offer for a subsequent offer period of at least 14 calendar days. Merant securityholders will have withdrawal rights during the initial offer period, including any extension thereof, but not during the subsequent offer period, except in limited circumstances.

To accept the offer, you must complete the appropriate acceptance procedures by no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004. The procedures for acceptance of the offer are described beginning on page I-21 of Appendix 1 and in the accompanying acceptance form or letter of transmittal.

In connection with the offer, you should consider the matters discussed under “Risk Factors” beginning on page 21 of this document.

Neither the SEC nor any securities commission of any state of the United States has approved or disapproved of the securities offered by or on behalf of SERENA or determined if this offer document is truthful or complete. Any representation to the contrary is a criminal offence.

REFERENCES TO ADDITIONAL INFORMATION

This document incorporates important business and financial information about SERENA and Merant from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You may read and copy any reports, statements or information that the companies file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 (800) 732-0330 for further information on the public reference room. The SEC filings of SERENA and Merant are also available to the public from commercial document retrieval services and at the internet website maintained by the SEC at www.sec.gov. See the section entitled “Where You Can Find Additional Information.” In addition, Merant files annual reports with the Registrar of Companies at Companies House in England and Wales. This information is available through the Companies House website at www.companieshouse.gov.uk upon payment of a minimal fee.

You may also request copies of these documents from us, without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this document. Merant securityholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from our Information Agent at the address set forth below. You can also contact our Information Agent for answers to your questions regarding the offer. In order to receive timely delivery of the documents, you must make your request no later than 8 April 2004.

D.F. KING & CO., INC.

North America 48 Wall Street New York, NY 10005 Toll Free: 1 (800) 859-8509 Banks and Brokers: 1 (212) 269-5550	Europe No. 2 London Wall Buildings London Wall, London EC2M 5PP Toll Free, UK: 0 800 917 8414 Call Collect: +44 20 7920 9700

SERENA is a registered trademark and the SERENA logo, StarTool and SAFE are trademarks of SERENA. Merant is a registered trademark of Merant. All other products and service names used are trademarks or registered trademarks of their respective owners.

(i)

(ii)

(iii)

IMPORTANT INFORMATION

DEFINITIONS

Some words and terms used in this document are defined in Appendix 8 to this document.

APPLICABLE DISCLOSURE REQUIREMENTS

We are making an exchange offer for securities of an English company. Because the offer is subject to English and US securities laws, regulations and disclosure requirements, US and UK investors should be aware that this document consists of a combination of both US and UK format and style. In particular, although material information is summarised in the section entitled “Summary of the Material Terms of the offer” and the letter from Lehman Brothers contained in this document, the Appendices to this document contain material information concerning the offer which is required by US or UK securities law and may be of interest to you.

FORWARD-LOOKING STATEMENTS

This document and other documents to which we refer you contain “forward-looking statements” concerning non-historical facts or matters that are subject to risks and uncertainties. These forward-looking statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “projections,” “estimates,” “may,” “will,” “should,” “could” or similar expressions. These forward-looking statements represent our expectations or beliefs concerning future events, many of which are outside of our control. Many possible events or factors could affect the actual financial results and performance of SERENA and Merant before the completion of the transaction and of the combined company after the completion of the transaction, and these factors or events could cause those results or performance to differ significantly from those expressed in our forward-looking statements, including but not limited to:

•	the possibility that the offer may not be completed;

•	difficulties we may encounter when integrating the SERENA and Merant businesses, along with other recent acquisitions, if the offer is successful;

•	the percentage of licence revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain;

•	weak economic conditions worldwide which may continue to adversely affect the overall demand for software and services, which have resulted in and could continue to result in decreased revenues or lower revenue growth rates;

•	our reliance on our mainframe products for revenue;

•	changes in revenue mix and seasonality;

•	our ability to deliver our products on the distributed systems platform;

•	dependence on revenues from our installed base;

•	continued demand for additional mainframe Million Instructions Per Second, or MIPS, capacity;

•	expansion of our international organisations; and

•	our ability to manage our growth.

The safe harbour protection afforded by the US Private Securities Litigation Reform Act of 1995 does not apply to forward-looking statements made in connection with exchange offers.

FINANCIAL INFORMATION

The extracts from the consolidated financial statements of, and other information about, SERENA appearing in this document are presented in US dollars (US$) and have been prepared in accordance with accounting principles generally accepted in the United States of America, referred to as US GAAP. The extracts from the consolidated financial statements of, and other information about, Merant appearing in this document are presented in both US dollars (US$) and pounds sterling (£) or pence (p) and have been prepared in accordance with accounting practices and principles generally accepted in the United Kingdom, referred to as UK GAAP, except that the Merant revenues have been recognised in accordance with both UK and US GAAP. The headers and captions to the Merant financial information will indicate the basis of accounting and the utilised currency. US GAAP and UK GAAP differ in some significant respects. Financial information relating to SERENA is contained in Appendix 2 and is incorporated by reference in this document. Financial information relating to Merant is contained in Appendix 3 and is incorporated by reference in this document. A reconciliation between UK GAAP and US GAAP in respect of certain information set forth in this document is contained in documents of the Merant group incorporated by reference in this document. Certain unaudited pro forma financial information relating to the combined company is contained in Appendix 4. The unaudited pro forma financial information relating to the combined SERENA group has been prepared in accordance with US GAAP.

ABSENCE OF APPRAISAL RIGHTS

Merant securityholders generally do not have appraisal rights under English law. See the section entitled “Appraisal Rights” in Appendix 6 of this document.

RULE 8 NOTICES

Rule 8.3 of The City Code on Takeovers and Mergers, referred to as the City Code, requires public disclosure of dealings during the initial offer period by persons who own or control or pursuant to an agreement or understanding (whether formal or informal) own or control, or who would as a result of any transaction own or control, 1 per cent. or more of any class of relevant securities of Merant and/or SERENA. Relevant securities include Merant securities, SERENA shares, and instruments convertible into either Merant securities or SERENA shares. In the case of the offer, this requirement will apply until the end of the initial offer period.

ADVISORS

Lehman Brothers Europe Limited, referred to as Lehman Brothers, which is regulated in the United Kingdom by The Financial Services Authority, is acting for SERENA and no one else in connection with the offer and will not be responsible to anyone other than SERENA for providing the protections afforded to customers of Lehman Brothers nor for giving advice in relation to the offer. SERENA is making the offer in the United States on its own behalf.

UBS is acting as financial advisor to Merant in connection with the offer and no one else and will not be responsible to anyone other than Merant for providing the protections afforded to clients of UBS nor for providing advice in relation to the offer.

SALES RESTRICTIONS IN CERTAIN COUNTRIES

We are not making the offer directly or indirectly in or into Canada, Australia or Japan. You should not forward or transmit these documents in or into Canada, Australia or Japan.

NO INTERNET SITE IS PART OF THIS DOCUMENT

Each of SERENA and Merant maintains an internet site. The SERENA internet site is at www.serena.com. The Merant internet site is at www.merant.com. Information contained in or otherwise accessible through these internet sites is not part of this document. All references in this document to these internet sites are inactive textual references to these sites and are for your information only.

QUESTIONS AND ANSWERS AND SUMMARY OF THE MATERIAL TERMS OF THE OFFER

This question and answer section highlights selected information from this document but does not contain all of the information that may be important to you. To better understand our offer to holders of Merant shares and Merant ADSs, you should read this entire document carefully, as well as those additional documents to which we refer you. You may obtain the information incorporated by reference into this document by following the instructions in the section captioned “Where You Can Find Additional Information.” In particular, you should read the Appendices attached to this document. References in this document to SERENA, “we”, “us” and “our” are references to SERENA and its consolidated subsidiaries, unless the context otherwise requires. References to Merant securityholders are references to holders of Merant shares or Merant ADSs. References to Merant shareholders are references to holders of Merant shares. Terms used in the Appendices to this document are defined in Appendix 8 to this document.

WHO IS OFFERING TO BUY MY MERANT SHARES AND MERANT ADSs?

SERENA is an industry leader in Enterprise Change Management, or ECM, solutions focused on the mainframe platform. For over twenty years we have focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. Today our products are in use at over 3,600 customer sites – including 46 of the Fortune 50. We believe our SERENA Application Framework for Enterprises (SAFE™) is the next step in ECM, providing cross-platform, cross-process and cross-organisational support across application life cycle processes. With headquarters in San Mateo, California, we serve customers worldwide through local offices and an international network of distributors.

We are listed on Nasdaq under the symbol “SRNA”. We have a current market capitalisation of approximately US$755 million based on the closing price of SERENA shares on 15 March 2004, the latest practicable date prior to the posting of this document. In the years ended 31 January 2004 and 2003, we reported the following results (in millions of US Dollars, except per share data):

	Year ended 31 January 2004	Year ended 31 January 2003
Revenues	105.6	95.8
Profit before tax	33.7	37.3
Charge for tax	12.3	14.1
Net profit after tax	21.4	23.2
Earnings per share	0.53	0.57

In the quarters ended 31 January 2004 and 2003, we reported the following results (in millions of US Dollars, except per share data):

	Quarter ended 31 January 2004	Quarter ended 31 January 2003
Revenues	29.6	26.1
Profit before tax	9.3	10.8
Charge for tax	3.4	4.0
Net profit after tax	6.0	6.8
Earnings per share	0.15	0.17

As at 31 January 2004, we had total cash and cash equivalents of US$377 million.

We were incorporated in California in 1980 and reincorporated in Delaware in 1998. The address of our principal executive offices is 2755 Campus Drive, 3rd Floor, San Mateo, California 94403-2538 and our telephone number is 1 (650) 522-6600.

WHY ARE YOU MAKING THIS OFFER?

The acquisition of Merant by SERENA will create the second largest provider of ECM software solutions, serving the complex change management needs of at least 46 of the Fortune 50 largest companies worldwide, with a resulting combined installed base of over 15,000 customers. We believe this installed base will provide the combined company with distribution leverage to cross sell products, expand into new geographies, create new opportunities in channel development and generate a profitable and steady maintenance revenue stream.

The combination brings together two leaders in ECM with the complementary strengths of SERENA on mainframe platforms and Merant on distributed systems platforms and similar visions for future market share expansion.

The boards of directors of SERENA and Merant believe the combination should deliver significant strategic benefits and provide opportunities to reduce expenses and that the combined company would:

•	create the leading ECM vendor with integrated software solutions running on all major operating systems, from the mainframe to UNIX, LINUX and NT distributed systems environments all the way to the worldwide web;

•	combine SERENA’s market leading mainframe Software Configuration Management, or SCM, product with Merant’s market leading enterprise distributed SCM product;

•	deepen and strengthen the customer base by combining SERENA’s more than 3,600 customers with Merant’s more than 15,000 customer accounts;

•	accelerate SERENA’s ability to offer customers its vision of application life cycle management solutions branded as SERENA’s Application Framework for Enterprises (SAFE™), thereby accessing larger markets and enabling the combined company to compete more effectively; and

•	offer significant potential cost savings in the areas of overlap such as dual exchange listing, dual public company compliance obligations and dual administrative infrastructures as well as a number of other duplicative areas and initiatives.

Both SERENA and Merant have been pursuing similar strategies and strategic investments to enable the application of change management technology beyond SCM to broader applications within information technology.

WHAT ARE THE SECURITIES SOUGHT IN THE OFFER?

We are seeking to acquire all of the issued and to be issued Merant shares and Merant ADSs. See paragraph 2 of the letter from Lehman Brothers contained in this document.

Merant is a leading provider of software and services for managing code, content and other business-critical assets. Merant designs, develops and markets software products and services for ECM, SCM and web content management, under the Merant brand (formerly the PVCS® brand). Merant solutions help companies improve their ability to manage change of software applications, code and web content. In the year ended 30 April 2003, Merant generated approximately 50 per cent. of its revenue from maintenance fees, approximately 38 per cent. from the sale of licences and the remainder of its revenue from consulting and training. Merant has approximately 535 employees worldwide.

Merant shares are listed on the Official List and publicly traded on the London Stock Exchange under the symbol “MRN”, and (in ADS form) on Nasdaq under the symbol “MRNT”. Merant has a current market capitalisation of approximately £201 million based on the closing price of Merant shares on 15 March 2004, the latest practicable date prior to the posting of this document.

Merant released its unaudited third quarter results on 3 March 2004. For the unaudited nine months ended 31 January 2004 and 2003, under UK GAAP, Merant reported the following results (in millions of US Dollars, except per share data):

	Nine Months ended 31 January 2004	Nine Months ended 31 January 2003
Turnover	91.7	89.1
Profit (loss) before tax	2.0	(19.6)
Charge for (recovery of) tax	(0.2)	—
Net profit (loss) after tax	2.2	(19.6)
Earnings (loss) per share	0.02	(0.19)

As at 31 January 2004, Merant had net cash of US$70.7 million. This is based on an exchange rate of US$1.8202 : £1.00 on 31 January 2004.

The principal executive offices of Merant are located at Abbey View Everard Close, St. Albans, Herts, AL12PS United Kingdom and the telephone number is +44 (0) 1727 812812.

WHAT WOULD I RECEIVE IN EXCHANGE FOR MY MERANT SECURITIES?

We are offering to pay:

for every 1 Merant share	136.5 pence in cash and 0.04966 of a new SERENA share

for every 1 Merant ADS (each Merant ADS representing 5 Merant shares)	682.5 pence in cash and 0.2483 of a new SERENA share

The offer is based on a valuation of each Merant share at 195 pence. On this basis, the offer values the entire amount of issued share capital of Merant at approximately £206 million (US$380 million). This is based on an exchange rate of US$1.8488 : £1.00, calculated as the average of the US dollar / pound sterling exchange rate derived from the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York, referred to as the noon buying rate, for the five trading days ended 3 March 2004 and the price per SERENA share of US$21.78, calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the twenty United States trading days ended 1 March 2004.

SERENA is offering a mix and match election under which Merant securityholders who validly accept the offer may request to vary the proportions in which they receive SERENA shares and cash in respect of their Merant shares and Merant ADSs.

HOW DOES THE OFFER COMPARE WITH RECENT PRICES OF MERANT SHARES?

At 195 pence for each Merant share, the offer represented a premium of approximately:

•	25 per cent. to the middle market closing price of 155.5 pence per Merant share on 2 March 2004, the last dealing day prior to the announcement of the offer; and

•	34 per cent. to the average daily middle market closing price of 145.8 pence per Merant share for the three months ended 2 March 2004.

On 2 March 2004, the last dealing day before we announced the offer, the middle market closing price of Merant shares reported on the London Stock Exchange was 155.5 pence per share and the last sale price of Merant ADSs reported on Nasdaq was US$14.79 per Merant ADS. Between 2 March 2003 and 2 March 2004, the price of Merant shares ranged between 118.50 pence and 183.50 pence per share and the price of Merant

ADSs ranged from US$9.07 and US$15.35 per Merant ADS. We advise you to obtain a recent quotation for Merant shares and Merant ADSs in deciding whether to accept the offer. See paragraph 3 of Appendix 5 of this document.

On 15 March 2004 (the latest practicable date prior to the posting of this document), at the then prevailing noon buying rate of US$1.7993: £1.00 and a SERENA share price of $19.68, the offer values each Merant share at 190.8 pence, representing a premium of approximately 23 per cent. to the middle market closing price of 155.5 pence per Merant share on 2 March 2004, the last dealing day prior to the announcement of the offer.

Merant securityholders should bear in mind that fluctuations in the dollar to pound sterling exchange rate from time to time will affect the pound sterling value of any investment in SERENA shares and any dividend income from that investment (payable in US dollars and subject to US withholding tax). Merant securityholders should also bear in mind that the value of the SERENA shares payable in the offer may fluctuate both before and after any consummation of the offer.

A comparison of the rights of holders of SERENA shares and those of holders of Merant shares is contained in Appendix 6 of this document.

MAY I ELECT TO RECEIVE A GREATER PROPORTION OF CASH OR A GREATER PROPORTION OF SERENA SHARES THAN THE STANDARD ENTITLEMENT DESCRIBED ABOVE?

Merant securityholders who validly accept the offer will be able to request under the mix and match election to vary the proportions in which they receive SERENA shares and cash in respect of their Merant securities.

The maximum number of new SERENA shares to be issued under the offer and the maximum amount of cash to be paid under the offer will not be varied as a result of the mix and match election. Accordingly, a Merant securityholder’s mix and match election will be satisfied only to the extent that other Merant securityholders make opposite elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. To the extent that elections can be satisfied, electing Merant securityholders will receive new SERENA shares instead of cash, and vice versa.

Accordingly, Merant securityholders who make mix and match elections will not know the exact number of new SERENA shares or the amount of cash they will receive until settlement of the consideration under the offer, although an announcement of the approximate extent to which mix and match elections will be satisfied will be made two days after the mix and match election ceases to be open for acceptance.

All adjustments to the amount of cash or SERENA shares received by any Merant securityholder in the mix and match election will be calculated based on a value per Merant share of 195 pence and a value per SERENA share of £11.78. The value of a SERENA share for these purposes is based on an exchange rate of US$1.8488 : £1.00, which is calculated as the average of the US dollar/pound sterling noon buying rate for the five trading days ended 3 March 2004 and price per SERENA share of US$21.78, which is calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the 20 US trading days ended 1 March 2004.

Although the offer will remain open for a subsequent offer period of at least 14 calendar days after the date on which the offer becomes or is declared unconditional in all respects, the mix and match election will remain open until, but not beyond, 3.00 pm (London time), 10.00 am (New York City time) on the date falling five calendar days after the offer becomes or is declared unconditional in all respects. Mix and match elections must be made at the same time as the acceptances of the offer to which they relate, on the relevant acceptance form. Merant securityholders who do not make a mix and match election or who do not accept the offer until after the fifth calendar day after the offer becomes or is declared unconditional in all respects will receive the basic entitlement of 136.5 pence in cash and 0.04966 of a new SERENA share for every Merant share held (directly or through Merant ADSs).

A mix and match election made by a Merant securityholder may not be changed after the time that it is first made on the relevant acceptance form. However, acceptances, including the associated mix and match election, may be withdrawn in accordance with the procedures set forth in this document. See paragraphs 4 and 14 of the letter from Lehman Brothers and paragraphs 4 and 5 of Part B of Appendix 1 of this document.

The mix and match election will be conditional upon the offer becoming or being declared unconditional in all respects.

CAN I CHOOSE THE CURRENCY FOR THE CASH I RECEIVE?

If you accept the offer for Merant shares, you will receive the cash portion of your consideration in pounds sterling, unless you specifically elect to receive it in US dollars.

If you accept the offer for Merant ADSs, you will receive the cash portion of your consideration for your Merant ADSs in US dollars, unless you specifically elect to receive it in pounds sterling.

If you elect or are deemed to have elected to receive the cash portion of your consideration in US dollars, the cash amount payable in pounds sterling to which you would otherwise be entitled pursuant to the terms of the offer will be converted, subject to conversion expenses, from pounds sterling to US dollars at the exchange rate obtainable on the spot market in London on the date the cash consideration is made available by SERENA to the relevant paying agent for delivery in respect of your Merant securities. The actual amount of US dollars received will depend on the exchange rate prevailing on the day on which funds are made available to the relevant payment agent by SERENA. See paragraph 13 of Part B of Appendix 1 of this document.

DOES THE MERANT BOARD OF DIRECTORS SUPPORT THE OFFER?

The board of directors of Merant, referred to as the Merant directors, which has been so advised by UBS, considers the terms of the offer fair from a financial point of view. In providing advice to the Merant board, UBS has taken account of the Merant board’s commercial assessments. Accordingly, the Merant directors unanimously recommend that Merant securityholders accept the offer. Merant securityholders are directed to Appendix 9, which contains important information concerning the assumptions in, limitations of and qualifications to UBS’ advice to the Merant board.

Each member of the board of directors of Merant has irrevocably undertaken to accept the offer in respect of their own beneficial holdings, comprising 381,389 Merant shares in aggregate (representing approximately 0.36 per cent. of Merant’s existing issued share capital). One Merant director, Gerald Perkel, has also irrevocably undertaken to accept the offer in respect of all Merant shares he receives as a result of the exercise of options during the period while the offer is open for acceptance, representing up to 1,500,000 Merant shares. No other Merant director holds any options over Merant shares. See the letter from the Chairman of Merant in this document.

DO ANY OTHER SHAREHOLDERS SUPPORT THE OFFER?

We have received an additional irrevocable undertaking to accept the offer from Merant Trustees Limited, the trustees for Merant’s employee benefit trusts, representing approximately 7.0 per cent. of Merant’s existing issued share capital. We have also received confirmations of intent to accept the offer, representing in aggregate approximately 27.3 per cent. of Merant’s existing issued share capital. See paragraph 5 of the letter from Lehman Brothers. The Merant securityholders from whom we have received undertakings and confirmations of intent (including a confirmation of intent from Schroder Investment Management Limited), hold an aggregate of 34.61 per cent. of the issued share capital of Merant as at 15 March 2004.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

We will fund the cash component of the offer from our existing cash resources. The offer is not conditional upon any financing arrangements other than the effectiveness of the registration statement filed by SERENA with respect to the SERENA shares to be issued in the offer. See paragraph 9 of the letter from Lehman Brothers and paragraph 7 of Appendix 5 of this document.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO ACCEPT THE OFFER?

Yes. If you accept the offer, part of your consideration will be in the form of SERENA shares, and you should consider our financial condition and results of operations before you decide to become one of our stockholders through the offer.

You should also review the information set forth in the section entitled “Risk Factors” beginning on page 21 and Appendix 2 and the documents incorporated by reference in this document which contain detailed business, financial and other information about us.

HOW LONG DO I HAVE TO ACCEPT THE OFFER?

You will have until 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004, to accept the offer, unless the offer is extended. However, if you are a Merant ADS holder and you cannot deliver everything that is required in order to make a valid tender of Merant ADSs by that time, you may gain some time by following the procedures for guaranteed delivery, which are described later in this document. See paragraphs 10, 11 and 12 of Part B of Appendix 1 of this document.

WHAT IS THE DIFFERENCE BETWEEN THE INITIAL OFFER PERIOD AND THE SUBSEQUENT OFFER PERIOD?

The initial offer period is the time during which withdrawal rights apply. The initial offer period is the period from the date of this document until the time and date (not being before 3.00 pm (London time), 10.00 am (New York City time) on 15 April 2004) on which all the conditions are satisfied, fulfilled or, to the extent permitted, waived or, if earlier, the time and date on which the offer lapses. SERENA may declare the offer wholly unconditional at any time after 3.00 pm (London time), 10.00 am (New York City time) on 15 April 2004 (or such later time as the offer is required to be extended pursuant to the City Code or US law).

The subsequent offer period will start as soon as the initial offer period terminates as a result of the offer being declared or becoming wholly unconditional. The subsequent offer period must remain open for at least 14 calendar days but we may extend it beyond that time until a further specified date or until further notice. During the subsequent offer period no withdrawal rights apply, except in limited circumstances. See paragraph 4 of Part B of Appendix 1 of this document.

CAN THE OFFER BE EXTENDED AND UNDER WHAT CIRCUMSTANCES?

Yes. If all of the conditions to the offer have not been either satisfied, fulfilled or, to the extent permitted, waived by SERENA by 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004, SERENA may choose, but shall not be obliged to, extend the initial offer period. We may also be required to extend the initial offer period under applicable UK and US securities laws and regulations if there is a material change in the offer or this offer document. Once all the conditions have been either satisfied, fulfilled or, to the extent permitted, waived by SERENA, the offer will remain open for a subsequent offer period of at least 14 calendar days. See paragraph 1 of Part B of Appendix 1 of this document.

HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

If we extend the offer, we will make a public announcement of the extension, not later than 8.00 am (London time), and 8.00 am (New York City time), on the next business day after the day on which the offer was scheduled to expire. See paragraph 3 of Part B of Appendix 1.

We will also announce by 8.00 am (London time), and 8.00 am (New York City time), on the day following the end of the initial offer period that there will be a subsequent offer period. The subsequent offer period will remain open for at least 14 calendar days but we may extend it beyond that time until a further specified date or until further notice.

WHAT ARE THE MOST SIGNIFICANT CONDITIONS TO THE OFFER?

•	We are not obliged to purchase any Merant shares and/or Merant ADSs unless we have received valid acceptances (which have not been properly withdrawn) in respect of at least 90 per cent. of the Merant shares (including Merant shares represented by Merant ADSs) to which the offer relates, referred to as the Acceptance Condition. We may reduce this percentage, but not below 50 per cent. At least five US business days prior to any reduction, we will announce that we may do this through a press release and/or a newspaper advertisement of general circulation in the US and the UK.

•	We are not obliged to purchase any Merant shares and/or Merant ADSs unless the new SERENA shares to be issued pursuant to the offer have been authorised for listing on Nasdaq and the registration statement that we have filed with the SEC has been declared effective.

•	We are not obliged to purchase any Merant shares and/or Merant ADSs if, among other things, the offer has been referred to the United Kingdom Competition Commission by the Secretary of State for Trade and Industry or the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the HSR Act, has not expired or been waived.

•	Subject to the consent of the UK Panel on Takeovers and Mergers, referred to as the Panel, we are not obliged to purchase any Merant shares and/or Merant ADSs if, among other things, certain adverse events material in the context of Merant and its affiliates, taken as a whole, material in the context of SERENA and its subsidiaries, taken as a whole, and/or material in the context of the offer, have occurred.

See Part A and Part B of Appendix 1 of this document.

CAN THE OFFER BE TERMINATED OR AMENDED?

Subject to applicable UK law, the SEC’s rules and regulations and the conditions of our offer, which, among other things, limit our ability to amend or terminate our offer, we also reserve the right, at any time or from time to time:

•	to extend, for any reason, the period of time during which our offer is open;

•	to terminate the offer upon the failure of any of the conditions of our offer to be satisfied, in which case all acceptances received prior to the date of termination will cease to be effective; and

•	to waive any condition or otherwise amend our offer in any respect.

HOW DO I ACCEPT THE OFFER?

To accept the offer, you must deliver a completed form of acceptance in the case of Merant shares, or a completed letter of transmittal in the case of Merant ADSs, to the UK Receiving Agent or the US Depositary, respectively, by not later than the time the offer expires. If your Merant shares are held in uncertificated form (that is, you do not have a share certificate because your Merant shares are held in CREST), you should read carefully paragraph 10 of Part B of Appendix 1 to this document, which sets out the acceptance procedures for holders of Merant shares in uncertificated form. If your Merant ADSs are held in “street name” in the US, they can be tendered by your nominee through the applicable book entry transfer system. In the case of Merant ADSs, if you cannot get any document or instrument that is required to be delivered by the expiration of the offer, you may gain some time by following the procedures for guaranteed delivery. Receipt of a notice of guaranteed delivery will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. See paragraphs 10, 11 and 12 of Part B of Appendix 1 of this document.

UNTIL WHAT TIME CAN I WITHDRAW MY ACCEPTANCE?

A Merant securityholder who accepts the offer will be entitled to withdraw the acceptance at any time until the end of the initial offer period. Thereafter, withdrawals will not be possible except in very limited circumstances (for example, if we have failed to make certain announcements required by the City Code or if we withdraw an announcement that the offer will not be increased or further extended after a particular date). See paragraph 14 of the letter from Lehman Brothers and paragraph 4 of Part B of Appendix 1 of this document.

HOW DO I WITHDRAW MY ACCEPTANCE?

In order to withdraw Merant shares or Merant ADSs once you have accepted the offer, you must deliver a written notice of withdrawal with the required information to the UK Receiving Agent or the US Depositary, respectively, while you still have the right to withdraw the Merant shares or Merant ADSs. See paragraph 4 of Part B of Appendix 1 of this document.

WILL THE OFFER BE FOLLOWED BY A COMPULSORY ACQUISITION?

Yes. If all of the conditions to the offer are either satisfied, fulfilled or, to the extent permitted, waived and we have acquired 90 per cent. in nominal value of Merant shares (including Merant shares represented by Merant ADSs) to which the offer relates then we will be entitled to and intend to acquire all remaining Merant shares and Merant ADSs pursuant to the Companies Act 1985 of England and Wales, as amended, referred to as the Companies Act. Holders of Merant shares and Merant ADSs subject to the compulsory acquisition would receive the same consideration as those holders of Merant shares and Merant ADSs who accept the offer. If you do not accept the offer at all, and are subject to the compulsory acquisition provisions, there will be a limited reintroduction of the mix and match election among the Merant securityholders subject to the compulsory acquisition. See paragraph 11 of Appendix 5 of this document.

IF I DECIDE NOT TO ACCEPT, HOW WILL THE OFFER AFFECT MY SECURITIES?

If we are able to, we will acquire all Merant shares and Merant ADSs for which we have not received acceptances pursuant to the compulsory acquisition provisions of the Companies Act and you will become one of our stockholders even if you have not accepted the offer and you will receive the same consideration per Merant share or Merant ADS as those Merant securityholders who have accepted the offer. If the offer becomes wholly unconditional, but we are not able to acquire your Merant securities under the compulsory acquisition procedures, you will remain a Merant securityholder and will, therefore, become a minority stockholder in a subsidiary of SERENA. If the offer is not completed for any reason, your status as a Merant securityholder will not be affected.

We also intend to apply, or request that Merant apply, to Nasdaq, the London Stock Exchange and the UK Listing Authority to have the Merant ADSs and Merant shares delisted, terminate the deposit agreement through which the Merant ADS programme is operated and seek to have the registration of the Merant ADSs and Merant shares under the Securities Exchange Act of 1934, as amended, or the Exchange Act, terminated. Termination of registration under the Exchange Act would substantially reduce the information required to be furnished to holders of the Merant ADSs and Merant shares and would make certain other provisions of the Exchange Act inapplicable to Merant. Such delistings and cancellation would significantly reduce the liquidity and marketability of any Merant shares in respect of which the offer has not been accepted. See paragraph 13 of Appendix 5 of this document.

WILL I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE OFFER?

Merant securityholders generally do not have appraisal rights under English law. See the section entitled “Appraisal Rights” in Appendix 6 of this document.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

If you are the record owner of your Merant shares and/or Merant ADSs and you accept the offer, you will not have to pay brokerage fees or similar expenses. If you own your Merant shares and/or Merant ADSs through a broker or other nominee, and your broker accepts the offer on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

WILL I RECEIVE CASH INSTEAD OF FRACTIONAL SERENA SHARES?

We will not issue fractions of SERENA shares in exchange for Merant shares and Merant ADSs. To the extent that Merant securityholders are entitled to fractional shares, those fractional entitlements will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the holders of Merant shares and Merant ADSs entitled to them. In the case of holders of Merant ADSs, such payment will be made in US dollars, and in the case of holders of Merant shares, such payment will be made in pounds sterling, the applicable proceeds having been converted from US dollars at a prevailing exchange rate selected by SERENA at the relevant time. Individual entitlements to amounts of less than £2.50 (US $4.50 based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) will not be paid to Merant securityholders, but will be retained for the benefit of the combined company.

WILL I BE TAXED ON THE SERENA SHARES AND CASH THAT I RECEIVE?

The following paragraphs, which are intended as a general guide only and are based on current legislation and United Kingdom Inland Revenue practice (which may change) summarise the United Kingdom tax implications of acceptance of the offer for Merant securityholders who are resident or ordinarily resident in the United Kingdom for tax purposes and who hold their Merant shares as investments.

Liability to United Kingdom taxation in respect of chargeable gains will depend upon the individual circumstances of the Merant securityholder and on the form of the consideration received. To the extent that a Merant securityholder receives cash under the basic terms of the offer, this will constitute a disposal of Merant shares for the purposes of United Kingdom taxation of chargeable gains. Such a disposal may, depending upon the individual circumstances of the Merant securityholder, give rise to a liability to United Kingdom tax on chargeable gains.

A Merant securityholder will not be treated as disposing of such securityholder’s Merant shares for the purposes of United Kingdom taxation of chargeable gains to the extent that, as a result of acceptance of the offer, the securityholder exchanges those shares for new SERENA shares. Instead the new SERENA shares will be treated as the same asset as the Merant shares acquired when the Merant shares were acquired. The base cost of the new SERENA shares will depend upon the proportion of SERENA shares received as compared to the proportion of cash received under the offer, but in all cases will be a proportion of the relevant shareholder’s base cost for the Merant shares. Merant securityholders should note that an application for clearance has been successfully obtained from the Board of Inland Revenue under section 138 Taxation of Chargeable Gains Act 1992.

A subsequent disposal of all or any of the SERENA shares may, depending on individual circumstances, give rise to a liability to United Kingdom tax on chargeable gains.

Merant securityholders who acquire or acquired their Merant shares by exercising rights under Merant share schemes are reminded that special tax provisions may apply to them on the exercise of options or on any disposal of Merant shares acquired under a Merant share scheme, including provisions imposing a charge to United Kingdom income tax.

Any Merant securityholder or participant in a Merant share scheme who is in any doubt about such securityholder’s tax position should consult such securityholder’s professional advisor immediately.

For US federal income tax purposes, a US holder generally will recognise gain or loss upon the receipt of SERENA shares and cash in exchange for such holder’s Merant shares or Merant ADSs pursuant to the offer in an amount equal to the difference between: (a) the sum of (i) the fair market value of such SERENA shares received, (ii) in the case of a US holder who elects to receive the cash consideration payable pursuant to the offer in the form of US dollars, the US dollar amount, and (iii) in the case of a US holder who elects to receive the cash consideration payable pursuant to the offer in the form of pounds sterling, the US dollar value on the date of receipt of the pounds sterling received, determined based on a spot rate on the date the payment is received (it is unclear whether the date of receipt for this purpose is the date that cash is made available by SERENA to the relevant payment agent or the date that cash is received by a US holder), and (b) the US holder’s adjusted tax basis in the Merant shares or Merant ADSs, as the case may be.

A non-US holder generally will not recognise any gain or loss for US federal income tax purposes upon the receipt of cash and SERENA shares pursuant to the offer unless the non-US holder has certain connections to the US.

Further information regarding the application of both US and UK tax laws to Merant securityholders who accept the offer is set out in paragraphs 14 and 15 of Appendix 5 of this document.

WHAT WILL HAPPEN TO MY MERANT SHARE OPTIONS IF THE OFFER IS COMPLETED?

The offer will extend, subject to the terms and conditions set forth in this document and acceptance form(s), to all Merant shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options under the Merant share schemes while the offer remains open for acceptance (or until such earlier date as SERENA may, subject to the provisions of the City Code, determine). Further details of the proposals to be made to the holders of options under the Merant share schemes are set out in paragraph 11 of the letter from Lehman Brothers.

IF I CHOOSE TO ACCEPT THE OFFER, HOW WILL MY RIGHTS AS A SERENA STOCKHOLDER DIFFER FROM MY RIGHTS AS A MERANT SECURITYHOLDER?

An explanation of the material differences between the rights of Merant securityholders and SERENA stockholders is contained in Appendix 6 of this document.

HOW WILL THIS TRANSACTION BE TREATED FOR ACCOUNTING PURPOSES?

SERENA expects that the transaction will be accounted for using the purchase method of accounting for business combinations. Under the purchase method, the consummation of the offer will be treated as an acquisition of Merant by SERENA, and SERENA will allocate the total purchase price among the assets acquired and liabilities assumed based on their estimated fair values at the closing of the transaction.

WHERE CAN I FIND MORE INFORMATION ABOUT SERENA AND MERANT?

You can find more information about SERENA and Merant from various sources described in the section of this document entitled “Where You Can Find Additional Information.”

DO I NEED TO SUBMIT A PROXY?

No. A vote of the Merant securityholders to approve the transaction is not required. We are not asking you for a proxy and we request that you not send us a proxy.

WHO CAN ANSWER QUESTIONS I MIGHT HAVE ABOUT THE OFFER?

If you have any questions about the offer, you should contact the Information Agent, D. F. King & Co., Inc. in the UK on 0800 917 8414 (toll–free) or +44 20 7920 9700 (call collect) and in the US on 1 (800) 859-8509 (Toll-Free). If you have any questions about procedures for acceptance of the offer in the UK, you should contact the UK Receiving Agent, Capita IRG Plc, on 0870 162 3100 or if calling from outside the UK on +44 20 8639 2157.

SERENA

SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected financial information for the five fiscal years ended 31 January 2003, which is presented in accordance with US GAAP, has been derived from our audited annual consolidated financial statements and should be read in conjunction with the audited annual consolidated financial statements and notes thereto in Appendix 2 and incorporated herein by reference. The following selected interim financial information for the nine month periods ended 31 October 2003 and 2002 has been derived from our unaudited interim consolidated financial statements, and should be read in conjunction with the unaudited interim financial statements and notes therein in Appendix 2 and incorporated herein by reference. The unaudited interim financial information presented below for the nine month periods ended 31 October 2003 and 2002 reflects all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation of our results of operations and financial position.

SERENA SOFTWARE, INC. (1)

(in thousands of US Dollars, except per share amounts)

	Nine Months Ended 31 October		Year Ended 31 January
	2003	2002	2003	2002	2001	2000	1999
Historical Consolidated Statement of Income Data:
Total revenue	$75,936	$69,677	$95,775	$98,641	$103,609	$75,406	$48,316
Operating income (2) (3)	21,835	22,837	32,524	25,403	35,354	21,913	12,556
Net income (2) (3)	15,384	16,411	23,154	18,509	24,254	14,644	7,330
Net income per share:
Basic (2) (3) (4)	$0.38	$0.41	$0.57	$0.46	$0.63	$0.40	$0.29
Diluted (2) (3) (4)	$0.38	$0.40	$0.57	$0.46	$0.60	$0.38	$0.27
Weighted average shares used in per share calculations:
Basic (4)	40,032	40,292	40,367	39,768	38,522	36,751	25,396
Diluted (4)	40,706	40,772	40,854	40,760	40,729	38,819	27,032

Historical Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$123,689	$126,529	$143,074	$132,594	$112,658	$101,144	$21,469
Working capital	106,233	113,179	124,151	117,378	105,011	89,631	16,505
Total assets	250,005	250,108	264,523	231,070	203,818	149,059	59,678
Total liabilities	47,833	46,785	51,561	46,294	46,673	34,535	21,573
Total stockholders’ equity	202,172	203,323	212,962	184,776	157,145	114,524	38,105

(1)	The selected historical financial data for all periods presented include the effects of the acquisitions of Optima Software, Inc. from 25 September 1998, Diamond Optimum Systems, Inc. from 14 June 1999, High Power Software, Inc. from 1 May 2000, UltiMIS Corporation from 18 September 2000 and TeamShare, Inc. from 5 June 2003; all of which were accounted for under the purchase method of accounting. The selected historical financial data for all periods presented also include the effects of the StarTool asset purchase from 18 August 2000.

(2)	For the year ended 31 January 2002, we incurred restructuring costs totaling approximately $2.5 million pre-tax, all of which were included in operating income. See Note 4(b) to SERENA’s Consolidated Financial Statements contained in its Annual Report on Form 10-K for the fiscal year ended 31 January 2002.

(3)	For the years ended 31 January 2001 and 2000, we recorded acquired in-process research and development totaling approximately $3.0 million and $1.0 million, respectively, all of which were included in operating income. See Note 10 to SERENA’s Consolidated Financial Statements contained in its Annual Report on Form 10-K for the fiscal year ended 31 January 2001.

(4)	All share and per share amounts have been adjusted to reflect the three-for-two stock split in the form of a stock dividend of SERENA’s common stock effected 21 March 2000.

MERANT SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected financial information for the five fiscal years ended 30 April 2003, which is presented in accordance with US GAAP and in thousands of pounds sterling, has been derived from Merant’s audited annual financial statements and should be read in conjunction with the audited annual financial statements and notes thereto included in Appendix 3. The following interim selected financial information for the six month periods ended 31 October 2003 and 2002, which is presented in accordance with US GAAP and in thousands of pounds sterling, has been derived from Merant’s unaudited interim financial statements and should be read in conjunction with the unaudited interim financial statements and notes thereto included in Appendix 3. The unaudited interim financial information presented below for the six months periods ended 31 October 2003 and 2002 reflects all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation of our results of operations and financial position.

MERANT PLC

(in thousands of pounds sterling, except per share amounts)

	Six Months Ended 31 October				Year Ended 30 April
	2003		2002		2003		2002		2001		2000		1999
Historical Consolidated Statement of Income Data:
Revenue—continuing operations	36,764		38,701		78,592		87,068		95,075		80,470		70,035
Operating income (loss)	1,324		(2,012)		2,565		(13,784)		(5,518)		(4,168)		(20,066)
Operating income (loss) from continuing operations	1,324		(2,012)		2,565		(15,185)		(2,960)		(16,445)		(15,049)
Net income (loss) for the period	1,709		(1,511)		1,123		(18,680)		(18,427)		(1,497)		(17,538)
Net income (loss) per share: basic and diluted	0.02	p	(0.01	)p	1.1	p	(14.9	)p	(13.7	)p	(1.1	)p	(12.6	)p
Net income (loss) per share from continuing operations	0.02	p	(0.01	)p	0.5	p	(22.9	)p	(3.4	)p	(9.7	)p	(10.8	)p
Weighted average number of shares used in computing earnings per share:
Basic	97,992		103,291		100,739		125,263		134,305		142,163		139,588
Diluted	101,249		103,291		100,739		125,263		134,305		142,163		139,588

Historical Consolidated Balance Sheet Data:
Cash and cash equivalents	39,226		48,904		45,538		71,620		61,200		79,543		75,394
Total assets	65,590		79,168		74,470		108,053		175,018		209,386		200,484
Shareholders’ equity	24,544		24,028		25,131		39,483		72,440		102,977		95,136
Total number of shares in issue	105,269		103,261		103,936		115,027		134,963		149,389		143,673
Share capital	2,105		2,102		2,078		2,300		2,699		2,988		2,873

Historical Consolidated Financial Condition Data:
Working capital	16,827		21,070		20,226		38,619		19,454		51,867		53,486

MERANT SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected financial information for the five fiscal years ended 30 April 2003, which is presented in accordance with UK GAAP and in thousands of pounds sterling, has been derived from Merant’s audited annual consolidated financial statements and should be read in conjunction with the audited annual consolidated financial statements and notes thereto included in Appendix 3. The following unaudited interim selected financial information for the six month periods ended 31 October 2003 and 2002, which is presented in accordance with UK GAAP and in thousands of pounds sterling, has been derived from Merant’s unaudited interim financial statements and should be read in conjunction with the unaudited interim financial statements and notes thereto included in Appendix 3. The unaudited interim financial information presented below for the six months periods ended 31 October 2003 and 2002 reflects all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation of our results of operations and financial position.

MERANT PLC

(in thousands of pounds sterling, except per share amounts)

	Six Months Ended 31 October				Year Ended 30 April
	2003		2002		2003		2002		2001		2000		1999
Historical Consolidated Statement of Income Data:
Turnover	36,764		38,701		78,592		118,275		215,433		227,283		186,104
Operating profit (loss)	319		(11,330)		(10,692)		(45,398)		(39,762)		(38,132)		(8,511)
Operating profit (loss) from continuing operations	319		(11,330)		(10,692)		(41,953)		(28,798)		(41,456)		(16,036)
Profit (loss) for the period	704		(13,204)		(12,498)		(62,026)		(50,914)		(35,461)		(18,710)
Profit (loss) per share: basic and diluted	0.7	p	(12.8	)p	(12.4	)p	(49.6	)p	(37.9	)p	(24.9	)p	(15.8	)p
Weighted average number of shares used in computing basic and diluted earnings per share	101,249		103,291		100,739		125,092		134,305		142,163		114,709

Historical Consolidated Balance Sheet Data:
Cash and bank deposits	39,226		48,904		45,538		71,620		61,200		79,543		75,394
Total assets	75,088		87,126		82,655		127,785		231,044		304,893		322,457
Total shareholders funds	34,042		31,986		33,316		59,215		128,466		198,484		217,109
Total number of shares in issue	105,269		103,261		103,936		115,027		134,963		149,389		143,673
Share capital	2,105		2,102		2,078		2,300		2,699		2,988		2,873

Historical Consolidated Financial Condition Data:
Working capital	16,827		21,070		20,226		38,619		19,454		51,867		53,486

EXCHANGE RATE INFORMATION

The financial statements of Merant are prepared in pounds sterling. The following table sets forth, for the periods indicated, information concerning the exchange rate as reported in The Financial Times, expressed in US dollars per pound sterling. The average rate is calculated by using the closing rates in The Financial Times on the last day during a monthly period, and on the last day of each month during an annual period. This is different than the source of the exchange rate used in calculating the value of the transaction. The transaction was valued using the exchange rate derived from the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

	HIGH	LOW	END	AVERAGE RATE
NINE MONTHS ENDED 31 OCTOBER 2003	1.70	1.58	1.70	1.62

	HIGH	LOW	END	AVERAGE RATE
YEAR ENDED 30 APRIL
2003	1.65	1.46	1.60	1.56
2002	1.48	1.41	1.46	1.44
2001	1.52	1.42	1.44	1.47
2000	1.64	1.58	1.58	1.61
1999	1.70	1.60	1.61	1.65

As at 15 March 2004, the latest practicable dealing date prior to the posting of this document, the exchange rate as reported in The Financial Times for pounds sterling was $1.7950. No representation is made that the amounts of sterling presented in this document have been, could have been or could be converted into US dollars at the rates indicated above.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial data and accompanying notes which are presented in US dollars in thousands, except per share amounts, and in accordance with US GAAP, give effect to the proposed business combination of SERENA and Merant using the purchase method of accounting for business combinations.

The unaudited pro forma condensed combined balance sheet data as at 31 October 2003 is presented as if the business combination occurred on 31 October 2003. The unaudited pro forma condensed combined statements of income (loss) data for the year ended 31 January 2003, and the nine months ended 31 October 2003 are presented as if the business combination had been completed on 1 February 2002.

The following selected unaudited pro forma condensed combined financial data have been derived from, and should be read in conjunction with, the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included in this document (see Appendix 4). You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have occurred had SERENA and Merant been combined during these time periods or the future results that may be achieved after the proposed business combination.

We expect to incur costs as a result of combining our companies, including direct transaction costs, such as investment banking, legal and accounting fees, and certain restructuring costs resulting from the proposed business combination. The pro forma Statement of Income (Loss) Data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results.

	Nine months ended 31 October 2003	Year ended 31 January 2003
Statement of Income (Loss) Data
Total revenue	168,801	215,199
Total costs of revenue	29,941	39,294
Operating income (loss)	9,289	(17,108)
Income (loss) before income taxes	9,949	(14,236)
Income taxes	7,241	12,776
Net income (loss) from continuing operations	2,708	(27,012)
Net income (loss) per share
Basic	0.06	(0.58)
Diluted	0.06	(0.58)

As at 31 October 2003
Balance Sheet Data
Working Capital	34,150
Total Assets	684,963
Long-term obligations	229,254
Stockholders’ equity	311,172

ILLUSTRATIVE COMPARATIVE PER SHARE DATA

The following table presents historical net income and book value for SERENA and Merant individually. The table also presents unaudited pro forma per share data for SERENA and Merant. The unaudited pro forma earnings and book value per share data give effect to the business combination as if it occurred on 31 October 2003 for balance sheet purposes and 1 February 2002 for income statement purposes and are based on the Unaudited Pro Forma Condensed Combined Financial Information included in Appendix 4 to this document.

The historical stockholders’ equity per SERENA share is computed by dividing stockholders’ equity by the weighted average number of SERENA shares outstanding at the end of the period. The pro forma combined stockholders’ equity per SERENA share is computed by dividing pro forma stockholders’ equity by the pro forma weighted average number of SERENA shares outstanding at the end of the period. Neither SERENA nor Merant has declared or paid cash dividends on its common stock.

Historical book value per share for Merant is computed by dividing total stockholders’ equity on a US GAAP basis by the weighted average number of shares of Merant common stock outstanding at the end of each period. The “equivalent pro forma” information was obtained by multiplying the pro forma earnings per common share and pro forma stockholders’ equity per common share by the exchange ratio of 0.04966, so that the per share amounts are equated to the respective values for one share of Merant.

The unaudited pro forma data are based on the terms of the business combination in which SERENA will offer cash and new SERENA shares for the Merant shares. The information in the table below should be read in conjunction with the respective audited and unaudited consolidated financial statements of SERENA and Merant, including the notes thereto and the Unaudited Pro Forma Condensed Combined Financial Information included in Appendix 4 to this document.

	NINE MONTHS ENDED 31 OCTOBER 2003	YEAR ENDED 31 JANUARY 2003
SERENA—HISTORICAL
Earnings per common share:
Basic	$0.38	$0.57
Diluted	$0.38	$0.57
Stockholders’ equity per common share:
Basic	$5.05	$5.28
Diluted	$4.97	$5.21
MERANT—HISTORICAL
Earnings per common share:
Basic	$0.05	$(0.15)
Diluted	$0.05	$(0.15)
Stockholders’ equity per common share:
Basic	$0.42	$0.50
Diluted	$0.41	$0.50
SERENA—PRO FORMA COMBINED COMPANY
Earnings per common share:
Basic	$0.06	$(0.58)
Diluted	$0.06	$(0.58)
Stockholders’ equity per common share:
Basic	$6.77	—
Diluted	$6.68	—
MERANT—PRO FORMA EQUIVALENT PER SHARE INFORMATION
Earnings per common share:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
Stockholders’ equity per common share:
Basic	$0.34	—
Diluted	$0.33	—

RISK FACTORS

By accepting the offer, holders of Merant shares and Merant ADSs will be choosing to invest in SERENA shares. In considering whether to accept the offer, you should consider carefully the following factors, and the other risks and information contained in the documents incorporated by reference, especially the risks described in SERENA’s Quarterly Report on Form 10-Q for the period ended 31 October 2003 and the risks described in Merant’s Annual Report on Form 20-F for the year ended 30 April 2003. See “Where You Can Find Additional Information” for where you can find the additional risk factors and other information incorporated by reference in this document.

As used below, “we” or “us” refers to SERENA or, after the consummation of our offer as described in this document, SERENA and Merant, as the context requires.

RISKS RELATING TO OUR PROPOSED OFFER

Market fluctuations may reduce the market value of the consideration we are offering to you because the exchange ratio contemplated by our offer is fixed.

The consideration in our offer consists in part of a specified number of SERENA shares, or a fraction of a SERENA share, subject to the mix and match election procedures, rather than a number of SERENA shares, or a fraction of a SERENA share, with a specified value. The value of a SERENA share for these purposes is based on an exchange rate of US$1.8488 : £1.00, which is calculated as the average of the US dollar /pound sterling noon buying rate for the five trading days ended 3 March 2004 and price per SERENA share of US$21.78, which is calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the 20 US trading days ended 1 March 2004. Any fluctuation in the market price of SERENA shares or the pound sterling/dollar exchange rate between now and the closing of our offer will change the value of the SERENA shares that you will receive. Therefore, the value of the SERENA shares that you will receive could be higher or lower than the price on which the determination was based. In addition, SERENA may not trade on a comparable basis to its historical trading performance prior to the consummation of our offer. For information regarding the range of trading prices of SERENA shares on Nasdaq, please refer to Appendix 5.

If you elect the mix and match feature, you may not receive all consideration in the form you have requested.

Our offer contains a mix and match election feature, whereby Merant securityholders who validly accept the offer may request to receive either more SERENA shares or more cash than the standard entitlement. However, elections by Merant securityholders will be satisfied only to the extent that off-setting elections have been made by other Merant securityholders in our offer. In other words, in order for a Merant securityholder to receive a higher proportion of cash, other Merant securityholders will have to elect to receive a higher proportion of SERENA shares, and vice versa. To the extent that elections cannot be satisfied as a result of a lack of such off-setting elections, entitlements to SERENA shares and cash in excess of the standard entitlement will be reduced on a pro rata basis. Once the share allocations have been determined, the cash element of the consideration will be reduced or increased (as the case may be) for each holder of Merant shares or Merant ADSs who has been allocated an increased or reduced number of SERENA shares. All calculations will be made by reference to the number of acceptances and elections as at the fifth calendar day after the offer is declared or becomes wholly unconditional and, for the purposes of these calculations, the assumed value per Merant share will be 195 pence and the assumed value per SERENA share shall be £11.78. We describe our procedures for election and proration in Part B of Appendix 1.

This transaction may adversely affect the liquidity and value of non-tendered Merant shares and Merant ADSs.

In the event that not all of the Merant shares and Merant ADSs are acquired pursuant to the offer, the number of securityholders and the number of Merant shares and Merant ADSs held by individual holders will be greatly reduced. As a result, the closing of our offer would adversely affect the liquidity and may adversely affect the market value of the remaining Merant shares and Merant ADSs held by the public. Subject to London Stock Exchange and Nasdaq delisting rules, we may delist the Merant shares on the London Stock Exchange and delist the Merant ADSs on Nasdaq. As a result of the delisting, Merant shares and Merant ADSs not acquired pursuant to our offer may become illiquid and may be of reduced value.

If SERENA encounters difficulties integrating the business operations of SERENA and Merant, it could adversely affect the business of the combined company.

We intend, to the extent possible, to integrate our operations with those of Merant. Our goal in integrating these operations is to increase earnings and achieve cost savings by taking advantage of the significant anticipated synergies of consolidation and enhanced growth opportunities. We anticipate incurring severance payments and other employee related costs, costs for lease terminations, meetings, trainings, rebranding, integration of information technology systems, and other costs in connection with the integration of SERENA and Merant. We cannot be sure that we will not encounter substantial difficulties integrating our operations with Merant’s operations, resulting in a delay or the failure to achieve the anticipated synergies and, therefore, the expected increases in earnings and cost savings. The difficulties of combining the operations of the two companies include, among other things:

•	possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between SERENA and Merant;

•	coordinating and consolidating ongoing and future research and development efforts;

•	consolidating corporate and administrative infrastructure, particularly in light of Merant’s complex corporate structure;

•	integrating and managing the technologies and products of the two companies, including consolidating and integrating computer information systems;

•	consolidating sales and marketing operations;

•	retaining existing customers and attracting new customers;

•	retaining strategic partners and attracting new strategic partners;

•	retaining key employees;

•	retaining and integrating distributors and key sales representatives;

•	identifying and eliminating redundant and underperforming operations and assets;

•	using capital assets efficiently to develop the business of the combined company;

•	minimising the diversion of management’s attention from ongoing business concerns;

•	coordinating geographically separate organisations;

•	possible tax costs or inefficiencies associated with integrating the operations of the combined company;

•	possible modification of operating control standards in order to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder; and

•	retaining and attracting new employees to support existing and new products and new technology development.

For these reasons, we may fail to complete successfully the necessary integration of SERENA and Merant, or to realise any of the anticipated benefits of the integration of the two companies. Actual cost savings and synergies may be lower than we currently expect and may take a longer time to achieve than we currently anticipate.

Whether or not the offer is completed, the announcement of the offer may cause disruptions, including potential loss of customers, suppliers and other business partners, in the business of SERENA or Merant, which could have material adverse effects on each company’s or the combined company’s business and operations.

Whether or not the offer is completed, SERENA’s and Merant’s customers, suppliers, distributors, licensors and other business partners, in response to the announcement of the offer, may adversely change or terminate their relationships with either company or the combined company, which could have a material adverse effect on the business of the company concerned. Certain of SERENA’s or Merant’s current or potential customers may cancel or defer orders for each company’s products. In addition, customers of both companies may expect re-negotiated pricing as a result of the offer or the announcement of the offer. The announcement of the offer may also adversely affect the companies’ ability to attract new customers.

Some of the contracts with suppliers, distributors, system integrators, customers, licensors, facility owners and other business partners require SERENA or Merant to obtain consent from these other parties in connection with the offer. If their consent cannot be obtained on favourable terms, the combined company may incur higher costs related to replacing suppliers, may suffer a loss of potential future revenue and may lose rights to facilities or intellectual property that are material to the business of the combined company.

Charges to earnings resulting from the acquisition, including the application of the purchase method of accounting, and restructuring and integration costs may materially adversely affect the market value of SERENA shares following the acquisition.

In accordance with US GAAP, the combined company will account for the acquisition using the purchase method of accounting. The combined company will allocate the total estimated purchase price to Merant’s net tangible assets, amortisable intangible assets, and in-process research and development based on their fair values as at the date of completion of the acquisition, and record the excess of the purchase price over those fair values as goodwill. The combined company’s financial results, including earnings per share, could be adversely affected by a number of financial adjustments required by US GAAP including the following:

•	The portion of the existing deferred revenues on Merant’s balance sheet at the closing of the acquisition which represents maintenance revenue will be adjusted, based on estimated cost to deliver plus an appropriate gross margin.

•	The portion of the estimated purchase price allocated to in-process research and development will be expensed by the combined company in the quarter in which the acquisition is completed.

•	The combined company will incur additional amortisation expense over the estimated useful lives of certain of the intangible assets acquired in connection with the acquisition during such estimated useful lives.

•	To the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, the combined company may be required to incur material charges relating to the impairment of those assets.

We expect to incur costs associated with combining the operations of the two companies, including advisors’ fees and other costs related to the offer and the acquisition. These costs may be substantial and may include those related to the severance and stock option acceleration provisions of Merant’s employee benefit plans, which could be triggered by the acquisition. We also face potential costs related to employee redeployment or relocation, employee retention which could include salary increases, bonuses or option grants, reorganisation or closure of facilities, relocation and disposal of excess equipment, termination of contracts with third parties that provide redundant or conflicting services and other integration costs. We have not yet determined the amount of these costs. We expect to account for these costs as purchase related adjustments when the acquisition is completed, which will decrease our net income and impact cash balances for the periods in which those adjustments are made. Each of these charges would negatively impact earnings, which could have a material adverse effect on the price of SERENA shares.

Upon your receipt of SERENA shares in our offer, you will become a stockholder in a Delaware corporation, which will change certain shareholder rights and privileges you hold as a shareholder of an English company.

SERENA is governed by the laws of the US, the State of Delaware and by its restated certificate of incorporation, as amended, and by-laws. The Delaware General Corporation Law, referred to as the DGCL, extends to stockholders certain rights and privileges that may not exist under UK law and, conversely, does not extend certain rights and privileges that you may have as a shareholder of a company governed by UK law. The directors of a Delaware corporation may elect to adopt certain provisions that have the effect of discouraging a third party from acquiring control of SERENA. Such provisions could limit the price that some investors might be willing to pay in the future for SERENA shares. These Delaware provisions may also have the effect of discouraging or preventing certain types of transactions involving an actual or a threatened change in control of SERENA, including unsolicited takeover attempts, even though such a transaction may offer SERENA stockholders the opportunity to sell their SERENA shares at a price above the prevailing market price. For a detailed discussion of the rights of SERENA stockholders versus the rights of holders of Merant shares or Merant ADSs, see our discussion in the section captioned “Description of SERENA shares and changes in the rights of Merant securityholders” in Appendix 6 of this document.

The market price of SERENA shares may decline as a result of our offer.

The market price of SERENA shares may decline as a result of our offer if:

•	the integration of Merant’s business is unsuccessful;

•	we do not achieve the expected benefits of our acquisition of Merant as rapidly or to the extent anticipated by financial analysts or investors; or

•	the effect of our acquisition of Merant on our financial results is not consistent with the expectations of financial analysts or investors.

We estimate that the number of SERENA shares that will be issued on full acceptance of our offer will not be more than 5.9 million, representing approximately 13.3 per cent. of the issued and outstanding SERENA shares, as increased as a result of the offer, calculated as at 15 March 2004. The increase in the number of SERENA shares issued may lead to sales of such shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, SERENA shares.

Full integration of our operations with Merant’s operations may not be achieved if we cannot effect the compulsory acquisition of all of the issued and outstanding Merant shares, including shares represented by Merant ADSs, which could adversely affect our ability to realise some or all of the anticipated benefits of the acquisition.

Our offer is subject to a condition that, before the end of our offer period, valid acceptances have been received and not properly withdrawn in respect of at least 90 per cent. of the Merant shares, including shares represented by Merant ADSs, to which the offer relates. To effect the compulsory acquisition of all of the Merant shares to which the offer relates, including shares represented by Merant ADSs to which the offer relates, under UK law, we are required to have acquired at least 90 per cent. of all of the shares of Merant, including shares represented by Merant ADSs. It is possible that, at the end of our offer period, we will not hold a sufficient number of Merant shares, including shares represented by Merant ADSs, to effect a compulsory acquisition of the remaining outstanding Merant shares, including shares represented by Merant ADSs. This could prevent or delay us from realising some or all of the anticipated benefits from the integration of our operations with Merant’s operations.

We expect our offer to trigger certain change of control payments in the employment agreements of certain members of Merant’s senior management, which will increase our expenses for the transaction.

The employment agreements of certain members of Merant’s senior management contain change of control clauses providing for compensation to be paid in the event the employment agreements of these employees are terminated following the consummation of our offer should their respective positions with Merant be materially changed. If successful, our offer would effect such a change of control, thereby giving rise to potential change of control payments.

Antitrust and competition authorities in various jurisdictions may attempt to delay or prevent our acquisition of voting and control rights or may require divestitures, which could adversely affect our ability to consummate the offer.

Under the HSR Act, the transaction may not be consummated unless certain filings have been submitted to the Federal Trade Commission, referred to as the FTC, and the Antitrust Division of the Department of Justice, referred to as the Antitrust Division, and certain waiting period requirements have been satisfied. In addition, the transaction may be subject to review by competition authorities in jurisdictions in which it is not subject to mandatory notification requirements. SERENA and Merant have made these required filings. In addition, completion of the offer is subject to various foreign antitrust laws, though we do not expect to need to make filings except under the HSR Act. We cannot be sure that antitrust enforcers in jurisdictions that have the authority to review the transaction will allow the transaction to proceed without first seeking additional information pursuant to a Request for Additional Information and Documentary Material, referred to as a second request, or similar process or that approvals for the transaction will be obtained at all or without materially adverse restrictions or conditions that would have an adverse effect on the combined company. In addition, it is a condition to the consummation of our offer that we are not required to sell or divest any of our assets or business and that we are not prohibited from owning any portion of the Merant business or assets, to an extent that is material to Merant and its affiliates, taken as a whole, or SERENA and its subsidiaries, taken as a whole.

The FTC and the Antitrust Division frequently scrutinise the legality under the antitrust laws of transactions like the offer. At any time before or after the completion of the offer, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the offer or completion of the compulsory acquisition or seeking the divestiture of substantial assets of SERENA or Merant. There can be no assurance that we will receive a favourable result if such a challenge is made. State attorneys general may also bring legal action under the antitrust laws, and private parties may bring such actions under certain circumstances.

The cash portion of the consideration to be paid in our offer to Merant securityholders who accept the offer is based on a fixed amount of pounds sterling and, therefore, SERENA is subject to currency fluctuations through the payment date.

Because SERENA will pay all holders of Merant shares in pounds sterling, SERENA must buy pounds sterling with US dollars at the prevailing exchange rate on the payment date. As a result, the actual amount of US dollars required to buy a sufficient amount of pounds sterling to pay the cash portion of the consideration to such holders will depend upon the exchange rate prevailing on the business day on which the funds are made available by SERENA to the UK Receiving Agent. Additionally, because the cash portion of the consideration payable in the offer is a fixed amount of pounds sterling, the actual amount of US dollars that SERENA will pay with respect to the cash portion of the consideration will depend upon the exchange rate prevailing on the business day on which the funds are made available by SERENA to the US Depositary. Therefore, SERENA is subject to the risk of fluctuations in the dollar/pound sterling exchange rate.

Holders of Merant shares who elect to receive cash consideration in US dollars and holders of Merant ADSs who do not elect to receive cash consideration in pounds sterling will be subject to exchange rate risk.

If holders of Merant shares elect to receive cash consideration in US dollars, or holders of Merant ADSs do not elect to receive cash consideration in pounds sterling, the cash amount payable in pounds sterling to which such person would otherwise be entitled pursuant to the terms of the offer will be converted, subject to conversion expenses, from pounds sterling to US dollars at the exchange rate obtainable on the spot market in

London at approximately noon (London time) on the date the cash consideration is made available by SERENA to the relevant paying agent for delivery in respect of the applicable Merant securities. The actual amount of US dollars received by any Merant securityholder that receives cash consideration in US dollars will depend on the exchange rate prevailing on the day on which funds are made available to the relevant payment agent by SERENA, so such Merant securityholders will be subject to the risk that exchange rate fluctuations could change the amount of US dollars they receive.

Merant executive officers and directors have interests other than as Merant securityholders that may influence them to support the offer.

In considering the recommendation of the Merant directors to accept the offer and tender your Merant shares, you should recognise that Merant directors and officers have interests in the offer that differ from, or are in addition to, their interests as Merant securityholders. These interests include:

•	current and future employment arrangements;

•	severance benefits if their employment is terminated after the acquisition;

•	for the following directors, officers or employees of Merant, full acceleration of their stock options as a result of the acquisition: Gerald Perkel, Scott Hildebrant, Stephen King, Diane Williams, Robert Blaskowsky, Stephen Going, Robert Dunne, Brian Unruh and William Rees Withers; and

•	the fact that one Merant director, Gerald Perkel, will become a director of SERENA upon completion of the acquisition.

See paragraph 8 of Appendix 5.

Failure to complete the offer could be costly to Merant and its securityholders.

If the offer is not completed for any reason, Merant could suffer a number of consequences that may adversely affect its business, results of operations and stock price, including the following:

•	the market price of Merant shares may decline, assuming that current market prices reflect a market assumption that the offer will be completed;

•	the benefits expected from becoming a part of a combined company with SERENA will not be realised;

•	activities relating to the offer and related uncertainties may divert management’s attention from the day-to-day business and cause disruptions among employees and to relationships with customers and business partners, thus detracting from Merant’s ability to grow revenue and minimise costs and possibly leading to a loss of revenue and market position that may not be regained if the transaction does not occur;

•	difficulty continuing Merant’s present level of operations, requiring it to scale back the present level of business and consider reductions in force;

•	disruption of its employee, customer and business partner base; and

•	an inability to take advantage of alternative business opportunities or effectively respond to competitive pressures.

In addition, under certain circumstances, Merant has agreed to pay us a fee of approximately £2.06 million (US$3.71 million based on the noon buying rate of US$1.7993: £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document). See paragraph 6 of Part B of Appendix 1.

The acquisition may be completed even though material adverse changes may result from the announcement of the offer, industry-wide changes and other causes, which could adversely affect SERENA’s business and financial condition.

Pursuant to the terms of the offer, we may refuse to complete the offer if there is a material adverse change affecting Merant before the closing. However, we will need to obtain the consent of the Panel to invoke certain of our conditions to closing the transaction. The Panel could refuse to permit us to invoke a condition to closing if it feels that SERENA knew or should have known such material adverse change might exist and/or that the change is not material in the context of Merant and its affiliates, taken as a whole, SERENA and its subsidiaries, taken as a whole and/or the offer.

If material adverse changes occur but we must still complete the offer, our stock price may suffer or our business or financial condition may be harmed. This in turn may reduce the value of the consideration paid to Merant securityholders in the offer.

The price of SERENA shares may be affected by factors different from those affecting the price of Merant shares and Merant ADSs.

When the acquisition is completed, Merant securityholders will become holders of SERENA shares. SERENA’s business differs from that of Merant, and SERENA’s results of operations, as well as the price of SERENA shares may be affected by factors different from those affecting Merant’s results of operations and the price of Merant shares and Merant ADSs.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Merant files annual and current reports with the SEC and pursuant to the Companies Act. You may read and copy any reports, statements or other information that we and Merant file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 (800) 732-0330 for further information regarding the public reference room. SERENA’s and Merant’s public filings also are available to the public from commercial document retrieval services and at the internet website maintained by the SEC at http://www.sec.gov.

We have filed a registration statement on Form S-4 to register with the SEC the offering and sale of SERENA shares to be issued to Merant securityholders pursuant to our offer. This document is a part of that registration statement. Upon commencement of the offer, we will file with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about the offer and Merant will file with the SEC a Solicitation/Recommendation Schedule 14D-9 regarding the offer.

As allowed by SEC rules, this document does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to incorporate information into this document “by reference,” which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that SERENA and Merant have previously filed with the SEC. These documents contain important information about SERENA and Merant and their financial condition.

SERENA Filings (File No. 000-25285):	Period
Annual Report on Form 10-K	Year ended 31 January 2003, as filed on 29 April 2003

Quarterly Reports on Form 10-Q	Quarter ended 30 April 2003, as filed on 13 June 2003;
Quarter ended 31 July 2003, as filed on 12 September 2003; and
Quarter ended 31 October 2003, as filed on 8 December 2003

Current Reports on Form 8-K	Filed on 20 May 2003; 22 May 2003; 5 August 2003; 21 August 2003; 21 November 2003; 8 December 2003; 10 December 2003; and 20 February 2004

Definitive Proxy Statement on Schedule 14A for 2003 Annual Meeting of Stockholders	Filed on 19 May 2003

Registration Statement on Form 8-A	Filed on 22 January 1999

Merant Filings (File No. 000-19696):	Period
Annual Report on Form 20-F	Year ended 30 April 2003, as filed on 27 October 2003

All additional documents that SERENA or Merant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the earliest of the date of the completion of the offer or the earlier termination of the offer, shall also be deemed to be incorporated by reference. These include, but are not limited to, periodic reports, such as annual reports on Form 10-K or 20-F, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements; provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any current report on Form 8-K.

We have supplied all information contained or incorporated by reference in this document relating to us and Merant has supplied all such information relating to Merant.

You can obtain any of the documents we are incorporating by reference through us, the SEC or the SEC’s Internet website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

D.F. KING & CO., INC.

North America	Europe
48 Wall Street New York, NY 10005 Toll Free: 1 (800) 859-8509 Banks and Brokers: 1 (212) 269-5550	No. 2 London Wall Buildings London Wall, London EC2M 5PP Toll Free, UK: 0800 917 8414 Call Collect: +44 20 7920 9700

If you request any incorporated documents from us, we will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained or incorporated by reference in this document to decide whether to accept the offer. We have not authorised anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as at any date other than the date on the front of this document unless the information specifically indicates that another date applies, and neither the mailing of this document to the Merant securityholders nor the issuance of SERENA shares pursuant to the offer shall create any implication to the contrary.

LETTER OF RECOMMENDATION FROM THE CHAIRMAN OF

MERANT plc

(incorporated in England and Wales with registered number 1709998)

Abbey View

Everard Close

St. Albans, Herts, AL12PS

United Kingdom

18 March 2004

To all holders of Merant plc securities and, for information only, to participants in the Merant share schemes

SERENA SOFTWARE, INC.

RECOMMENDED CASH AND SHARE OFFER FOR

THE ENTIRE ISSUED AND TO BE

ISSUED SHARE CAPITAL OF

MERANT PLC

Dear Securityholder,

1.    INTRODUCTION

On 3 March 2004, we announced that your board and the board of SERENA had reached agreement on the terms of a recommended cash and share offer for the entire issued and to be issued share capital of Merant. I am writing to explain the background to the transaction and the reasons why the Merant board of directors unanimously recommends that Merant securityholders accept the offer.

Further details of the offer are set out in the letter from Lehman Brothers and in Appendix 1 of this document.

2.    TERMS OF THE OFFER

The offer, which is subject to the conditions and further terms set out in the letter from Lehman Brothers, Appendix 1 and the accompanying form of acceptance or letter of transmittal is made on the following basis:

for every 1 Merant share	136.5 pence in cash and 0.04966 of a new SERENA share

for every 1 Merant ADS (each Merant ADS representing 5 Merant shares)	682.5 pence in cash and 0.2483 of a new SERENA share

The offer is based on a valuation of 195 pence for each Merant share. On this basis, the offer values the entire issued share capital of Merant at approximately £206 million (US$380 million). This is based on an exchange rate of US$1.8488 : £1.00, calculated at the average of the US dollar / pound sterling noon buying rate for the five trading days ended 3 March 2004 and the price per SERENA share of US$21.78, calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the twenty United States trading days ended 1 March 2004. As at 31 January 2004 Merant had net cash and equivalents of £38.8 million (US$70.7 million based on an exchange rate of US$1.8202 : £1.00).

SERENA is offering a mix and match election under which Merant securityholders who validly accept the offer may request to vary the proportions in which they receive SERENA shares and cash in respect of their Merant shares and Merant ADSs. A shareholder who successfully elects all cash would receive 195 pence in cash for every 1 Merant share. A shareholder who successfully elects to receive all SERENA shares would receive 0.16553 of a new SERENA share for every 1 Merant share.

At 195 pence for each Merant share, the offer represented a premium of approximately:

•	25 per cent. to the middle market closing price of 155.5 pence per Merant share on 2 March 2004, the last dealing day prior to the announcement of the offer; and

•	34 per cent. to the average daily middle market closing price of 145.8 pence per Merant share for the three months ended 2 March 2004.

On 15 March 2004 (the latest practicable date prior to the posting of this document), at the then prevailing noon buying rate of US$1.7993: £1.00 and a SERENA share price of $19.68, the offer values each Merant share at 190.8 pence, representing a premium of approximately 23 per cent. to the middle market closing price of 155.5 pence per Merant share on 2 March 2004, the last dealing day prior to the announcement of the offer.

3.    BACKGROUND TO AND REASONS FOR RECOMMENDING ACCEPTANCE OF THE OFFER

The acquisition of Merant by SERENA will create the second largest provider of ECM software solutions, serving the complex change management needs of at least 46 of the Fortune 50 largest companies worldwide, with a resulting combined installed base of over 15,000 customers. SERENA believes this installed base will provide the combined company with distribution leverage to cross sell products, expand into new geographies, create new opportunities in channel development and generate a profitable and steady maintenance revenue stream.

The combination brings together two leaders in ECM with the complementary strengths of SERENA on mainframe platforms and Merant on distributed systems and similar visions for future market share expansion.

The boards of directors of SERENA and Merant believe the combination should deliver significant strategic benefits and provide opportunities to reduce expenses and that the combined company would:

•	create the leading ECM vendor with integrated software solutions running on all major operating systems, from the mainframe to UNIX, LINUX and NT distributed systems environments all the way to the worldwide web;

•	combine SERENA’s market leading mainframe SCM product, with Merant’s market leading enterprise distributed SCM product;

•	deepen and strengthen the customer base by combining SERENA’s more than 3,600 customers with Merant’s more than 15,000 customer accounts;

•	accelerate SERENA’s ability to offer customers its vision of application life cycle management solutions branded as SERENA’s Application Framework for Enterprises (SAFE™), thereby accessing larger markets and enabling the combined company to compete more effectively; and

•	offer significant potential cost savings in the areas of overlap such as dual exchange listing, dual public company compliance obligations and dual administrative infrastructures as well as a number of other duplicative areas and initiatives.

Both SERENA and Merant have been pursuing similar strategies and strategic investments to enable the application of change management technology beyond SCM to broader applications within information technology.

4.    MANAGEMENT AND EMPLOYEES

SERENA recognises the importance to Merant’s business of the skills and experience of Merant’s management team and employees.

SERENA has given assurances to the Merant board that the existing employment rights, including pension rights, of the management and employees of Merant will be fully honoured.

Gerald Perkel, president and chief executive officer of Merant, has agreed to join the board of SERENA as a director subject to the offer becoming or being declared unconditional in all respects.

5.    CURRENT TRADING

On 3 March 2004, Merant announced its financial results for the third quarter of fiscal 2004. The statement on the business outlook is set out in Appendix 3.

6.    TAXATION

Your attention is drawn to paragraphs 16 and 17 of the letter from Lehman Brothers headed “United Kingdom Taxation” and “United States Federal Taxation”. This information is included as guidance only and you should consult an independent professional advisor in light of your particular circumstances.

7.    MERANT SHARE SCHEMES

The offer will extend, subject to the terms and conditions set forth in this document and acceptance form(s), to all Merant shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options under the Merant share schemes while the offer remains open for acceptance (or until such earlier date as SERENA may, subject to the provisions of the City Code, determine). Further details of the proposals to be made to the holders of options under the Merant share schemes are set out in paragraph 11 of the letter from Lehman Brothers.

8.	IRREVOCABLE UNDERTAKINGS AND CONFIRMATIONS OF INTENT TO ACCEPT THE OFFER

SERENA has received irrevocable undertakings to accept the offer representing approximately 7.4 per cent. of Merant’s existing issued share capital. SERENA has also received confirmations of intent to accept the offer, representing in aggregate approximately 27.3 per cent. of Merant’s existing issued share capital. The Merant securityholders from whom SERENA has received undertakings and confirmations of intent (including a confirmation of intent from Schroder Investment Management Limited), hold an aggregate of 34.61 per cent. of the issued share capital of Merant as at 15 March 2004.

Merant directors have irrevocably undertaken to accept the offer in respect of their own beneficial holdings, comprising 381,389 Merant shares in aggregate (representing approximately 0.36 per cent. of Merant’s existing issued share capital). Merant Trustees Limited has irrevocably undertaken to accept the offer in respect of its beneficial holdings, comprising 7,415,488 Merant shares (representing approximately 7.0 per cent. of Merant’s existing issued share capital).

One Merant director, Gerald Perkel, has also irrevocably undertaken to accept the offer in respect of all Merant shares he receives as a result of the exercise of options during the period whilst the offer is open for acceptance, representing up to 1,500,000 Merant shares. No other Merant director holds any options over Merant shares.

The undertakings provided by the Merant directors cease to be binding only if the offer lapses or is withdrawn. The undertaking provided by Merant Trustees Limited ceases to be binding in the same circumstances as those provided by the Merant directors but in addition will lapse if a higher offer is made by a third party (i) which is recommended by Merant and SERENA has not increased its offer within 7 days; or (ii) which is declared unconditional in all respects.

The confirmations of intent are non-legally binding statements of current intention. See paragraph 5 to the letter from Lehman Brothers for further details regarding the undertakings.

9.    INDUCEMENT FEE

In consideration of, and as an inducement to, SERENA making the offer, Merant has agreed to pay SERENA a fee of £2.06 million (US$3.71 million based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) in certain limited circumstances. Save in certain limited circumstances including failure to obtain approval for the offer under the HSR Act or other applicable antitrust law, this fee is payable on either of the following events:

(a)	if a higher competing offer or other competing transaction (or an intention to do either) is publicly announced by a third party and the Merant board fails to reaffirm its unanimous recommendation of the offer and subsequently the offer lapses or is withdrawn; or

(b)	if the board of Merant withdraws or modifies its recommendation of the offer by SERENA.

10.    ACTION TO BE TAKEN TO ACCEPT THE OFFER

The procedures for acceptance of the offer are described beginning on page I-21 of Appendix 1 and in the accompanying acceptance form. In order to accept the offer, you should ensure that you return your completed acceptance form as soon as possible and, in any event, so as to be received by no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004.

If you are in any doubt about the action you should take, you are recommended immediately to seek your own independent advice from your stockbroker, bank manager, solicitor, accountant or other duly authorised independent professional advisor.

11.    RECOMMENDATION

The Merant board, who have been so advised by UBS, its financial advisor, considers the terms of the offer fair from a financial point of view. In providing advice to the directors, UBS has taken account of the directors’ commercial assessments. Merant securityholders are directed to Appendix 9, which contains important information concerning the assumptions in, limitations of and qualifications to UBS’ advice to the Merant board.

Accordingly, the Merant directors unanimously recommend that Merant securityholders accept the offer. The directors of Merant have irrevocably undertaken to accept the offer in respect of their own personal holdings.

Yours sincerely,

/s/ J. Michael Gullard

J. Michael Gullard

Chairman

18 March 2004

To all holders of Merant securities and, for information only, to participants in the Merant share schemes

Dear Sir or Madam,

SERENA SOFTWARE, INC.

RECOMMENDED CASH AND SHARE OFFER FOR

ALL OF THE ISSUED AND TO BE

ISSUED SHARE CAPITAL OF

MERANT PLC

1.     INTRODUCTION

On 3 March 2004, the boards of SERENA Software, Inc. and Merant plc announced that they had reached agreement on the terms of a recommended cash and share offer for the entire issued and to be issued share capital of Merant, including Merant shares represented by Merant ADSs. This letter and Appendix 1 to this document contain the formal terms and conditions of the offer to be made by Lehman Brothers on behalf of SERENA (except in the United States, where SERENA is making the offer on its own behalf) and should be read in conjunction with the accompanying acceptance form.

Your attention is drawn to the letter from the Chairman of Merant beginning on page 30 of this document which states that the directors of Merant, who have been so advised by UBS, their financial advisor, consider the terms of the offer fair from a financial point of view. In providing advice to the directors of Merant, UBS has taken account of the commercial assessments of the directors of Merant. Accordingly, the directors of Merant unanimously recommend that all Merant securityholders accept the offer, as they have irrevocably undertaken to do themselves in respect of their aggregate holdings of 381,389 Merant shares. Merant securityholders are directed to Appendix 9, which contains important information concerning the assumptions in, limitations of and qualifications to UBS’ advice to the Merant board.

To accept the offer, Merant securityholders must complete the appropriate acceptance procedures by no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004. The procedures for acceptance of the offer are described in paragraphs 10, 11 and 12 of Part B of Appendix 1 and in the accompanying acceptance form or letter of transmittal.

2.     THE OFFER

SERENA (and Lehman Brothers on behalf of SERENA outside the United States) hereby offer to acquire, subject to the conditions and the further terms set out or referred to in this document and in the relevant acceptance form, all of the Merant securities on the following basis:

for every 1 Merant share	136.5 pence in cash and 0.04966 of a new SERENA share

for every 1 Merant ADS (each Merant ADS representing 5 Merant shares)	682.5 pence in cash and 0.2483 of a new SERENA share

The offer is based on a valuation of 195 pence for each Merant share. On this basis, the offer values the entire issued share capital of Merant at approximately £206 million (US$380 million). This is based on an exchange rate of US$1.8488 : £1.00, calculated as the average of the US dollar / pound sterling noon buying rate for the five trading days ended 3 March 2004 and the price per SERENA share of US$21.78, calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the twenty United States trading days ended 1 March 2004.

LEHMAN BROTHERS EUROPE LIMITED

25 BANK STREET LONDON E14 5LE TELEPHONE +44 (0)20 7102 1000

AUTHORISED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY.

REGISTERED IN ENGLAND NO 3950078 AT THE ABOVE ADDRESS.

On 15 March 2004 (the latest practicable date prior to the posting of this document), at the then prevailing noon buying rate of US$1.7993: £1.00 and a SERENA share price of $19.68, the offer values each Merant share at 190.8 pence, representing a premium of approximately 23 per cent. to the middle market closing price of 155.5 pence per Merant share on 2 March 2004, the last dealing day prior to the announcement of the offer.

SERENA expects that the number of SERENA shares that will be issued on full acceptance of the offer will not exceed 5.9 million (representing approximately 13.3 per cent. of the issued and outstanding SERENA shares, as increased as a result of the offer, calculated as at 15 March 2004).

The new SERENA shares issued to Merant securityholders who accept the offer will be credited as fully paid, will rank pari passu in all respects with existing SERENA shares and will be entitled to all dividends and other distributions declared, made or paid after 3 March 2004. Appropriate adjustments to the number of SERENA shares paid in the offer will be made if SERENA effects a stock split, stock dividend or reverse stock split. The new SERENA shares are expected to be authorised for listing, subject to official notice of issuance, on Nasdaq. It is not expected that application will be made for the new SERENA shares to be admitted to dealings on any other stock exchange.

The Merant shares will be acquired by SERENA pursuant to the offer fully paid and free from all liens, charges, equitable interests, encumbrances and other third party rights and interests of any nature and together with all rights attaching thereto from 3 March 2004, including the right to receive and retain all dividends and other distributions (if any) declared, made or payable after 3 March 2004, the date of the announcement of the offer.

Fractions of new SERENA shares will not be issued to accepting Merant securityholders. To the extent that Merant securityholders are entitled to fractional shares, those fractional entitlements will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the holders of Merant shares and Merant ADSs entitled to them. In the case of holders of Merant ADSs, such payment will be made in US dollars, and in the case of holders of Merant shares, such payment will be made in pounds sterling, the applicable proceeds having been converted from US dollars at a prevailing exchange rate selected by SERENA at the relevant time. Individual entitlements to amounts of less than £2.50 (US $4.50 based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) will not be paid to Merant securityholders, but will be retained for the benefit of the combined companies.

If sufficient acceptances are received and/or sufficient Merant shares and Merant ADSs are otherwise acquired, SERENA intends to apply the provisions of Sections 428 to 430F (inclusive) of the Companies Act to acquire compulsorily any outstanding Merant shares and Merant ADSs to which the offer relates.

When the offer becomes or is declared unconditional in all respects, SERENA intends to procure the making of an application by Merant for the removal of Merant shares from the Official List of the UK Listing Authority and for the cancellation of trading in Merant shares on the London Stock Exchange’s market for listed securities. It is anticipated that cancellation of listing and trading will take effect no earlier than 20 business days after the offer becomes or is declared unconditional in all respects. In such circumstances SERENA also intends to apply for delisting of the Merant ADSs from Nasdaq. Such delistings and cancellation would significantly reduce the liquidity and marketability of any Merant securities in respect of which the offer has not been accepted.

3.     BACKGROUND TO AND REASONS FOR THE OFFER

The acquisition of Merant will create the second largest provider of ECM software solutions, serving the complex change management needs of at least 46 of the Fortune 50 largest companies worldwide, with a resulting combined installed base of over 15,000 customers. SERENA believes this installed base will provide the combined company with distribution leverage to cross sell products, expand into new geographies, create new opportunities in channel development and generate a profitable and steady maintenance revenue stream.

The combination brings together two leaders in ECM with the complementary strengths of SERENA on mainframe platforms and Merant on distributed systems platforms and similar visions for future market share expansion.

The boards of directors of SERENA and Merant believe the combination should deliver significant strategic benefits and provide opportunities to reduce expenses and that the combined company would:

•	create the leading ECM vendor with integrated software solutions running on all major operating systems, from the mainframe to UNIX, LINUX and NT distributed systems environments all the way to the worldwide web;

•	combine SERENA’s market leading mainframe SCM product, with Merant’s market leading enterprise distributed SCM product;

•	deepen and strengthen the customer base by combining SERENA’s more than 3,600 customers with Merant’s more than 15,000 customer accounts;

•	accelerate SERENA’s ability to offer customers its vision of application life cycle management solutions branded as SERENA’s Application Framework for Enterprises (SAFE™), thereby accessing larger markets and enabling the combined company to compete more effectively; and

•	offer significant potential cost savings in the areas of overlap such as dual exchange listing, dual public company compliance obligations and dual administrative infrastructures as well as a number of other duplicative areas and initiatives.

Both SERENA and Merant have been pursuing similar strategies and strategic investments to enable the application of change management technology beyond SCM to broader applications within information technology.

4.     MIX AND MATCH ELECTION

Merant securityholders who validly accept the offer will be able to request under the mix and match election to vary the proportions in which they receive SERENA shares and cash in respect of their Merant securities.

The maximum number of new SERENA shares to be issued under the offer and the maximum amount of cash to be paid under the offer will not be varied as a result of the mix and match election. Accordingly, a Merant securityholder’s mix and match election will be satisfied only to the extent that other Merant securityholders make opposite elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. To the extent that elections can be satisfied, electing Merant securityholders will receive new SERENA shares instead of cash, and vice versa.

Accordingly, Merant securityholders who make mix and match elections will not know the exact number of new SERENA shares or the amount of cash they will receive until settlement of the consideration under the offer, although an announcement of the approximate extent to which mix and match elections will be satisfied will be made two days after the mix and match election ceases to be open for acceptance.

All adjustments to the amount of cash or SERENA shares received by any Merant securityholder in the mix and match election will be calculated based on a value per Merant share of 195 pence and a value per SERENA share of £11.78. This is based on an exchange rate of US $1.8488 : £1.00, which is calculated as the average of the dollar/pound sterling noon buying rate for the five trading days ended 3 March 2004 and price per SERENA share of US$21.78, which is calculated as the average of the closing prices of one SERENA share as reported on Nasdaq for the twenty US trading days ended on 1 March 2004.

Although the offer will remain open for a subsequent offer period of at least 14 calendar days after the date on which the offer becomes or is declared unconditional in all respects, the mix and match election will remain open until, but not beyond, 3.00 pm (London time), 10.00 am (New York City time), on the date falling five calendar days after the offer becomes or is declared unconditional in all respects. Mix and match elections must be made at the same time as the acceptances of the offer to which they relate, on the relevant acceptance form. Merant securityholders who do not make a mix and match election or who do not accept the offer until after the fifth calendar day after the offer becomes or is declared unconditional in all respects will receive the basic entitlement of 136.5 pence in cash and 0.04966 new SERENA shares for every Merant share held (directly or through Merant ADSs).

A mix and match election made by a Merant securityholder may not be changed after the time that it is first made on the relevant acceptance form. However, acceptances, including the associated mix and match election, may be withdrawn in accordance with the procedures in paragraph 4 of Part B of Appendix 1. This right of withdrawal, except in the limited circumstances set out in paragraphs 4 (b), (c) and (d) of Part B of Appendix 1, terminates at the time that the offer becomes unconditional in all respects (i.e. at the end of the initial offer period). Accordingly, mix and match elections made in the five calendar day period between the end of the initial offer period and the time and date at which the mix and match election ceases to be open for acceptance cannot be changed or withdrawn.

The mix and match election is conditional upon the offer becoming or being declared unconditional in all respects. See paragraph 5 of part B of Appendix 1 of this document which sets out the procedure for making a mix and match election.

5.    UNDERTAKINGS AND CONFIRMATIONS OF INTENT TO ACCEPT THE OFFER

SERENA has received undertakings and confirmations of intent to accept the offer from certain Merant securityholders as set out below. The percentage figures are based on the number of Merant shares in issue on 15 March 2004, being the latest practicable date prior to the posting of this document.

Shareholder	Number of Merant shares	Per cent.	Options
Undertakings
J Michael Gullard	126,774	0.12	—
Michel Berty	24,758	0.02	—
Harold Hughes	134,758	0.13	—
Barry Lynn	24,758	0.02	—
Gerald Perkel	45,583	0.04	1,500,000	(1)
Don Watters	24,758	0.02	—
Merant Trustees Limited	7,415,488	7.00	—

Total Undertakings	7,796,877	7.36

Confirmations of Intent
Merant Securityholders(2)	28,862,097	27.25	—

Total	36,658,974	34.61

(1)	Does not include options to purchase Merant shares outstanding under Merant’s employee benefit trusts. The Merant shares that are held by the employee benefit trusts are the subject of a separate irrevocable undertaking of Merant Trustees Limited.
(2)	Including Schroder Investment Management Limited who hold 22,135,805 Merant shares (20.9 per cent.)

The undertakings provided by the Merant directors cease to be binding only if the offer lapses or is withdrawn.

The undertaking provided by Merant Trustees Limited ceases to be binding in the same circumstances as those provided by Merant directors but in addition will lapse if a higher offer is made by a third party:

•	which is recommended by Merant and SERENA has not increased its offer within 7 days; or

•	which is declared unconditional in all respects.

The confirmations of intent are non-legally binding statements of current intention.

6.     CONDITIONS AND FURTHER TERMS OF THE OFFER

The offer is subject to the conditions and further terms set out in Appendix 1.

7.     INFORMATION RELATING TO SERENA

SERENA is an industry leader in ECM solutions focused on the mainframe platform. For over twenty years SERENA has focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. Today its products are in use at over 3,600 customer sites—including 46 of the Fortune 50. SERENA believes its SERENA Application Framework for Enterprises (SAFE™) is the next step in ECM, providing cross-platform, cross-process and cross-organisational support across application life cycle processes. With headquarters in San Mateo, California, SERENA serves customers worldwide through local offices and an international network of distributors.

SERENA is listed on Nasdaq under the symbol “SRNA”. SERENA has a current market capitalisation of approximately US$755 million based on the closing price of SERENA shares on 15 March 2004, the latest practicable date prior to the posting of this document. In the years ended 31 January 2004 and 2003, SERENA reported the following results (in millions of US Dollars, except per share data):

	Year ended 31 January 2004	Year ended 31 January 2003
Revenues	105.6	95.8
Profit before tax	33.7	37.3
Charge for tax	12.3	14.1
Net profit after tax	21.4	23.2
Earnings per share	0.53	0.57

In the quarters ended 31 January 2004 and 2003, SERENA reported the following results (in millions of US Dollars, except per share data):

	Quarter ended 31 January 2004	Quarter ended 31 January 2003
Revenues	29.6	26.1
Profit before tax	9.3	10.8
Charge for tax	3.4	4.0
Net profit after tax	6.0	6.8
Earnings per share	0.15	0.17

As at 31 January 2004, SERENA had total cash and cash equivalents of US$377 million.

Further information with respect to SERENA is set forth in Appendix 2 to this document.

8.     INFORMATION RELATING TO MERANT

Merant is a leading provider of software and services for managing code, content and other business-critical assets. Merant designs, develops and markets software products and services for ECM, software configuration management and web content management, under the Merant brand (formerly the PVCS® brand). Merant solutions help companies improve their ability to manage change of software applications, code and web content. Merant software is used for software configuration management and web content management. In the year ended 30 April 2003 Merant generated approximately 50 per cent. of its revenue from maintenance fees, approximately 38 per cent. from the sale of licences and the remainder of its revenue from consulting and training. Merant has approximately 535 employees worldwide.

Merant shares are listed on the Official List and publicly traded on the London Stock Exchange under the symbol “MRN”, and (in ADS form) on Nasdaq under the symbol “MRNT”. Merant has a current market capitalisation of approximately £201 million based on the closing price of Merant shares on 15 March 2004, being the latest practicable date prior to the posting of this document.

Merant released its unaudited third quarter results on 3 March 2004. For the unaudited nine months ended 31 January 2004 and 2003, under UK GAAP, Merant reported the following results (in millions of US Dollars, except per share data):

	Nine Months ended 31 January 2004	Nine Months ended 31 January 2003
Turnover	91.7	89.1
Profit (loss) before tax	2.0	(19.6)
Charge for (recovery of) tax	(0.2)	—
Net profit (loss) after tax	2.2	(19.6)
Earnings (loss) per share	0.02	(0.19)

As at 31 January 2004, Merant had net cash of US$70.7 million. This is based on an exchange rate of US$1.8202 : £1.00 on 31 January 2004.

Further information with respect to Merant is set forth in Appendix 3 to this document and in the documents incorporated by reference herein.

9.     FINANCING OF THE OFFER

The cash consideration under the offer will be financed from existing cash resources.

10.    MANAGEMENT AND EMPLOYEES

SERENA recognises the importance to Merant’s business of the skills and experience of Merant’s management team and employees.

SERENA has given assurances to the Merant board that the existing employment rights, including pension rights, of the management and employees of Merant will be fully honoured.

Gerald Perkel, President and Chief Executive Officer of Merant, has agreed to join the board of SERENA as a director subject to the offer becoming or being declared unconditional in all respects.

11.     MERANT SHARE SCHEMES

The offer extends, subject to the terms and conditions set forth in this document and acceptance form(s), to all Merant shares unconditionally allotted or issued fully paid (or credited as fully paid) upon exercise of options under the Merant share schemes while the offer remains open for acceptance (or until such earlier date as SERENA may, subject to the provisions of the Code, determine). Appropriate proposals will be made to holders of options under the Merant share schemes as outlined below. For these purposes, the Merant share schemes can be divided into three categories, namely (a) Employee Benefit Trust, referred to as EBT, options, (b) Employee Stock Purchase Plan, and (c) options granted pursuant to Merant share schemes not associated with the Employee Benefit Trust, or Non-EBT options.

(a)	Employee Benefit Trust

There are two trusts established in 1994 and 2003 and in respect of both Merant Trustees Limited is the Trustee.

Merant Trustees Limited has given an irrevocable undertaking to accept the offer in respect of all the Merant shares it holds. Merant Trustees Limited intends to use the cash it receives under the offer to provide cash cancellation of outstanding options based upon the difference between an offer value per Merant share of 195 pence and the exercise price for each option held. Further details of this proposal will be sent to optionholders in due course.

(b)	Employee Stock Purchase Plan

In accordance with the terms of the plan, SERENA will assume the obligation to satisfy outstanding participation rights by the issue of an appropriate number of SERENA shares. Merant Trustees Limited will receive SERENA shares under the offer and has agreed to use such SERENA shares to satisfy the participation rights to the maximum extent they can after settlement of their other outstanding obligations and trust expenses.

(c)	Non-EBT Options

Optionholders will hold interests which fall into one or more of the following categories:

1.	options which are already vested; or

2.	options which are not already vested but which vest on a change of control (i.e. when the offer is declared wholly unconditional); or

3.	options which are not already vested and which do not vest on a change of control.

All optionholders (both vested and unvested) will be invited to rollover their options over Merant shares into options over SERENA shares on terms which reflect the value of the offer based on a value per Merant share of 195 pence and a value per SERENA share of £11.78. Further details will be sent to optionholders in due course.

Optionholders whose options are already vested are able to exercise their options at any time during the initial offer period and accept the offer whilst it is open, including participation in the mix and match election at their election while it is still available.

It is intended that optionholders whose options vest when the offer becomes or is declared wholly unconditional will be offered a facility to enable them to accept the offer in time to participate in the mix and match election.

Merant and SERENA have agreed to give effect to optionholders’ pre-existing contractual rights to exercise their options on a cashless basis and to work together to try to provide a cashless exercise facility on a similar basis to optionholders who do not have a pre-existing contractual right to do so.

No cash cancellation will be offered by SERENA except that, in the case of employees resident in jurisdictions outside the US and the UK where it is not practicable to allow such optionholders to participate in the above arrangements, cash cancellation of their options, if and to the extent permitted by applicable law or regulations, may be implemented. If such cash cancellation is not possible then alternative arrangements complying with applicable law and approved by Merant and the Panel may be implemented instead.

Further details of these arrangements will be sent to optionholders in due course.

12.     FINANCIAL EFFECTS OF ACCEPTANCE

The following table sets out, for illustrative purposes only and on the bases and assumptions set out below, the financial effects of acceptance on capital value for an accepting Merant shareholder, if the offer becomes or is declared unconditional in all respects. Since neither SERENA nor Merant has declared or paid dividends, there are no financial effects on income for an accepting Merant shareholder.

CHANGE IN CAPITAL VALUE

	(A) pence	(B) pence
Market value of 0.04966 of a new SERENA share (Note (i))	58.5	58.5
Cash consideration per Merant share	136.5	136.5
Market value of a Merant share (Note (ii))	155.5	189.5
Increase / (decrease) in capital value	39.5	5.5
This represents an increase / (decrease) of	25.4 per cent.	2.9 per cent.

Notes

(i)	This is based on an exchange rate of US$1.8488 : £1.00 which is calculated as the average of the US dollar/pound sterling noon buying rate for the five trading days ended 3 March 2003 and price per SERENA share of US$21.78, which is calculated as the average closing price of SERENA shares as reported on Nasdaq for the 20 United States trading days ended on 1 March 2004.

(ii)	Column (A) is based on the closing price of 155.5 pence per Merant share on 2 March 2004 (the last dealing day prior to the announcement of the offer). Column (B) is based on the closing price of 189.5 pence per Merant share on 15 March (the latest practicable date prior to the posting of this document).

(iii)	No account has been taken of any liability for taxation or the treatment of fractions of Merant shares in assessing the financial effects of accepting the offer.

On 15 March 2004 (the latest practicable date prior to the posting of this document), at the then prevailing noon buying rate of US$1.7993 : £1.00 and a SERENA share price of $19.68, the offer values each Merant share at 190.8 pence.

SERENA has never declared or paid any cash dividends on its shares and does not anticipate paying cash dividends in the foreseeable future.

13.    PROCEDURES FOR ACCEPTANCE OF THE OFFER

To accept the offer, you must complete the appropriate acceptance procedures by no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004. The procedures for acceptance of the offer are described in detail beginning on page I-21 of Appendix 1 and in the notes and instructions of the accompanying acceptance form or letter of transmittal.

14.    RIGHTS OF WITHDRAWAL

Except to the extent of exemptive relief which may be granted by the SEC, the offer is subject to the US tender offer rules applicable to securities registered under the Exchange Act, as well as to the City Code. This has necessitated a number of changes from the procedures which normally apply to offers for companies governed by the City Code, including those applicable to the rights of holders of Merant securities to withdraw their acceptance of the offer.

Under the offer, holders of Merant securities will be able to withdraw their acceptances at any time during the initial offer period but will not have any withdrawal rights during the subsequent offer period, except in certain limited circumstances (see paragraphs 4(c) and (d) of Part B of Appendix 1 to this document).

The offer will be deemed not to have been validly accepted in respect of any Merant securities acceptances in respect of which have been validly withdrawn. However, the offer may be accepted again in respect of any withdrawn Merant securities following one of the procedures described in paragraphs 10, 11 or 12 of Part B of Appendix 1 to this document at any time prior to expiry or lapse of the offer.

Further details of these rights of withdrawal and the procedure for effecting withdrawals are set out in paragraph 4 of Part B of Appendix 1 to this document.

15.    SETTLEMENT

(a)	Date of Payment

The settlement procedure with respect to the offer will be consistent with UK practice, which differs from US domestic tender offer procedures in certain material respects, particularly with regard to the date of payment.

Subject to either the satisfaction, fulfillment or, to the extent permitted, waiver of all of the conditions, settlement of consideration to accepting Merant securityholders, including accepting holders of Merant ADSs, or their designated agents will be effected in the manner set out below:

(i)	in the case of acceptances received complete in all respects by the end of the initial offer period, within 14 calendar days after such date; or

(ii)	in the case of acceptances received complete in all respects after such date but while the offer remains open for acceptance, within 14 calendar days after such receipt, in the manner set out below.

(b)	Merant shares in uncertificated form (that is, in CREST)

Where an acceptance relates to Merant shares in uncertificated form:

(i)	the new SERENA shares to which the accepting Merant securityholder is entitled under the offer will be issued to such shareholder in certificated form and share certificates and/or other documents of title will be dispatched by post (or by such other method as may be approved by the Panel); and

(ii)	the cash consideration to which an accepting Merant securityholder is entitled will be paid by means of a CREST payment obligation in favour of the accepting Merant securityholder’s payment bank in respect of the cash consideration due, in accordance with the CREST payment arrangements.

SERENA reserves the right to settle all or any part of the cash consideration referred to above, for all or any accepting Merant securityholder(s), in the manner referred to in paragraph (c) below, if, for any reason, it wishes to do so.

(c)	Merant shares in certificated form and Merant ADSs

Where an acceptance relates to Merant shares in certificated form or Merant ADSs evidenced by Merant ADRs, the new SERENA shares to which an accepting Merant securityholder is entitled under the offer will be issued to the Merant securityholder in certificated form. Definitive certificates for the new SERENA shares and cheques for cash due will be dispatched by post (or by such other method as may be approved by the Panel).

(d)	Lapsing of the offer

If by the relevant closing date, the conditions are not either satisfied, fulfilled or, to the extent permitted, waived, the offer will lapse unless a later closing date is selected by SERENA and: (i) in respect of Merant shares in certificated form and Merant ADSs, the relevant share certificate(s), Merant ADRs and/or other documents of title will be returned by post (or by such other method as may be approved by the Panel) within 14 calendar days after the offer lapsing to the person or agent whose name and address (outside Canada, Australia or Japan) is set out in Box 2 (or, if applicable, Box 8) of the form of acceptance or to the person or agent whose name and address (outside Canada, Australia or Japan) is set out in the letter of transmittal (as applicable) or, if none is set out, to the name and address of the person who is the first named holder at the holder’s registered address; (ii) in respect of Merant shares in uncertificated form (that is, in CREST), the UK Receiving Agent will, immediately after the lapsing of the offer (or within such longer period as the Panel may permit, not exceeding 14 calendar days after the lapsing of the offer), give transfer from escrow instructions to CRESTCo to transfer all relevant Merant shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the offer to the original available balances of the holders of Merant shares concerned; and (iii) in respect of Merant ADSs delivered by book-entry transfer into the US Depositary’s account at a Book-Entry Transfer Facility, Merant ADSs will be credited to an account maintained at the appropriate Book-Entry Transfer Facility.

Further information on the lapsing of the offer is set out in paragraph 8 of Part B of Appendix 1 to this document.

(e)	General

All documents and remittances sent by, to or from Merant securityholders or their appointed agents will be sent at their own risk.

All mandates, instructions and other instruments in force immediately before the offer becomes unconditional relating to holdings of Merant securities will, unless and until revoked, continue in force in relation to payments and notices in respect of new SERENA shares issued under the offer in each case insofar as relevant. If a Merant securityholder has existing SERENA shares, the mandates, instructions and instruments in force for the existing SERENA shares will supersede the mandates, instructions and instruments for the Merant securities.

(f)	Currency of cash consideration

Instead of receiving cash consideration to which they are entitled in pounds sterling, Merant shareholders who so wish may elect to receive US dollars. If a Merant shareholder so elects, the amount of pounds sterling to which such shareholder is entitled will be converted, subject to conversion expenses, from pounds sterling to US dollars at the exchange rate obtainable by the UK Receiving Agent on the spot market in London at approximately noon (London time) on the date the cash consideration is made available by SERENA to the relevant payment agent for delivery in respect of the relevant Merant shares. A Merant shareholder may receive such amount on the basis set out above only in respect of the whole of the shareholder’s holding of Merant shares in respect of which the shareholder accepts the offer. Merant shareholders may not elect to receive both pounds sterling and US dollars.

Holders of Merant ADSs are entitled under the terms of the offer to receive the cash element of the consideration in pounds sterling. The pounds sterling consideration available to holders of Merant ADSs is the same, per Merant share, as that offered to Merant securityholders. To facilitate the settlement of the offer, unless they elect to receive pounds sterling, holders of Merant ADSs will automatically be deemed to have elected to receive consideration converted into US dollars as described above.

Consideration in US dollars may be inappropriate for Merant securityholders other than persons in the United States and holders of Merant ADSs.

If you are a Merant shareholder and you wish to elect to receive cash consideration in US dollars instead of pounds sterling under the offer, you should complete the appropriate box of the form of acceptance in addition to taking the actions described in paragraphs 10 and 11 of Part B of Appendix 1.

If you are a holder of Merant ADSs and you wish to elect to receive cash consideration in pounds sterling instead of US dollars under the offer, you should complete the appropriate box of your letter of transmittal in addition to taking the actions described in paragraph 12 of Part B of Appendix 1.

The actual amount of US dollars received will depend upon the exchange rate prevailing on the business day on which funds are made available to the relevant payment agent by SERENA. Merant securityholders should be aware that the US dollar/pounds sterling exchange rate which is prevailing on the date on which an election is made or deemed to be made to receive US dollars and on the dates of dispatch and receipt of payment may be different from that prevailing on the business day on which funds are made available to the relevant payment agent by SERENA. In all cases, fluctuations in the US dollar/pounds sterling exchange rate are at the risk of accepting Merant securityholders who elect or are treated as having elected to receive their consideration in US dollars. Neither SERENA nor any or its advisors or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in pounds sterling.

16.     UNITED KINGDOM TAXATION

Information on the application of current UK tax law and Inland Revenue practice applicable to Merant securityholders who accept the offer is contained in paragraph 14 of Appendix 5 to this document.

17.     UNITED STATES FEDERAL TAXATION

Information on the application of current US federal tax law applicable to Merant securityholders who accept the offer is contained in paragraph 15 of Appendix 5 to this document.

The information in paragraphs 16 and 17 above and paragraphs 14 and 15 of Appendix 5 to this document is provided for guidance only and holders of Merant securities are urged to consult their independent professional advisor in light of their particular circumstances as to the US and UK tax consequences, as well as the effect of any state, local or foreign tax laws.

18.     OVERSEAS MERANT SECURITYHOLDERS

The availability of the offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable requirements. The attention of Merant securityholders who are citizens or residents of jurisdictions outside the United Kingdom or the United States is drawn to paragraph 9 of Part B of Appendix 1 of this document and to the relevant provisions of the acceptance form.

The offer is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, any accepting Merant securityholder who is unable to give the representations and warranties set out in paragraphs 11(b) and 12(i)(ii)(dd) (as applicable) of Part B of Appendix 1 to this document may be deemed not to have accepted the offer.

19.    INDUCEMENT FEE

In consideration of, and as an inducement to, SERENA making the offer for Merant, Merant has agreed to pay SERENA a fee of £2.06 million (US $3.71 million based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) in certain limited circumstances. Save in certain limited circumstances including failure to obtain approval for the offer under the HSR Act or other applicable antitrust law, this fee is payable on either of the following events:

(a)	if a higher competing offer or other competing transaction (or an intention to do either) is publicly announced by a third party and the Merant board fails to reaffirm its unanimous recommendation of the offer and subsequently the offer lapses or is withdrawn; or

(b)	if the board of Merant withdraws or modifies its recommendation of the offer by SERENA.

20.     FURTHER INFORMATION

Your attention is drawn to the further information contained in the Appendices which form part of this document, and to the accompanying acceptance form, which should be read in conjunction with this document. The Appendices and the acceptance form contain material information which may not be summarised elsewhere.

21.     ACTION TO BE TAKEN

You are urged to complete, sign and return the form of acceptance or letter of transmittal (as appropriate), together with all the required documents, as soon as possible and, in any event, so as to be received by the UK Receiving Agent or the US Depositary, as appropriate, by no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004.

Yours sincerely,

/s/ Keith Jue

for and on behalf of

LEHMAN BROTHERS

Keith Jue

Managing Director

APPENDIX 1

CONDITIONS AND FURTHER TERMS OF THE OFFER

PART A — CONDITIONS OF THE OFFER

This offer, which is being made by SERENA on its own behalf in the United States and by Lehman Brothers on behalf of SERENA outside of the United States, is subject to the following conditions:

(a)	valid acceptances being received (and not, where permitted, withdrawn) by not later than 3.00 pm (London time), 10.00 am (New York City time), on the first closing date of the offer (or such later time(s) and/or date(s) as SERENA may, subject to the rules of the City Code or with the consent of the Panel and in accordance with the Exchange Act, decide) in respect of not less than 90 per cent. (or such lower percentage as SERENA may decide) in nominal value of the Merant securities to which the offer relates, provided that this condition will not be satisfied unless SERENA (together with any of its wholly-owned subsidiaries) shall have acquired or agreed to acquire, whether pursuant to the offer or otherwise, Merant securities carrying, in aggregate, more than 50 per cent. of the voting rights then exercisable at general meetings of Merant, including for this purpose (to the extent, if any, required by the Panel) any such voting rights attaching to any Merant securities which are unconditionally allotted or issued before the offer becomes or is declared unconditional as to acceptances, whether pursuant to the exercise of any outstanding conversion or subscription rights or otherwise and; for this purpose:

(i)	the expression “Merant securities to which the offer relates” shall be construed in accordance with sections 428 to 430F of the Companies Act; and

(ii)	Merant securities which have been unconditionally allotted shall be deemed to carry the voting rights which they will carry upon issue;

provided that, unless SERENA otherwise determines, this condition (a) shall be capable of being satisfied only at a time when all of the other conditions (b) to (k) inclusive have been either satisfied, fulfilled or, to the extent permitted, waived;

(b)	the new SERENA shares having been authorised for listing, subject to official notice of issuance, on Nasdaq and the Registration Statement having been declared effective;

(c)	no Third Party having taken, instituted, implemented or threatened in writing any action, proceedings, suit, investigation or enquiry, or made, proposed or enacted, any statute, regulation or order or taken any other steps and there continuing not to be outstanding any statute, regulation, order or other matter which in each case would reasonably be expected to:

(i)	make the offer, its implementation or the acquisition or proposed acquisition by SERENA or any US or UK subsidiary of SERENA of any or all shares or other securities in (or the equivalent), or control or management of, Merant or any member of the Wider Merant Group void, illegal or unenforceable in or under the laws of any relevant jurisdiction, or otherwise directly or indirectly materially restrain, prevent, prohibit, materially restrict or materially delay the same or impose additional material conditions or obligations with respect to the offer or such acquisition, or otherwise materially impede, challenge or interfere with the offer or such acquisition, or require material amendment to the terms of the offer or the acquisition or proposed acquisition of any Merant securities or the acquisition of control of Merant or the Wider Merant Group by SERENA;

(ii)	limit or delay the ability of any member of the SERENA Group or any member of the Wider Merant Group to acquire or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Merant Group or any member of the SERENA Group to an extent which is material in the context of the offer;

(iii)	require, prevent or delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the SERENA Group of any shares or other securities (or the equivalent) in Merant to an extent which is material in the context of the offer;

(iv)	require, prevent or delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the SERENA Group or by any member of the Wider Merant Group of all or any portion of their respective businesses, assets or properties or limit the ability of any of them to conduct any of their respective businesses or to own or control any of their respective assets or properties or any part thereof to an extent which is material in the context of the Wider Merant Group taken as a whole or the SERENA Group taken as a whole;

(v)	except pursuant to Part XIIIA of the Companies Act, require any member of the SERENA Group or of the Wider Merant Group to acquire, or to offer to acquire, any shares or other securities (or the equivalent) in any member of either group owned by any third party or to sell or offer to sell any shares or other securities (or the equivalent in), or any asset of any member of the Wider Merant Group to an extent which is material in the context of the Wider Merant Group taken as a whole or the SERENA Group taken as a whole;

(vi)	limit the ability of any member of the SERENA Group or of the Wider Merant Group to conduct or integrate or coordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the SERENA Group or of the Wider Merant Group to an extent which is material in the context of the offer;

(vii)	result in any member of the SERENA Group or the Wider Merant Group ceasing to be able to carry on business under any name under which it presently does so to an extent which is material in the context of the Wider Merant Group taken as a whole or the SERENA Group taken as a whole;

(viii)	otherwise adversely affect the business, assets, profits, financial or trading position of any member of the Wider Merant Group or of the SERENA Group to an extent which is material in the context of the offer; and

(ix)	all applicable time periods during which any Third Party could decide to take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference or otherwise intervene under the laws or regulations of any relevant jurisdiction having expired, lapsed or been terminated;

(d)	without limitation to condition (c) above:

(i)	all filings having been made and all or any applicable waiting periods and other time periods (including any extensions thereof) under the HSR Act and the regulations thereunder having expired, lapsed or been terminated as appropriate in each case in respect of the proposed acquisition of Merant by SERENA, or any matters arising from that proposed acquisition;

(ii)	insofar as the merger provision of the Enterprise Act 2002 may be applicable, the Office of Fair Trading indicating in terms satisfactory to SERENA, that it does not intend to refer the proposed acquisition of Merant by SERENA, or any matter arising therefrom, to the Competition Commission, or the statutory period for any such referral expiring without such reference having been made, or the Office of Fair Trading accepting undertakings from SERENA in terms satisfactory to SERENA, in lieu of referring the proposed acquisition by SERENA of Merant, or any matter arising therefrom, to the Competition Commission; and

(iii)	no statute, rule, regulation, executive order, decree, ruling or injunction having been enacted, entered, promulgated or enforced by any court or other governmental or regulatory entity having jurisdiction over the offer, the Wider Merant Group or the SERENA Group that prohibits, restrains or enjoins the consummation of the offer;

(e)

all necessary notifications and filings having been made, all applicable time periods (including any extensions of such waiting and other time periods) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with in each case in connection with the offer or the acquisition or proposed acquisition of any shares or other securities (or the equivalent) in Merant or control (directly or indirectly) of Merant or any other member of the Wider Merant Group by any member of the SERENA Group or the carrying on by any member of the Wider Merant Group of its business, where the absence thereof would have a material adverse affect in the context of the Wider Merant Group taken as a whole;

(f)	all necessary Authorisations in any jurisdiction for or in respect of the offer or the acquisition or proposed acquisition of any shares or other securities in Merant or control (directly or indirectly) of Merant or any other member of the Wider Merant Group by any member of the SERENA Group or the carrying on by any member of the Wider Merant Group of its business in any jurisdiction having been obtained, in terms and in a form satisfactory to SERENA, from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider Merant Group has entered into contractual arrangements, in each case where the absence of such Authorisation would have a material adverse effect in the context of the offer and all such Authorisations remaining in full force and effect at the time at which the offer becomes otherwise unconditional in all respects and there being no notice of any intention to revoke, suspend, restrict, adversely modify or not to renew any of the same;

(g)	except as fairly disclosed to SERENA by or on behalf of Merant, or disclosed in Merant filings with the SEC, or as disclosed in the Annual Report and Accounts of Merant, or as publicly announced by Merant (by the delivery of an announcement to a Regulatory Information Service), prior to 3 March 2004, the date of the announcement of the offer, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider Merant Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the offer or the acquisition or proposed acquisition of any shares or other securities in, or control of, Merant or any other member of the Wider Merant Group by any member of the SERENA Group or otherwise, could or might reasonably be expected to result in, (in any case to an extent which is or would be material in the context of the Wider Merant Group taken as a whole):

(i)	any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider Merant Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated repayment date or the ability of any member of the Wider Merant Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property, assets or interests of any member of the Wider Merant Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider Merant Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any obligation or liability arising thereunder;

(iv)	any asset or interest of any member of the Wider Merant Group being or falling to be disposed of or ceasing to be available to any member of the Wider Merant Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider Merant Group, in each case, otherwise than in the ordinary course of business;

(v)	any member of the Wider Merant Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the creation of liabilities (actual or contingent) by any member of the Wider Merant Group, otherwise than in the ordinary course of business;

(vii)	the rights, liabilities, obligations or interests of any member of the Wider Merant Group under any such arrangement, agreement, licence, permit, franchise or other instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being terminated, adversely modified or affected;

(viii)	the financial or trading position of any member of the Wider Merant Group being prejudiced or adversely affected, or

(ix)	no event having occurred which, under any provision of any such arrangement, agreement, licence, permit or other instrument, could result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this condition (g) in any case to an extent which is or would be material in the context of the Wider Merant Group taken as a whole;

(h)	since 30 April 2003 and except as disclosed in the Annual Report and Accounts of Merant, or in Merant filings with the SEC, or as otherwise publicly announced by Merant (by the delivery of an announcement to a Regulatory Information Service), or as otherwise fairly disclosed to SERENA by or on behalf of Merant prior to 3 March 2004, no member of the Wider Merant Group having:

(i)	issued or agreed to issue, or authorised or proposed the issue of, additional shares or securities of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities other than as between Merant and wholly-owned subsidiaries of Merant and other than any options granted as disclosed to SERENA prior to 3 March 2004 and any shares, with the consent of SERENA issued upon the exercise of any options granted under any of the Merant share schemes;

(ii)	purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital (other than with respect to any wholly-owned subsidiary of Merant);

(iii)	recommended, declared, issued, paid or made or proposed to recommend, declare, pay, issue or make any bonus, dividend or other distribution whether payable in cash or otherwise (other than to Merant or a wholly-owned subsidiary of Merant);

(iv)	made, committed to make, authorised, proposed or announced an intention to propose any change in its share or loan capital;

(v)	merged with, demerged or acquired any body corporate, partnership or business, or (other than a transaction between Merant and a wholly-owned subsidiary of Merant) acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same (which is material in the context of the Wider Merant Group taken as a whole);

(vi)	issued, authorised or proposed the issue of, or authorisation of or made any change in or to any debentures or (except in the ordinary course of business) incurred or increased any indebtedness or liability (actual or contingent), including pursuant to any agreements or arrangements existing prior to 3 March 2004, which in any case is material in the context of the Wider Merant Group taken as a whole;

(vii)	entered into, varied, or authorised any agreement, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise), and which in any case is reasonably likely to be material in the context of the Wider Merant Group taken as a whole or the SERENA Group taken as a whole, as the case may be, which:

(A)	is of a long term, onerous or unusual nature or magnitude or which is reasonably likely to involve an obligation of such nature or magnitude; or

(B)	which is reasonably likely to restrict the business of any member of the Wider Merant Group or any member of the SERENA Group; or

(C)	is other than in the ordinary course of business;

(viii)	entered into or varied or made any offer to enter into or vary the terms of, any contract, agreement or arrangement with any of the directors of Merant or with Stephen King, Scott Hildebrandt, Diane Williams, Robert Blaskowsky, Stephen Going, Robert Dunne, Brian Unruh or Rees Withers;

(ix)	(other than in respect of any member which is or was at this time dormant) taken or proposed any corporate action or had any legal proceedings instituted or threatened in writing against it or petition presented or order made for its winding-up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction which in any case is material in the context of the Wider Merant Group taken as a whole;

(x)	been unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which in any case is material in the context of the Wider Merant Group taken as a whole;

(xi)	waived or compromised or settled any claim in a manner which is material in the context of the Wider Merant Group taken as a whole;

(xii)	made any alteration to its memorandum or articles of association that is material in the context of the offer;

(xiii)	implemented, effected or authorised, or proposed or announced its intention to implement, effect, authorise or propose any reconstruction, amalgamation, commitment, merger, scheme or other transaction or arrangement except (in the case of members of the Wider Merant Group other than Merant) to an extent which is not material in the context of the Wider Merant Group taken as a whole;

(xiv)	amended the terms (including the terms relating to acceleration or vesting) of any Merant share schemes in a manner that is material in the context of the Wider Merant Group taken as a whole; or

(xv)	entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition (h);

(i)	since 30 April 2003 and except as disclosed in the Annual Report and Accounts of Merant, or in Merant filings with the SEC, or as otherwise publicly announced by Merant (by the delivery of an announcement to a Regulatory Information Service) or as otherwise fairly disclosed to SERENA by or on behalf of Merant prior to 3 March 2004:

(i)	there having been no adverse change or deterioration in the business, assets, financial or trading positions or profit or prospects of any member of the Wider Merant Group which in any case is material in the context of the Wider Merant Group taken as a whole;

(ii)	no contingent or other liability of any member of the Wider Merant Group having arisen or become apparent or increased which in any case is material in the context of the Wider Merant Group taken as a whole;

(iii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Merant Group is or is reasonably likely to become a party (whether as plaintiff, defendant or otherwise) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider Merant Group which in any case is material in the context of the Wider Merant Group taken as a whole; and

(iv)	SERENA not having discovered that any member of the Wider Merant Group or any partnership company or other entity in which any member of the Wider Merant Group has a significant economic interest and which is not a subsidiary undertaking of Merant is subject to any liability (actual or contingent) which is not disclosed in the Annual Report and Accounts of Merant and which in any case is material in the context of the Wider Merant Group taken as a whole;

(j)	except as disclosed in the Annual Report and Accounts of Merant, or in Merant filings with the SEC, or as otherwise publicly announced by Merant (by the delivery of an announcement to a Regulatory Information Service) or as otherwise fairly disclosed to SERENA by or on behalf of Merant prior to 3 March 2004, SERENA not having discovered that any financial or business or other information concerning the Wider Merant Group disclosed at any time by or on behalf of any member of the Wider Merant Group, to any member of the SERENA Group, whether publicly or otherwise, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not misleading and which was not subsequently corrected before 3 March 2004 by disclosure either publicly or otherwise to SERENA to an extent which in any case is material in the context of the Wider Merant Group taken as a whole; and

(k)	since 30 April 2003 and except as disclosed in the Annual Report and Accounts of Merant, or in Merant filings with the SEC, or as otherwise publicly announced by Merant (by the delivery of an announcement to a Regulatory Information Service) or as otherwise fairly disclosed to SERENA by or on behalf of Merant prior to 3 March 2004:

(i)	any past or present member of the Wider Merant Group has not complied with any applicable legislation or regulations of any relevant jurisdiction with regard to the use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, or otherwise relating to environmental matters or the health and safety of any person, or that there has otherwise been any such use, treatment, handling, storage, transport, release, disposal, discharge, spillage, leak or emission (whether or not this constituted a non-compliance by any person with any legislation or regulations and wherever the same may have taken place) which, in any case, would be reasonably likely to give rise to any liability (whether actual or contingent) or cost on the part of any member of the Wider Merant Group which in any case is material in the context of the Wider Merant Group taken as a whole;

(ii)	there is, or is reasonably likely to be, any liability, whether actual or contingent, or requirement to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Merant Group or any other property or any controlled waters under any environmental legislation, regulation, notice, circular, order or other lawful requirement of any relevant authority or third party or otherwise which in any case is material in the context of the Wider Merant Group taken as a whole; or

(iii)	circumstances exist whereby a person or class of persons would be reasonably likely to have a claim in respect of any product or process of manufacture or materials used therein now or previously manufactured, sold or carried out (including without limitation with respect to ownership or infringement of intellectual property) by any past or present member of the Wider Merant Group which is or would be material in the context of the Wider Merant Group taken as a whole.

For the purpose of these conditions:

(a)	“Third Party” means any government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, administrative or investigative body, authority (including any national antitrust, competition or merger control authorities or similar authorities), court, trade agency, association, institution or professional or environmental body in any relevant and applicable jurisdiction;

(b)	a Third Party shall be regarded as having “intervened” if it has decided to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps or required any action to be taken or information to be provided or otherwise having done anything and “intervene” shall be construed accordingly;

(c)	“Authorisations” means authorisations, orders, recognitions, determinations, certificates, consents, permissions, licences, clearances and approvals other than those the need for which has been fairly disclosed prior to 3 March 2003;

(d)	“Wider Merant Group” means the Merant Group and associated undertakings and any other body corporate, partnership joint venture or person in which the Merant Group and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent.

Subject to the requirements of the Panel, SERENA reserves the right to waive all or any of the above conditions, in whole or in part, except condition (a).

The offer will lapse unless the offer is extended or the conditions have been determined by SERENA to have been and to remain satisfied, fulfilled or (if capable of waiver) waived by 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004 in accordance with the City Code or with the consent of the Panel and subject to any requirements of the laws of the US.

The Acceptance Condition shall be capable of being satisfied or being treated as satisfied only at the time when all of the other conditions shall have been either satisfied, fulfilled or (to the extent permitted) waived unless SERENA, with the consent of the Panel, shall otherwise decide. SERENA may declare the offer wholly unconditional at any time after 3.00 pm (London time), 10.00 am (New York City time) on 15 April 2004 (or such later time as the offer is required to be extended pursuant to the City Code or US law).

SERENA shall be under no obligation to waive or treat as satisfied any of conditions (a) to (k) inclusive by a date earlier than the latest date for its satisfaction notwithstanding that any other condition of the offer may on or before such date have been waived or fulfilled and/or that there are no circumstances indicating that any such conditions may not be capable of fulfillment; provided that SERENA will waive the conditions set out in paragraphs (c), d(iii) and (e) to and including (k) above not later than the fifth business day after the later of (i) the twentieth US business day after the date the offer is commenced and (ii) the date of satisfaction (or to the extent permitted, waiver by SERENA in its sole discretion) of the last of the conditions set forth in paragraphs (a), (b), d(i) and (d)(ii) to be satisfied, unless in each case SERENA has, on or prior to 5.00 pm (California time), on such fifth business day, notified Merant in writing of its intention to invoke any such condition.

SERENA reserves the right, subject to the consent of the Panel, to extend the time allowed under the rules of the City Code for satisfaction of the Acceptance Condition and accordingly for the satisfaction, fulfillment or, where permitted, waiver of other conditions, and thus, to extend the duration of the initial offer period.

If SERENA is required by the Panel to make an offer for Merant securities under the provisions of Rule 9 of the City Code, SERENA may make such alterations to the conditions, including the Acceptance Condition, as are necessary to comply with the provisions of that Rule.

The offer will lapse (unless otherwise agreed by the Panel) if the acquisition of Merant is referred to the UK Competition Commission before 15 April 2004, or the date on which the offer becomes or is declared unconditional as to acceptances, whichever is the later.

If the offer lapses it will cease to be capable of further acceptance. Merant securityholders who have accepted the offer and SERENA shall then cease to be bound by acceptances delivered on or before the date on which the offer lapses.

The attention of member firms of Nasdaq is drawn to certain UK dealing disclosure requirements. The announcement on 3 March 2004 commenced an offer period under the City Code which is published and administered by the Panel. Merant has equity securities traded on the London Stock Exchange and Nasdaq. SERENA has equity securities traded on Nasdaq.

The above disclosure requirements are set out in Rule 8 of the Code. In particular, Rule 8.3 requires public disclosure of dealings during an offer period by persons who own or control or pursuant to an agreement or understanding (whether formal or informal), or who would as a result of any transaction own or control, 1 per cent. or more of any class of relevant securities of Merant and/or SERENA. Relevant securities include Merant securities, SERENA shares and instruments convertible into either Merant securities or SERENA shares. This requirement will apply until the end of the initial offer period.

Disclosure should be made on the appropriate form before 12 noon (London time), on the business day following the date of the dealing transaction. These disclosures should be sent to a Regulatory Information Service in the UK and to the Panel (fax number: +44 20 7256 9386).

Member firms should advise those of their clients who wish to deal in the relevant securities of Merant or SERENA, whether in the US or the UK, that they may be affected by these requirements. If there is any doubt as to their application, the Panel should be consulted (telephone number +44 20 7638 0129, fax number +44 20 7256 9386).

PART B — FURTHER TERMS OF THE OFFER

The following further terms apply, unless the contrary is expressed or the context requires otherwise, to the offer.

Unless the context otherwise requires, any reference in Part B of this Appendix 1 and in the acceptance form:

(i)	to the “offer” will mean the offer and will include any revision, variation or renewal thereof or extension thereto and any election in connection therewith;

(ii)	to the offer “becoming unconditional as to acceptances” means the Acceptance Condition becoming or being determined by SERENA to be satisfied;

(iii)	to the offer “becoming unconditional in all respects” means all conditions being fulfilled, satisfied or, to the extent permitted, waived; and

(iv)	to “acceptances of the offer” shall include deemed acceptances of the offer.

1.    ACCEPTANCE PERIOD

(a)

The offer is initially open for acceptance until 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004. SERENA reserves the right (but will not be obliged, other than as may be required by the City Code or the Exchange Act and the rules and regulations thereunder) at any time or from time to time to extend the offer after such time and, in such event, will make a public announcement of such extension in the manner described in paragraph 3 below. If all of the conditions are not satisfied, fulfilled or, to the extent permitted, waived by SERENA as at 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004, the offer will lapse and no Merant securities will be purchased under it unless SERENA extends the offer by specifying a later closing date. If all of the conditions have been satisfied, fulfilled or waived by such time (i.e., the end of the initial offer period), the offer will be extended for a subsequent offer period of at least 14 calendar days.

(b)	Although no revision is envisaged, if the offer is revised, the offer will be extended, if necessary, for a period of at least 14 calendar days (or such lesser period as may be permitted by the Panel and in accordance with the Exchange Act) from the date on which written notification of the revised offer is posted to Merant securityholders. Except with the consent of the Panel, no revision of the offer may be made after 3 May 2004 or, if later, the date which is 14 calendar days before the last date on which the offer can become unconditional as to acceptances.

(c)	Except with the consent of the Panel, the offer, whether revised or not, shall not be capable of becoming unconditional as to acceptances (nor, therefore, unconditional in all respects) and, accordingly, the initial offer period is not (except with the consent of the Panel) capable of being extended, after midnight (London time), 7.00 pm (New York City time), on 17 May 2004 (or any other earlier time or date beyond which SERENA has stated that the offer will not be extended and has not withdrawn that statement). If all of the conditions are not satisfied, fulfilled or, to the extent permitted, waived at such time or any later closing date to which the initial offer period has been duly extended, the offer will lapse unless the Panel agrees otherwise. If the offer lapses for any reason, the offer shall cease to be capable of further acceptance and SERENA and Merant securityholders shall cease to be bound by prior acceptances. SERENA reserves the right, with the permission of the Panel and in accordance with the Exchange Act, to extend the final date for acceptance of the offer and for the satisfaction of the Acceptance Condition and all the other conditions and, accordingly, the initial offer period. SERENA may declare the offer wholly unconditional at any time after 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004 (or such later time as the offer is required to be extended pursuant to the City Code or US law).

(d)	SERENA reserves the right (but will not be obliged) at any time and from time to time to extend the subsequent offer period for any period it chooses. The subsequent offer period must remain open for at least 14 calendar days but may be extended beyond that time until a further specified date or until further notice. If SERENA states that the offer will remain open until further notice, SERENA will give not less than 14 calendar days’ notice in writing to Merant securityholders who have not accepted the offer before closing the subsequent offer period.

(e)	If a competitive situation arises (as determined by the Panel) after a “no increase” and/or “no extension” statement has been made by or on behalf of SERENA in relation to the offer, SERENA may, if it has specifically reserved the right to do so at the time the statement is made (or otherwise with the consent of the Panel), withdraw the statement and be free to increase or, as the case may be, to extend the offer provided that it complies with the requirements of the City Code and the Exchange Act and in particular that:

(i)	it announces the withdrawal as soon as possible and in any event within four business days after the date of the announcement of the competing offer or other competitive situation;

(ii)	it notifies Merant securityholders in writing of the withdrawal (or, in the case of Merant securityholders with registered addresses outside the United Kingdom or United States, or whom SERENA reasonably believes to be nominees, custodians or trustees holding Merant securities for such persons, by announcement in the United Kingdom and United States) at the earliest practicable opportunity; and

(iii)	any Merant securityholders who accepted the offer after the date of the “no increase” or “no extension” statement are given a right of withdrawal in accordance with paragraph 4(d) of Part B of this Appendix below. Withdrawal rights will apply in any event during the initial offer period.

SERENA may, if it has specifically reserved the right to do so at the time the statement is made, choose not to be bound by the terms of a “no increase” or “no extension” statement if it would otherwise prevent the posting of an increased or improved offer (either as to the value or nature of the consideration offered or otherwise) which is recommended for acceptance by the board of directors of Merant, or in other circumstances permitted by the Panel.

2.    ACCEPTANCE CONDITION

(a)	For the purposes of determining whether the Acceptance Condition has been satisfied, SERENA may, except as otherwise agreed by the Panel, only take into account acceptances received in respect of or purchases of Merant securities made in respect of which all relevant documents are received by the UK Receiving Agent or the US Depositary by 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004 or such later closing date as may be specified but, except with the consent of the Panel, not later than 1.00 pm on 17 May 2004 or, in each case, any earlier closing date beyond which SERENA has stated that the offer will not be extended (unless the conditions are at that closing date satisfied, fulfilled or, to the extent permitted, waived) and has not withdrawn that statement.

If, with the consent of the Panel, the latest time and date at which the offer may become unconditional as to acceptances (and thus the latest time at which it may become unconditional in all respects) is extended beyond midnight (London time), 7.00 pm (New York City time), on 17 May 2004, so that the initial offer period is accordingly extended, acceptances received and purchases made in respect of which the relevant documents are received by the UK Receiving Agent or the US Depositary after 1.00 pm (London time), 8.00 am (New York City time), on or after that later date may only be taken into account with the agreement of the Panel, except where the City Code permits otherwise.

(b)	Except as otherwise agreed by the Panel:

(i)	an acceptance of the offer in respect of Merant securities will only be treated as valid for the purposes of the Acceptance Condition if the requirements of Note 4 and, if applicable, Note 6 to Rule 10 of the City Code are satisfied in respect of it;

(ii)	a purchase of Merant securities by SERENA or its nominee or (if SERENA is required by the Panel to make an offer for Merant securities under Rule 9 of the City Code) by a person acting in concert with SERENA or its nominee, will only be treated as valid for the purposes of the Acceptance Condition if the requirements of Note 5 and, if applicable, Note 6 to Rule 10 of the City Code are satisfied in respect of it; and

(iii)	before the offer may become unconditional as to acceptances the UK Receiving Agent must issue a certificate to SERENA or Lehman Brothers which states the number of Merant securities in respect of which acceptances have been received and not validly withdrawn and the number of Merant securities otherwise acquired, whether before or during the offer period, which comply with the provisions of the City Code referred to in this paragraph 2(b). Copies of such certificate will be sent to the Panel as soon as possible after it is issued.

(c)	For the purpose of determining whether the Acceptance Condition has been satisfied, SERENA shall be entitled to take into account only those Merant securities carrying voting rights which have been unconditionally allotted or issued, whether pursuant to the exercise of conversion or subscription rights or otherwise, before the determination takes place and written notice of the allotment or issue of which, containing all relevant details, has been received before that time by the UK Receiving Agent or the US Depositary on behalf of SERENA from Merant or its agents at one of the addresses set out in the section of this document entitled “Further Information.” Notification by e-mail, telex or facsimile transmission does not constitute written notice for this purpose.

(d)	In accordance with applicable SEC rules, at least five business days prior to any reduction in the percentage of Merant shares (including Merant shares represented by Merant ADSs) required to satisfy the Acceptance Condition, SERENA will announce that it has reserved the right to reduce the Acceptance Condition. The announcement will be made through a press release designed to inform Merant securityholders in the United Kingdom and elsewhere and/or by placing an advertisement in a newspaper of national circulation in the United States. Such announcement will state the exact percentage to which the Acceptance Condition may be reduced, will state that such a reduction is possible but that SERENA need not declare its actual intentions until it is required to do so under the City Code and will contain language advising Merant securityholders to withdraw their Merant securities if their willingness to accept the offer would be affected by a reduction of the Acceptance Condition. SERENA will not make such an announcement unless it believes that there is a significant possibility that a sufficient number of acceptances will be received to permit the Acceptance Condition to be satisfied at such reduced level and that the other conditions will be satisfied, fulfilled or, to the extent permitted, waived at such time. Merant securityholders who are not willing to accept the offer if the Acceptance Condition is reduced to a level lower than 90 per cent. should not accept the offer until it becomes or is declared unconditional as to acceptances (which may be at a level lower than 90 per cent.) and/or be prepared to withdraw their acceptances promptly following an announcement by SERENA of its reservation of the right to reduce the Acceptance Condition. Upon any announcement being made that the percentage of Merant shares (including Merant shares represented by Merant ADSs) required to satisfy the Acceptance Condition may be reduced, the offer shall not be capable of becoming or being declared unconditional in all respects until the expiry of at least five business days thereafter. Merant securityholders will be able to accept the offer for at least five business days after a reduction of the Acceptance Condition either during the initial offer period or the subsequent offer period. If SERENA states that the offer will remain open until further notice, SERENA will not give less than 14 calendar days’ notice in writing to Merant securityholders who have not accepted the offer before closing.

3.    ANNOUNCEMENTS

(a)	Without prejudice to paragraph 4 below, by 8.00 am (London time) in the UK and 8.00 am (New York City time) in the US on the business day after the day on which the offer is due to expire or becomes unconditional in all respects or on which the offer is revised or is extended, as the case may be, or such later time or date as the Panel may agree subject to compliance with US securities laws, referred to as the “relevant day,” SERENA will make an appropriate announcement and inform the London Stock Exchange and the Dow Jones News Service. In the announcement SERENA will state (unless otherwise permitted by the Panel) the total number of Merant securities and rights over Merant securities (as nearly as practicable):

(i)	for which acceptances of the offer have been received, showing the extent, if any, to which such acceptances have been received from persons acting or deemed to be acting in concert with SERENA for the purposes of the offer;

(ii)	held by or on behalf of SERENA or any person acting or deemed to be acting in concert with SERENA for the purposes of the offer before the offer period; and

(iii)	acquired or agreed to be acquired by or on behalf of SERENA or any person acting or deemed to be acting in concert with SERENA for the purposes of the offer during the offer period;

and the announcement will specify the percentage of the Merant securities represented by each of these figures.

(b)	In calculating the number of Merant securities represented by acceptances and purchases, SERENA may only include acceptances and purchases if they could be counted towards fulfilling the Acceptance Condition under Notes 4, 5 and 6 to Rule 10 of the City Code, unless the Panel agrees otherwise. Subject to this, SERENA may include or exclude, for announcement purposes, acceptances and purchases not in all respects in order or which are subject to verification.

(c)	Any decision to extend the offer may be made at any time up to, and will be announced by, 8.00 am (London time) in the UK and 8.00 am (New York City time) in the US on the relevant day (or such later time and/or date as the Panel may agree). If the offer is not yet unconditional in all respects (so that the initial offer period has not yet expired) the announcement will state the next closing date or, if the offer has become unconditional in all respects (with the result that the initial offer period has ended), the announcement will state that the offer will remain open for a subsequent offer period until further notice or until a further specified date not less than 14 calendar days after the end of the initial offer period.

(d)	In this Appendix, a reference to the making of an announcement or the giving of notice by or on behalf of SERENA includes the release of an announcement by SERENA’s public relations consultants or Lehman Brothers, in each case on behalf of SERENA, to the press and the delivery by hand or telephone, e-mail, telex or facsimile or other electronic transmission of an announcement to the London Stock Exchange and the Dow Jones News Service, as the case may be, and the making of an announcement in any other appropriate manner in accordance with the Code and applicable law (including Rules 14d-4(c) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to Merant securityholders in connection with the offer be promptly sent to Merant securityholders in a manner reasonably designed to inform them of such change). An announcement made otherwise than to the London Stock Exchange and the Dow Jones News Service will be notified simultaneously to the London Stock Exchange and the Dow Jones News Service.

(e)	Without limiting the manner in which SERENA may choose to make any public announcement and, subject to SERENA’s obligations under applicable law (including Rules 14d-4(c) and 14d-6(c) under the Exchange Act relating to SERENA’s obligations to disseminate promptly public announcements concerning material changes to the offer), SERENA will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to the London Stock Exchange and the Dow Jones News Service.

4.    RIGHTS OF WITHDRAWAL

(a)	Except as provided by this paragraph 4, acceptances and elections are irrevocable.

(b)	Merant securities in respect of which valid acceptances have been received may be withdrawn pursuant to the procedures set out below at any time during the initial offer period and in certain other circumstances described below. Merant securities in respect of which valid acceptances have been received during the initial offer period and that are not validly withdrawn during the initial offer period and Merant securities in respect of which valid acceptances have been received during the subsequent offer period may not be withdrawn. SERENA may declare the offer wholly unconditional and thereby terminate the initial offer period and Merant securityholders’ withdrawal rights at any time after 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004 (or such later time as the offer is required to be extended pursuant to the City Code or US law). Holders of Merant securities will not have withdrawal rights during the subsequent offer period, except in certain limited circumstances described below. The subsequent offer period must remain open for at least 14 calendar days but may be extended beyond that time until a further specified date or until further notice.

(c)

SERENA will only announce that the Acceptance Condition has been satisfied if all the other conditions are also satisfied, fulfilled or, to the extent permitted, waived and the initial offer period will terminate. Withdrawal rights will also terminate at that time, unless SERENA then fails to comply by 3.30 pm (London time), 10.30 am (New York City time), on the relevant day (as defined in paragraph 3(a) of this Part B) (or such later time and/or date as the Panel may agree) with any of the other requirements specified in paragraph 3(a) of Part B of this Appendix, in which case a Merant securityholder who has previously accepted the offer may withdraw such securityholder’s acceptance of the offer by written notice in compliance with paragraphs 4(e) and (f) of Part B of this Appendix (if appropriate) given by post or by hand to the UK Receiving Agent or the US Depositary at the addresses set forth in the section of this document entitled “Further Information.”

Subject to paragraph 1(c) of Part B of this Appendix, this right of withdrawal may be terminated not less than eight calendar days after the relevant day by SERENA confirming that the offer is still unconditional, and complying with the other requirements specified in paragraph 3(a) of Part B of this Appendix. If that confirmation is given, the first period of 14 calendar days referred to in paragraph 1(b) of Part B of this Appendix will start on the date of that confirmation and compliance.

(d)	If a “no increase” and/or “no extension” statement is withdrawn in accordance with paragraph 1(e) of Part B of this Appendix, a person who accepts the offer after the date of the statement may withdraw that person’s acceptance in the manner set out in paragraph 4(c) of Part B of this Appendix during the period of eight calendar days after the date SERENA posts the notice of the withdrawal of that statement to Merant securityholders.

(e)	To be effective, a written notice of withdrawal must be received, subject to paragraphs 4(c) and (d) of Part B of this Appendix, before the end of the initial offer period by the party (either the UK Receiving Agent or the US Depositary) to whom the acceptance form was originally returned by the relevant Merant securityholder and must specify the name of the person from whom the acceptance was received, the number of Merant securities to be withdrawn and (if share certificates or Merant ADRs, as the case may be, have been provided) the name of the registered holder of the relevant Merant securities, if different from the name of the person from whom the acceptance was received.

(f)	In respect of Merant ADSs, if Merant ADRs have been delivered or otherwise identified to the US Depositary, then, prior to the physical release of such Merant ADRs, the serial numbers shown on such Merant ADRs must be submitted and, unless the Merant ADSs evidenced by such Merant ADRs have been delivered by an Eligible Institution, the signatures on the notice of withdrawal must be guaranteed by an Eligible Institution. If interests in Merant ADSs evidenced by Merant ADRs have been delivered pursuant to the procedures for book-entry transfer set out in paragraph 12(c) of Part B of this Appendix, any notice of withdrawal must specify the name and number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Merant ADSs and must otherwise comply with such Book-Entry Transfer Facility’s procedures.

(g)	In this paragraph 4, “written notice” (including any letter of appointment, direction or authority) means notice in writing bearing the original signature(s) of the relevant accepting Merant securityholder(s) or the securityholder’s agent(s) duly appointed in writing (evidence of whose appointment is produced with the notice in a form satisfactory to SERENA). Notification by telex or facsimile or other electronic transmission or copies will not be sufficient to constitute written notice. Any notice which is postmarked in or otherwise appears to SERENA or its agents to have been sent from Canada, Australia or Japan may be treated as not valid.

(h)	Withdrawals of Merant securities in respect of which valid acceptances have been received may not be rescinded (without SERENA’s consent) and any Merant securities properly withdrawn and in respect of which valid acceptances have not been received thereafter will thereafter be deemed not to be the subject of a valid acceptance for the purposes of the offer. Withdrawn Merant securities may be subsequently the subject of a valid acceptance, however, by following one of the procedures described in either paragraph 10, 11 or 12 of Part B of this Appendix, as the case may be, at any time whilst the offer remains open.

(i)	All questions as to the validity (including time of receipt) of any notice of withdrawal will be determined by SERENA, whose determination (except as required by the Panel) will be final and binding. None of SERENA, Merant, Lehman Brothers, the US Depositary, the Information Agent, the UK Receiving Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification or for any determination under this paragraph (i).

5.    MIX AND MATCH ELECTION

(a)	Merant securityholders who validly accept the offer will be able to request under the mix and match election to vary the proportions in which they receive SERENA shares and cash in respect of their Merant securities.

The maximum number of new SERENA shares to be issued under the offer and the maximum amount of cash to be paid under the offer will not be varied as a result of the mix and match election. Accordingly, a Merant securityholder’s mix and match election will be satisfied only to the extent that other Merant securityholders make opposite elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. To the extent that elections can be satisfied, electing Merant securityholders will receive new SERENA shares instead of cash, and vice versa.

(b)	Valid elections for new SERENA shares made by Merant securityholders in excess of their basic entitlement to new SERENA shares will be satisfied in full where sufficient new SERENA shares are available as a result of other accepting Merant securityholders validly making elections for cash in excess of their basic entitlements under the offer, thereby releasing new SERENA shares to which they would otherwise be entitled under the offer.

If, under the mix and match election, the number of new SERENA shares made available as a result of valid elections for cash in excess of the basic entitlement thereto is insufficient to satisfy in full all valid elections for new SERENA shares in excess of Merant securityholders’ basic entitlements thereto, then such excess elections will be scaled down on a pro rata basis and the balance of the consideration will be satisfied in cash in accordance with the basic terms of the offer.

(c)	Valid elections for cash made by Merant securityholders in excess of their basic entitlement to cash will be satisfied in full where sufficient cash is available as a result of other accepting Merant securityholders validly making elections for new SERENA shares in excess of their basic entitlement under the offer, thereby releasing cash to which they would otherwise be entitled under the offer.

If, under the mix and match election, the amount of cash made available as a result of valid elections for new SERENA shares in excess of the basic entitlement thereto is insufficient to satisfy in full all valid elections for cash in excess of Merant securityholders’ basic entitlements thereto, then such elections will be scaled down on a pro rata basis and the balance of the consideration will be satisfied in accordance with the basic terms of the offer.

(d)	All adjustments to the amount of cash or SERENA shares received by any Merant securityholder in the mix and match election will be calculated based on a value per Merant share of 195 pence and a value per SERENA share of £11.78. The value of SERENA share for these purposes is based on the average of the dollar/pound sterling noon buying rate for the five trading days ended 3 March 2004 and the average of the closing prices of one SERENA share as reported on Nasdaq for the 20 US trading days ended 1 March 2004.

(e)	Although the offer will remain open for a subsequent offer period of at least 14 calendar days after the date on which the offer becomes or is declared unconditional in all respects (at the end of the initial offer period) and may be extended beyond that time until a further specified date, the mix and match election will remain open until but not beyond 3.00 pm (London time), 10.00 am (New York City time), on the date falling five calendar days after the date on which the offer becomes or is declared unconditional in all respects.

(f)	No election for the mix and match election will be valid unless both a valid acceptance of the offer and a valid election for the mix and match election, duly completed in all respects and (i) accompanied by all relevant share certificate(s), Merant ADRs and/or other document(s) of title in respect of Merant securities in certificated form, or, (ii) if the Merant securities to which the acceptance relates are in uncertificated form, a settlement of a transfer to escrow instruction in favour of the UK Receiving Agent as escrow agent in relation to Merant shares or an Agent’s Message to the US Depositary in relation to Merant ADSs in accordance with the procedures set out in this document, are duly received by the time and date on which the mix and match election closes.

(g)	In the event that a Merant securityholder purports to elect for both additional cash and additional new SERENA shares under the mix and match election, both purported elections shall be deemed to be void, and such Merant securityholder shall be deemed to have accepted the offer on its basic terms in respect of all the Merant securities to which the relevant acceptance form relates or is deemed to relate.

(h)	If any acceptance form which includes an election for the mix and match election is either received after the time and date upon which the mix and match election closes or is received before such time and date but is not, and is not deemed to be, valid or complete in all respects at such time and date, such election shall, for all purposes, be void and the Merant securityholder purporting to make such election shall not, for any purpose, be entitled to receive any variation of consideration under the mix and match election, but such acceptance, if otherwise valid, shall, subject to the provisions of paragraph (j) below, be deemed to be an acceptance of the offer in respect of the number of Merant securities indicated in the relevant acceptance form and the relevant Merant securityholder will, upon the offer becoming unconditional in all respects be entitled to receive the basic consideration due under the offer in respect thereof.

(i)	The mix and match election will lapse if the offer lapses or expires. An election under the mix and match election may only be made in respect of Merant securities for which the offer is validly accepted. Merant securityholders who do not make a mix and match election will receive the basic terms of the offer. Mix and match elections must be made at the same time as the acceptances of the offer to which they relate, on the relevant acceptance form.

(j)	A mix and match election made by a Merant securityholder may not be changed after the time that it is first made on the relevant acceptance form. However, acceptances including the associated mix and match election may be withdrawn in accordance with the procedures in paragraph 4 of Part B of this Appendix. This right of withdrawal, except in the limited circumstances set out in paragraphs 4(b), (c) and (d) of Part B of this Appendix terminates at the time that the offer becomes unconditional in all respects (i.e. at the end of the initial offer period). Accordingly, mix and match elections made in the 5 calendar day period between the end of the initial offer period and the time and date at which the mix and match election ceases to be open for acceptance cannot be changed or withdrawn.

6.    INDUCEMENT FEE

In consideration of, and as an inducement to, SERENA making the offer, Merant has agreed to pay SERENA a fee of £2.06 million (US$3.71 million based on the noon buying rate of US$1.7993 : £1.00 on 15 March 2004, the latest practicable date prior to the posting of this document) in certain limited circumstances. Save in certain limited circumstances including failure to obtain approval for the offer under the HSR Act or other applicable antitrust law, this fee is payable on either of the following events:

(a)	if a higher competing offer or other competing transaction (or an intention to do either) is publicly announced by a third party and the Merant board fails to reaffirm its unanimous recommendation of the offer and subsequently the offer lapses or is withdrawn; or

(b)	if the board of Merant withdraws or modifies its recommendation of the offer by SERENA.

7.    REVISION OF THE OFFER

(a)

Although no revision is envisaged, if the offer (in its original or previously revised form(s)) is revised (either in terms or conditions or in the value or form of the consideration offered or otherwise) and whether or not the mix and match election (in its original or any previously revised form is revised, the benefit of the revised offer will, subject as provided in paragraphs 7(b), 7(c), 7(e) and 9 of Part B of this Appendix, be made available to a Merant securityholder who has validly accepted the offer (in its original or any revised form(s)) and not validly withdrawn such acceptance, referred to as a previous acceptor, if the revised offer represents, on the date on which it is announced (on such basis as Lehman Brothers and SERENA may consider appropriate), an improvement, or no diminution, in the value of the consideration offered (with the cash consideration consisting of an amount no less than set out in this document) compared with the consideration or terms previously offered. The acceptance by or on behalf of a previous acceptor of the offer (in its original or any revised form(s)) will, subject as provided in paragraphs 7(b), 7(c), 7(e) and 9 of Part B of this Appendix, be deemed an acceptance of the revised offer and will constitute the appointment of and direction to any director of SERENA or of Lehman Brothers as such previous acceptor’s attorney and/or agent with authority, whether or not such previous acceptor shall have elected for the mix and match election:

(i)	to accept the revised offer on the previous acceptor’s behalf;

(ii)	if the revised offer includes alternative forms of consideration, to make on the previous acceptor’s behalf elections for and/or accept the alternative forms of consideration on the previous acceptor’s behalf in the proportions the attorney and/or agent in his absolute discretion thinks fit; and

(iii)	to execute on the previous acceptor’s behalf and in the previous acceptor’s name any further documents and take such further actions (if any) as may be required to give effect to those elections or acceptances.

In making any election and/or acceptance, the attorney and/or agent will take into account the nature of any previous acceptance or election made by or on behalf of the previous acceptor and such other facts or matters as he may reasonably consider relevant. The attorney and/or agent shall not be liable to any Merant securityholder or any other person in making any such election and/or acceptance or in making any determination in respect thereof. In this paragraph, the expression the “offer” shall, and shall be deemed to, mean and include the offer and/or the mix and match election and/or all or any alternative forms of consideration to be given under the offer and any combination or choice of the offer and/or the mix and match election and/or all or any alternative forms of consideration.

(b)	The deemed acceptance and/or election referred to in paragraph 7(a) of Part B of this Appendix will not apply and the power of attorney and authorities conferred by that paragraph will not be exercised if, as a result, the previous acceptor would (on such basis as Lehman Brothers and SERENA may consider appropriate) receive less in aggregate in consideration under the offer than the previous acceptor would have received in aggregate in consideration as a result of the previous acceptor’s acceptance of the offer in the form originally accepted by the previous acceptor or on the previous acceptor’s behalf (unless the previous acceptor has previously agreed in writing to receive less in aggregate consideration).

(c)	The deemed acceptance and/or election referred to in paragraph 7(a) of Part B of this Appendix will not apply and the power of attorney and the authorities conferred by that paragraph will be ineffective in the case of a previous acceptor who lodges, within 14 calendar days of the posting of the document containing the revised offer and/or any revised or other alternative or election, an acceptance form (or any other form issued on behalf of SERENA) in which he validly elects to receive consideration under the revised offer in some other manner than that set out in the previous acceptor’s original acceptance.

(d)	SERENA and Lehman Brothers reserve the right to treat an executed acceptance form relating to the offer (in its original or any previously revised form(s)) which is received (or dated) after the announcement of any revised offer as a valid acceptance of the revised offer (and where applicable a valid election for the alternative forms of consideration). That acceptance will constitute an authority in the terms of paragraph 7(a) of Part B of this Appendix on behalf of the relevant Merant securityholder.

(e)	If SERENA makes a material change in the terms of the offer or if it waives a material condition of the offer prior to the end of the initial offer period, SERENA will disseminate additional offer materials and extend the offer to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer, other than a change in price or a change in the percentage of securities sought, will depend upon the facts and circumstances then existing, including the materiality of the changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum of ten business days is generally required to allow for adequate dissemination to Merant securityholders. Any reduction of the Acceptance Condition will be effected and announced in the manner described in paragraph 2(d) of Part B of this Appendix.

8.    GENERAL

(a)	If the offer lapses or is withdrawn, neither SERENA nor any person acting, or deemed to be acting, in concert with SERENA for the purposes of the offer nor any of their respective affiliates may, pursuant to the City Code, make an offer (whether inside or outside the United Kingdom) for Merant securities for a period of one year following the date of such lapse or withdrawal, except with the permission of the Panel.

(b)	If the offer lapses or is withdrawn, acceptance forms, Merant share certificates, Merant ADRs and other documents of title will be returned by post (or by such other method as the Panel may approve) within 14 calendar days of the offer lapsing or being withdrawn, at the risk of the Merant securityholder in question, to the person or agent whose name and address (outside Canada, Australia or Japan) is set out in the relevant box on the acceptance form or, if none is set out, to the first-named holder at the holder’s registered address (outside Canada, Australia or Japan) or, in the case of Merant ADSs delivered by book-entry transfer into the US Depositary’s account at a Book-Entry Transfer Facility pursuant to the procedures set forth in paragraph 12(c) of Part B of this Appendix, such Merant ADSs will be credited within such period to an account maintained at the appropriate Book-Entry Transfer Facility.

(c)	The UK Receiving Agent will, immediately after the offer lapses (or within such longer period as the Panel may permit, not exceeding 14 calendar days of the offer lapsing) instruct CRESTCo to transfer all Merant shares held in escrow balances and in relation to which it is the escrow agent for the purposes of the offer to the original available balances of the relevant Merant securityholders.

(d)	Except with the consent of the Panel:

(i)	settlement of the consideration to which any Merant securityholder is entitled under the offer will be fully implemented in accordance with the terms of the offer without regard to any lien, right of set-off, counterclaim or other analogous right to which SERENA or Lehman Brothers may otherwise be, or claim to be, entitled against that Merant securityholder; and

(ii)	settlement of the consideration will be effected in the manner prescribed in paragraph 15 of the letter from Lehman Brothers not later than 14 calendar days after the later of the date on which the offer becomes wholly unconditional and the date of receipt of a valid and complete acceptance form from such Merant securityholder.

(e)	The terms, provisions, instructions and authorities contained in the acceptance forms also constitute part of the terms of the offer. A word or expression defined in this document has the same meaning when used in an acceptance form, unless the context requires otherwise. The provisions of this Appendix shall be deemed to be incorporated in the acceptance forms.

(f)	Any omission or failure to dispatch this document, the acceptance forms, any other documents relating to the offer or any notice required to be dispatched under the terms of the offer to, or any failure to receive the same by, any person to whom the offer is, or should be, made will not in any way invalidate the offer or create any implication that the offer has not been made to any such person. Subject to the provisions of paragraph 9 of Part B of this Appendix, the offer is made to any Merant securityholder to whom this document and the acceptance forms or any related document may not have been dispatched or who may not receive such documents, and these persons may collect the relevant documents from the UK Receiving Agent, the US Depositary or the Information Agent at the addresses set forth in the section of this document entitled “Further Information”.

(g)

Subject to the City Code, SERENA and Lehman Brothers reserve the right to treat as valid in whole or in part any acceptance of the offer if received by the UK Receiving Agent or the US Depositary or otherwise on behalf of SERENA which is not entirely in order or in the correct form or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificates, Merant ADRs and/or other documents of title which are received by them in a form or at a place or places other than as set out in this document or the relevant acceptance form. In that event, no issue of new SERENA shares or payment of cash under the offer will be made until after the acceptance is entirely in order and (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s), Merant ADRs and/or other document(s) of title or indemnities satisfactory to SERENA have been received by the UK Receiving Agent or the US Depositary, as the case may be.

(h)	If all of the conditions have been either satisfied, fulfilled or, to the extent permitted, waived and SERENA has acquired or contracted to acquire, pursuant to the offer or otherwise, at least 90 per cent. in nominal value of the Merant shares (including Merant shares represented by Merant ADSs) to which the offer relates, before the end of the four month period provided by the Companies Act, SERENA will be entitled, and intends, to acquire the remaining Merant securities on the same terms as the offer pursuant to the compulsory acquisition procedure set out in sections 428 to 430E of the Companies Act (see paragraph 11 of Appendix 5 and Appendix 6 to this document). When the offer becomes or is declared unconditional in all respects, SERENA intends to procure the making of an application by Merant for the removal of Merant shares from the Official List of the UK Listing Authority and for the cancellation of trading in Merant shares on the London Stock Exchange market for listed securities and also for the delisting of Merant ADSs and Merant shares from Nasdaq. The Merant shares do not trade in Nasdaq and are listed on Nasdaq only in connection with the Merant ADS programme. It is anticipated that cancellation of listing from the Official List and cancellation of trading on the London Stock Exchange will take effect no earlier than 20 business days after the offer becomes or is declared unconditional in all respects. Delisting would significantly reduce the liquidity and marketability of any Merant securities with respect to which valid acceptances were not received in the offer. SERENA will make an announcement at least 20 business days prior to cancellation of listing from the Official List and the cancellation of trading on the London Stock Exchange specifying the exact date upon which Merant shares will be delisted. While it is anticipated that cancellation of both listings will take place at the same time, cancellation of the listing of the Merant ADSs and Merant shares on Nasdaq could take place earlier than cancellation of the listing and trading of the Merant shares on the Official List of the UK Listing Authority and the London Stock Exchange, respectively.

(i)	All powers of attorney, appointments of agents and authorities on the terms conferred by or referred to in this Appendix or in the acceptance forms are given by way of security for the performance of the obligations of the relevant Merant securityholders and are irrevocable in accordance with section 4 of the Powers of Attorney Act 1971, except in the circumstances where the donor of the power of attorney or authority validly withdraws the donor’s acceptance in accordance with paragraph 4 of Part B of this Appendix 1.

(j)	No acknowledgement of receipt of any acceptance form, share certificate, Merant ADR or other document of title will be given. All communications, notices, certificates, Merant ADRs, documents of title and remittances to be delivered by, and sent to or from, Merant securityholders (or their designated agent(s)) will be delivered or sent at their own risk.

(k)	If a Merant securityholder has existing SERENA shares, the mandates, instructions and instruments in force for the existing SERENA shares will continue in force in relation to new SERENA shares received under the offer.

(l)	SERENA and Lehman Brothers reserve the right to notify any matter, including the making of the offer, to all or any Merant securityholders:

(i)	with a registered address outside the United Kingdom and the United States; or

(ii)	whom SERENA or Lehman Brothers knows to be a custodian, trustee or nominee holding Merant securities for persons who are citizens, residents or nationals of jurisdictions outside the United Kingdom and the United States, by announcement in the United Kingdom to the London Stock Exchange and in the United States to the Dow Jones News Service or in any other appropriate manner or by paid advertisement in newspapers published and circulated in the United Kingdom and the United States. Such notice will be deemed to have been sufficiently given, despite any failure by a Merant securityholder to receive or see that notice. A reference in this document to a notice or the provision of information in writing by or on behalf of SERENA is to be construed accordingly. No such document will be sent to an address in Canada, Australia or Japan.

(m)	The offer is made at 3.00 pm (London time), 10.00 am (New York City time), on 18 March 2004 and is capable of acceptance from and after that time. Acceptance forms and copies of this document may be collected from the UK Receiving Agent, the US Depositary or the Information Agent at one of the addresses set forth in the section of this document entitled “Further Information.” The offer is made in the United States by SERENA on its own behalf. The terms and conditions set forth in the letter from Lehman Brothers apply equally to such offer.

(n)	This offer will be announced by means of a release to the UK Regulatory News Service on 18 March 2004.

(o)	The offer, all acceptances of the offer, all elections in respect of it and the contract to which it gives rise, are governed by and will be construed in accordance with English law. Execution by or on behalf of a Merant securityholder of an acceptance form constitutes the securityholder’s irrevocable submission to the jurisdiction of the courts of England in relation to all matters arising in connection with the offer. However, the conduct of the offer is also subject to US federal securities laws and the securities laws of the US states and other jurisdictions in the US in which the offer is being made if, and to the extent, applicable to the offer.

(p)	References in paragraphs 10, 11 and 12(i) of this Part B to a Merant securityholder, a holder of Merant shares and a holder of Merant ADSs will include references to the person or persons executing the acceptance form and in the event of one or more than one such person executing an acceptance form, such provisions shall apply to them jointly.

(q)	In relation to any acceptance of the offer in respect of a holding of Merant shares which are in uncertificated form, SERENA reserves the right to make such alterations, additions or modifications as may be necessary or desirable to give effect to any purported acceptance of the offer, whether in order to comply with the facilities or requirements of CREST or otherwise, provided such alterations, additions or modifications are consistent with the requirements of the City Code or are otherwise made with the consent of the Panel.

(r)	All references in this Appendix to any statute or statutory provision shall include a statute or statutory provision which amends, consolidates or replaces the same (whether before or after the date hereof).

(s)	Fractions of new SERENA shares will not be allotted or issued to accepting Merant securityholders. To the extent that Merant securityholders are entitled to fractional shares, those fractional entitlements will be aggregated and sold in the market and the net proceeds of sale distributed pro rata to the holders of Merant shares and Merant ADSs entitled to them. In the case of holders of Merant ADSs, such payment will be made in US dollars, and in the case of holders of Merant shares, such payment will be made in pounds sterling, the applicable proceeds having been converted from US dollars at a prevailing exchange rate selected by SERENA at the relevant time. Individual entitlements to amounts of less than £2.50 (US $4.50 based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) will not be paid to Merant securityholders, but will be retained for the benefit of the combined companies.

(t)	The Merant securities will be acquired by SERENA pursuant to the offer fully paid and free from all liens, equities, charges, equitable interests, encumbrances and other third party rights and interests of any nature whatsoever and together with all rights now or hereafter attaching thereto, including the right to receive and retain all dividends and other distributions, if any, declared, made or payable after 3 March 2004.

(u)	The new SERENA shares will be credited as fully paid, will rank pari passu in all respects with existing SERENA shares, dividends and other distributions declared, paid or made by reference to a record date after 3 March 2004. Appropriate adjustments to the number of SERENA shares paid in the offer will be made if SERENA effects a stock split, stock dividend or reverse stock split.

9.    OVERSEAS MERANT SECURITYHOLDERS

(a)

The making of the offer in, or to certain persons resident in, or nationals or citizens of, jurisdictions outside the United Kingdom or the United States or to their nominees or trustees may be prohibited or affected by the laws of the relevant jurisdiction. Merant securityholders who are persons, citizens, residents or nationals of jurisdictions outside the United Kingdom and the United States should inform themselves about and observe any applicable legal requirements. It is the responsibility of such Merant securityholders wishing to accept the offer to satisfy themselves as to the full observance of the laws of the relevant jurisdiction in connection with the offer. This includes the obtaining of any governmental, exchange control or other consents which may be required, compliance with other necessary formalities needing to be observed and the payment of any issue, transfer or other taxes due in that jurisdiction by whomsoever payable and SERENA and Lehman Brothers and any persons acting on their behalf will be fully indemnified and held harmless by any Merant securityholder for whom SERENA or Lehman Brothers are required to pay any issue, transfer or other taxes.

(b)	The offer is not being made, directly or indirectly, in or into Canada, Australia or Japan or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or of any facility of a national securities exchange of Canada, Australia or Japan. This includes, but is not limited to, e-mail, facsimile transmission, telex and telephone. Accordingly, copies of this document, the acceptance forms, and any related offering documents are not being, and must not be mailed, forwarded or otherwise distributed or sent in, into or from Canada, Australia or Japan. Persons receiving such documents (including, without limitation, custodians, nominees and trustees) must not distribute, mail or send them in, into or from Canada, Australia or Japan or use the Canadian, Australian or Japanese mails or any such means, instrumentality or facility for any purpose directly or indirectly in connection with the offer, and so doing may invalidate any related purported acceptance of the offer. Envelopes containing acceptance forms in respect of the offer must not be postmarked in Canada, Australia or Japan or otherwise dispatched from those jurisdictions and all acceptors must provide addresses outside Canada, Australia or Japan for the receipt of the consideration to which they are entitled under the offer or for the return of acceptance forms or documents of title.

(c)	Subject as provided below, a Merant securityholder will be deemed not to have accepted the offer if:

(i)	the securityholder puts “NO” in Box 7 of the form of acceptance and thereby cannot give the representations and warranties set out in paragraphs 11(b) and 12(i)(ii)(dd) of Part B of this Appendix;

(ii)	the securityholder completes the relevant Box of the acceptance form with an address in Canada, Australia or Japan or has a registered address in Canada, Australia or Japan and in either case the securityholder does not insert in the relevant Box of the acceptance form the name and address of a person or agent outside Canada, Australia or Japan to whom the securityholder wishes the consideration to which the securityholder is entitled under the offer to be sent;

(iii)	the securityholder inserts in the relevant Box of the acceptance form the name and address of a person or agent in Canada, Australia or Japan to whom the securityholder wishes the consideration to which the securityholder is entitled under the offer to be sent; or

(iv)	the acceptance form received from the securityholder is in an envelope postmarked in, or which otherwise appears to SERENA or its agents to have been sent from, Canada, Australia or Japan.

(d)	If any person, despite the restrictions referred to in paragraph 9(b) of Part B of this Appendix and whether pursuant to a contractual or legal obligation or otherwise, forwards this document, the acceptance form or any related offering document in, into or from Canada, Australia or Japan or uses the mails or any means or instrumentality (including, without limitation, e-mail, facsimile transmission, telex and telephones) of interstate or foreign commerce of, or any facilities of a national securities exchange of Canada, Australia or Japan in connection with that forwarding, that person should:

(i)	inform the recipient of that fact;

(ii)	explain to the recipient that such action may invalidate any purported acceptance by the recipient; and

(iii)	draw the attention of the recipient to this paragraph 9.

(e)	If any written notice from a Merant securityholder withdrawing such securityholder’s acceptance in accordance with paragraph 4 of Part B of this Appendix 1 is received in an envelope postmarked in, or which otherwise appears to SERENA or its agents to have been sent from Canada, Australia or Japan, SERENA reserves the right, in its absolute discretion, to treat that notice as invalid.

(f)	The provisions of this paragraph 9 and any other terms of the offer relating to overseas holders of Merant securities may be waived, varied or modified as regards specific Merant securityholders or on a general basis by SERENA in its sole discretion. Subject to this discretion, the provisions of this paragraph 9 supersede any terms of the offer inconsistent with them. A reference in this paragraph 9 to a Merant securityholder includes the person or persons executing the acceptance form and, in the event of more than one person executing an acceptance form, the provisions of this paragraph 9 apply to them jointly and severally.

10.    PROCEDURES FOR ACCEPTING THE OFFER IN RESPECT OF MERANT SHARES

(a)	Holders of Merant shares will have received with this document a form of acceptance. This section should be read together with the form of acceptance. The provisions of this section shall be deemed to be incorporated in, and to form a part of, the form of acceptance. The instructions printed on the form of acceptance shall be deemed to form part of the terms of the offer.

If a holder of Merant shares holds Merant shares in both certificated and uncertificated (that is, CREST) form, such holder should complete a separate form of acceptance for each holding. Similarly, such holder should complete a separate form of acceptance for Merant shares held in uncertificated form, but under different member account IDs, and for Merant shares held in certificated form, but under different designations.

(b)	To accept the offer, any Merant shareholder, including any person in the US who holds Merant shares, wishing to accept the offer in respect of all or any portion of such holder’s Merant shares, should complete Box 1 and Box 2 and, if applicable, complete Boxes 3A or 3B, 4, 7, or 8 and, if such holder’s Merant shares are in CREST, Box 6 on the form of acceptance. In all cases, Merant shareholders should then sign and date Box 5 of the form of acceptance in accordance with the instructions printed on it. All Merant shareholders who are individuals should sign the form of acceptance in the presence of a witness, who should also sign Box 5 in accordance with the instructions printed on it. Unless witnessed, an acceptance will not be valid.

(c)	An accepting Merant shareholder should return the completed, signed and (if you are an individual) witnessed form of acceptance, whether or not such Merant shares are in CREST, to the UK Receiving Agent. The completed form of acceptance, together, if such holder’s Merant shares are in certificated form, with such holder’s share certificate(s) and/or other document(s) of title, must be lodged with the UK Receiving Agent, as soon as possible, but in any event so as to arrive NOT LATER THAN 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME) ON 15 APRIL 2004.

If you have any questions as to how to complete the form of acceptance please contact either (i) the UK Receiving Agent on 0870 162 3100, or if calling from outside the UK +44 20 8639 2157 or (ii) the Information Agent on 1 (800) 859-8509 if from the US, or 0800 917 8414 if from the UK or +44 20 7920 9700 from outside the UK.

(d)	If Merant shares are in uncertificated form, the holder should insert in Box 6 of the form of acceptance the participant ID and member account ID under which such Merant shares are held by him in CREST and otherwise complete and return the form of acceptance as described above. In addition, such holders should take (or procure to be taken) the action set out below to transfer the Merant shares in respect of which he wishes to accept the offer to an escrow balance, specifying the UK Receiving Agent (in its capacity as a CREST participant under the participant ID referred to below) as the escrow agent, as soon as possible but in any event so that the transfer to escrow settles NOT LATER THAN 3.00 PM (LONDON TIME), 10.00 AM (NEW YORK CITY TIME) ON 15 APRIL 2004.

(e)	IF THE MERANT SECURITYHOLDER IS A CREST SPONSORED MEMBER, SUCH HOLDER SHOULD REFER TO THE HOLDER’S CREST SPONSOR BEFORE TAKING ANY ACTION. Such holder’s sponsor will be able to confirm details of such holder’s participant ID and the member account ID under which such holder’s Merant shares are held. In addition, only the holder’s CREST sponsor will be able to send the TTE Instruction to CRESTCo in relation to the holder’s Merant shares.

(f)	If Merant shares are in uncertificated form, the holder of such Merant shares should send (or, if the holder is a CREST sponsored member, procure that the holder’s CREST sponsor sends) a TTE Instruction to CRESTCo which must be properly authenticated in accordance with CRESTCo’s specifications and which must contain, in addition to the other information that is required for a TTE Instruction to settle in CREST, the following details:

(i)	the number of Merant shares to be transferred to an escrow balance;

(ii)	the member account ID of such Merant shareholder. This must be the same member account ID as the member account ID that is inserted in Box 6 of the form of acceptance;

(iii)	the participant ID of such Merant shareholder. This must be the same participant ID as the participant ID that is inserted in Box 6 of the form of acceptance;

(iv)	the participant ID of the escrow agent (the UK Receiving Agent in its capacity as a CREST receiving agent). This is RA10;

(v)	the member account ID of the escrow agent. This is MERANT;

(vi)	the form of acceptance Reference Number. This is the form of acceptance Reference Number that appears next to Box 6 on page 3 of the form of acceptance. This Reference Number should be inserted in the first eight characters of the shared note field on the TTE Instruction. Such insertion will enable the UK Receiving Agent to match the transfer to escrow to your form of acceptance. The holder of such shares should keep a separate record of this form of acceptance Reference Number for future reference;

(vii)	the Intended Settlement Date. This should be as soon as possible and in any event not later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004;

(viii)	the Corporate Action Number for the offer. This is allocated by CRESTCo and can be found by viewing the relevant Corporate Action Details in CREST;

(ix)	the Corporate Action ISIN. This is GB 0002483831; and

(x)	input with Standard Delivery instruction of 80.

(g)	After settlement of the TTE Instruction, such Merant shareholder will not be able to access the Merant shares concerned in CREST for any transaction or charging purposes. If all of the conditions are either satisfied, fulfilled or, to the extent permitted, waived, the escrow agent will transfer the Merant shares concerned to itself in accordance with paragraph 11(d) of Part B of this Appendix.

(h)	Such Merant shareholder is recommended to refer to the CREST Manual published by CRESTCo for further information on the CREST procedures outlined above. For ease of processing, such holder is requested, wherever possible, to ensure that a form of acceptance relates to only one transfer to escrow.

(i)	If no form of acceptance Reference Number, or an incorrect form of acceptance Reference Number, is included on the TTE Instruction, SERENA may treat any amount of Merant shares transferred to an escrow balance in favour of the escrow agent specified above from the participant ID and member account ID identified in the TTE Instruction as relating to any Form(s) of Acceptance which relate(s) to the same member account ID and participant ID (up to the amount of Merant shares inserted or deemed to be inserted on the Form(s) of Acceptance concerned).

(j)	Such Merant shareholder should note that CRESTCo does not make available special procedures, in CREST, for any particular corporate action. Normal system timings and limitations will therefore apply in connection with a TTE Instruction and its settlement. Such holder should therefore ensure that all necessary action is taken by him (or by such holder’s CREST sponsor) to enable a TTE Instruction relating to such holder’s Merant shares to settle prior to 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004. In this connection such holder is referred in particular to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

(k)	SERENA will make an appropriate announcement if any of the details contained in this paragraph 10 alter for any reason.

(l)	Normal CREST procedures (including timings) apply in relation to any Merant shares that are, or are to be, converted from uncertificated to certificated form, or from certificated to uncertificated form, during the course of the offer (whether any such conversion arises as a result of a transfer of Merant shares or otherwise). Merant shareholders who are proposing so to convert any Merant shares are recommended to ensure that the conversion procedures are implemented in sufficient time to enable the person holding or acquiring the Merant shares as a result of the conversion to take all necessary steps in connection with an acceptance of the offer (in particular, as regards delivery of share certificates or other documents of title or transfers to an escrow balance as described above) prior to 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004.

(m)	If the share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, the form of acceptance should nevertheless be completed, signed and sent as stated above to the UK Receiving Agent so as to be received as soon as possible, but in any event no later than 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004, together with any share certificate(s) and/or other document(s) of title that is/are available, accompanied by a letter stating that the balance will follow or that the accepting holder has lost one or more of such holder’s share certificate(s) and/or other documents of title. If the share certificate(s) and/or other document(s) of title are lost, the accepting holder should request the registrar of Merant, Lloyds TSB Registrars, The Causeway, Worthing, West Sussex BN99 6DA, United Kingdom, to send him a letter of indemnity for completion in accordance with the instructions given. When completed, the letter of indemnity must be lodged with the UK Receiving Agent in accordance with the instructions given, in support of the form of acceptance. SERENA may treat as invalid, to the extent that it so determines in its absolute discretion, any acceptance which it has reason to believe has been delivered in breach of obligations owed to a third party by the person delivering it, including (if relevant) any obligation of the ADS Depositary under the Amended and Restated Deposit Agreement dated as at 16 March 1998 relating to the Merant ADSs.

11.    FORM OF ACCEPTANCE FOR MERANT SHAREHOLDERS

Each holder of Merant shares who executes and lodges or has executed and lodged on such holder’s behalf a form of acceptance with the UK Receiving Agent, subject to the rights of withdrawal set out in this document, irrevocably undertakes, represents, warrants and agrees to and with SERENA, Lehman Brothers, the UK Receiving Agent (and so as to bind such holder, such holder’s heirs, successors and assigns and such holder’s personal or legal representatives) to the following effect:

(a)	that the execution of the form of acceptance shall constitute:

(i)	an acceptance of the offer in respect of the number of Merant shares inserted or deemed to be inserted in Box 1 of the form of acceptance;

(ii)	an irrevocable authority and request to SERENA and/or its agents to procure the issue to such Merant shareholder of such new SERENA shares to which such Merant shareholder becomes entitled under the offer;

(iii)	if Box 3A or Box 3B of the form of acceptance is completed, an election under the mix and match election to receive, subject to availability as a result of offsetting elections:

(aa)	new SERENA shares instead of the cash consideration to which he would otherwise have been entitled to in consequence of the basic terms of the offer in respect of the number of Merant shares inserted, or deemed to be inserted, in Box 3A; or

(bb)	cash instead of the new SERENA shares to which he would otherwise have been entitled to in consequence of the basic terms of the offer in respect of the number of Merant shares inserted, or deemed to be inserted, in Box 3B;

(iv)	an agreement to execute any further documents and give any further assurances which may be required to enable SERENA to obtain the full benefit of paragraph 10 of Part B of this Appendix and this paragraph 11 and/or to perfect any of the authorities expressed to be given hereunder;

in each case on and subject to the terms and conditions set out or referred to in this document and the form of acceptance;

(b)	unless “NO” is put in Box 7 of the form of acceptance that such Merant shareholder;

(i)	has not received or sent copies or originals of this document, the form of acceptance or any related offering document in, into or from Canada, Australia or Japan;

(ii)	has not used in connection with the offer or the execution or delivery of the form of acceptance, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, e-mail, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of Canada, Australia or Japan;

(iii)	has not mailed or otherwise sent the form of acceptance into or from Canada, Australia or Japan or signed in any of those jurisdictions and such Merant shareholder is accepting the offer from outside Canada, Australia or Japan; and

(iv)	is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the offer from outside Canada, Australia or Japan;

(c)	that the execution of the form of acceptance constitutes, subject to the offer becoming unconditional in all respects in accordance with its terms and to an accepting Merant shareholder not having validly withdrawn such shareholder’s acceptance, the irrevocable appointment of any director of, or any person authorised by, SERENA or Lehman Brothers as such shareholder’s agent and/or attorney with an irrevocable instruction and authorisation to:

(i)	complete and execute all or any form(s) of transfer, renunciation or other document in relation to the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix 1 in favour of SERENA or as SERENA or its agents may direct;

(ii)	deliver any form(s) of transfer, renunciation or other document with any certificate or other document of title for registration within six months of the offer becoming unconditional in all respects; and

(iii)	take any other action as the agent and/or attorney may think necessary or expedient in connection with such shareholder’s acceptance of the offer and/or the mix and match election and to vest in SERENA (or as it may direct) the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix;

(d)	that the execution of the form of acceptance and its delivery to the UK Receiving Agent constitutes an irrevocable appointment of the UK Receiving Agent as such Merant shareholder’s attorney and/or agent and an irrevocable instruction and authority to such attorney and/or agent:

(i)	subject to the offer becoming unconditional in all respects and such shareholder not having validly withdrawn such shareholder’s acceptance, to transfer to SERENA (or to such other person or persons as SERENA or its agent may direct) by means of CREST all or any of the Relevant Merant shares (but not exceeding the number of Merant shares in respect of which the offer is accepted or deemed to be accepted); and

(ii)	if the offer does not become unconditional in all respects, to give instructions to CRESTCo immediately after the offer lapses (or within such longer period as the Panel may permit, not exceeding 14 calendar days of the offer lapsing) to transfer all relevant Merant shares to the original available balance of the accepting Merant shareholder.

In this paragraph, “relevant Merant shares” means Merant shares in uncertificated form in respect of which a transfer or transfers to escrow has or have been effected in accordance with the procedures described in paragraph 10 of Part B of this Appendix and where the transfer or transfers to escrow was or were made in respect of Merant shares held under the same member account ID and participant ID as the member account ID and participant ID relating to the relevant form of acceptance (but irrespective of whether or not any form of acceptance Reference Number, or a form of acceptance Reference Number corresponding to that appearing on the relevant form of acceptance, was included in the relevant transfer to escrow instruction);

(e)	that the execution of the form of acceptance constitutes, subject to the offer becoming unconditional in all respects and to an accepting Merant shareholder not having validly withdrawn such shareholder’s acceptance, an irrevocable authority and request:

(i)	to Merant or its agents to procure the registration of the transfer of the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix and, in respect of Merant shares that are in certificated form, the delivery of the share certificate(s) and other document(s) of title in respect of the Merant shares to SERENA or as it may direct;

(ii)	if the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix are in certificated form, to SERENA or its agents to procure the dispatch by post (or by such other method as may be approved by the Panel) of a cheque for the cash consideration to which he is entitled under the offer;

(iii)	if the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix are in uncertificated form, to SERENA or its agents to ensure that a payment obligation is created in favour of the Merant shareholder’s payment bank in accordance with the CREST payment arrangements in respect of any cash consideration to which that shareholder is entitled; and

(iv)	To SERENA, Merant or their respective agents to record and act on any instructions with regard to payments or notices which have been entered in the records of Merant in respect of such shareholder’s holding of Merant shares;

(f)	that the execution of the form of acceptance constitutes such shareholder’s agreement that SERENA may decide to dispatch all or part of the consideration payable to a Merant shareholder whose Merant shares are in uncertificated form in accordance with paragraph 11(e)(ii) of Part B of this Appendix;

(g)	that the execution of the form of acceptance gives a separate authority to any director of, or person authorised by, SERENA or Lehman Brothers within the terms of paragraph 7 of Part B of this Appendix;

(h)	that, subject to the offer becoming unconditional in all respects and the holder not having validly withdrawn the holder’s acceptance (or if the offer will become unconditional in all respects or lapse on the outcome of the resolution in question or if the Panel gives its consent) and pending registration:

(i)	SERENA or its agent shall be entitled to direct the exercise of any votes and any other rights and privileges (including the right to requisition the convening of a general or separate class meeting of Merant) attaching to the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix;

(ii)	the execution of the form of acceptance by the Merant shareholder, in respect of the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix, constitutes an authority to Merant or its agent to send any notice, circular, warrant or other document or communication which may be required to be sent to him as a member of Merant (including any share certificate(s) or other documents of title used as a result of conversion of such offeree Shares into certificated form) to SERENA, care of the UK Receiving Agent;

(iii)	the execution of the form of acceptance by the Merant shareholder, in respect of the Merant shares comprised in such acceptance and in respect of which such acceptance has not been validly withdrawn, constitutes an authority to any director of, or person authorised by, SERENA or Lehman Brothers to sign any document and do such things as may in the opinion of that agent and/or attorney seem necessary or desirable in connection with the exercise of any votes or other rights or privileges attaching to the Merant shares held by such shareholder (including, without limitation, signing any consent to short notice of a general or separate class meeting as such shareholder’s agent and/or attorney and on such shareholder’s behalf and executing a form of proxy appointing any person nominated by SERENA to attend general and separate class meetings of Merant and attending any such meeting and exercising the votes attaching to the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix on such shareholder’s behalf, where relevant, such votes to be cast so far as possible to satisfy any outstanding Condition of the offer); and

(iv)	the execution of the form of acceptance by the Merant shareholder, in respect of the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix, constitutes an agreement not to exercise any such rights without the consent of SERENA and irrevocably undertakes not to appoint a proxy for or to attend such general or separate class meetings of Merant.

This authority will cease to be valid if the acceptance is validly withdrawn in accordance with paragraph 4 of Part B of this Appendix;

(i)	that the holder will deliver to the UK Receiving Agent, or procure the delivery to the UK Receiving Agent of, the holder’s share certificates and/or other document(s) of title in respect of those Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix that are in certificated form, or an indemnity acceptable to SERENA, as soon as possible and in any event within two months of the offer becoming unconditional in all respects;

(j)	that the holder is the sole legal and beneficial owner of the Merant shares in respect of which the offer is accepted or deemed to be accepted or the holder is the legal owner of such Merant shares and has the necessary capacity and authority to execute the form of acceptance;

(k)	that the holder agrees and acknowledges that the holder is not a customer (as defined in the rules of The Financial Services Authority) of Lehman Brothers in connection with the offer;

(l)	that the holder will take (or procure to be taken) the necessary action to transfer all those Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix that are in uncertificated form in respect of which the offer has been accepted and not validly withdrawn to an escrow balance as soon as possible and in any event so that the transfer to escrow settles within two months of the offer becoming unconditional in all respects;

(m)	that if for any reason any Merant shares in respect of which a transfer to an escrow balance has been effected are converted to certificated form, the holder will immediately deliver or ensure the immediate delivery of the share certificates or other documents of title in respect of all those Merant shares that are converted to the UK Receiving Agent at the address specified in the section of this document entitled “Further Information”;

(n)	that the creation of a payment obligation in favour of the holder’s payment bank in accordance with the CREST payment arrangements as referred to in paragraph 11(e)(iii) of Part B of this Appendix will, to the extent of the obligation so created, discharge fully any obligation of SERENA or Lehman Brothers to pay to him the cash consideration to which the holder is entitled under the offer;

(o)	that the holder will do everything as shall in the opinion of SERENA or its agents be necessary or expedient to vest in SERENA or its nominees the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix and to enable the UK Receiving Agent to perform its functions as escrow agent for the purposes of the offer;

(p)	that the holder agrees to ratify everything which may be done or effected by any director of, or person authorised by, SERENA, Lehman Brothers or the UK Receiving Agent in exercise of any of the powers and/or authorities under Part B of this Appendix;

(q)	that, if any provision of Part B of this Appendix will be unenforceable or invalid or will not operate so as to afford SERENA, Lehman Brothers or the UK Receiving Agent or any of their respective directors or persons authorised by them, the benefit of the authority expressed to be given in Part B of this Appendix, the holder will, with all practicable speed, do everything that may be required or desirable to enable SERENA, Lehman Brothers and the UK Receiving Agent and any of their respective directors or persons authorised by them to secure the full benefit of Part B of this Appendix;

(r)	that the holder represents and warrants that the holder is entitled to sell and transfer the beneficial ownership of the Merant shares referred to in paragraph 11(a)(i) of Part B of this Appendix and that such Shares are sold fully paid and free from all liens, equities, charges, encumbrances and other interests and together with all rights attaching to them on or after 15 April 2004 including without limitation, the right to receive and retain all dividends and other distributions declared, made or payable after that date;

(s)	that such holder agrees that the terms and conditions of the offer are deemed to be incorporated in, and form part of, the form of acceptance which shall be read and construed accordingly;

(t)	that such holder agrees that, on execution, the form of acceptance takes effect as a deed; and

(u)	that such holder agrees that the execution of the form of acceptance constitutes such holder’s submission to the jurisdiction of the courts of England in relation to all matters arising in connection with the offer and the form of acceptance and that nothing shall limit the right of SERENA and/or Lehman Brothers to bring any action, suit or proceeding arising out of or in connection with the offer and the form of acceptance in any other manner permitted by law or in any court of competent jurisdiction.

A reference in this paragraph 11 to a holder of Merant shares includes a reference to the person or persons executing the form of acceptance and in the event of more than one person executing a form of acceptance, the provisions of this paragraph 11 will apply to them jointly and to each of them.

12.    PROCEDURES FOR ACCEPTANCE IN RESPECT OF MERANT ADSs

(a)	Letter of transmittal/Notice of guaranteed delivery

If you are a holder of Merant ADSs evidenced by Merant ADRs, you will have also received a letter of transmittal and a notice of guaranteed delivery for use in connection with the offer. This section should be read together with the instructions on the letter of transmittal. The provisions of this paragraph 12 shall be deemed to be incorporated in, and form a part of, the relevant letter of transmittal. The instructions printed on the relevant letter of transmittal shall be deemed to form part of the terms of the offer.

(b)	Valid tendering

For a holder of Merant ADSs evidenced by Merant ADRs to tender such Merant ADSs validly pursuant to the offer, either:

(i)

a properly completed and duly executed letter of transmittal, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by the letter of transmittal, must be received by the US Depositary at one of its addresses set out in the section of this document entitled “Further Information” and either the Merant ADRs evidencing such Merant ADSs must be received by the US Depositary at one of such addresses or such Merant

ADRs evidencing such Merant ADSs must be delivered pursuant to the procedure for book-entry transfer set forth below (and a Book-Entry Confirmation received by the US Depositary in accordance with such procedures); or

(ii)	such holder must comply with the guaranteed delivery procedures set out in paragraph 12(h) below.

The offer in respect of Merant ADSs evidenced by Merant ADRs shall be validly accepted by: (i) delivery of a letter of transmittal, the relevant Merant ADRs evidencing Merant ADSs and other required documents to the US Depositary by a holder of Merant ADSs (without any further action by the US Depositary) subject to the terms and conditions set out in this document and the letter of transmittal; or (ii) completion of the book-entry transfer procedures described below. The acceptance of the offer by a tendering holder of Merant ADSs evidenced by Merant ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering holder of Merant ADSs and SERENA upon the terms and subject to the conditions of the offer. Accordingly, references in this document and in the letter of transmittal to a tender of Merant ADS shall be construed to mean an acceptance of the offer in respect of such Merant ADS upon the terms and subject to the conditions of the offer. If a Merant ADR evidencing a Merant ADS has been tendered by a holder of Merant ADSs, the Merant shares represented by such Merant ADSs may not be tendered independently by such holder of Merant shares. A letter of transmittal and other required documents contained in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to SERENA or its agents to have been sent from Canada, Australia or Japan may be rejected as invalid.

(c)	Book-entry transfer

The US Depositary will establish an account at each of the Book-Entry Transfer Facilities with respect to interests in Merant ADSs evidenced by Merant ADRs held in book-entry form for the purposes of the offer within two business days from the date of this document. Any financial institution that is a participant in any of the Book-Entry Transfer Facility’s systems may make book-entry delivery of interests in Merant ADSs by causing a Book-Entry Transfer Facility to transfer such interests in Merant ADSs into the US Depositary’s account at such Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility’s procedures for such transfer.

Although delivery of interests in Merant ADSs evidenced by Merant ADRs may be effected through book-entry transfer into the US Depositary’s account at a Book-Entry Transfer Facility, either:

(i)	the letter of transmittal, properly completed and duly executed, together with any required signature guarantees; or

(ii)	an Agent’s Message,

and, in either case, any other required documents, must in any case be transmitted to, and received by, the US Depositary at one of its addresses set out in the section of this document entitled “Further Information” before Merant ADSs evidenced by Merant ADRs will be either counted as a valid acceptance, or purchased, or such holder must comply with the Guaranteed Delivery Procedures described below. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the US Depositary.

(d)	Method of delivery

The method of delivery of Merant ADRs, letters of transmittal and all other required documents is at the option and risk of the tendering holder of Merant ADSs. Merant ADSs will be deemed delivered only when the Merant ADRs representing such Merant ADSs are actually received by the US Depositary (including in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No acknowledgement of receipt of documents will be given by, or on behalf of, SERENA.

(e)	Signature guarantees

No signature guarantee is required on the letter of transmittal if:

(i)	the letter of transmittal is signed by the registered holder of the Merant ADSs tendered therewith and such registered holder has not completed either the Box entitled “Special Delivery Instructions” or the Box entitled “Special Payment Instructions” in the letter of transmittal; or

(ii)	such Merant ADSs are tendered for the account of an Eligible Institution.

In all other cases, all signatures on letters of transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 to the letter of transmittal.

(f)	Merant ADSs and Merant ADRs

If the Merant ADSs are registered in the name of a person other than the person who signs the letter of transmittal, then the tendered Merant ADRs must be endorsed or accompanied by appropriate stock powers, signed exactly as the name or names of the registered owner or owners appear on the Merant ADRs, with the signatures on the Merant ADRs or stock powers guaranteed as aforesaid. See Instruction 5 to the letter of transmittal.

(g)	Partial acceptances (not applicable to book-entry holders of Merant ADSs)

If fewer than all of the Merant ADSs evidenced by any Merant ADRs delivered to the US Depositary are to be tendered, the holder thereof should so indicate in the letter of transmittal by filling in the number of Merant ADSs which are tendered in the Box entitled “Number of ADSs Tendered”. In such case, a new Merant ADR for the remainder of the Merant ADSs represented by the former Merant ADR will be sent to the person(s) signing such letter of transmittal (or as such person properly indicates thereon) as promptly as practicable following the date the tendered Merant ADSs are purchased. All Merant ADSs delivered to the US Depositary will be deemed to have been tendered unless otherwise indicated. See Instruction 4 to the letter of transmittal. In the case of partial tenders, Merant ADSs not tendered will not be reissued to a person other than the registered holder.

(h)	Guaranteed delivery procedures

(i)	If a holder of Merant ADSs evidenced by Merant ADRs wishes to tender Merant ADSs pursuant to the offer and the Merant ADRs evidencing such Merant ADSs are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the US Depositary whilst the offer remains open for acceptance, such holder’s tender of Merant ADSs may be effected if all of the following conditions are satisfied, referred to as the Guaranteed Delivery Procedures:

(aa)	such tender is made by or through an Eligible Institution;

(bb)	a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by SERENA is received by the US Depositary, as provided below, whilst the offer remains open for acceptance; and

(cc)	the Merant ADRs evidencing all tendered Merant ADSs (or, in the case of Merant ADSs held in book-entry form, timely confirmation of the book-entry transfer of such interests in Merant ADSs into the US Depositary’s account at a Book-Entry Transfer Facility as described above) together with a properly completed and duly executed letter of transmittal with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by the letter of transmittal, are received by the US Depositary within three Nasdaq business days after the date of execution of such notice of guaranteed delivery.

(ii)	The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the US Depositary and must include a signature guarantee by an Eligible Institution in the form set out in such notice of guaranteed delivery.

(iii)	Receipt of a notice of guaranteed delivery will not be treated as a valid acceptance for the purpose of satisfying the Acceptance Condition. To be counted towards satisfaction of this requirement, the Merant ADRs evidencing Merant ADSs referred to in the notice of guaranteed delivery must be received prior to the relevant closing date by the US Depositary (or, in the case of interests in Merant ADSs evidenced by Merant ADRs held in book-entry form, timely confirmation of a book-entry transfer of such interests in Merant ADSs into the US Depositary’s account at a Book-Entry Transfer Facility pursuant to the procedures set out above) together with a duly executed letter of transmittal with any required signature guarantees (or, in the case of a book-entry transfer an Agent’s Message) and any other required documents.

(i)	Other requirements

By executing the letter of transmittal as set out above, the tendering holder of Merant ADSs evidenced by Merant ADRs will agree that, effective from and after the date all conditions are either satisfied, fulfilled or, to the extent permitted, waived (unless the tendering holder shall have validly withdrawn such holder’s tender prior to that time):

(i)	SERENA or its agents shall be entitled to direct the exercise of any votes attaching to any Merant shares represented by Merant ADSs, in respect of which the offer has been accepted or is deemed to have been accepted, referred to as the accepted ADSs, and any other rights and privileges attaching to such Merant shares, including any right to requisition a general meeting of Merant or any class of its shareholders;

(ii)	the execution of the letter of transmittal (together with any signature guarantees) and its delivery to the US Depositary or the completion of the book-entry transfer procedures shall constitute:

(aa)	an authority to Merant or its agents from the tendering holder of accepted ADSs to send any notice, circular, warrant, document or other communication that may be required to be sent to him as a holder of Merant ADSs, to SERENA at the office of the UK Receiving Agent;

(bb)	an authority to SERENA or its agent to sign any consent to short notice of a general meeting or separate class meeting on behalf of the tendering holder of accepted ADSs and/or to execute a form of proxy in respect of such accepted ADSs appointing any person nominated by SERENA to attend general meetings and separate class meetings of Merant and any adjournment thereof and to exercise the votes attaching to the Merant shares represented by such accepted ADSs on such tendering holder’s behalf;

(cc)	the agreement of such tendering holder of accepted ADSs not to exercise any of such rights without the consent of SERENA and the irrevocable undertaking of such tendering holder of accepted ADSs not to appoint a proxy for or to attend any such general meetings or separate class meetings;

(dd)	a representation and warranty that such holder of Merant ADSs; (i) has not received or sent copies or originals of this document or any letter of transmittal or any related documents in, into or from, Canada, Australia or Japan; (ii) has not used in connection with the offer or the execution or delivery of the letter of transmittal, directly or indirectly, the mails of, or any means or instrumentality (including, without limitation, e-mail, facsimile transmission, telex and telephone) of interstate or foreign commerce of, or any facility of a national securities exchange of Canada, Australia or Japan; (iii) is accepting the offer from outside Canada, Australia or Japan; and (iv) is not an agent or fiduciary acting on a non-discretionary basis for a principal, unless such agent or fiduciary is an authorised employee of such principal or such principal has given any instructions with respect to the offer from outside Canada, Australia or Japan;

(ee)

confirmation that such holder of Merant ADSs is entitled to sell and transfer the beneficial ownership of the accepted ADSs and that such accepted ADSs are sold fully paid and free from all liens, equitable interests, charges, and encumbrances and together with all rights attaching thereto including voting rights and the right to all dividends and other distributions declared, paid or made on or after 15 April 2004 including, without limitation, the right to receive and retain all dividends and other distributions declared, made or payable after that date; and

(ff)	the execution of the letter of transmittal (together with any signature guarantees) and its delivery to the US Depositary (or the completion of the Book-entry transfer procedures) shall constitute an authority to any director of SERENA or Lehman Brothers and to SERENA or Lehman Brothers and/or their respective agents in accordance with the terms of paragraph 7 of Part B of this Appendix.

References in this paragraph 12 to a holder of Merant ADSs shall include references to the person or persons executing a letter of transmittal and in the event of more than one person executing a letter of transmittal the provisions of this Part B shall apply to them jointly and to each of them.

13.    CURRENCY OF CASH CONSIDERATION

Instead of receiving cash consideration in pounds sterling, Merant securityholders who so wish may elect to receive US dollars on the basis that the cash amount payable in pounds sterling to which such holder would otherwise be entitled pursuant to the terms of the offer will be converted, subject to conversion expenses, from pounds sterling to US dollars at the exchange rate obtainable by the relevant payment agent (either the UK Receiving Agent or the US Depositary) on the spot market in London on the date the cash consideration is made available by SERENA to the relevant payment agent for delivery in respect of the relevant Merant shares. A Merant securityholder may receive such amount on the basis set out above only in respect of the whole of such securityholder’s holding of Merant shares in respect of which such securityholder accepts the offer. Merant securityholders may not elect to receive both pounds sterling and US dollars.

Holders of Merant ADSs are entitled under the terms of the offer to receive the cash element of the consideration in pounds sterling. The pounds sterling consideration available to holders of Merant ADSs is the same, per Merant share as that offered to Merant securityholders. To facilitate the settlement of the offer, unless they elect to receive pounds sterling, holders of Merant ADSs will receive consideration converted into US dollars as described above, as if such holders of Merant ADSs had elected to receive dollars.

Consideration in US dollars may be inappropriate for Merant securityholders other than persons in the US and holders of Merant ADSs.

The actual amount of US dollars received will depend upon the exchange rate prevailing on the day on which funds are made available to the relevant payment agent by SERENA. Merant securityholders should be aware that the US dollar/pounds sterling exchange rate which is prevailing at the date on which an election is made to receive dollars and on the dates of dispatch and receipt of payment may be different from that prevailing on the day on which funds are made available to the relevant payment agent by SERENA. In all cases, fluctuations in the US dollar/pounds sterling exchange rate are at the risk of accepting Merant securityholders who elect or are treated as having elected to receive their consideration in US dollars. Neither SERENA nor any of its advisors or agents shall have any responsibility with respect to the actual amount of cash consideration payable other than in pounds sterling.

14.    SUBSTITUTE ACCEPTANCE FORMS

Holders of Merant securities have been sent with this document a form of acceptance and/or a letter of transmittal (accompanied by a notice of guaranteed delivery). All holders of Merant shares, including persons in the US who hold Merant shares, have been sent a form of acceptance, which they must use to accept the offer. All holders of Merant ADSs have been sent a letter of transmittal and a notice of guaranteed delivery which they must use to accept the offer. Should any holder of Merant securities receive an incorrect form with which to accept the offer or require any additional forms, that person should contact the UK Receiving Agent or the US Depositary at the addresses set out in the section of this document entitled “Further Information,” who will provide the appropriate forms.

APPENDIX 2

FURTHER INFORMATION ON SERENA

PAGE
1. Business Description	II-2
2. Financial Information for SERENA	II-3
3. Results for the nine months ended 31 October 2003	II-27

BUSINESS DESCRIPTION

SERENA is an industry leader in ECM solutions focused on the mainframe platform. For over twenty years we have focused exclusively on providing solutions that help companies automate change to the applications that run their businesses. Today our products are in use at over 3,600 customer sites – including 46 of the Fortune 50. We believe our SERENA Application Framework for Enterprises (SAFE™) is the next step in ECM, providing cross-platform, cross-process and cross-organizational support across application life cycle processes. With headquarters in San Mateo, California, we serve customers worldwide through local offices and an international network of distributors.

We are listed on Nasdaq under the symbol “SRNA”. We have a current market capitalization of approximately US$755 million based on the closing price of SERENA shares on 15 March 2004, the latest practicable date prior to the posting of this document. In the years ended 31 January 2004 and 2003, we reported the following results (in millions of US Dollars, except per share data):

	Year ended 31 January 2004	Year ended 31 January 2003
Revenues	105.6	95.8
Profit before tax	33.7	37.3
Charge for tax	12.3	14.1
Net profit after tax	21.4	23.2
Earnings per share	0.53	0.57

In the quarters ended 31 January 2004 and 2003, we reported the following results (in millions of US Dollars, except per share data):

	Quarter ended 31 January 2004	Quarter ended 31 January 2003
Revenues	29.6	26.1
Profit before tax	9.3	10.8
Charge for tax	3.4	4.0
Net profit after tax	6.0	6.8
Earnings per share	0.15	0.17

As at 31 January 2004, we had total cash and cash equivalents of US$377 million.

Recent Developments

In December 2003, we issued $220 million of subordinated convertible notes due 2023, referred to as the convertible notes, in a private offering. The convertible notes mature on December 15, 2023, bear interest at a coupon rate of one and one half percent annually, and will be converted into our common stock if our stock price reaches levels specified in the notes. In connection with the issuance of our convertible notes we incurred $6.7 million of transaction costs, which primarily consisted of investment banker, legal and other professional fees which are being amortized using the straight-line method over the term of the convertible notes.

FINANCIAL INFORMATION

SERENA SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	January 31,
	2002	2003
Assets
Current assets:
Cash and cash equivalents	$85,954	$105,402
Short-term investments	46,640	37,672
Accounts receivable, net of allowance of $846 and $869 in fiscal 2002 and 2003, respectively	14,111	16,514
Deferred taxes	5,834	6,549
Prepaid expenses and other current assets	838	744

Total current assets	153,377	166,881
Long-term investments	24,321	48,374
Property and equipment, net	3,036	3,078
Deferred taxes	—	561
Goodwill and other intangible assets, net	50,135	45,360
Other assets	201	269

Total assets	$231,070	$264,523

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$710	$533
Income taxes payable	1,650	7,921
Accrued expenses	11,762	8,266
Deferred revenue	21,877	26,010

Total current liabilities	35,999	42,730
Deferred revenue, net of current portion	8,886	8,373
Deferred taxes	1,409	458

Total liabilities	46,294	51,561

Commitments and contingencies:
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 90,000,000 shares authorized; 40,274,214 and 40,645,508 shares issued and outstanding at January 31, 2002 and 2003, respectively	40	41
Additional paid-in capital	123,517	126,006
Deferred stock-based compensation	(23)	—
Notes receivable from stockholders	(10,350)	(8,519)
Accumulated other comprehensive income	21	709
Retained earnings	71,571	94,725

Total stockholders’ equity	184,776	212,962

Total liabilities and stockholders’ equity	$231,070	$264,523

See accompanying notes to consolidated financial statements

SERENA SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands, except per share data)

	Fiscal Year Ended January 31,
	2001	2002	2003
Revenue:
Software licenses	$58,037	$49,514	$44,250
Maintenance	37,227	41,812	44,476
Professional services	8,345	7,315	7,049

Total revenue	103,609	98,641	95,775

Cost of revenue:
Software licenses	1,600	931	1,224
Maintenance	5,610	5,448	5,548
Professional services	6,938	6,576	6,519

Total cost of revenue	14,148	12,955	13,291

Gross profit	89,461	85,686	82,484

Operating expenses:
Sales and marketing	27,154	29,357	26,361
Research and development	10,101	13,308	11,779
General and administrative	8,511	6,618	7,311
Stock-based compensation	223	135	23
Amortization of intangible assets, including goodwill in fiscal 2001 and 2002	5,146	8,336	4,486
Acquired in-process research and development	2,972	—	—
Restructuring charges	—	2,529	—

Total operating expenses	54,107	60,283	49,960

Operating income	35,354	25,403	32,524
Interest and other income, net	7,475	5,968	4,726

Income before income taxes	42,829	31,371	37,250
Income taxes	18,575	12,862	14,096

Net income	$24,254	$18,509	$23,154

Comprehensive income:
Net income	$24,254	$18,509	$23,154
Other comprehensive (loss) income:
Foreign currency translation adjustments	(202)	(5)	312
Unrealized gain on marketable securities	101	167	376

Other comprehensive (loss) income	(101)	162	688

Total comprehensive income	$24,153	$18,671	$23,842

Net income per share:
Basic	$0.63	$0.46	$0.57

Diluted	$0.60	$0.46	$0.57

Weighted average shares used in per share calculations:
Basic	38,522	39,768	40,367

Diluted	40,729	40,760	40,854

See accompanying notes to consolidated financial statements

SERENA SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Deferred Stock-based Compensation	Notes Receivable from Stockholders	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance as of January 31, 2000	38,285,612	$38	$89,281	$(380)	$(3,182)	$(40)	$28,808	$114,525
Issuance of common stock under HPS, StarTool and UltiMIS acquisitions	396,324	1	14,281	—	—	—	—	14,282
Issuance of common stock under the employee stock purchase plan	183,449	—	1,484	—	—	—	—	1,484
Issuance of restricted common stock for notes receivable, net of repurchases	484,500	1	9,293	—	(9,294)	—	—	—
Common stock options exercised	338,628	—	1,049	—	—	—	—	1,049
Payments of accrued interest and principal on restricted common stock	—	—	—	—	1,379	—	—	1,379
Amortization of stock-based compensation	—	—	—	223	—	—	—	223
Accrued interest on note receivable	—	—	—	—	(1,017)	—	—	(1,017)
Tax benefit from employee stock plans	—	—	1,067	—	—	—	—	1,067
Net income	—	—	—	—	—	—	24,254	24,254
Other comprehensive loss	—	—	—	—	—	(101)	—	(101)

Balance as of January 31, 2001	39,688,513	40	116,455	(157)	(12,114)	(141)	53,062	157,145
Issuance of common stock under the employee stock purchase plan	146,921	—	1,802	—	—	—	—	1,802
Repurchase of common stock	(80,000)	—	(794)	—	—	—	—	(794)
Common stock options exercised	518,780	—	3,206	—	—	—	—	3,206
Payments of accrued interest and principal on restricted common stock	—	—	—	—	2,474	—	—	2,474
Amortization of stock-based compensation	—	—	—	134	—	—	—	134
Accrued interest on note receivable	—	—	—	—	(710)	—	—	(710)
Issuance of stock warrant	—	—	129	—	—	—	—	129
Tax benefit from employee stock plans	—	—	2,719	—	—	—	—	2,719
Net income	—	—	—	—	—	—	18,509	18,509
Other comprehensive income	—	—	—	—	—	162	—	162

Balance as of January 31, 2002	40,274,214	40	123,517	(23)	(10,350)	21	71,571	184,776
Issuance of common stock under the employee stock purchase plan	123,721	—	1,489	—	—	—	—	1,489
Repurchase of common stock	(112,422)	—	(1,508)	—	27	—	—	(1,481)
Common stock options exercised	359,995	1	2,068	—	—	—	—	2,069
Payments of accrued interest and principal on restricted common stock	—	—	—	—	2,470	—	—	2,470
Amortization of stock-based compensation	—	—	—	23	—	—	—	23
Accrued interest on note receivable	—	—	—	—	(666)	—	—	(666)
Tax benefit from employee stock plans	—	—	440	—	—	—	—	440
Net income	—	—	—	—	—	—	23,154	23,154
Other comprehensive income	—	—	—	—	—	688	—	688

Balance as of January 31, 2003	40,645,508	$41	$126,006	$—	$(8,519)	$709	$94,725	$212,962

See accompanying notes to consolidated financial statements

SERENA SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended January 31,
	2001	2002	2003
Cash flows from operating activities:
Net income	$24,254	$18,509	$23,154
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,161	1,568	1,384
Deferred income taxes	(4,403)	481	(2,226)
Tax benefit from employee stock plans	1,067	2,719	440
Provision in allowance for bad debts	975	1,108	875
(Gain) loss on disposal of property and equipment	(1)	119	(23)
Accrued interest on notes receivable from stockholders, net of cash received	(853)	(339)	(164)
Amortization of deferred stock-based compensation	223	135	23
Amortization of intangible assets, including goodwill in fiscal 2001 and 2002	5,146	8,336	4,486
Acquired in-process research and development	2,972	—	—
Issuance of stock warrant in exchange for operating services provided	—	129	—
Changes in operating assets and liabilities:
Accounts receivable	(6,062)	5,595	(2,839)
Prepaid expenses and other assets	(894)	548	(31)
Accounts payable	538	(194)	(213)
Income taxes payable	3,498	(4,837)	6,204
Accrued expenses	545	(1,360)	(1,713)
Deferred revenue	3,842	6,690	2,541

Net cash provided by operating activities	32,008	39,207	31,898

Cash flows used in investing activities:
Purchases of property and equipment	(2,055)	(1,428)	(1,388)
Purchases of short-term and long-term investments	(4,123)	(43,314)	(14,709)
Cash paid in acquisition of HPS, StarTool and UltiMIS in fiscal 2001, net of cash acquired	(25,128)	—	—
Cash paid for UltiMIS Corporation earn-out	—	—	(710)

Net cash used in investing activities	(31,306)	(44,742)	(16,807)

Cash flows from financing activities:
Common stock repurchased under the stock repurchase plan	—	(794)	(1,508)
Sale of common stock under the employee stock purchase plan	1,484	1,802	1,489
Exercise of stock options under the employee stock option plan	1,049	3,206	2,069
Payment of principal on notes receivable from stockholders	1,215	2,101	1,995

Net cash provided by financing activities	3,748	6,315	4,045

Effect of exchange rate changes on cash	(202)	(5)	312

Net increase in cash and cash equivalents	4,248	775	19,448
Cash and cash equivalents at beginning of year	80,931	85,179	85,954

Cash and cash equivalents at end of year	$85,179	$85,954	$105,402

Supplemental disclosures of cash flow information:
Income taxes paid	$18,478	$14,459	$9,814

Non-cash investing and financing activity:
Common stock issued in acquisition of HPS, StarTool and UltiMIS in fiscal 2001	$14,283	$—	$—

Restricted stock issued for notes receivable from stockholders	$9,294	$—	$—

Unrealized gain on marketable securities	$101	$167	$376

Contingent consideration accrued for (reversed from) the UltiMIS acquisition, net	$—	$1,000	$(290)

Additional paid-in capital from issuance of stock warrant	$—	$(129)	$—

See accompanying notes to consolidated financial statements

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies

(a) Description of Business

SERENA Software, Inc. (the “Company”) is an industry-leading supplier of software that automates change to enterprise code and content. Its principal markets are North America, and to a lesser extent, Europe. Export sales represented approximately 18%, 19%, and 29% of total revenue in fiscal 2001, 2002 and 2003, respectively.

(b) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

(c) Foreign Currency Translation

The functional currency of the Company’s UK subsidiary is the British pound. The functional currency of the Company’s German, French and Belgian subsidiaries is the euro. These foreign subsidiaries’ financial statements are translated using current exchange rates for balance sheet accounts and average rates for income statement accounts. Translation adjustments are recorded as other comprehensive income or loss in the consolidated statements of income and comprehensive income. Foreign currency transaction gains and losses are included in operating expenses, and have not been material to date.

(d) Cash, Cash Equivalents and Investments

The Company considers all highly liquid investments purchased with original remaining maturities of three months or less to be cash equivalents. As of January 31, 2002 and 2003, cash equivalents consisted of commercial paper and money market funds.

The Company has classified its investments as “available-for-sale.” These investments are carried at fair value, based on quoted market prices, and unrealized gains and losses are recorded as other comprehensive income or loss in the consolidated statements of income and comprehensive income. Realized gains and losses upon sale or maturity of these investments are determined using the specific identification method.

Interest and other income, net consists principally of earnings generated from interest-bearing accounts held by the Company and, to a lesser extent, interest accrued from stockholder notes.

Cash equivalents consist of securities with original remaining maturities of three months or less. Investments as of January 31, 2002 consisted of $46,640,000 of securities which mature in less than one year and $24,321,000 of securities which mature in one to two years. Investments as of January 31, 2003 consisted of $37,672,000 of securities which mature in less than one year and $48,374,000 of securities which mature in one to two years. Cash, cash equivalents and investments consisted of the following as of January 31, 2002 and 2003 (in thousands):

	As of January 31, 2002			As of January 31, 2003
	Cost	Unrealized Gains	Market	Cost	Unrealized Gains	Market
Cash and Cash Equivalents:
Cash	$4,636	$—	$4,636	$7,382	$—	$7,382
CD’s/Bonds	5,000	—	5,000	5,000	—	5,000
Money Market Funds	65,309	—	65,309	93,020	—	93,020
Corporate Notes	10,969	40	11,009	—	—	—

	$85,914	$40	$85,954	$105,402	$—	$105,402

Investments:
Corporate Notes	$70,733	$228	$70,961	$85,402	$644	$86,046

	$70,733	$228	$70,961	$85,402	$644	$86,046

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(e) Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally three to five years.

(f) Goodwill and Other Intangible Assets

Goodwill and other intangible assets include work-force-in-place, non-compete agreements, acquired technology and goodwill associated with the acquisitions of Optima Software, Inc., Diamond Optimum Systems, Inc., High Power Software, Inc., the StarTool FDM product and UltiMIS Corporation. Non-compete and acquired technology are amortized using the straight-line method over the estimated useful lives of the related assets, from 1 year to 7 years. With the adoption of SFAS No. 142 on February 1, 2002, goodwill and work-force-in-place have ceased to be amortized to income effective with the beginning of fiscal 2003 and is instead reviewed for impairment.

(g) Impairment or Disposal of Long-lived Assets

The Company evaluates its long-lived assets and certain identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. If an asset is to be disposed of, it is reported at the lower of the carrying amount or fair value less costs to sell. To date, there has been no impairment of long-lived assets.

(h) Software Development Costs

Development costs related to software products are expensed as incurred until technological feasibility of the product has been established. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have not been significant. Accordingly, no costs have been capitalized to date. The Company has, however, capitalized certain costs totaling $476,000 and $103,000 in fiscal 2002 and 2003, respectively, associated with computer software it has acquired for internal use. The capitalization and amortization of these costs are in accordance with AICPA Statement of Position (“SOP”) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Software development costs are being amortized over periods of three to five years.

(i) Income Taxes

Income taxes are recorded using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j) Concentrations of Credit Risk

Financial instruments, potentially subjecting the Company to concentrations of credit risk, consist primarily of temporary cash investments. The Company places its temporary cash investments with two major financial institutions. The Company maintains an allowance for potential credit losses on customer trade accounts receivable.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(k) Fair Value of Financial Instruments

The fair value of the Company’s cash and cash equivalents, accounts receivable, and accounts payable approximate their respective carrying amounts.

(l) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(m) Revenue Recognition

SERENA recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, and generally recognizes revenue when all of the following criteria are met as set forth in paragraph 8 of SOP 97-2: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the fee is fixed or determinable and (4) collectibility is probable. SERENA defines each of these four criteria as follows:

Persuasive evidence of an arrangement exists. It is SERENA’s customary practice to have a written contract, which is signed by both the customer and SERENA, or a purchase order from those customers who have previously negotiated a standard license arrangement with SERENA.

Delivery has occurred. SERENA’s software is physically delivered to the customer. If an arrangement includes undelivered products or services that are essential to the functionality of the delivered product, delivery is not considered to have occurred until these products or services are delivered.

The fee is fixed or determinable. SERENA’s policy is to not provide customers the right to a refund of any portion of their license fees paid. SERENA may agree to extended payment terms with a foreign customer based on local customs. Generally, at least 80% of the arrangement fees are due within one year or less. Arrangements with payment terms extending beyond these customary payment terms are considered not to be fixed or determinable, and revenues from such arrangements are recognized as payments become due and payable.

Collectibility is probable. Collectibility is assessed on a customer-by-customer basis. SERENA typically sells to customers for whom there is a history of successful collection. If it is determined from the outset of an arrangement that collectibility is not probable, revenues are recognized as cash is collected.

For contracts with multiple elements (e.g., license and maintenance), revenue is allocated to each component of the contract based on vendor specific objective evidence (“VSOE”) of its fair value, which is the price charged when the elements are sold separately. Since VSOE has not been established for license transactions, the residual method is used to allocate revenue to the license portion of multiple-element transactions. Therefore, the Company recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue.

The Company sells its products to its end users and distributors under license agreements. Each new mainframe license includes maintenance, which includes the right to receive telephone support, “bug fixes” and

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

unspecified upgrades and enhancements, for a specified duration of time, usually one year. The fee associated with such agreements is allocated between software license revenue and maintenance revenue based on the residual method. Software license revenue from these agreements is recognized upon receipt and acceptance of a signed contract and delivery of the software, provided the related fee is fixed and determinable, collectibility of the revenue is probable and the arrangement does not involve significant customization of the software. If an acceptance period is required, revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period, as defined in the applicable software license agreement.

The Company recognizes maintenance revenue ratably over the life of the related maintenance contract. Maintenance contracts on perpetual licenses generally renew annually. The Company typically invoices and collects maintenance fees on an annual basis at the anniversary date of the license. Deferred revenue represents amounts received by the Company in advance of performance of the maintenance obligation. Professional services revenue includes fees derived from the delivery of training, installation, and consulting services. Revenue from training, installation, and consulting services is recognized on a time and materials basis as the related services are performed.

(n) Stock-Based Compensation

The Company uses the intrinsic value method to account for stock-based compensation. The Company amortizes deferred stock-based compensation on an accelerated basis in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Since the exercise price of options granted under such plans is generally equal to the market value on the date of grant, no compensation cost has been recognized for grants under its stock option plans and stock purchase plans. In accordance with APB No. 25, the Company does not recognize compensation cost related to its employee stock purchase plan. If compensation cost for the Company’s stock-based compensation plans had been determined consistent with SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the Company’s net income and net income per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

	Fiscal Year Ended January 31,
	2001	2002	2003
Net income, as reported	$24,254	$18,509	$23,154
Add: stock-based employee compensation expense included in reported net income, net of tax	126	80	14
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of tax	(5,332)	(9,149)	(11,054)

Pro forma net income	$19,048	$9,440	$12,114

Basic net income per share:
As reported	$0.63	$0.46	$0.57

Pro forma	$0.49	$0.24	$0.30

Diluted net income per share:
As reported	$0.60	$0.46	$0.57

Pro forma	$0.47	$0.23	$0.30

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

For the pro forma amounts determined under SFAS No. 123, as set forth above, the fair value of each stock option grant under the stock option plans is estimated on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions used for grants in fiscal 2001, 2002 and 2003; risk-free interest rates averaging 6.2% in 2001, 6.0% in 2002 and 2.8% in 2003; a dividend yield of 0% for all years; a weighted-average expected life of 4.5 years for all years; and a volatility factor of the expected market price of the Company’s common stock of 134% for 2001, 116% for 2002 and 109% for 2003.

The fair value of the employees’ purchase rights under the employee purchase plan is estimated on the date of grant using the Black-Scholes Option-Pricing Model with the following weighted-average assumptions for these rights granted in fiscal 2001, 2002 and 2003; risk-free interest rates averaging 6.2% in 2001, 6.0% in 2002 and 1.1% in 2003; a dividend yield of 0% for all years; a weighted-average expected life of 0.5 years for all years; and a volatility factor of the expected market price of the Company’s common stock of 134% for 2001, 116% for 2002 and 89% for 2003.

(o) Net Income Per Share

Basic net income per share is computed using the weighted-average number of shares of common stock outstanding. Diluted net income per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, potentially dilutive shares from restricted stock, options and warrants to purchase common stock using the treasury stock method.

(p) Accumulated Other Comprehensive (Loss) Income

Accumulated other comprehensive (loss) income consists entirely of cumulative translation adjustments resulting from the Company’s application of its foreign currency translation policy and unrealized gains (losses) on marketable securities. The tax effects on the unrealized gains (losses) were not significant during any of the periods presented.

(q) Segment Reporting

Statement of Financial Accounting Standards (“SFAS”) No. 131, Disclosures about Segments of an Enterprise and Related Information establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company’s chief operating decision-maker is considered to be the Company’s chief executive officer (“CEO”). The CEO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions for purposes of making operating decisions and assessing financial performance. The entity level financial information is identical to the information presented in the accompanying statements of operations. Therefore, the Company has determined that it operates in a single operating segment: enterprise change management software.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

Geographic information

	Year Ended January 31,
	2001	2002	2003
	(In thousands)
Revenues:
North America	$84,883	$79,629	$67,954
Europe	18,726	19,012	27,821

Total	$103,609	$98,641	$95,775

The Company operates in North America and Europe. In general, revenues are attributed to the country in which the contract originates.

	January 31,
	2002	2003
	(In thousands)
Long-lived assets:
North America	$77,458	$97,410
Europe	235	232

Total	$77,693	$97,642

Long-lived assets consist primarily of goodwill and other intangible assets, property and equipment and other long-term assets.

Major customers

No customer accounted for 10% or more of consolidated revenues in fiscal 2001 or 2002. In fiscal 2003, due to several large transactions with one international customer, this single customer accounted for 13% of fiscal 2003 consolidated revenues. No other customer accounted for 10% or more of consolidated revenues in fiscal 2003.

(r) Advertising

Advertising costs are expensed as incurred. Advertising expense is included in sales and marketing expense and amounted to $1.4 million, $1.4 million and $1.3 million in fiscal 2001, 2002 and 2003, respectively.

(s) Recently Issued Accounting Standards

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of a tangible long-lived asset. SFAS No. 143 also requires an enterprise to record a corresponding amount to the liability as an increase in the carrying amount of the related long-lived asset (i.e., the associated asset retirement costs) and to depreciate that cost over the remaining useful life of the asset. The amount of the asset retirement obligation is revised at the end of each period to reflect the passage of time (i.e., accretion expense) and changes in the estimated future cash flows underlying the initial fair value measurement. The Company is required to adopt SFAS No. 143 as of February 1, 2003. The Company does not expect SFAS No. 143 to have a material impact on its financial position or results of operations.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

In April 2002, the FASB issued SFAS No. 145, “Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” Among other provisions, SFAS 145 rescinds SFAS 4, “Reporting Gains and Losses from Extinguishment of Debt.” Accordingly, gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company plans to adopt SFAS 145 beginning in its fiscal year 2004. The effect of adopting SFAS 145 is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 eliminates Emerging Issues Task Force, or EITF, Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” Under SFAS No. 146, liabilities for costs associated with an exit or disposal activity are recognized when the liabilities are incurred, as opposed to being recognized at the date of entity’s commitment to an exit plan under EITF No. 94-3. Furthermore, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liabilities. This Statement will be effective for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” Interpretation No. 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002 and is not expected to have a material impact on the Company. The Company has provided the applicable disclosures of Interpretation No. 45 in these financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company has adopted the disclosure provisions of SFAS No. 148.

(2) Property and Equipment

Property and equipment consisted of the following (in thousands):

	January 31,
	2002	2003
Computers and equipment	$6,056	$6,592
Furniture and fixtures	1,726	1,888
Automobiles	107	—

	7,889	8,480
Less: accumulated depreciation	4,853	5,402

	$3,036	$3,078

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(3) Goodwill and Other Intangible Assets

In July 2001, the FASB approved the issuance of SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 provides guidance on how to account for goodwill and certain intangible assets after an acquisition is completed. The most substantive change is that goodwill and other indefinite life intangible assets can no longer be amortized but instead should be periodically tested for impairment. In the fiscal quarter ended April 30, 2002, the Company reevaluated its intangible asset lives and no adjustment to any of the useful lives was determined to be necessary. In the fiscal quarter ended July 31, 2002 and in accordance with Statement No. 142, the Company completed its initial transitional goodwill impairment test and concluded that there was no impairment of goodwill as of February 1, 2002. The annual impairment test required by SFAS No. 142 will be performed in the fourth fiscal quarter each year and has been performed in the fourth quarter of fiscal 2003. With the annual impairment test in the fourth quarter of fiscal 2003, the Company has concluded that there was no impairment of goodwill as of January 31, 2003. No reclassification of intangible assets apart from goodwill was necessary as a result of the adoption of Statement No. 142. We have also stopped the amortization of approximately $28.9 million of goodwill beginning February 1, 2002. This reduction in amortization effective February 1, 2002 affected the comparability of current period results of operations with prior periods.

Goodwill and other intangible assets consisted of the following (in thousands):

	January 31,
	2002	2003
Work-force-in-place	$739	$739
Non-compete agreement	944	944
Acquired technology	27,626	27,626
Goodwill	37,322	37,032

	66,631	66,341
Less: accumulated amortization	16,496	20,981

	$50,135	$45,360

Goodwill and other intangible assets consist of amortized intangible assets and intangible assets no longer subject to amortization under SFAS No. 142 as follows (in thousands):

	As of January 31, 2003
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Non-compete agreements	$944	$(944)	$—
Acquired technology	27,626	(11,141)	16,485

Total	$28,570	$(12,085)	$16,485

Unamortized intangible assets:
Work-force-in-place	$739	$(739)	$—
Goodwill	37,032	(8,157)	28,875

Total	$37,771	$(8,896)	$28,875

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(3) Goodwill and Other Intangible Assets (Continued)

Aggregate amortization expense:
For year ended January 31, 2003	$4,486

Estimated amortization expense:
For year ended January 31, 2004	$4,324
For year ended January 31, 2005	4,085
For year ended January 31, 2006	3,447
For year ended January 31, 2007	3,002
For year ended January 31, 2008	1,627
Thereafter	—

Total	$16,485

The changes in the carrying amount of goodwill for the year ended January 31, 2003 are as follows (in thousands):

Balance as of January 31, 2002	$37,322
Activity during the year:
Goodwill acquired	—
Impairment losses recognized	—
UltiMIS earnout reversal	(290)

Balance as of January 31, 2003	$37,032

The following table presents the pro forma effects of SFAS No. 142, assuming we had adopted the standard as of February 1, 2000 (in thousands, except per share amounts):

	Fiscal Year Ended January 31,
	2001	2002	2003
Net income:
Reported net income	$24,254	$18,509	$23,154
Add back: goodwill and work-force-in-place amortization, net of tax	2,682	3,711	—

Adjusted net income	$26,936	$22,220	$23,154

Basic earnings per share:
Reported basic earnings per share	$0.63	$0.46	$0.57
Add back: goodwill and work-force-in-place amortization, net of tax	0.07	0.10	—

Adjusted basic earnings per share	$0.70	$0.56	$0.57

Diluted earnings per share:
Reported diluted earnings per share	$0.60	$0.46	$0.57
Add back: goodwill and work-force-in-place amortization, net of tax	0.06	0.09	—

Adjusted diluted earnings per share	$0.66	$0.55	$0.57

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(4) Accrued Expenses

(a) Total Accrued Expenses

Total accrued expenses consisted of the following (in thousands):

	January 31,
	2002	2003
Management incentive bonuses and commissions	$2,421	$1,824
Payroll-related items	2,644	2,514
Royalties	475	407
Restructuring charges	1,175	422
Other	5,047	3,099

	$11,762	$8,266

(b) Restructuring Charges

On August 6, 2001, in response to the general weakening of the worldwide economy and resulting IT spending slowdown, the Company announced and began to execute its plan to reduce the workforce by approximately 12% or 45 positions affecting all parts of the organization and incur costs associated with the closure of facilities. The Company recorded a restructuring charge in the third quarter of fiscal 2002 consisting principally of severance, payroll taxes and other employee benefits totaling $1.5 million and facilities closures totaling $1.0 million. The Company has realized and expects to continue to realize cost savings going forward as a result of this reduction and other cost savings initiatives implemented. The Company’s restructuring is substantially complete with these actions. The nature of the restructuring charges and the amounts paid through and accrued as of January 31, 2003 are summarized as follows (in thousands):

	As of January 31, 2003
	Total	Paid	Accrued
Severance, payroll taxes and other employee benefits	$1,483	$1,135	$348
Facilities closures	875	806	69
Legal and other miscellaneous	70	65	5

Total restructuring accrual	$2,428	$2,006	$422

Fixed asset impairment	101

Total restructuring charges	$2,529

(5) Stockholders’ Equity

(a) Repurchase of Common Stock

In connection with the Company’s Stock Repurchase Programs, the Company repurchased 80,000 shares of its common stock for cash at an average price of $9.92 per share in fiscal 2002, and an additional 111,000 shares of its common stock for cash at an average price of $13.34 per share in fiscal 2003.

(b) Restricted Stock Agreements

In March 1998, the Company issued 84,375 shares of restricted common stock to a director at $0.96 per share in exchange for a full recourse note. In May 1999, 161,438 shares associated with the original restricted

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(5) Stockholders’ Equity (Continued)

common stock issuance in January 1998 were repurchased at the original purchase price. In the fourth quarter of fiscal 2000, two officers early exercised common stock options and received 295,314 shares of restricted stock at an average price of $3.99 per share. On February 1, 2000, an officer early exercised common stock options and received 4,500 shares of restricted stock at an average price of $3.11 per share. The early exercise feature was included in the original stock option plan. On February 16, 2000 and under the Company’s 1997 Stock Option and Incentive Plan, certain officers early exercised common stock options and the Company issued 817,500 shares of restricted common stock of the Company at $19.33 per share in exchange for promissory notes. Restrictions lapse over two to four years, depending upon the individual and the earnings per share performance of the Company. In the event an employee is terminated or the director leaves the service of the Board, the Company has the right to repurchase, for a price equal to the individual’s original purchase price, any remaining restricted shares held by the individual.

In connection with restricted common stock issued in January 1998, the Company recorded deferred stock-based compensation of $3,681,000 representing the difference between the issuance price and the fair value of the Company’s common stock at the date of issuance. An additional $158,000 and $75,000 of deferred stock-based compensation was recorded for the March 1998 issuance and fourth quarter of fiscal 1999 early exercise, respectively. There was no deferred stock-based compensation recorded in connection with the February 2000 issuance. These amounts are being amortized over the restriction period of the individual shares. Amortization of deferred stock-based compensation related to restricted common stock of $223,000, $135,000 and $23,000 was recognized in fiscal 2001, 2002 and 2003, respectively. With the close of fiscal 2003, all deferred stock-based compensation recorded with respect to restricted common stock issuances has now been fully amortized. Beginning in fiscal 2004 and going forward, there will be no amortization of deferred stock-based compensation.

On June 1, 2000 and again on November 1, 2002, in connection with two officers’ resignations from the Company, the Company exercised in full its repurchase rights with respect to the restricted common stock originally issued to each officer on February 16, 2000 under the Company’s 1997 Stock Option and Incentive Plan. The Company repurchased 337,500 shares and 1,422 shares, respectively, of restricted common stock at the original purchase price of $19.33 per share. There had been no deferred stock-based compensation recorded in connection with the original restricted common stock issuance.

(c) Net Income Per Share

The following is a reconciliation of the shares used in the computation of basic and diluted net income per share (in thousands):

	Fiscal Year Ended January 31,
	2001	2002	2003
Basic net income per share—weighted average number of common shares outstanding	38,522	39,768	40,367
Effect of potentially dilutive securities outstanding—restricted stock and options	2,207	992	487

Shares used in diluted net income per share computation	40,729	40,760	40,854

Options to purchase shares of common stock at a share price which is greater than the closing market price of the shares at the balance sheet date are not included in the computation of diluted earnings per share, or EPS,

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(5) Stockholders’ Equity (Continued)

because the effect of their inclusion would have been anti-dilutive. For each of the years ended January 31, 2001, 2002 and 2003, 234,500, 603,039 and 3,075,596, respectively, of options to purchase shares of common stock at an average share price of $40.735, $32.734 and $20.746, respectively, were excluded from the computation of diluted EPS.

(6) Income Taxes

Income taxes are as follows (in thousands):

	Fiscal Year Ended January 31,
	2001	2002	2003
Current:
Federal	$16,815	$9,369	$13,393
State	3,741	2,335	2,703
Foreign	242	316	362

	20,798	12,020	16,458

Deferred:
Federal	(1,941)	1,005	(1,937)
State	(282)	(163)	(425)

	(2,223)	842	(2,362)

Total income taxes	$18,575	$12,862	$14,096

The Company’s effective tax rate differs from the statutory federal income tax rate of 35% for fiscal 2001, 2002 and 2003, primarily due to the following (in thousands):

	Fiscal Year Ended January 31,
	2001	2002	2003
Tax expense at federal statutory rate	$14,990	$10,980	$13,038
Research and experimentation credit	(732)	(1,027)	(882)
State tax, net of federal benefit	2,273	1,412	2,143
Foreign sales corporation benefit	(317)	(310)	(320)
Nondeductible stock-based compensation	78	47	8
Nondeductible intangible asset amortization	866	1,280	—
In-process research and development	1,040	—	—
Other	377	480	109

Total income taxes	$18,575	$12,862	$14,096

Undistributed earnings of foreign subsidiaries for which US income taxes have not been provided were immaterial during the periods presented.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(6) Income Taxes   (Continued)

The Company’s net deferred tax assets are summarized as follows (in thousands):

	January 31,
	2002	2003
Deferred tax assets:
Allowance for doubtful accounts	$365	$371
Accrued expenses	1,443	1,277
Deferred revenue	3,837	4,858
Long lived assets acquired in a business combination	—	471
Property and equipment	—	90
Other	189	43

Total deferred tax assets	5,834	7,110

Deferred tax liabilities:
Long lived assets acquired in a business combination	(764)	—
Property and equipment	(362)	—
State taxes	(283)	(458)

Total deferred tax liabilities	(1,409)	(458)

Net deferred tax assets	$4,425	$6,652

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management believes it is likely that the deferred tax assets will be realized; accordingly, no valuation allowance has been established.

(7) Employee and Director Benefit Plans

(a) Retirement Plan

The Company has a defined contribution retirement plan for all eligible employees. Participants may make contributions to the plan in accordance with provisions of the plan. The Company may make discretionary contributions to the plan. For the years ended January 31, 2001, 2002, and 2003, the Company made contributions of $711,000, $916,000 and $879,000, respectively. Such contributions generally vest over six years.

(b) Stock Option Plans

In October 1997, the Company’s Board of Directors approved the Company’s 1997 Stock Option and Incentive Plan (the “Plan”). The Plan allows for grants to officers, directors and employees of the Company incentive stock options, nonqualified stock options and restricted stock. Options are generally granted for a 10-year term (5 years if the employee is more than a 10% shareholder) and generally vest over 4 years. Options are generally granted at fair market value (110% of fair market value if optionee is more than a 10% shareholder), as determined by the Board of Directors. Restricted stock may be granted pursuant to the Plan, as evidenced by agreement and determined by the Board of Directors.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(7) Employee and Director Benefit Plans (Continued)

The Plan automatically terminates in September 2007. Each option and award granted under the Plan will remain in effect until such option or award has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.

In December 2001, the Company’s Board of Directors amended the Company’s 1999 Director Option Plan (the “Director Plan”). The Director Plan allows for grants to non-employee directors of the Company incentive stock options, nonqualified stock options and restricted stock. The Director Plan provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 37,500 shares of common stock at the time he or she is first elected to the Board of Directors (“First Option”). Each non-employee director will subsequently be granted an option to purchase 15,000 shares of common stock at the beginning of each fiscal year (“Subsequent Option”). Each such option will be granted at the fair market value of the common stock on the date of grant. First Options granted to non-employee directors under the 1999 Director Option Plan will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter. Subsequent Options vest annually on the first anniversary of the grant date.

Stock option activity under the Plan and the Director Plan are as follows:

	Shares Available For Grant	Options Outstanding	Weighted- Average Exercise Price	Weighted Average Grant Date Fair Value Per Share
Balances as of January 31, 2000	2,080,518	1,847,640	$4.84
Authorized	937,500	—
Restricted stock issued	(822,000)	—
Restricted stock repurchased	337,500	—
Granted with an exercise price equal to the fair value of common stock	(2,004,100)	2,004,100	$24.05	$24.05
Cancelled	226,519	(226,519)	$15.97
Exercised	—	(338,628)	$3.10

Balance as of January 31, 2001	755,937	3,286,593	$15.98
Authorized	1,050,000	—
Granted with an exercise price equal to the fair value of common stock	(1,119,700)	1,119,700	$20.30	$20.30
Cancelled	477,516	(477,516)	$20.79
Exercised	—	(517,400)	$6.18

Balance as of January 31, 2002	1,163,753	3,411,377	$18.04
Authorized	1,150,000	—
Restricted stock repurchased	1,422	—
Granted with an exercise price equal to the fair value of common stock	(1,452,000)	1,452,000	$13.74	$13.74
Cancelled	283,757	(283,757)	$24.11
Exercised	—	(395,620)	$5.24

Balance as of January 31, 2003	1,146,932	4,184,000	$17.33

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(7) Employee and Director Benefit Plans (Continued)

On February 14, 2001, the Company’s board of directors approved the addition of 1,400,000 shares of the Company’s common stock $.001 par value per share (the “Shares”), of which (i) 990,000 Shares were added to the Amended and Restated 1997 Stock Option and Incentive Plan, (ii) 350,000 Shares were added to the 1999 Employee Stock Purchase Plan and (iii) 60,000 Shares were added to the 1999 Director Option Plan.

On June 1, 2001, the Company filed with the Securities and Exchange Commission a Form S-8 Registration Statement Under the Securities Act of 1933 (the “Registration Statement”). In the Registration Statement, the Company registered a total of 2,562,500 shares of the Company’s common stock $.001 par value per share (the “Shares”), of which (i) 1,927,500 Shares were registered under the Amended and Restated 1997 Stock Option and Incentive Plan, (ii) 575,000 Shares were registered under the 1999 Employee Stock Purchase Plan and (iii) 60,000 Shares were registered under the 1999 Director Option Plan.

On February 20, 2002, the Company’s board of directors approved the addition of 1,400,000 shares of the Company’s common stock $.001 par value per share (the “Shares”), of which (i) 1,000,000 Shares were added to the Amended and Restated 1997 Stock Option and Incentive Plan, (ii) 250,000 Shares were added to the 1999 Employee Stock Purchase Plan and (iii) 150,000 Shares were added to the 1999 Director Option Plan. In fiscal 2001, 2002 and 2003, there was no deferred stock-based compensation recorded with respect to options issued by the Company. Stock-based compensation expense related to options to purchase common stock of $143,000, $122,000 and $23,000 was recognized in fiscal 2001, 2002 and 2003, respectively.

The following table summarizes information about stock options outstanding at January 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.667 - $ 0.667	16,000	4.93	$0.667	16,000	$0.667
$0.963 - $ 4.667	257,782	5.53	$3.456	257,782	$3.456
$6.000 - $17.312	1,691,122	8.85	$12.791	210,824	$8.712
$17.500 - $17.500	778,762	7.27	$17.500	511,921	$17.500
$17.917 - $29.687	1,078,773	8.06	$22.183	497,433	$22.111
$30.875 - $36.437	287,061	7.83	$31.741	160,233	$31.851
$40.187 - $47.500	74,500	7.70	$44.448	42,108	$44.359

$0.667 - $47.500	4,184,000	8.04	$17.331	1,696,301	$17.489

(c) Employee Stock Purchase Plan

The Employee Stock Purchase Plan allows eligible employee participants to purchase shares of our common stock at a discount through payroll deductions. Commencing with the Company’s IPO in February 1999, the plan consisted initially of a twenty-four-month offering period with an initial six-month purchase period followed by an abbreviated purchase period to get purchase periods on a six-month May/November purchase period cycle thereafter. Currently, the plan consists of twelve-month offerings with two six-month purchase periods in each offering period. As of January 31, 2003, all employees participating in the plan have twelve-month offering periods. Employees purchase shares at 85% of market value at either the beginning of the offering period or the

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(7) Employee and Director Benefit Plans (Continued)

end of the purchase period, whichever price is lower. As of January 31, 2003, we had reserved 1,162,500 shares of our common stock for issuance under this plan, and approximately 584,639 shares remain available for future issuance.

(d) Nonemployee Stock Warrant

During fiscal 2002, the Company granted a fully vested stock purchase warrant to acquire 10,000 shares of common stock to a third party, contingent upon obtaining recruiting services. In July 2001, the services were performed. The Company recorded the fair value of the stock warrant of approximately $129,000 as general and administrative expense in fiscal 2002.

The fair value of stock warrant issued to the third party was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: Expected volatility of 117%; Risk-free interest rate of 5%; Contractual life of the term of the security; and Dividend yield of zero.

(8) Commitments and Contingencies

(a) Leases

The Company has noncancelable operating lease agreements for office space that expire between calendar 2003 and 2008. Minimum lease payments for the five succeeding years as of January 31, 2003, are as follows (in thousands):

Fiscal Year Ending January 31,
2004	$1,176
2005	1,246
2006	1,186
2007	807
2008	842
Thereafter	—

$5,257

Rent expense was $1,164,000, $1,634,000 and $1,462,000 for the fiscal years ended January 31, 2001, 2002, and 2003, respectively.

(b) Licensing and Other Agreements

The Company has commitments under licensing agreements that provide for payments based on revenues of certain products. For the fiscal years ended January 31, 2001, 2002, and 2003, the Company’s fees paid or accrued under these license agreements were $2,422,000, $583,000 and $944,000, respectively.

The Company’s acquisition of High Power Software, Inc. in May 2000 (see Note 9(a)) and the StarTool Asset Purchase in August 2000 (see Note 11) resulted in the elimination of certain royalty commitments under licensing arrangements.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(8) Commitments and Contingencies (Continued)

(c) Customer Indemnification

From time to time, the Company agrees to indemnify its customers against liability if the Company’s products infringe a third party’s intellectual property rights. As of January 31, 2003, the Company was not subject to any pending litigation alleging that the Company’s products infringe the intellectual property rights of any third parties.

(9) Acquisitions

(a) High Power Software, Inc.

On May 1, 2000, the Company acquired High Power Software, Inc. (“HPS”). HPS shared ownership rights in the Company’s ChangeMan SSM (formerly, Detect+Resolve Mainframe) technology. The acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of HPS are included in the Company’s consolidated financial statements from May 1, 2000. The Company acquired all the assets and assumed all the liabilities of HPS in exchange for cash of approximately $1.4 million and the issuance of 91,954 shares of the Company’s common stock valued at $19.97 per share. The transaction was valued at approximately $3.3 million.

Acquired technology, consisting of current completed technologies at the date of acquisition and valued on the premise of fair market value in continued use under the discounted cash flow approach, will be amortized over a five-year period, the period of time the Company estimates as its economic useful life. Acquired in-process research and development, consisting of current technologies under development at the date of acquisition and valued on the premise of fair market value in continued use under the discounted cash flow approach, was expensed immediately in the second fiscal quarter ended July 31, 2000 in accordance with generally accepted accounting principles. See Note 10 for further discussion of acquired in-process research and development. Work-force-in-place, consisting principally of the HPS development team, was valued on a replacement cost basis and was amortized over a six-month period, the period of time the Company estimated would be required to hire, train, and achieve full productivity for a replacement work force. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and was originally amortized on the basis of a 7 year life, until amortization ceased pursuant to SFAS No. 142, which was adopted on February 1, 2002 (See Footnote 3).

(b) UltiMIS Corporation

On September 18, 2000, the Company acquired UltiMIS Corporation (“UltiMIS”), a provider of data center performance and programmer productivity software products which provided the Company an integrated suite of products for file and data management, fault diagnostics, application performance monitoring, testing and debugging. The acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of UltiMIS are included in the Company’s consolidated financial statements from September 18, 2000.

The Company acquired all the assets and assumed all the liabilities of UltiMIS in exchange for cash of approximately $7.7 million and the issuance of 173,758 shares of the Company’s common stock valued at $43.35 per share. The transaction was originally valued at approximately $15.3 million. The Company accrued

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(9) Acquisitions (Continued)

additional contingent consideration, net of a reversal, totaling $710,000 in connection with the earnout agreement. This contingent consideration was recorded as goodwill and is in addition to the goodwill and total consideration amounts noted above.

Acquired technology, consisting of current completed technologies at the date of acquisition and valued on the premise of fair market value in continued use under the discounted cash flow approach, is amortized over a five-year period, the period of time the Company estimates as its economic useful life. Acquired in-process research and development, consisting of current technologies under development at the date of acquisition and valued on the premise of fair market value in continued use under the discounted cash flow approach, was expensed immediately in the third fiscal quarter ended October 31, 2000 in accordance with generally accepted accounting principles. See Note 10 for further discussion of acquired in-process research and development. Work-force-in-place, consisting principally of the UltiMIS development team, was valued on a replacement cost basis and was amortized over a six-month period, the period of time the Company estimated would be required to hire, train, and achieve full productivity for a replacement work force. The non-compete agreements were entered into with the two UltiMIS officers and founders. The non-compete agreements were valued based on the estimated amount of business that might be lost if these two principals were competing against the Company over the period of the agreements, and they are being amortized over the two-year term of the agreements. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and was originally amortized on the basis of a 7 year life, until amortization ceased pursuant to SFAS No. 142, which was adopted on February 1, 2002 (See Footnote 3).

(c) Summary of the Purchase Price Allocation

The allocation of the total consideration made for each acquisition is as follows (in thousands):

	High Power Software	UltiMIS Corporation
Tangible assets	$6	$573
Assumed liabilities	(173)	(1,310)
Acquired technology	1,894	2,800
Acquired in-process research and development	491	2,481
Work-force-in-place	49	211
Non-compete agreements	—	516
Deferred tax liability	(855)	(1,552)
Goodwill	1,907	12,613

Total consideration	$3,319	$16,332

With respect to the HPS and UltiMIS acquisitions, pro forma financial information giving effect to each acquisition as if it had occurred at the beginning of the periods presented would not have been materially different than the Company’s historical operating results.

(10) Acquired In-process Research and Development

As a result of the Company’s acquisitions of HPS on May 1, 2000 and UltiMIS on September 18, 2000, the Company recorded acquired in-process research and development totaling $491,000 and $2,481,000, respectively. For both transactions, the premise of value was fair market value in continued use.

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(10) Acquired In-process Research and Development (Continued)

Among the assets that were valued by the Company were the Change Transfer and Softwatch products from the HPS acquisition, and the StarProbe and StarTest products from the UltiMIS acquisition, all of which were currently under development at their respective dates of acquisition. These technologies currently under development were valued on the premise of fair market value in continued use employing a version of the income approach referred to as the discounted cash flow approach. This methodology is based on discounting to present value, at an appropriate risk-adjusted discount rate, both the expenditures to be made to complete the development efforts (excluding the efforts to be completed on the development efforts underway) and the operating cash flows which the applications are projected to generate, less a return on the assets necessary to generate the operating cash flows.

From these projected revenues, the Company deducted costs of sales, operating costs (excluding costs associated with the efforts to be completed on the development efforts underway), royalties and taxes to determine net cash flows. The Company estimated the percentage of completion of the development efforts for each application by comparing the estimated costs incurred and portions of the development accomplished through their respective acquisition dates by the total estimated cost and total development effort of developing these same applications. This percentage was calculated for each application and was then applied to the net cash flows for which each application was projected to generate. These net cash flows were then discounted to present values using appropriate risk-adjusted discount rates in order to arrive at discounted fair values for each application.

The percentage complete and the appropriate risk-adjusted discount rate for each application were as follows:

Application Under Development	Percentage Complete	Discount Rate
HPS acquisition—
Change Transfer	80.00%	24.00%
Softwatch	60.00%	26.50%
UltiMIS acquisition—
StarProbe	90.00%	30.00%
StarTest	70.00%	32.50%

The rates used to discount the net cash flows to present value were initially based on the weighted average cost of capital (“WACC”). With respect to the HPS acquisition, the Company used discount rates of 24.0% and 26.5% for valuing the acquired in-process research and development and 21.5% for the core technologies. With respect to the UltiMIS acquisition, the Company used discount rates of 30.0% and 32.5% for valuing the acquired in-process research and development and 25.0% for the core technologies. In all cases, these discount rates are higher than the implied WACC due to the inherent uncertainties surrounding the successful development of the acquired in-process research and development, the useful life of such in-process research and development, the profitability levels of such in-process research and development, and the uncertainty of technological advances that were unknown at the time.

(11) StarTool Asset Purchase

On August 18, 2000, the Company acquired the StarTool technology from its principal developer, an employee, pursuant to the Startool Asset Purchase Agreement dated August 18, 2000. Prior to the acquisition, the

SERENA SOFTWARE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

Fiscal Years Ended January 31, 2001, 2002 and 2003

(11) StarTool Asset Purchase (Continued)

developer had granted the Company an exclusive, worldwide and non-transferable license to copy, market and distribute the StarTool Program technology and all options thereto. The Company paid an aggregate amount of $20.9 million in a combination of $16 million in cash and 130,612 shares of common stock valued at $37.625 per share to the developer in exchange for all rights, title and interests in and to the StarTool technology. The per share value of the common stock was determined based on the closing market price of the common stock on August 18, 2000. The common stock received by the developer was placed in a hold-back escrow account at the closing of the transaction to cover any losses that the developer has agreed to indemnify the Company for in connection with the acquisition. Technology acquired has been capitalized and is being amortized over its estimated useful life of seven years.

Also pursuant to the Agreement, the developer entered into an Employment Agreement, on August 18, 2000, with the Company for a term of five years, to serve as a software architect. In August 2002, the developer tendered his resignation thereby terminating the Employment Agreement and his employment with the Company effective August 9, 2002.

(12) Subsequent Events—Stock Repurchase Program and Repurchase of Common Stock (Unaudited)

In February 2003, our Board of Directors authorized the repurchase of up to 1.0 million shares of our Common Stock from time to time in the open market or in privately negotiated block transactions. The Company will utilize any reacquired shares under this program for reissuance in connection with employee stock programs and general corporate purposes. At various times from February 25, 2003 through April 1, 2003, the Company repurchased in aggregate a total of 484,800 shares of its common stock for cash at an average price of $15.18 per share. The timing and size of any future stock repurchases are subject to market conditions, stock prices, our cash position and other cash requirements going forward.

SERENA SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	October 31, 2003	January 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$105,297	$105,402
Short-term investments	18,392	37,672
Accounts receivable, net of allowance of $868 and $869 at October 31 and January 31, 2003, respectively	15,296	16,514
Deferred taxes, net of liabilities	4,862	6,549
Prepaid expenses and other current assets	965	744

Total current assets	144,812	166,881
Long-term investments	39,753	48,374
Property and equipment, net	3,269	3,078
Deferred taxes, net of liabilities	259	103
Goodwill and other intangible assets, net	61,632	45,360
Other assets	280	269

TOTAL ASSETS	$250,005	$264,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,251	$533
Income taxes payable	4,014	7,921
Accrued expenses	7,020	8,266
Deferred revenue	26,294	26,010

Total current liabilities	38,579	42,730
Deferred revenue, net of current portion	9,254	8,373

Total liabilities	47,833	51,103

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 90,000,000 shares authorized; 39,162,539 and 40,645,508 shares issued and outstanding at October 31 and January 31, 2003, respectively	39	41
Additional paid-in capital	93,102	126,006
Notes receivable from stockholders	(1,211)	(8,519)
Accumulated other comprehensive income	134	709
Retained earnings	110,108	94,725

Total stockholders’ equity	202,172	212,962

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$250,005	$264,065

See accompanying notes to condensed consolidated financial statements.

SERENA SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the Three Months and Nine Months Ended October 31, 2003 and 2002

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Revenue:
Software licenses	$10,963	$11,502	$31,862	$31,458
Maintenance	13,121	11,165	37,481	32,957
Professional services	2,571	1,966	6,593	5,262

Total revenue	26,655	24,633	75,936	69,677

Cost of revenue:
Software licenses	129	363	512	946
Maintenance	1,606	1,405	4,715	4,192
Professional services	2,462	1,794	6,506	4,715

Total cost of revenue	4,197	3,562	11,733	9,853

Gross profit	22,458	21,071	64,203	59,824

Operating expenses:
Sales and marketing	7,341	6,487	21,008	19,487
Research and development	3,671	2,981	10,130	8,873
General and administrative	1,881	1,811	5,349	5,200
Stock-based compensation	—	5	—	22
Amortization of intangible assets	2,664	1,113	5,881	3,405

Total operating expenses	15,557	12,397	42,368	36,987

Operating income	6,901	8,674	21,835	22,837
Interest and other income, net	677	1,237	2,495	3,633

Income before income taxes	7,578	9,911	24,330	26,470
Income taxes	2,728	3,766	8,946	10,059

Net income	$4,850	$6,145	$15,384	$16,411

Comprehensive income:
Net income	$4,850	$6,145	$15,384	$16,411
Other comprehensive (loss) income:
Foreign currency translation adjustment	(59)	71	(14)	113
Unrealized (loss) gain on marketable securities	(44)	225	(561)	470

Other comprehensive (loss) income	(103)	296	(575)	583

Total comprehensive income	$4,747	$6,441	$14,809	$16,994

Net income per share:
Basic	$0.12	$0.15	$0.38	$0.41

Diluted	$0.12	$0.15	$0.38	$0.40

Weighted average shares used in per share calculations:
Basic	39,545	40,420	40,032	40,292

Diluted	40,173	41,000	40,706	40,772

See accompanying notes to condensed consolidated financial statements.

SERENA SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended October 31, 2003 and 2002

(In thousands)

(Unaudited)

	Nine Months Ended October 31,
	2003	2002
Cash flows from operating activities:
Net income	$15,384	$16,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,170	1,026
Provision in allowance for bad debts	254	775
Gain on disposal of property and equipment	(2)	(30)
Accrued interest on notes receivable from stockholders, net of cash received	1,281	(399)
Amortization of deferred stock-based compensation	—	22
Amortization of intangible assets	5,881	3,405
Changes in operating assets and liabilities:
Accounts receivable	2,526	(3,925)
Prepaid expenses and other assets	(32)	(305)
Accounts payable	594	(394)
Income taxes payable	(3,935)	3,865
Accrued expenses	(2,244)	(1,718)
Deferred revenue	(1,161)	(504)

Net cash provided by operating activities	19,716	18,229

Cash flows used in investing activities:
Purchases of property and equipment	(843)	(1,336)
Sales (purchases) of short-term and long-term investments	27,340	(5,010)
Cash paid for UltiMIS Corporation earn-out	—	(710)
Cash paid for TeamShare Inc., net of cash received	(19,425)	—

Net cash provided by (used in) investing activities	7,072	(7,056)

Cash flows from financing activities:
Exercise of stock options under the employee stock option plan	4,251	1,321
Sale of common stock under the employee stock purchase plan	779	813
Payment of principal on notes receivable from stockholders	6,026	624
Common stock repurchased under the stock repurchase plan	(37,935)	(829)

Net cash (used in) provided by financing activities	(26,879)	1,929

Effect of exchange rate changes on cash	(14)	113

Net (decrease) increase in cash and cash equivalents	(105)	13,215
Cash and cash equivalents at beginning of period	105,402	85,954

Cash and cash equivalents at end of period	$105,297	$99,169

Supplemental disclosures of cash flow information:
Income taxes paid	$13,199	$6,395

Non-cash investing and financing activity:
Unrealized (loss) gain on marketable securities	$(561)	$470

Contingent consideration accrued for the UltiMIS acquisition, net	$—	$(290)

See accompanying notes to condensed consolidated financial statements.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

SERENA Software, Inc. (“SERENA” or the “Company”) is an Enterprise Change Management (“ECM”) industry leader providing solutions that help companies automate change to the applications that run their businesses. The Company’s solutions take a cross-platform and cross-organizational view of enterprise applications, allowing customers to define, enforce and automate application lifecycle processes. Its principal markets are North America, and to a lesser extent, Europe.

The accompanying unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements, and in the opinion of management include all adjustments, consisting only of normal recurring adjustments, except as otherwise noted, necessary for their fair presentation. These unaudited condensed consolidated financial statements and the notes thereto have been prepared in accordance with the Instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all disclosures required by accounting principles generally accepted in the United States of America and Regulation S-X for annual financial statements. For these additional disclosures, readers should refer to the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2003. The interim results presented are not necessarily indicative of results for any subsequent quarter or for the fiscal year ending January 31, 2004.

Reclassifications

Certain reclassifications have been made to the January 31, 2003 balances in order to conform to the October 31, 2003 presentation.

(1) Stock-Based Compensation

The Company uses the intrinsic value method to account for stock-based compensation. The Company amortizes deferred stock-based compensation on an accelerated basis in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 28, “Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.”

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The Company accounts for employee stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Since the exercise price of options granted under such plans is generally equal to the market value on the date of grant, no compensation cost has been recognized for grants under its stock option plans and stock purchase plans. In accordance with APB No. 25, the Company does not recognize compensation cost related to its employee stock purchase plan. If compensation cost for the Company’s stock-based compensation plans had been determined consistent with SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” the Company’s net income and net income per share would have been reduced to the pro forma amounts indicated below (in thousands, except per share amounts):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Net income, as reported	$4,850	$6,145	$15,384	$16,411
Add: stock-based employee compensation expense included in reported net income, net of tax	—	3	—	14
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of tax	(2,205)	(2,950)	(7,546)	(8,636)

Pro forma net income	$2,645	$3,198	$7,838	$7,789

Basic net income per share:
As reported	$0.12	$0.15	$0.38	$0.41

Pro forma	$0.07	$0.08	$0.20	$0.19

Diluted net income per share:
As reported	$0.12	$0.15	$0.38	$0.40

Pro forma	$0.07	$0.08	$0.19	$0.19

For the pro forma amounts determined under SFAS No. 123, as set forth above, the fair value of each stock option grant under the stock option plans and the fair value of the employees’ purchase rights under the employee stock purchase plan (“ESPP”) are estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the three and nine months ended October 31, 2003 and 2002.

	Stock Option Plans		ESPP		Stock Option Plans		ESPP
	Three Months Ended October 31,				Nine Months Ended October 31,
	2003	2002	2003	2002	2003	2002	2003	2002
Expected life (in years)	4.5	4.5	0.5	0.5	4.5	4.5	0.5	0.5
Risk-free interest rate	2.9%	2.8%	1.1%	1.1%	2.9%	2.8%	1.1%	1.1%
Volatility	101%	109%	49%	89%	101%	109%	49%	89%
Dividend yield	none	none	none	none	none	none	none	none

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

highly subjective assumptions including the expected stock price volatility. We used historical volatility rates. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our options.

(2)    Net Income Per Share

Basic net income per share is computed using the weighted-average number of shares of common stock outstanding. Diluted net income per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, potentially dilutive common shares from restricted stock and options to purchase common stock using the treasury stock method.

The following is a reconciliation of the shares used in the computation of basic and diluted net income per share (in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2003	2002	2003	2002
Basic net income per share—weighted average number of common shares outstanding	39,545	40,420	40,032	40,292
Effect of potentially dilutive securities outstanding—stock options	628	580	674	480

Shares used in diluted net income per share computation	40,173	41,000	40,706	40,772

Options to purchase shares of common stock at a share price which is greater than the average closing market price of the shares for the quarter are not included in the computation of diluted earnings per share because the effect of their inclusion would be anti-dilutive. For both the three and nine month periods ended October 31, 2003, 1,724,562 options to purchase shares of common stock at an average share price of $23.96 were excluded from the computation of diluted EPS. For the same three and nine month periods a year ago, 3,141,666 options to purchase shares of common stock at an average share price of $20.86 were excluded from the computation of diluted EPS.

(3)    Recent Accounting Pronouncements

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of a tangible long-lived asset. SFAS No. 143 also requires an enterprise to record a corresponding amount to the liability as an increase in the carrying amount of the related long-lived asset (i.e., the associated asset retirement costs) and to depreciate that cost over the remaining useful life of the asset. The amount of the asset retirement obligation is revised at the end of each period to reflect the passage of time (i.e., accretion expense) and changes in the estimated future cash flows underlying the initial fair value measurement. The Company adopted the provisions of SFAS No. 143 as of February 1, 2003, and the adoption did not have a material impact on the Company’s consolidated financial position or results of operations.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 eliminates Emerging Issues Task Force, or EITF, Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” Under SFAS No. 146, liabilities for costs associated with an exit or disposal activity are recognized when the liabilities are incurred, as opposed to being recognized at the date of entity’s commitment to an exit plan under EITF No. 94-3. Furthermore, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liabilities. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” Interpretation No. 45 requires a guarantor to include disclosure of certain obligations, and if applicable, at the inception of the guarantee, recognize a liability for the fair value of other certain obligations undertaken in issuing a guarantee. The recognition requirement is effective for guarantees issued or modified after December 31, 2002 and did not have a material impact on the Company.

The following is a summary of our agreements that the Company has determined are within the scope of Interpretation No. 45, or FIN 45, which are separately grandfathered because the guarantees were in effect prior to December 31, 2002. Accordingly, the Company has no liabilities recorded for these agreements as of October 31, 2003.

As permitted under Delaware law and our by-laws and certificate of incorporation, the Company has agreements whereby the Company indemnifies our officers and directors for certain events or occurrences while the officer or director is, or was serving, at our request in such capacity. The term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has a directors’ and officers’ insurance policy that may enable the Company to recover a portion of any future amounts paid. Assuming the applicability of coverage and the willingness of the insurer to assume coverage and subject to certain retention, loss limits and other policy provisions, the Company believes the estimated fair value of this indemnification obligation is not material. However, no assurances can be given that the insurers will not attempt to dispute the validity, applicability or amount of coverage, which attempts may result in expensive and time-consuming litigation against the insurers.

When, as part of an acquisition, the Company acquires all of the stock or all of the assets and liabilities of a company, the Company assumes the liability for certain events or occurrences that took place prior to the date of acquisition. The maximum potential amount of future payments the Company could be required to make for such obligations is undeterminable at this time. Accordingly, the Company has no liabilities recorded for these types of agreements as of October 31, 2003.

From time to time, the Company engages various professional service firms which require as a condition of their engagement that the Company undertake to indemnify them for all claims and damages arising out of their engagement. In the recent past, the Company has not been subject to any significant claims for such losses and has not incurred any material costs in defending or settling claims related to these indemnification obligations. Accordingly, the Company believes the estimated fair value of these obligations is not material.

The Company undertakes indemnification obligations in our ordinary course of business in connection with, among other things, the licensing of our products and the provision by the Company of consulting services.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Pursuant to these agreements, the Company may indemnify the other party for certain losses suffered or incurred by the indemnified party, generally our business partners or customers, in connection with various types of claims, which may include, without limitation, claims of intellectual property infringement, certain tax liabilities, negligence and intentional acts in the performance of services and violations of laws. The term of these indemnification obligations is generally perpetual. In general, the Company attempts to limit the maximum potential amount of future payments the Company could be required to make under these indemnification obligations to the purchase price paid, but in some cases the obligation may not be so limited. In addition, the Company may, in certain situations, warrant that, for a certain period of time from the date of delivery, our software products will be free from defects in media or workmanship. From time to time, the Company may also warrant that our professional services will be performed in a good and workmanlike manner. In addition, it is the Company’s standard policy to seek to disclaim most warranties, including any implied or statutory warranties such as warranties of merchantability, fitness for a particular purpose, quality and non-infringement, as well as any liability with respect to incidental, consequential, special exemplary, punitive or similar damages. In some states, such disclaimers may not be enforceable. If necessary, the Company would provide for the estimated cost of product and service warranties based on specific warranty claims and claim history. In the recent past, the Company has not been subject to any significant claims for such losses and has not incurred any material costs in defending or settling claims related to these indemnification obligations. Accordingly, the Company believes the estimated fair value of these agreements is not material.

In November 2002, the EITF reached a consensus on EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue-generating activities. EITF No. 00-21 became effective for interim periods beginning after June 15, 2003, which is the Company’s third quarter of fiscal 2004. The effect of adopting EITF 00-21 this quarter did not have a material impact on the Company’s consolidated financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure provisions of SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company has adopted the disclosure provisions of SFAS No. 148.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(4)    Restructuring Costs

On August 6, 2001, in response to the general weakening of the worldwide economy and resulting IT spending slowdown, the Company announced and began to execute its plan to reduce workforce by approximately 12% or 45 positions affecting all parts of the organization and incur costs associated with the closure of facilities. The Company recorded a restructuring charge in the third quarter of fiscal 2002 consisting principally of severance, payroll taxes and other employee benefits totaling $1.5 million and facilities closures totaling $1.0 million. The Company has realized and expects to continue to realize cost savings going forward as a result of this reduction and other cost savings initiatives implemented. The Company’s restructuring is substantially complete with these actions. The nature of the restructuring charges and the amounts paid through and accrued as of October 31, 2003 are summarized as follows (in thousands):

		As of October 31, 2003
	Total	Paid	Adjustments	Accrued
Severance, payroll taxes and other employee benefits	$1,483	$1,135	$(195)	$153
Facilities closures	875	989	195	81
Legal and other miscellaneous	70	65	—	5

Total restructuring accrual	2,428	$2,189	$—	$239

Fixed asset impairment	101

Total restructuring charges	$2,529

(5)    Goodwill and Other Intangibles

In July 2001, the FASB approved the issuance of SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 provides guidance on how to account for goodwill and certain intangible assets after an acquisition is completed. The most substantive change is that goodwill and other indefinite life intangible assets can no longer be amortized but instead should be periodically tested for impairment. In the fiscal quarter ended April 30, 2002, the Company reevaluated its intangible asset lives and no adjustment to any of the useful lives was determined to be necessary. In the fiscal quarter ended July 31, 2002 and in accordance with Statement No. 142, the Company completed its initial transitional goodwill impairment test and concluded that there was no impairment of goodwill as of February 1, 2002. With the annual impairment test in the fourth quarter of fiscal 2003, the Company concluded that there was no impairment of goodwill as of January 31, 2003.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

Goodwill and other intangible assets consisted of the following (in thousands):

	As of October 31, 2003	As of January 31, 2003
Goodwill	$35,980	$28,877

Other intangible assets:
Non-compete agreements	1,634	944
Acquired technology	37,476	27,626
Maintenance service contracts	1,800	—
Trademark/Trade name portfolio	200	—
Customer relationships	2,510	—

	43,620	28,570
Accumulated amortization	(17,968)	(12,087)

	$25,652	$16,483

Aggregate amortization expense:
Nine Months Ended October 31, 2003		$5,881

Estimated intangible amortization expense:
For the remaining three months of Fiscal 2004		$2,664
For year ended January 31, 2005		9,216
For year ended January 31, 2006		7,748
For year ended January 31, 2007		4,398
For year ended January 31, 2008		1,626
Thereafter		—

Total		$25,652

The weighted average remaining amortization period for acquired technology is 37 months, trademark/trade name portfolio and customer relationships is 31 months, non-compete agreements is 19 months, and maintenance service contracts is 7 months. The total weighted average remaining amortization period for all intangible assets is 35 months. The aggregate amortization expense of intangible assets was $2.7 million and $5.9 million for the three and nine months ended October 31, 2003, respectively, and $1.1 million and $3.4 million for the same periods a year ago.

The changes in the net carrying amount of goodwill for the nine months ended October 31, 2003 are as follows (in thousands):

Balance as of January 31, 2003	$28,877
Activity during the first nine months of fiscal 2004:
Goodwill acquired in TeamShare acquisition	7,103
Impairment losses recognized	—

Balance as of October 31, 2003	$35,980

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

(6)    Stock Repurchase Programs and Repurchase of Common Stock

In February 2003, the Board of Directors authorized the repurchase of up to 1.0 million shares of the Company’s Common Stock from time to time in the open market or in privately negotiated block transactions. The Company will utilize any reacquired shares under this program for reissuance in connection with employee stock programs and general corporate purposes. Under this program and at various times from February 25, 2003 through April 1, 2003, the Company repurchased in aggregate a total of 484,800 shares of its common stock for cash at an average price of $15.18 per share.

In May 2003, the Board of Directors authorized the repurchase of up to 1.0 million shares of the Company’s Common Stock from time to time in the open market or in privately negotiated block transactions. The Company will utilize any reacquired shares under this program for reissuance in connection with employee stock programs and general corporate purposes. Under this program and at various times from June 9, 2003 through July 1, 2003, the Company repurchased in aggregate a total of 634,500 shares of its common stock for cash at an average price of $20.78 per share.

In August 2003, the Board of Directors authorized the repurchase of up to 1.0 million shares of the Company’s Common Stock from time to time in the open market or in privately negotiated block transactions. The Company will utilize any reacquired shares under this program for reissuance in connection with employee stock programs and general corporate purposes. Under this program and at various times from August 27, 2003 through October 1, 2003, the Company repurchased in aggregate a total of 905,800 shares of its common stock for cash at an average price of $19.20 per share.

In November 2003, the Board of Directors authorized the repurchase of up to 1.0 million shares of the Company’s Common Stock from time to time in the open market or in privately negotiated block transactions. The Company will utilize any reacquired shares under this program for reissuance in connection with employee stock programs and general corporate purposes. The timing and size of any future stock repurchases are subject to market conditions, stock prices, our cash position and other cash requirements going forward.

(7)    Acquisition of TeamShare, Inc.

On June 5, 2003, the Company acquired TeamShare, Inc. (“TeamShare”), a privately held company specializing in the development of collaborative process and issue management solutions and a leading supplier of Web-based and team-oriented productivity tools. The acquisition was accounted for using the purchase method of accounting, and accordingly, the results of operations of TeamShare are included in the Company’s consolidated financial statements from June 5, 2003.

The acquisition of TeamShare improved the Company’s capabilities and will allow it to compete more effectively in the growing application life cycle management market. The acquisition provides the Company with complimentary request and issue management technology that helps strengthen its ECM solution offering.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

The Company acquired 100% of TeamShare’s outstanding common stock in acquiring all of its assets and assuming all of its liabilities. The total purchase price was $18.4 million and consisted of cash consideration of $17.9 million, net of in-the-money options proceeds of $0.1 million, and acquisition costs of $0.5 million. The total purchase price was allocated as follows (in thousands):

Tangible assets	$1,601
Assumed liabilities	(3,814)
Acquired technology	9,850
Non-compete agreements	690
Maintenance service contracts	1,800
Trademark / Trade name portfolio	200
Customer relationships	2,510
Deferred tax asset	4,491
Deferred tax liability	(6,020)
Goodwill	7,103

Total consideration	$18,411

Acquired technology, consisting of current completed technologies at the date of acquisition and valued on the premise of fair market value in continued use under the discounted cash flow approach, is amortized over a three-year period, the period of time the Company estimates as its economic useful life. Non-compete agreements were entered into with two former TeamShare officers and were valued based on the estimated amount of business that might be lost if these two principals were competing against the Company and are being amortized over their two-year term. Maintenance service contracts, consisting of existing annual renewable maintenance contracts at the date of acquisition are valued on the premise of fair market value of the total future cash flows that would be generated from the renewal of such contracts under the discounted cash flow approach and are amortized over a one-year period. Trademark/Trade name portfolio, consisting of the existing TeamTrack trade name at the date of acquisition is valued on the premise of fair market value of royalties avoided on developed technology revenues under the discounted cash flow approach and is amortized over a three-year period, the period of time the Company estimates as its economic useful life. Customer relationships, consisting of existing TeamShare customer relationships of varying age and size at the date of acquisition, are valued on the premise of fair market value of future cash flows that would be generated with existing customer relationships in place net of what would be generated without the existing relationships in place under the discounted cash flow approach and are amortized over a three-year period, the period of time the Company estimates as its economic useful life. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is no longer subject to amortization but instead will be measured for impairment annually pursuant to SFAS No. 142.

With respect to acquired TeamShare intangibles, the weighted average remaining amortization period for acquired technology, trademark/trade name portfolio and customer relationships is 31 months, non-compete agreements is 19 months, and maintenance service contracts is 7 months. The total weighted average remaining amortization period for all acquired TeamShare intangible assets is 28 months. All identified intangible assets will be amortized on a straight-line basis over their useful lives. Amortization expense for the current fiscal quarter and fiscal nine months ended October 31, 2003 was $1.6 million and $2.6 million, respectively. The estimated total amortization expense associated with acquired TeamShare intangible assets is $1.6 million for the remaining three months of fiscal 2004, $5.1 million for fiscal 2005, $4.3 million for fiscal 2006, and $1.4 million for fiscal 2007.

SERENA SOFTWARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS  (Continued)

(Unaudited)

In accordance with generally accepted accounting principles of the United States of America, we recorded a deferred tax asset of $4.5 million for the acquired deferred tax assets relating to net operating loss tax credit carryforwards for tax purposes acquired in the transaction. In addition, a deferred tax liability of $6.0 million was recorded for the difference between the assigned values and the tax bases of the intellectual property assets acquired in the transaction.

APPENDIX 3

FURTHER INFORMATION ON MERANT

PAGE
1. Business Description	III-2
2. Financial Information for Merant	III-3
3. Results for the six months ended 31 October 2003	III-32

III-1

BUSINESS DESCRIPTION

Merant is a leading provider of software and services for managing code, content and other business-critical assets. Merant designs, develops and markets software products and services for ECM, software configuration management and web content management, under the Merant brand (formerly the PVCS® brand).

Merant solutions help companies improve their ability to manage change of software applications, code and web content. Merant software is used for software configuration management and web content management. In the year ended 30 April 2003 Merant generated approximately half its revenue from maintenance fees, approximated 38 per cent. from the sale of licences and the remainder of its revenue from consulting and training. Merant has approximately 535 employees worldwide.

Merant shares are listed on the Official List and publicly traded on the London Stock Exchange under the symbol “MRN”, and (in ADS form) on Nasdaq under the symbol “MRNT”. Merant has a current market capitalisation of approximately £201 million based on the closing price of Merant shares on 15 March 2004, the last practicable date prior to the posting of this document. Merant released its unaudited third quarter results on 3 March 2004. For the unaudited nine months ended 31 January 2004 and 2003, under UK GAAP, Merant reported the following results (in millions of US Dollars, except per share data):

	Nine Months ended 31 January 2004	Nine Months ended 31 January 2003
Turnover	91.7	89.1
Profit (loss) before tax	2.0	(19.6)
Charge for (recovery of) tax	(0.2)	—
Net profit (loss) after tax	2.2	(19.6)
Earnings (loss) per share	0.02	(0.19)

As at 31 January 2004, Merant had net cash of US$70.7 million. This is based on an exchange rate of US$1.8202 : £1.00 on 31 January 2004.

Basis of Presentation

Merant’s unaudited interim condensed consolidated financial statements have been prepared under the historical cost convention and in accordance with the Companies Act 1985 of England and Wales, as amended, and applicable UK accounting standards for interim financial information, but were not reviewed in accordance with US Statement of Auditing Standards No. 100 “Interim Financial Information”.

Recent Developments

The Board of Merant released its unaudited third quarter results on 3 March 2004. For the unaudited nine months to 31 January 2004, under UK GAAP, Merant reported revenue of US$91.7 million, net profit before taxation of US$2.0 million and earnings per share of $0.02. As at 31 January 2004 Merant had net cash of US$70.7 million. This is based on an exchange rate of US$1.8202 : £1.00, the closing rate on 31 January 2004, as reported in the Financial Times on 1 February 2004.

The following statement has been extracted from Merant’s financial results for the third quarter of fiscal 2004: “The Company maintains a cautious outlook regarding revenue and growth performance as global economic pressures continue to limit information technology and software development spending, especially related to new licence fees. Even though the Company exceeded its profit and revenue objectives in the third quarter, longer selling cycles that exist in the current economy, especially related to increased customer scrutiny of larger transactions, make it difficult to predict and forecast overall revenues. Over the longer term, once the economic conditions begin to improve and key additional product revenues emerge from its growth initiatives, the Company’s goal continues to be the generation of operating profits in excess of 15 percent on sales.”

III-2

FINANCIAL INFORMATION

MERANT plc

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Years ended April 30	Notes	2003		2002		2001
		£’000		£’000		£’000
Turnover: continuing business
Licence fees		29,636		33,387		42,193
Maintenance subscriptions		38,902		39,779		35,065
Training and consulting		10,054		13,902		17,817

		78,592		87,068		95,075
Turnover: discontinued business	3	—		31,207		120,358

Total turnover	2	78,592		118,275		215,433

Cost of sales: continuing business
Cost of licence fees		1,852		1,429		2,164
Cost of maintenance revenue		5,179		5,855		5,490
Cost of service revenue		9,172		13,832		17,198

		16,203		21,116		24,852
Cost of sales: discontinued business	3	—		5,510		29,534

Total cost of sales		16,203		26,626		54,386

Gross profit		62,389		91,649		161,047

Operating expenses
Research and development		17,792		24,187		39,774
Sales and marketing		32,158		58,922		103,667

Amortisation of goodwill and other intangibles		13,485		35,896		43,967
Other general and administrative		9,646		18,042		13,401

Total general and administrative		23,131		53,938		57,368

Total operating expenses		73,081		137,047		200,809

Operating (loss):
Continuing business		(10,692)		(41,953)		(28,798)
Discontinued business		—		(3,445)		(10,964)

Total operating (loss)	4	(10,692)		(45,398)		(39,762)
Exceptional items:
Continuing operations:
Fundamental restructuring costs	18	(3,515)		(13,342)		—
Loss on disposal of fixed assets		—		(1,761)		—
Amounts written off on investments		—		—		(3,254)
Discontinued operations:
Gain/(loss) on termination of business operation	3	594		(3,139)		(11,317)

(Loss) on ordinary activities, before interest income		(13,613)		(63,640)		(54,333)
Other interest receivable and similar income	7	843		1,751		4,466
Interest payable and similar charges	8	(28)		(137)		(179)

(Loss) on ordinary activities before taxation		(12,798)		(62,026)		(50,046)
Taxation	9	300		—		(868)

Retained (loss) for the year		(12,498)		(62,026)		(50,914)

(Loss) per share: basic	10	(12.4	)p	(49.6	)p	(37.9	)p
(Loss) per share: diluted	10	(12.4	)p	(49.6	)p	(37.9	)p

The accompanying notes form part of this financial information.

III-3

MERANT plc

CONSOLIDATED BALANCE SHEET

	Notes	30 April 2003	30 April 2002
		£’000	Restated £’000
Fixed assets
Intangible fixed assets	11	8,606	21,782
Tangible fixed assets	12	1,970	3,255
Investments	13	6,993	5,858

Total fixed assets		17,569	30,895

Current assets
Stocks		90	94
Debtors	14	19,458	25,176
Cash and bank deposits		45,538	71,620

Total current assets		65,086	96,890
Creditors: amounts falling due within one year	15	44,860	58,271

Net current assets		20,226	38,619

Total assets less current liabilities		37,795	69,514
Provisions for liabilities and charges	18	4,479	10,299

Net assets		33,316	59,215

Capital and reserves
Called up share capital	19	2,078	2,300
Share premium account	20	201,741	200,865
Capital redemption reserve	20	937	697
Profit and loss account	20	(171,440)	(144,647)

Equity shareholders’ funds		33,316	59,215

The accompanying notes form part of this financial information.

III-4

MERANT plc

CONSOLIDATED CASH FLOW STATEMENT

Years ended April 30	2003	2002	2001
	£’000	£’000	£’000

Net cash (outflow)/inflow from operating activities	(8,225)	(22,752)	19,718
Returns on investments and servicing of finance:
Interest received	843	1,751	4,466
Interest paid	(28)	(137)	(179)

Net cash inflow from returns on investments and servicing of finance	815	1,614	4,287

Taxation	(475)	(2,026)	(1,889)
Capital expenditure and financial investment:
Purchases of tangible fixed assets	(1,395)	(2,592)	(6,785)
Capitalised software product assets and other intangibles	—	—	(62)
Investment in own shares	(2,250)	—	(5,212)
Proceeds from sale of own shares	1,370	1,316	3,836
Disposal of tangible fixed assets	—	11,594	—

Net cash (outflow)/inflow from capital expenditure and financial investment:	(2,275)	10,318	(8,223)
Acquisitions and disposals:
Proceeds from/(investment in) subsidiary undertakings	—	50,106	(12,962)
Net cash (sold) with subsidiary undertakings	—	(5,122)	—

Net cash inflow/(outflow) from acquisitions and disposals	—	44,984	(12,962)
Cash (outflow)/inflow before financing	(10,160)	32,138	931
Issue of ordinary shares	897	161	207
Cancellation of ordinary shares	(11,659)	(23,052)	(13,688)
Expenses attributable to issue/cancellation of ordinary shares	(118)	(403)	(150)
Bank loan	—	(1,404)	(362)

Net cash (outflow) from financing	(10,880)	(24,698)	(13,993)

(Decrease)/increase in cash	(21,040)	7,440	(13,062)

The accompanying notes form part of this financial information.

III-5

MERANT plc

NOTES TO CONSOLIDATED CASH FLOW STATEMENT

Years ended 30 April	2003	2002 Restated	2001
	£’000	£’000	£’000
(i)Reconciliation of operating(loss) to Net cash (outflow)/inflow from operating activities
Operating (loss)	(10,692)	(45,398)	(39,762)
Depreciation charges	2,257	10,661	8,789
Amortisation charges	13,485	35,896	43,967
Employee benefit trust costs	250
(Loss)/gain on sale of tangible fixed assets	—	(1,761)	837
Exceptional items	(2,921)	(8,854)	(9,901)
(Increase)/decrease in stocks	(3)	56	834
Decrease/(increase) in debtors	4,296	(5,149)	7,452
(Decrease)/increase in creditors	(14,897)	(8,203)	7,502

	(8,225)	(22,752)	19,718

(ii)Reconciliation to net funds
(Decrease)/increase in cash during the year	(21,040)	7,440	(13,062)
Cash inflow from movement in debt	—	1,404	362

	(21,040)	8,844	(12,700)
Translation difference	(5,042)	2,977	(5,281)

	(26,082)	11,821	(17,981)
Net funds, beginning of year	71,620	59,799	77,780

Net funds, end of year	45,538	71,620	59,799

	Balances at 30 April 2000	Cash flow	Exchange differences	Balances at 30 April 2001
	£’000	£’000	£’000	£’000
(iii)Analysis of net funds
Cash	79,543	(13,062)	(5,281)	61,200
Short term loans	(1,763)	362		(1,401)

	77,780	(12,700)	(5,281)	59,799

	Balances at 30 April 2001	Cash flow	Exchange differences	Balances at 30 April 2002
	£’000	£’000	£’000	£’000
Cash	61,200	7,440	2,980	71,620
Short term loans	(1,401)	1,404	(3)	0

	59,799	8,844	2,977	71,620

	Balances at 30 April 2002	Cash flow	Exchange differences	Balances at 30 April 2003
	£’000	£’000	£’000	£’000
Cash	71,620	(21,040)	(5,042)	45,538

The accompanying notes form part of this financial information.

III-6

MERANT plc

CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

(Loss) for the year	(12,498)	(62,026)	(50,914)
Currency translation adjustment	(2,518)	4,252	(5,116)

Total recognised gains and losses for the year	(15,016)	(57,774)	(56,030)

The accompanying notes form part of these financial statements.

MERANT plc

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

(Loss) for the year	(12,498)	(62,026)	(50,914)
Share buy back	(11,777)	(23,455)	(13,838)
Share options exercised	894	246	207
Shares cancelled	—	—	(357)
Goodwill taken to profit and loss account on disposal	—	11,732	—
Currency translation adjustment	(2,518)	4,252	(5,116)

Net (reduction in) shareholders’ funds	(25,899)	(69,251)	(70,018)
Opening shareholders’ funds	59,215	128,466	198,484

Closing shareholders’ funds	33,316	59,215	128,466

The accompanying notes form part of this financial information.

III-7

MERANT plc

NOTES TO THE FINANCIAL STATEMENTS

Note 1    Significant accounting policies

The following accounting policies have been applied consistently in dealing with items that are considered material in relation to the Group’s financial statements.

Basis of preparation

The financial statements have been prepared in accordance with applicable UK accounting standards under the historical cost accounting rules.

Basis of consolidation

The consolidated financial statements include the financial statements of Merant Plc (the Company) and its subsidiary undertakings made up to 30 April 2003. The acquisition method of accounting has been adopted. Under this method, the results of subsidiary undertakings acquired or disposed of in the year are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal.

Turnover

Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers.

The Group’s revenue recognition policies are in accordance with the principles of AICPA’s Statement of Position 97-2 (SOP 97-2) Software Revenue Recognition, amendments to SOP 97-2 in SOP 98-4 and 98-9 Software Revenue Recognition with respect to Certain Transactions, and the associated AICPA Technical Practice Aids.

Licence fees:    the standard end user licence agreement for the Group’s products provides for an initial fee to use the product in perpetuity up to a maximum number of users. We also enter into other types of licence arrangements, typically with major end user customers, which allow for the use of our products, usually restricted by the number of employees, the number of users, or the licence term. Licence fees are recognised as revenues upon product shipment, provided a legally binding agreement is in place, fees are fixed or determinable and collection of the resulting debt is deemed probable. Fees from licences sold together with consulting services are generally recognised upon shipment if the above criteria have been met and payment of the licence fees is not dependent upon the performance of the consulting services. Where these criteria have not been met, both the licence and consulting fees are recognised as the services are performed.

Maintenance subscriptions:    maintenance agreements generally call for the Group to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognised over the term of the support agreement on a pro-rata basis. Payments for maintenance fees are generally made in advance and are non-refundable

Training and consulting:    the Group recognises revenue from consulting and education as the services are performed.

Software product assets

Costs related to the initial development and design of new software products prior to the establishment of technological feasibility are written off to research and development costs when incurred. Purchased software

III-8

assets are amortised using the straight line method over the useful economic life, which is no more than five years.

Goodwill

Purchased goodwill arising on business combination in respect of acquisitions before 1 February 1998, when FRS 10 Goodwill and intangible assets was adopted, was written off to reserves in the year of acquisition. When a subsequent disposal occurs any related goodwill previously written off to reserves is written back through the profit and loss account as part of the profit or loss on disposal.

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions since 1 February 1998 is capitalised. Goodwill is amortised to nil by equal annual instalments over its estimated useful life.

Tangible fixed assets

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets over their estimated useful economic lives as follows:

Freehold land & buildings	40 years
Leasehold improvements	over the shorter of the lease term and life of asset
Computer equipment	3–5 years straight line
Office equipment	5–11 years straight line

The carrying values of tangible fixed assets are reviewed for impairment when events or circumstances indicate that the carrying value may not be recoverable.

Investments

In the Group’s financial statements investments are stated at cost unless, in the opinion of the Directors, there has been an impairment to their value in which case they are immediately written down to the estimated recoverable amount.

Leasing

Rentals payable under operating leases are charged to the profit and loss account on a straight-line basis over the term of the lease.

Deferred taxation

Deferred tax is recognised, without discounting, in respect of all timing differences between the treatment of certain items for taxation and accounting purposes which have arisen but not reversed by the balance sheet date, except as otherwise required by FRS 19.

Cash and bank deposits

Cash, for the purpose of the cash flow statement, comprises cash in hand and deposits repayable on demand, less overdrafts payable on demand.

Translation of foreign currencies

Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of

III-9

exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

The assets and liabilities of overseas subsidiary undertakings are translated at the closing exchange rates. Profit and loss accounts of such undertakings are consolidated at the average rates of exchange during the year. Gains and losses arising on these translations are taken to reserves, net of exchange differences arising on related foreign currency borrowings.

Pensions

Merant has entered into arrangements under which it makes matching contributions to retirement plans independently administered by insurance companies and other financial institutions. Contributions are charged to the profit and loss account in the year in which they become payable.

Employee share schemes

The cost of awards to employees that take the form of shares or rights to shares are recognised over the period of the employee’s related performance.

Note 2    Segmental information

The Group previously operated in four business divisions. The Group withdrew from its E Solutions Division during the year ended 30 April 2001, and disposed of its Application Creation & Transformation (ACT) and Enterprise Data Connectivity (EDC) Divisions during the year ended 30 April 2002. The operating results of those businesses are disclosed as discontinued operations. The Group now operates in one business segment, Enterprise Change Management. The following table analyses revenue by business segment, based on the Group’s operating divisions

	2003	2002	2001
	£’000	£’000	£’000
Years ended April 30

Turnover:
Enterprise Change Management Division	78,592	87,068	95,075
Discontinued operations:
Application Creation & Transformation Division	—	17,481	83,513
Enterprise Data Connectivity Division	—	13,726	31,196
E-Solutions Division	—	—	5,649

	78,592	118,275	215,433

As at April 30
Net operating (liabilities)/assets:
Enterprise Change Management Division	(19,215)	(18,263)	39,305
Discontinued operations:
Application Creation & Transformation Division	—	—	16,777
Enterprise Data Connectivity Division	—	—	5,725

	(19,215)	(18,263)	61,807

III-10

The following table analyses worldwide operations by geographical area, based on the location of Group facilities.

	2003	2002	2001
	£’000	£’000	£’000
Years ended 30 April

Total turnover:
United Kingdom	13,972	21,368	36,561
United States	48,977	75,468	132,316
Europe (excluding UK)	11,329	18,836	39,473
Other	4,314	6,771	14,347

	78,592	122,443	222,697

Inter-segment turnover:
United Kingdom	—	(3,851)	(5,290)
United States	—	—	(126)
Europe (excluding UK)	—	(317)	(1,848)
Other	—	—	0

	—	(4,168)	(7,264)

Third party turnover:
United Kingdom	13,972	17,517	31,271
United States	48,977	75,468	132,190
Europe (excluding UK)	11,329	18,519	37,625
Other	4,314	6,771	14,347

	78,592	118,275	215,433

(Loss) on ordinary activities before interest and tax
United Kingdom	(4,999)	(40,834)	(39,944)
United States	(2,873)	(1,377)	1,550
Europe (excluding UK)	(2,397)	875	(2,205)
Other	(423)	(4,062)	837

	(10,692)	(45,398)	(39,762)

As at April 30

Net operating (liabilities)/assets:
United Kingdom	188,738	(2,422)	73,166
United States	(201,909)	(14,049)	(17,500)
Europe (excluding UK)	(1,405)	(666)	4,253
Other	(4,639)	(1,126)	1,888

	(19,215)	(18,263)	61,807

Turnover to third parties is disclosed by origin above. This does not differ significantly from turnover to third parties by destination.

III-11

Inter-segment turnover principally represents charges for product transfers and for administrative costs between locations. Operating (loss) excludes interest income and expense and, correspondingly, net operating (liabilities)/assets exclude interest-bearing assets and liabilities. The following table reconciles net operating (liabilities)/assets as shown above to net assets as shown in the balance sheet:

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Net operating (liabilities)/assets	(19,215)	(18,263)	61,807
Cash and bank deposits	45,538	71,620	61,200
Bank loan	—	—	(1,401)
Investment in own shares	6,993	5,858	6,860

Net assets	33,316	59,215	128,466

Note 3    Discontinued business

In the year ended 30 April 2002, the Group disposed its Application Creation and Transformation (ACT) Division and its Enterprise Data Connectivity (EDC) Division. The Group withdrew from its E Solutions Division during the year ended 30 April 2001. The Group reported the operating results of these businesses as discontinued operations. The following table discloses the operating results of each division for the years ended 30 April 2001 and 2002:

	ACT Division	EDC Division	E-Solutions Division	TOTAL
	£’000	£’000	£’000	£’000

Year ended 30 April 2001
Revenue	83,513	31,196	5,649	120,358
Cost of revenue	(18,170)	(2,841)	(8,523)	(29,534)

Gross profit	65,343	28,355	(2,874)	90,824
Research and development costs	(17,358)	(5,609)	—	(22,967)
Sales and marketing costs	(38,322)	(13,168)	(4,893)	(56,383)
General and administrative costs	(9,428)	(11,500)	(1,510)	(22,438)

Operating profit/(loss) before and after taxation	235	(1,922)	(9,277)	(10,964)

Year ended 30 April 2002
Revenue	17,481	13,726	—	31,207
Cost of revenue	(3,833)	(1,677)	—	(5,510)

Gross profit	13,648	12,049	—	25,697
Research and development costs	(3,738)	(2,616)	—	(6,354)
Sales and marketing costs	(6,215)	(5,803)	—	(12,018)
General and administrative costs	(4,866)	(5.904)	—	(10,770)

Operating (loss) before and after taxation	(1,171)	(2,274)	—	(3,445)

III-12

The gain or loss arising on the termination of the divisions consists of the following:

Years ended 30 April	ACT Division	EDC Division	Total 2003	Total 2002	Total 2001
	£’000	£’000	£’000	£’000	£’000

Net proceeds	—	—	—	56,301	—
Deduct:
Carrying value of goodwill now written off	—	—	—	(16,196)	(6,520)
Severance payments	—	—	—	—	(620)
Final settlement	—	594	594	—	—
Other disposal costs	—	—	—	(43,244)	(4,177)

	—	594	594	(59,440)	(11,317)

Gain/(loss) on business disposal, before and after taxation	—	594	594	(3,139)	(11,317)

The year ended 30 April 2003 saw the finalisation of the disposal of two business units, ACT and EDC. The disposal of these business units occurred in the year ended 30 April 2002, however, final settlement of all post closing contractual adjustments was not reached until 2003, resulting in an exceptional gain of £594,000 being recorded in the year ended 30 April 2003.

Note 4    Operating (loss)

Operating (loss) is stated after charging (or crediting):

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Auditors’ remuneration:
Audit (Group)	481	623	692
Audit (Company)	192	123	109
Non audit fees paid to the auditor (Ernst & Young)*	120	197	488
Non audit fees paid to the auditor (KPMG)	52	—	—
Operating lease rentals:
Plant & machinery	590	1,964	3,455
Other	2,114	4,863	6,033
Rental income	—	(277)	(339)
Depreciation of tangible fixed assets	2,257	7,632	8,789
Amortisation of intangible fixed assets—goodwill	13,371	35,322	42,482
—other	114	574	1,485
Research and development costs	17,792	24,187	39,774
(Gain)/loss on foreign exchange	(51)	869	(443)

*	Ernst & Young were auditors of the French and German subsidiaries

Note 5    Remuneration of directors

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Directors’ emoluments	1,088	2,572	458
Company contributions to pension schemes	3	3	3
Compensation for loss of office	—	844	—

	1,091	3,419	461

III-13

The aggregate of emoluments of the highest paid director was £770,000 (2002: £1,801,000, 2001: £327,000), and pension contributions of £3,000 (2002: £3,000, 2001: £3,000) were made on his behalf. In the year ended 30 April 2002 Mr. Greenfield, the Group’s former chief executive officer, received additional compensation for loss of employment, approved by the board of directors, of approximately £844,000.

On 1 April 2003 each non-executive director agreed to cancel and terminate all outstanding options held in exchange for a one-time cash payment based on the spread of the market value over the exercise price, given some assumed share appreciation over the remaining period of exercisability. The total cash payment to all the directors was £116,000.

None of the directors exercised share options during the year.

Note 6    Staff numbers and costs

The average monthly numbers of staff, including directors, employed by the Group was as follows:

Years ended 30 April	2003 No.	2002 No.	2001 No.
By location
United Kingdom	144	199	448
United States	368	575	1,027
Other	92	180	402

	604	954	1,877

By category
Sales and marketing	214	241	469
General and administration	99	167	328
Other	291	546	1,080

	604	954	1,877

Staff costs, which include salaries, bonus and commissions, amounted to:

Years ended April 30	2003	2002	2001
	£’000	£’000	£’000

United Kingdom	8,169	13,890	21,225
United States	29,574	44,235	70,962
Other	5,298	10,577	18,569

	43,041	68,702	110,756
Social security costs	3,979	5,701	9,773
Other pension costs	448	1,570	2,699

	47,468	75,973	123,228

Other pension costs principally represent amounts paid by Merant to personal pension schemes operated by its employees. In the United Kingdom, Merant contributes to employee pensions on a percentage-of-salary basis, subject to certain predetermined limits. Arrangements for employees in other countries have been established on similar bases, subject to local regulations and practices in the countries concerned.

III-14

Note 7    Interest receivable and similar income

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

Interest receivable and similar income	843	1,751	4,466

Note 8    Interest payable and similar charges

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

On bank loans and overdrafts	—	124	110
Other	28	13	69

	28	137	179

Note 9    Taxation

The taxation charge consists of the following:

Years ended 30 April	2003	2002	2001
	£’000	£’000	£’000

UK corporation tax
Current tax on income for the period	(476)	(307)	659
Double taxation relief	(192)	—	—

	(668)	(307)	659
Foreign tax
Current tax on income for the period	370	269	209
Adjustments in respect of prior periods	34	38
Other	(305)	—	—

Total current tax	(569)	307	209

Deferred Tax	269	—	—

Total tax (credit)/charge	(300)	—	868

The following table analyses differences between taxes at the UK statutory tax rate and taxes at the effective rate:

Years ended 30 April	2003		2002		2001
	£’000		£’000		£’000

(Loss) on ordinary activities before tax	(12,798)		(62,026)		(50,046)
Current tax	(3,839)		(18,608)		(15,014)
Expenses not deductible for tax purposes	4,598		10,597		12,745
Tax losses	1,607		8,122		2,269
Others	(2,935)		(111)		868

Total current tax credit	(569)		—		868

Effective tax rate	4.4	per cent.	0	per cent.	(1.7	) per cent.

The Group’s effective tax rate in each of the past two years has been significantly distorted by the impact of permanent differences between accounting profits and taxable profits, principally the provisions for amortisation

III-15

of goodwill which are not an allowable expense for tax purposes. The tax rate is also impacted by the distribution of corporate profits and losses among the tax jurisdictions in which the Group operates. The Group expects that its effective tax rate will continue to be significantly impacted by provisions for amortisation of goodwill in the year ended 30 April 2004.

Merant has unrecognised deferred tax assets at 30 April 2003 of £12,493,000 (2002: £15,480,000). These assets relate to losses brought forward from previous years. The directors do not consider it appropriate to recognise this asset at the year end as the Group is not expected to be tax paying in the foreseeable future in the countries where the losses are held.

The corporation tax returns of certain US subsidiary undertakings for the financial years ended 31 January 1996 to 31 January 1997 have been examined by the US Internal Revenue Service, which has proposed increases to the amount of US income taxes due in respect of those years. Based upon initial discussions with the UK Inland Revenue the Group believes that the outcome of the examination will not give rise to any adverse material profit and loss account adjustment to the financial statements.

Note 10    (Loss) per share

Basic (loss) per share is computed as the (loss) for the year after taxation, divided by the weighted average number of ordinary shares outstanding during the year. Shares held by the employee share ownership trust are excluded, except for those which are contingently issuable, and for which all the conditions of issue have been met.

Diluted (loss) per share is computed based on basic (loss) per share, as adjusted for shares issuable upon exercise of dilutive share options. The computation assumes the proceeds from the exercise of dilutive share options are used to repurchase the Company’s ordinary shares at their average market price during each period.

Years ended 30 April	2003		2002		2001
	£’000		£’000		£’000

(Loss) after taxation	(12,498)		(62,026)		(50,914)

Weighted average number of ordinary shares:
In issue	105,796		130,702		139,952
Owned by employee share ownership trust	(5,057)		(5,610)		(5,647)

Used in computing basic and diluted (loss) per share	100,739		125,092		134,305

(Loss) per share: basic	(12.4	)p	(49.6	)p	(37.9	)p
(Loss) per share: diluted	(12.4	)p	(49.6	)p	(37.9	)p

Share options were anti-dilutive and therefore excluded from the computations.

III-16

Note 11    Intangible fixed assets

	Software product assets	Goodwill	Total
	£’000	£’000	£’000

Cost:
At 1 May 2001	35,882	174,154	210,036
Currency fluctuations	(77)	0	(77)
Amounts written off on disposals	(31,749)	(54,791)	(86,540)

At 30 April 2002	4,056	119,363	123,419
Currency fluctuations	(351)	—	(351)
Additions	313	—	313

At 30 April 2003	4,018	119,363	123,381
Amortisation:
At 1 May 2001	33,712	100,941	134,653
Currency fluctuations	(67)	0	(67)
Amounts written off on disposals	(30,250)	(38,595)	(68,845)
Provision for the period	574	35,322	35,896

At 30 April 2002	3,969	97,668	101,637
Currency fluctuations	(347)	—	(347)
Provision for the period	114	13,371	13,485

At 30 April 2003	3,736	111,039	114,775
Net book values:
At 30 April 2002	87	21,695	21,782

At 30 April 2003	282	8,324	8,606

Goodwill is amortised over its useful economic life which is a period of no longer than five years.

III-17

Note 12    Tangible fixed assets

	Freehold land and buildings	Leasehold improvements Restated	Office equipment Restated	Computer hardware and software Restated	Total Restated
	£’000	£’000	£’000	£’000	£’000
Cost:
At 1 May 2001	13,833	7,870	9,607	47,180	78,490
Currency fluctuations	—	(85)	(48)	(25)	(158)
Additions	—	730	146	1,716	2,592
Disposals	(13,833)	(1,705)	(4,283)	(36,449)	(56,270)

At 30 April 2002	—	6,810	5,422	12,422	24,654
Currency fluctuations	—	(521)	(324)	(749)	(1,594)
Additions	—	202	25	1,168	1,395
Disposals	—	(4,299)	(1,514)	(2,097)	(7,910)

At 30 April 2003	—	2,192	3,609	10,744	16,545
Depreciation:
At 1 May 2001	729	4,855	6,833	37,760	50,177
Currency fluctuations	—	(50)	(43)	(19)	(112)
Provision for the period	9	2,579	1,621	6,452	10,661
Disposals	(738)	(1,701)	(3,454)	(33,434)	(39,327)

At 30 April 2002	—	5,683	4,957	10,759	21,399
Currency fluctuations	—	(235)	(262)	(674)	(1,171)
Provision for the period	—	204	194	1,859	2,257
Disposals	—	(4,299)	(1,514)	(2,097)	(7,910)

At 30 April 2003	—	1,353	3,375	9,847	14,575
Net book values:
At 30 April 2002	—	1,127	465	1,663	3,255

At 30 April 2003	—	839	234	897	1,970

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

III-18

Note 13    Investments

Investment in own shares represents the cost of ordinary shares in Merant plc acquired by Merant Trustees Limited on behalf of the Merant Employee Benefit Trust 1994 (“the 1994 Trust”) and the Merant Employee Benefit Trust 2003 (“the 2003 Trust”). The shares have been acquired for the employee share option plans and the Employee Share Purchase Plan (see note 23).

	Cost	Provisions	Value
	£’000	£’000	£’000

1994 Trust
At 1 May 2001	8,808	(1,948)	6,860
Sold to ESPP participants	(2,056)	1,054	(1,002)

At 30 April 2002	6,752	(894)	5,858
Sold to ESPP participants	(1,370)	506	(864)
Shares purchased	366	—	366
Additional provision	—	(250)	(250)

Total as at 30 April 2003	5,748	(638)	5,110

2003 Trust
At 1 May 2002	—	—	—
Shares purchased	1,883	—	1,883

At 30 April 2003	1,883	—	1,883

Total as at 30 April 2003	7,631	(638)	6,993

As at 30 April 2003 the 1994 Trust owned 4,768,087 shares, representing 4.6 per cent. of the Company’s issued ordinary shares, with a nominal value of £95,000 and a market value of £5,110,000. As at 30 April 2002 the 1994 Trust owned 5,565,869 shares, representing 4.8 per cent. of the Company’s issued ordinary shares, with a nominal value of £111,000 and a market value of £5,955,000.

During the year ended 30 April 2003 the Company established a new Trust, the Merant Employee Benefit Trust 2003 (“the 2003 Trust”). As at 30 April 2003, the 2003 Trust owned 1,550,000 (2002: nil) shares, representing 1.5 per cent. of the Company’s issued ordinary shares, with a nominal value of £31,000 and a market value of £1,883,000.

The Company has made provisions to reflect anticipated losses on the future sale of these shares to option holders and participants in the Employee Share Purchase Plan. The Trusts have not waived their right to dividends in respect of this shareholding. The assets and liabilities of the Trusts, as well as their operating costs, are included in Merant’s consolidated financial statements.

Note 14    Debtors

	30 April 2003	30 April 2002
	£’000	£’000

Trade debtors	15,878	22,115
Deferred tax asset	—	269
Other debtors and prepaid expenses	3,580	2,792

	19,458	25,176

III-19

All amounts are due within one year.

Merant has unrecognised deferred tax assets at 30 April 2003 of £12,493,000 (2002: £15,480,000). These assets relate to losses brought forward from previous years. The directors do not consider it appropriate to recognise this asset at the year end as the Group is not expected to be tax paying in the foreseeable future in the countries where the losses are held.

Included within other debtors and prepaid expenses is £392,000 (2002: £429,000) in relation to a loan outstanding from the Group’s previous Chief Executive Officer, Mr. Greenfield and £75,000 ($120,000) in relation to a loan outstanding from the Group’s Senior Vice President of Sales, Mr. Dunne (see note 24).

Provision for Bad and Doubtful Debts

	Beginning balance at 1 May	Charged to operating expenses	Charged to (credited from) other accounts	Amounts written off	Ending balance at 30 April
	£’000	£’000	£’000	£’000	£’000

Provision for bad and doubtful debts
Year ended 30 April:
2001	3,028	1,905	419	(1,592)	3,760
2002	3,760	1,433	(1,253)	(2,744)	1,196
2003	1,196	227	—	(240)	1,183

Note 15    Creditors: amounts falling due within one year

	30 April 2003	30 April 2002
	£’000	£’000

Trade creditors	1,237	2,612
Current corporation tax	5,988	6,950
Other taxes and social security costs	1,202	4,533
Product royalties and purchases	401	789
Accrued employee compensation and commissions	5,549	5,220
Deferred revenue	25,983	27,967
Other accrued expenses	4,500	10,200

	44,860	58,271

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

Note 16    Lease commitments

Annual commitments under non-cancelable operating leases are as follows:

	Land and buildings		Other
	30 April 2003	30 April 2002	30 April 2003	30 April 2002
	£’000	£’000	£’000	£’000

Operating leases which expire:
Within one year	307	235	142	267
In the second to fifth years inclusive	2,052	3,413	211	700
Over five years	1,265	1,683	6	—

	3,624	5,331	359	967

III-20

Note 17    Capital commitments

Capital commitments at the end of the financial year for which no provision has been made, are as follows:

	30 April 2003	30 April 2002
	£’000	£’000

Contracted	360	—

Note 18    Provisions for liabilities and charges

Restructuring provisions Restated
£’000

As at 1 May 2001	1,544
Charge for the year	9,237
Utilised	(472)
Currency fluctuations	(10)

As at 30 April 2002	10,299
Charge for the year	3,515
Utilised	(9,335)

As at 30 April 2003	4,479

Re-classifications—Certain prior year amounts have been re-classified to comply with current year presentation.

The provision for restructuring as at 30 April 2002 relates to the fundamental restructuring following the disposal of the Application Creation and Transformation Division and the Enterprise Data Connectivity Division in the year ended 30 April 2002.

During the year the Group recorded fundamental restructuring charges of £3.5 million. The amounts were all related to the Group’s previously announced restructuring programme with the aim of re-focusing the Group into the software configuration management market, plus growth initiatives, and to return the Group to profitability.

Note 19    Called up share capital

	Ordinary shares of 2p each:
	Authorised	Issued	Amount
	£’000	£’000	£’000

Balance, 30 April 2000	212,000	149,389	2,988
Share buy-back	—	(14,409)	(288)
Share options exercised	—	182	3
Shares cancelled	—	(200)	(4)

Balance, 30 April 2001	212,000	134,962	2,699
Share buy-back	—	(20,247)	(405)
Share options exercised	—	312	6

Balance, 30 April 2002	212,000	115,027	2,300
Share buy-back	—	(11,991)	(240)
Share options exercised	—	900	18

Balance, 30 April 2003	212,000	103,936	2,078

III-21

The issued shares are allotted, called up and fully paid.

Merant plc has been authorised by its members to make market purchases of its own shares (within the meaning of section 163(3) of the Companies Act 1985). Between 11 June 2002 and 15 January 2003 the Company purchased for cancellation 11,991,229 ordinary shares with a nominal value of £240,000, representing approximately 10 per cent. of the Company’s issued share capital at the time the authority was granted. The aggregate consideration was £11,777,000, representing an average price of approximately £0.98 per ordinary share. During the year ended 30 April 2002 the Company purchased for cancellation 20,247,291 ordinary shares at an average price of approximately £1.14 per share for an aggregate consideration of £23,052,000. During the year ended 30 April 2001 the Company purchased for cancellation 14,408,798 ordinary shares at an average price of approximately £0.95 per share for an aggregate consideration of £13,688,000. The shares were purchased on the London Stock Exchange and were cancelled immediately.

In the year ended 30 April 2003, 900,000 ordinary shares with a nominal value of £18,000 were issued for £894,000, representing an average price of approximately £0.99 per share. In 2002 312,000 ordinary shares with a nominal value of £6,235 were issued for £246,000, representing an average price of approximately £0.79 per share. In 2001 182,000 ordinary shares with a nominal value of £3,645 were issued for £207,000, representing an average price of approximately £1.97 per share.

Note 20    Share premium and reserves

	Share premium account	Capital redemption reserve	Profit and loss account
	£’000	£’000	£’000

Balance, 30 April 2000	200,421	—	(4,925)
Share buy-back	—	288	(13,838)
Retained loss for the year	—	—	(50,914)
Share options exercised	204	—	—
Shares cancelled	—	4	(357)
Currency translation	—	—	(5,116)

Balance, 30 April 2001	200,625	292	(75,150)
Share buy-back	—	405	(23,455)
Retained loss for the year	—	—	(62,026)
Share options exercised	240	—	—
Goodwill previously written off	—	—	11,732
Currency translation	—	—	4,252

Balance, 30 April 2002	200,865	697	(144,647)
Share buy-back	—	240	(11,777)
Retained loss for the year	—	—	(12,498)
Share options exercised	876	—	—
Currency translation	—	—	(2,518)

Balance, 30 April 2003	201,741	937	(171,440)

The cumulative value of goodwill written off on acquisitions between 23 December 1989 and 30 April 2003 was £nil (2002: £nil). Goodwill previously eliminated against reserves has been taken to loss on termination of business operations. The amount of goodwill written off prior to 23 December 1989 is not readily available and has been omitted on the grounds that it is not likely to be material.

III-22

Note 21    Financial instruments

An explanation of the Group’s objectives, policies and strategies for the role of financial instruments in creating and changing the risks of the Group in its activities is set out below.

Merant’s principal financial instruments comprise cash and short-term deposits. The main purpose of these financial instruments is to fund the operations of the business. Merant has various other financial instruments, such as trade debtors and trade creditors, that arise directly from its operations. It is, and has been, throughout the period under review, the Group’s policy that no trading in financial instruments is undertaken.

The main risks arising from the Group’s operations are liquidity risk and foreign currency risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below. These policies have remained unchanged during the period under review.

Liquidity risks

The Group’s objective is to maintain a balance between maximisation of investment returns and liquidity by restriction of the permitted investments and the duration to maturity of those investments.

Foreign currency risk

As a result of the significant investment in overseas operations, movements in foreign currency exchange rates can significantly affect the Group’s balance sheet. Historically, the majority of our revenue arose in US dollars, whereas our costs were incurred approximately equally in US dollars and other currencies, predominately pounds sterling. More recently, however, the currencies of revenue and expenses have been closely aligned. Nevertheless, fluctuations in exchange rates, particularly between the US dollar and the pound sterling, may have a significant impact on the Group’s operating results. In 2003 and 2002 fluctuations between the US dollar and the pound sterling have been significant, going from $1.4572 per £1 at 30 April 2002 to $1.5982 per £1 at 30 April 2003. However the Group has managed its assets and liabilities in such a way so as to minimise the overall net impact and, hence, net exchange rate gains or losses on operational transactions have not been significant.

The Group also has transactional exposures. Such exposures arise from sales or purchases by an operating unit in currencies other than that unit’s functional currency.

Interest rate exposures:

The interest rate risk profile of the Group’s financial assets, excluding short-term debtors and creditors, is as follows:

	30 April 2003	30 April 2002
	£’000	£’000

Floating rate financial assets:
US dollars	37,283	64,466
Euro	5,067	4,352
Sterling	1,733	1,299
Japanese yen	363	594
Australian dollars	560	332
Korean won	308	295
Indian rupees	216	244
Other currencies	8	38

	45,538	71,620

III-23

Floating rate financial assets comprise cash balances on current accounts and money market deposits at call. Where these assets are interest bearing, interest rates are set by the respective depositaries.

Currency exposures:

The Group’s objectives in managing currency exposures arising from its net investments overseas are explained above. Net foreign currency monetary assets/liabilities held by the Group’s sterling operations are as follows:

	30 April 2003	30 April 2002
	£’000	£’000

US dollar	20,044	19,198
Euro	1,267	926
Japanese yen	—	354
Other currencies	—	20

	21,311	20,498

Fair values:

The fair values of all the Group’s financial assets and liabilities, excluding short-term debtors and creditors, which have been determined on the basis of market value, are not materially different from the book values shown below:

	30 April 2003	30 April 2002
	£’000	£’000

Primary financial instruments:
Cash and bank deposits	45,538	71,620

	45,538	71,620

Note 22    Contingent liability

In December 1998 and January 1999 seven class action securities complaints were filed in the United States District Court for the Southern District of New York against the Company and certain of its officers and directors. The Court ordered the seven cases consolidated, appointed lead plaintiffs and lead counsel, and ordered the filing of a consolidated amended complaint, which was filed on 9 June 1999. The lead plaintiffs sought to have the matter certified as a class action of purchasers of American Depositary Shares of the Company during the period from 27 June 1998 to 12 November 1998, including the former shareholders of Intersolv, Inc. who acquired American Depositary Shares of the Company in connection with the merger involving the two companies. The consolidated complaint alleged various violations of the US Securities Act of 1933 and the US Securities Exchange Act of 1934 and sought unspecified compensatory damages for alleged failure to disclose material non-public information concerning the Company’s business condition and prospects. In May 1999, the Company filed a motion to transfer the matter to the Northern District of California, and the Court granted the Company’s motion in November 1999. The action was transferred in December 1999 to the Northern District of California. After the action was transferred to California, plaintiffs again amended their complaint alleging the same claims as described in the prior amended complaint but without the 1934 Act claims or the class period. The defendants filed a motion to dismiss the newly-amended complaint in June 2000 and plaintiffs opposed this motion. A hearing on the motion took place in September 2000. On 20 December 2000 the Court issued a ruling granting in part and denying in part the defendant’s motion to dismiss. The court dismissed all of plaintiffs’

III-24

allegations, with the exception of certain allegations that defendants misled the market regarding the Company’s plans for its Y2K business. On 16 February 2001, the defendants answered the second consolidated amended complaint, denying the remaining allegations and asserting affirmative defences against the claim. On 19 June 2001 the Court entered a Stipulation and Order Regarding Class Certification (“Class Certification Order”).

On 21 August 2002 the parties entered into a Stipulation of Settlement (the “Settlement Agreement”) under which all claims in this litigation were settled. All payments made under the Settlement Agreement to settle this litigation and all associated costs were paid by the Company’s insurance carrier. On 18 December 2002, the United States District Court for the Northern District of California finally approved the settlement and the case was dismissed.

The Company and its subsidiaries are also involved in legal proceedings, claims and litigation arising in the ordinary course of business. Although the ultimate results of these legal proceedings, claims and litigation are not currently determinable, in the opinion of management these matters will not materially affect Merant’s financial position, results of operations, or liquidity.

Note 23    Share Plans

Employee share option plans

The Company’s share option plans provide for the grant of options to acquire shares to persons who devote substantially all their working time to Merant. The exercise price of options issued under these plans is 100 per cent. of the fair market value at the time such options are granted. Options are generally exercisable in monthly or annual installments commencing one year after the date of grant. Unexercised options lapse as a consequence of the option holder ceasing to be employed by Merant or at a predetermined expiry date (of up to ten years from the date of grant), whichever occurs first.

In September 1998 shareholders approved the 1998 Share Option Plan, which authorised the Company to grant a maximum of 21,552,000 under the 1998, 1996 and 1991 Share Option Plans. This authority will expire on 24 September 2008.

Options are also outstanding as a result of grants made under Merant’s previous share option plans and under share option plans adopted by Merant as a result of corporate acquisitions. Authority to grant new options under these plans has expired, but options granted under those plans continue to be exercisable in accordance with the original grant rules, or the acquisition agreements.

In addition to options granted by the Company, Merant Trustees Limited (“MTL”) is permitted to acquire ordinary shares in the Company and to grant options over them, under the terms of the Merant Employee Benefit Trust 1994 and the Employee Benefit Trust 2003 (“the Trusts”). The Trusts were established to further the Company’s policy of encouraging employee share ownership. At 30 April 2003 MTL owned 6,318,087 shares, of which 2,000,000 were reserved for options which had been granted by MTL and remained outstanding as at 30 April 2003. The remaining 4,318,087 shares were available for the grant of further options and for the Employee Share Purchase Plan (see “Employee Share Purchase Plans”, below). The shares held by the Trusts are included in investment (see note 13).

III-25

Share option activity under all of the share option plans is summarised below:

	Number of shares	Option price per share
Outstanding, 1 May 2001	22,548,223	£0.34–	£7.15
Options granted	12,755,650	£0.65–	£1.18
Options exercised	(311,765)	£0.73–	£1.06
Options cancelled	(9,930,732)	£0.34–	£7.15

Outstanding, 30 April 2002	25,061,376	£0.65–	£7.15
Options granted	7,543,850	£0.72–	£1.23
Options exercised	(854,581)	£0.65–	£1.08
Options cancelled	(10,385,941)	£0.65–	£7.15

Outstanding, 30 April 2003	21,364,704	£0.65–	£6.28

Options outstanding at 30 April 2003 were granted under the authorities indicated below:

Authority for grant of options	Number of shares	Option price per share
1996 Share Option Plan	13,250	£2.12–	£6.28
1998 Share Option Plan	18,417,264	£0.65–	£4.54
INTERSOLV plans	934,190	£1.48–	£3.64

	19,364,704	£0.65–	£6.28
The 1994 Trust	2,000,000	£0.69–	£0.94

Outstanding, 30 April 2003	21,364,704	£0.65–	£6.28

These options are exercisable between 2003 and 2013. The proceeds on exercise of all outstanding options at 30 April 2003 would be £25,693,000 (2002: £35,497,000).

Not all of the outstanding options are currently exercisable. At 30 April 2003 options for 6,350,000 shares (2002: 9,759,000 shares) were currently exercisable at prices per share of between £0.65 and £6.28; the proceeds from exercise of these options at 30 April 2003 would be £8,862,000 (2002: £19,077,000).

Employee share purchase plans

All full-time employees are eligible to participate in the Employee Share Purchase Plan (ESPP), which was approved by shareholders at the 1999 annual general meeting. Under the terms of the ESPP, payroll deductions are made during approximate six-month offering periods for the purpose of purchasing ordinary shares at the end of an offering period. Participants may purchase shares at a price equivalent to 85 per cent. of the market value at either the beginning or the end of the offering period, whichever is the lower. In the year ended 30 April 2003, employees participating in the ESPP acquired approximately 1,097,000 ordinary shares in the Company. At 30 April 2003, amounts totaling £255,000 had been collected under the plan’s seventh offering period, which expired in June 2003.

Note 24    Related party transactions

“Other debtors and prepaid expenses” (note 14) includes a loan to Mr. Greenfield, a former director of the Company, amounting to US $627,000 (equivalent to £429,000 using year-end exchange rates).

In August 1999, one of the Company’s subsidiary undertakings, Merant Inc., a California corporation, entered into a loan agreement with Mr. Greenfield, who was Chief Executive Officer of the Company at the time. The loan was made in conjunction with a home purchase by Mr. Greenfield and was secured by that property.

III-26

The following table shows the movements on the loan account:

Years ended 30 April	2003	2002
	£’000	£’000

Loan outstanding, beginning of year	429	873
Repaid during the year	(30)	(476)
Interest charged during the year	30	41
Difference arising from currency fluctuations	(37)	(9)

Loan outstanding, end of year	392	429

Of which:
Principal	392	429
Interest	—	—

The loan was denominated in US dollars and accrues interest at a rate of 7.5 per cent. per annum, which was comparable to mortgage interest rates in the United States and higher than the rate that Merant generally earned on invested cash. The maximum principal outstanding during 2003 was £429,000 (2002: £880,000). The loan matured on 30 August 2003 and was repaid on that date.

On 20 February 2002, Merant Inc. made a loan in the principal amount of $120,000 to Robert Dunne, the company’s Senior Vice President of Sales. Under the terms of this loan, the outstanding principal balance bears interest at a rate of 5.25 per cent. per annum and the loan must be repaid through fixed and regular payroll deductions from salary and bonuses, if any, until such time as the loan is repaid in full.

Note 25    Reconciliation of UK GAAP financial statements to US GAAP financial statements

The consolidated financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United Kingdom (UK GAAP) which differ in certain material respects from US Generally Accepted Accounting Principles (US GAAP). The following table provides a reconciliation of the loss for the year and shareholders’ funds prepared under UK GAAP to the equivalent information prepared under US GAAP.

	2003	2002	2001
	£’000	£’000	£’000

Loss for the period, in accordance with UK GAAP	(12,498)	(62,026)	(50,914)
Purchase accounting differences(a)	13,371	31,614	29,233
Employee benefit trust costs(b)	250	—	—
Amounts written off investments(b)	—	—	3,254
Loss on termination of operations(a)	—	11,732	—

Net income / (loss) in accordance with US GAAP	1,123	(18,680)	(18,427)
Continuing operations	529	(28,674)	(4,552)
Discontinued operations	594	9,994	(13,875)

Net income / (loss)	1,123	(18,680)	(18,427)

Shareholders’ funds as reported in the consolidated balance sheet	33,316	59,215
Intangible fixed assets:
Goodwill(a)—Cost	(107,821)	(106,704)
Accumulated amortisation	106,629	92,830
Investment in own shares(b)	(6,993)	(5,858)

Shareholders’ equity in accordance with US GAAP	25,131	39,483

III-27

The accompanying Group financial statements included in this report are prepared in accordance with UK GAAP. The significant differences between UK GAAP and US GAAP which affect the Group’s net income and shareholders’ equity are set out below:

(a)    Purchase accounting adjustments

Under US GAAP, prior to the adoption of FAS 141 Business Combinations, certain business combinations were accounted for as mergers (“poolings-of-interest”) and no goodwill arises on such transactions. The Company’s acquisition of Intersolv, Inc. in Fiscal 1999 (year ended 30 April 1999) qualified as a pooling-of-interest under US GAAP and accordingly no goodwill was recognised for US GAAP purposes. Under UK GAAP, the transaction was accounted for as an acquisition and the excess of the consideration over the fair value of the assets and liabilities acquired was recorded as goodwill. This goodwill was amortised over a four-year period which ended in September 2002.

Under US GAAP the computation of value attributable to goodwill on an acquisition differs from the computation under UK GAAP. Amounts contingently payable on an acquisition are omitted from a US GAAP computation until they crystallise, whereas an estimate of their value is included under UK GAAP. The Company’s acquisition of Trillium in December 1999 involved estimating amounts contingently payable for UK GAAP purposes as part of the original purchase price allocation whereas the final payments were only settled and added to the cost of goodwill for US GAAP purposes in the year ended April 2002.

In addition as part of the fair value exercise, US GAAP requires an allocation of consideration to identifiable intangible assets, including any resulting from research and development. A valuation is made of the in-process research and development of an acquired business by estimating future cash flows related to products in development. The estimated value of products for which technological feasibility has not been established and no future alternative use exists, is required, under US GAAP, to be written off against income in the first reporting period after the business combination. Acquired research and development is not recognised as a separate asset under UK GAAP. When the Company acquired the Enterprise Division of NetObjects, Inc., in February 2001, the value of in-process research and development was identified as £5,011,000. Under US GAAP, that amount was excluded from goodwill and written off against income in fiscal 2001.

The Group fully adopted the provisions of SFAS No. 142 on 1 May 2002. The standard requires that intangible assets with finite lives be amortised over their estimated useful lives. Intangible assets with indefinite useful lives are tested for impairment annually in lieu of being amortised. Goodwill is no longer amortised on a straight-line basis over its estimated useful life but instead is tested for impairment annually and whenever indicators of impairment arise.

At the point of adoption the Group had unamortised goodwill of £7.8 million and intangible assets with a gross carrying amount of £4.1 million less accumulated amortisation of £4.0 million, under US GAAP. The definite life intangible assets are being amortised over a period of generally 5 years (amortisation expense for the period £0.1 million). In accordance with SFAS No. 142 amortisation of goodwill ceased from 1 May 2002, resulting in an increase in US GAAP net income of £2.1 million.

Prior to the full adoption of SFAS No. 142 Goodwill and other Intangible Assets, on 1 May 2002, under US GAAP all goodwill was capitalised and amortised through charges against income over its estimated life not exceeding 5 years. Provision for impairment under US GAAP was calculated where there were indications of an impairment to the carrying value of capitalised goodwill and intangible assets, based on a projection of future undiscounted cash flows.

Under UK GAAP, goodwill previously written off against reserves is included in the computation of the loss on termination of business operations recorded in the year ended 30 April 2002. Under US GAAP, such goodwill is not included in the loss on termination of business operations as it has previously been fully amortised.

III-28

(b)    Investment in own shares

An employee share trust has been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP, the Company’s Ordinary Shares held by the employee share trust are included at the lower of cost and estimated net realisable value in fixed asset investments. In the year ended 30 April 2001, under UK GAAP the Company wrote down the book value of the shares held in the trust to below cost to reflect the net realisable value, and this cost was charged to the profit and loss account in that year. Under US GAAP, such shares are treated as treasury stock and deducted from shareholders’ equity at historic cost and accordingly this write down has been excluded from US GAAP net income.

The Group issues options to certain executives to buy shares from the employee benefit trust. Under UK GAAP these options are compensatory if the exercise price is less than the net book value of the shares held in trust on the date of grant. Any compensation expense is recognised ratably in the UK GAAP profit and loss account over the vesting period of the options. Under UK GAAP the cost of the employee benefit trust is treated as an operating expense whereas under US GAAP there is no impact on profitability as the options were issued at market price on the date of issue.

Exceptional items

Certain exceptional items are shown on the face of the profit and loss account statement after operating profit. These items are mainly gains or losses on the sale of businesses and fixed assets, and the costs of fundamental reorganisations. Under US GAAP these items would be classified as operating profit or expenses.

Future accounting standards

In 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction,” which is effective for the financial year commencing 1 May 2003. SFAS 145 rescinds SFAS No. 4, “Reporting Gains and Losses from Extinguishment of Debt”; SFAS No. 64, “Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements”; SFAS No. 44, “Accounting for Intangible Assets of Motor Carriers”; and amends SFAS No. 13, “Accounting for Leases”. Merant does not expect SFAS 145 to have a material effect.

In November 2002, the Emerging Issues Task Force issued its consensus on EITF 00-21, Revenue Arrangements with Multiple Deliverables (“EITF 00-21”) on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF, in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. The guidance in this Issue is effective for revenue arrangements entered into in fiscal periods beginning after 15 June 2003. Merant has not yet completed an analysis of EITF 00-21 and the related impact on its shareholders’ equity or results.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 requires a variable interest entity to be consolidated by a company, if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after 31 January 2003 and to existing entities in the first fiscal year ending after 15 December 2003. The initial adoption of this accounting pronouncement is not expected to have a material impact on Merant’s consolidated shareholders’ equity or results.

III-29

In April, 2003, the FASB issued FASB Statement No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to address (1) decisions reached by the Derivatives Implementation Group, (2) developments in other Board projects that address financial instruments, and (3) implementation issues related to the definition of a derivative. Statement 149 has multiple effective date provisions depending on the nature of the amendment to Statement 133. Merant does not expect the adoption of this statement to have a material effect on its shareholders’ equity or results.

On 15 May 2003, the FASB issued FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity . Statement 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. Statement 150 is effective for all financial instruments entered into or modified after 31 May 2003. For unmodified financial instruments existing at 31 May 2003, Statement 150 is effective at the beginning of the first interim period beginning after 15 June 2003, except for mandatorily redeemable financial instruments of non-public entities. Merant does not expect the new standard to have an effect on its shareholders’ equity or results.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) which requires companies to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. SFAS 143 will be effective for financial statements for fiscal years beginning after 15 June 2002. We believe the adoption of SFAS 143 will not have a material impact on our financial position or results of consolidated operations.

Net income (loss) per share

The following table discloses net income (loss) per share, in pence, computed in accordance with US GAAP:

	2003		2002		2001
Basic net income (loss) per share	1.1	p	(14.9	)p	(13.7	)p
Continuing operations	0.5	p	(22.9	)p	(3.4	)p
Discontinued operations(1)	0.6	p	8.0	p	(10.3	)p
Diluted net income (loss) per share(2)	1.1	p	(14.9	)p	(13.7	)p
Continuing operations	0.5	p	(22.9	)p	(3.4	)p
Discontinued operations(1)	0.6	p	8.0	p	(10.3	)p
Weighted average number of shares in issue, in thousands(2)	100,739		125,263		134,305

(1)	Discontinued operations includes the operations of our Application Creation and Transformation (ACT) Division which was sold in August 2001, our Enterprise Data Connectivity (EDC) Division which was sold in November 2001 and our E-Solutions Divisions which were sold the year ended April 2001.

(2)	Options are anti-dilutive and therefore not included in the computations of diluted net income (loss) per share.

III-30

Comprehensive income

The following table reconciles net income (loss) to comprehensive (loss), computed in accordance with US GAAP:

	2003	2002	2001
	£’000	£’000	£’000

Net income (loss)	1,123	(18,680)	(18,427)
Other comprehensive income:
Unrealised gain on marketable securities, net of tax	—	69	87
Currency translation difference	(3,207)	6,532	(3,868)

Comprehensive (loss)	(2,084)	(12,079)	(22,208)

Consolidated statement of cash flows

The consolidated statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but may differ with regard to classification of items within the statements and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

Under US GAAP cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and management of liquid resources and financing. US GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The payment of dividends would be included as a financing activity under US GAAP. Under UK GAAP all interest is treated as part of returns on investments and servicing of finance. Under US GAAP capital expenditure and financial investment and acquisitions are reported within investing activities.

	2003	2002	2001
	£’000	£’000	£’000

Cash flow from operating activities in accordance with US GAAP	(7,885)	(23,164)	22,116
Cash flow on investing activities	(2,275)	55,969	(9,426)
Cash flow from financing activities	(10,880)	(23,379)	(15,369)

Cash and cash equivalents	(21,040)	9,426	(2,679)
Effect of foreign exchange rate changes	(5,042)	2,977	(5,281)

	(26,082)	12,403	(7,960)

Change in cash and cash equivalents:
At start of year	71,620	59,217	67,177

At end of year	45,538	71,620	59,217

At 30 April 2001, cash and cash equivalents under UK GAAP included short-term investments totalling £1,983,000. The company had no short-term investments at 30 April 2003 or 30 April 2002.

Note 26    Companies Act 1985

These financial statements do not comprise the company’s “statutory accounts” within the meaning of Section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 30 April 2003 have been delivered to the Registrar of Companies for England and Wales in due course and statutory accounts for the year ended 30 April 2002 and 2001 have been delivered. The auditors’ reports on these accounts were unqualified.

III-31

MERANT

SUMMARISED CONSOLIDATED PROFIT AND LOSS ACCOUNT

(unaudited)

	Six months to 31 October 2003		Six months to 31 October 2002		Year to 30 April 2003
	£000		£000		£000
Revenue:
Licence fees	12,136		14,415		29,636
Maintenance subscriptions	20,183		19,262		38,902
Training and consulting	4,445		5,024		10,054

Total revenue	36,764		38,701		78,592

Cost of revenue:
Cost of licence fees	772		728		1,852
Cost of maintenance subscriptions	2,406		2,660		5,179
Cost of training and consulting	3,935		4,626		9,172

Total cost of revenue	7,113		8,014		16,203

Gross profit	29,651		30,687		62,389

Operating expenses
Research and development	8,852		8,829		17,792
Sales and marketing	14,692		16,136		32,158

Amortisation of goodwill and other intangibles	1,690		11,693		13,485
Other general and administrative	4,098		5,359		9,646

Total general and administrative	5,788		17,052		23,131

Total operating expenses	29,332		42,017		73,081

Operating profit (loss)	319		(11,330)		(10,692)
Exceptional items:
Fundamental restructuring	—		(2,375)		(3,515)
Gain on termination of business operation	—		—		594

Profit (loss) on ordinary activities, before interest income	319		(13,705)		(13,613)
Interest income, net	239		501		815

Profit (loss) on ordinary activities, before taxation	558		(13,204)		(12,798)
Taxation	146		—		300

Profit (loss) for the period	704		(13,204)		(12,498)

Earnings (loss) per ordinary share: basic	0.7	p	(12.8	)p	(12.4	)p
Earnings (loss) per ordinary share: diluted	0.7	p	(12.8	)p	(12.4	)p

III-32

MERANT

SUMMARISED CONSOLIDATED BALANCE SHEET

(unaudited)

	At 31 October 2003	At 31 October 2002	At 30 April 2003
	£000	Restated £000	£000
Fixed assets
Intangible fixed assets	7,798	10,031	8,606
Tangible fixed assets	2,374	4,441	1,970
Investment	9,598	5,242	6,993

Total fixed assets	19,770	19,714	17,569

Current assets
Stock	57	83	90
Trade debtors	13,770	13,354	15,878
Other debtors and prepaid expenses	2,265	5,071	3,580
Cash and bank deposits	39,226	48,904	45,538

Total current assets	55,318	67,412	65,086

Creditors: amounts falling due within one year
Trade creditors	947	1,851	1,237
Accrued employee compensation	4,577	6,136	5,549
Current corporation tax	6,160	5,873	5,988
Accrued expenses, other current liabilities	4,808	10,797	6,103
Deferred revenue	21,999	21,685	25,983

Total current liabilities	38,491	46,342	44,860

Net current assets	16,827	21,070	20,226

Total assets less current liabilities	36,597	40,784	37,795
Provision for liabilities and charges	2,555	8,798	4,479

Net assets	34,042	31,986	33,316

Capital and reserves
Called up share capital	2,105	2,102	2,078
Share premium account	203,139	200,872	201,741
Capital redemption reserve	937	895	937
Profit and loss account	(172,139)	(171,883)	(171,440)

Total shareholders’ funds	34,042	31,986	33,316

Re-classifications—Certain prior period amounts have been re-classified to comply with current year presentation.

III-33

MERANT

SUMMARISED CONSOLIDATED CASH FLOW STATEMENT

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£’000	£’000	£’000
Operating profit (loss)	319	(11,330)	(10,692)
Depreciation of fixed assets	622	1,667	2,257
Amortisation of software product assets and other intangibles	1,690	11,751	13,485
Employee benefit trust costs	277	—	250
Decrease (increase) in stocks	29	11	(3)
Decrease in debtors	2,847	6,751	4,296
Decrease in creditors	(6,970)	(16,459)	(14,897)
Exceptional items	—	(2,375)	(2,921)
Other items	—	1,192	—

Net cash outflow from operating activities	(1,186)	(8,792)	(8,225)
Returns on investments and servicing of finance	239	501	815
Taxation	720	—	(475)
Capital expenditure and financial investment:
Purchases of tangible fixed assets	(1,412)	(824)	(1,395)
Purchase of intangible fixed assets	(882)	—	—
Purchase of other investments	(935)	—	—
Investment in own shares	(2,439)	—	(2,250)
Proceeds from sale of own shares	392	424	1,370

	(5,276)	(400)	(2,275)

Cash outflow before financing	(5,503)	(8,691)	(10,160)

Purchase of own shares	—	(11,566)	(11,777)
Issue of ordinary shares	1,425	—	897

	1,425	(11,566)	(10,880)

Decrease in cash	(4,078)	(20,257)	(21,040)

Reconciliation of net cash flow to movements in net funds
Decrease in cash	(4,078)	(20,257)	(21,040)
Currency translation difference	(2,234)	(2,459)	(5,042)

Movement in cash during the period	(6,312)	(22,716)	(26,082)

Net funds at beginning of period	45,538	71,620	71,620

Net funds at end of period	39,266	48,904	45,538

III-34

MERANT

SUMMARISED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Profit (loss) for the period	704	(13,204)	(12,498)
Currency translation adjustment	(1,403)	(2,459)	(2,518)

Total recognised gains and losses for the period	(699)	(15,663)	(15,016)

SUMMARISED CONSOLIDATED RECONCILIATION OF

MOVEMENT IN SHAREHOLDERS’ FUNDS

(unaudited)

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Profit (loss) for the period	704	(13,204)	(12,498)
Currency translation adjustment	(1,403)	(2,459)	(2,518)
Share options exercised	1,425	—	894
Share buy-back	—	(11,566)	(11,777)

Net addition to (reduction in) shareholders’ funds	726	(27,229)	(25,899)
Opening shareholders’ funds	33,316	59,215	59,215

Closing shareholders’ funds	34,042	31,986	33,316

III-35

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(unaudited)

1.    Basis of preparation of Financial Information

The accompanying unaudited interim condensed consolidated financial statements, (the “Financial Statements”) for the six months ended 31 October 2003 and 2002 have been prepared under the historical cost convention and in accordance with the Companies Act 1985 of England and Wales as amended, (the “Companies Act”) and applicable UK accounting standards for interim financial information. Accordingly they do not include all of the information and notes required by UK Generally Accepted Accounting Principles for complete financial statements. These Financial Statements for the six months ended 31 October 2003 and 2002 should be read in conjunction with the Group’s annual report on Form 20-F for the year ended 30 April 2003. The Group’s audited Annual Report and Accounts for the year ended 30 April 2003 on which the auditors issued an unqualified report and which did not contain a statement under section 237 (2) or (3) of the Companies Act have been delivered to the Registrar of Companies. Accounting policies conform with UK GAAP. Note 8 to the financial statements for the six months ended 31 October 2003 and 2002 includes a reconciliation of shareholders’ equity from UK GAAP to US GAAP and a reconciliation of net income from UK GAAP to US GAAP.

The unaudited financial statements for the six months ended 31 October 2003 and 2002 of the Group (Merant PLC and its subsidiary companies), which are not statutory accounts, have been prepared on a basis consistent with accounting policies and procedures applied in the Group’s audited consolidated financial statements included in its Annual Report on Form 20-F for the year ended 30 April 2003. These financial statements for the six months ended 31 October 2003 and 2002 reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present fairly the financial condition, results of operations and cash flows of the Group for the periods presented. Figures for the year ended 30 April 2003 are extracts from the audited Group financial statements for that year.

The results of the six months ended 31 October 2003 and 2002 are not necessarily indicative of the results of the operations for the full year 2004 or 2003 respectively.

2.    Segmental information—continuing operations

Turnover	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Europe	13,043	12,648	25,301
Americas	21,492	23,929	48,977
Asia and Pacific	2,229	2,124	4,314

Total	36,764	38,701	78,592

3.    Amortisation of goodwill

Included within general and administrative costs are the following amounts relating to goodwill amortisation.

	Six months to 31 October 2003	Six months to 31 October 2002	Year to 30 April 2003
	£000	£000	£000
Amortisation of goodwill	1,678	11,693	13,371

III-36

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

4.    Exceptional items

Exceptional costs of £2.4 million in the half year ended 31 October 2002 comprise additional provisions for property costs in respect of premises made vacant as part of the restructuring and cost reduction programme.

5.    Taxation

The tax credit of £146,000 consists of approximately £100,000 current tax provision and £246,000 in relation to foreign withholding tax recovered by one of our European subsidiaries.

6.    Earnings per share

Basic earnings (loss) per share is computed as the profit (loss) for the period after taxation divided by the weighted average number of ordinary shares outstanding during the period. Shares held by the employee share ownership trust are excluded except for those which are contingently issuable, and for which all the conditions for issue have been met.

Diluted earnings (loss) per share is computed based on basic earnings (loss) per share, as adjusted for shares issuable upon exercise of share options. The computation assumes the proceeds from the exercise of dilutive share options are used to repurchase the company’s ordinary shares at their average market price during each period.

	Six months to 31 October 2003		Six months to 31 October 2002		Year to 30 April 2003
	£000		£000		£000
Profit (loss) after taxation	704		(13,204)		(12,498)
Weighted average number of ordinary shares:
In issue	104,449		108,332		105,796
Owned by employee share ownership trust	(6,457)		(5,203)		(5,057)

Basic weighted average ordinary shares	97,992		103,129		100,739
Dilutive effect of share options	3,257		—		—

Diluted weighted average ordinary shares	101,249		103,129		100,739

Earnings (loss) per share: basic	0.7	p	(12.8	)p	(12.4	)p
Dilutive effect of share options	—		—		—
Earnings (loss) per share: diluted	0.7	p	(12.8	)p	(12.4	)p

7.    Subsequent events

After the balance sheet date, the Company took additional actions in its third quarter to further improve its overall cost structure and organisational productivity going forward. This resulted in a one-time charge of £781,000 ($1.4 million) which was recorded in the Company’s third quarter.

III-37

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

8.    Reconciliation of UK GAAP financial statements to US GAAP financial statements

The consolidated financial statements have been prepared in accordance with Accounting Principles Generally Accepted in the United Kingdom (UK GAAP) which differ in certain material respects from US Generally Accepted Accounting Principles (US GAAP). The following table provides a reconciliation of the income (loss) for the six-month periods and shareholders’ funds prepared under the UK GAAP to the equivalent information prepared under the US GAAP.

	Six months to 31 October 2003	Six months to 31 October 2002
	£000	£000
Gain (loss) for the period, in accordance with UK GAAP	704	(13,204)
Purchase accounting differences(a)	1,659	11,693
Employee benefit trust costs(b)	277	—
Acquired in process R&D(a)	(931)	—

Net income (loss) in accordance with US GAAP	1,709	(1,511)

Shareholders’ funds as reported in the consolidated balance sheet	34,042	31,986
Intangible fixed assets:
Goodwill(a)—Cost	(109,400)	(107,572)
Accumulated amortisation	108,564	104,856
Investment in own shares(b)	(8,662)	(5,242)

Shareholders’ equity in accordance with US GAAP	24,544	24,028

The accompanying Group financial statements included in this report are prepared in accordance with UK GAAP. The significant differences between UK GAAP and US GAAP which affect the Group’s net income and shareholders’ equity are set out below:

(a)    Purchase accounting adjustments

Under US GAAP, prior to the adoption of FAS 141 Business Combinations, certain business combinations were accounted for as mergers (“poolings-of-interest”) and no goodwill arises on such transactions. The Company’s acquisition of Intersolv, Inc. in Fiscal 1999 (year ended 30 April 1999) qualified as a pooling-of-interest under US GAAP and accordingly no goodwill was recognised for US GAAP purposes. Under UK GAAP, the transaction was accounted for as an acquisition and the excess of the consideration over the fair value of the assets and liabilities acquired was recorded as goodwill. This goodwill was amortised over a 4 year period which ended in September 2002.

In addition as part of the fair and value exercise, US GAAP requires an allocation of consideration to identifiable intangible assets, including any resulting from research and development. A valuation is made of the in-process research and development of an acquired business by estimating future cash flows related to products in development. The estimated value of products for which technological feasibility had not been established and no future alternative use exists, is required, under US GAAP, to be written off against incomes in the first reporting period after the business combination. Acquired research and development is not recognised as a separate asset under UK GAAP. With the Company’s technology acquisition in the interim six month period ended 31 October 2003, the value of in-process research and development was identified as £0.9 million. Under US GAAP, that amount was excluded from goodwill and written off against income in the six month period ended 31 October 2003.

III-38

MERANT

NOTES TO THE INTERIM FINANCIAL STATEMENTS—(Continued)

The Group fully adopted the provisions of SFAS 142 on 1 May 2002. The standard requires that intangible assets with finite lives be amortised over their estimated useful lives. Intangible assets with indefinite useful lives are tested for impairment annually in lieu of being amortised. Goodwill is no longer amortised on a straight-line basis over its estimated useful life but instead is tested for impairment annually and whenever indicators of impairment arise.

At the point of adoption the Group had unamortised goodwill of £7.8 million and intangible assets with a gross carrying amount of £4.1 million less accumulated amortisation of £4.0 million, under US GAAP. The definite life intangible assets are being amortised over a period of generally 5 years (amortisation expenses for the period £0.1 million). In accordance with SFAS No. 142 amortisation of goodwill ceased from 1 May 2002, resulting in an increase in US GAAP net income of £2.1 million.

Prior to the full adoption of SFAS No. 142 Goodwill and other Intangible Assets, on 1 May 2002, under US GAAP all goodwill was capitalised and amortised through charges against income over its estimated life not exceeding 5 years. Provision for impairment under US GAAP was calculated where there were indications of an impairment to the carrying value of capitalised goodwill and intangible assets, based on a projection of future undiscounted cash flows.

(b)    Investment in own shares

An employee share trust has been established in order to hedge obligations in respect of options issued under certain employee share option schemes. Under UK GAAP, the Company’s Ordinary Shares held by the employee share trust are included at the lower of cost and estimated net realisable value in fixed asset investments. In the year ended 30 April 2001, under UK GAAP the Company wrote down the book value of the shares held in trust to below cost to reflect the net realisable value, and this cost was charged to the profit and loss account in that year. Under US GAAP, such shares are treated as treasury stock and deducted from the shareholders’ equity at historic cost and accordingly this write down has been excluded from US GAAP net income.

The Group issues options to certain executives to buy shares from the employee benefit trust. Under UK GAAP these options are compensatory if the exercise price is less than the net book value of the shares held in trust on the date of grant. Any compensation expense is recognised ratably in the UK GAAP profit and loss account over the vesting period of the options. Under UK GAAP the cost of the employee benefit trust is treated as an operating expense whereas under US GAAP there is no impact on profitability as the options were issued at market price on the date of issue.

III-39

APPENDIX 4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet, pro forma condensed combined statements of income (loss) and accompanying notes which are presented in accordance with US GAAP, give effect to the proposed business combination of SERENA and Merant using the purchase method of accounting for business combinations. The pro forma financial statements are based on the historical consolidated financial statements of SERENA and Merant and should be read in conjunction with the historical financial statements, including footnotes.

The unaudited pro forma condensed combined balance sheet at 31 October 2003 is presented as if the business combination occurred on 31 October 2003. The unaudited pro forma condensed combined statements of income (loss) for the year ended 31 January 2003, and the nine months ended 31 October 2003, are presented as if the business combination had been completed on 1 February 2002. Although SERENA and Merant have different fiscal period ends, Merant’s Condensed Consolidated Statements of Income (Loss) have been adjusted to reflect the same period ends as SERENA.

The unaudited pro forma financial statements are presented for illustrative purposes only. They are based on assumptions and do not purport to be indicative of the results of operations or the financial position that would have actually occurred if the combination had been consummated on the date indicated or that may be expected in the future.

The unaudited pro forma financial statements do not reflect any cost savings or anticipated changes in expenses reflecting efficiencies resulting from combining operations.

SERENA SOFTWARE, INC.

CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

31 October 2003

(In thousands of US dollars)

	SERENA	Merant	Pro forma adjustments		Pro forma
Assets
Current assets:
Cash and cash equivalents	$105,297	66,566	(60,000	)(a)	111,863
Short-term investments	18,392	—	—		18,392
Accounts receivable	15,296	23,368	—		38,664
Deferred taxes, net	4,862	—	—		4,862
Inventories	—	97	—		97
Prepaid expenses and other current assets	965	3,844	—		4,809

Total current assets	144,812	93,875	(60,000)		178,687
Long-term investments	39,753	1,587	—		41,340
Property, plant, and equipment, net	3,269	4,029	—		7,298
Goodwill and other intangibles, net	61,632	11,814	383,653	(b)	457,099
Deferred income taxes	259	—	—		259
Other assets	280	—	—		280

Total assets	$250,005	111,305	323,653		684,963

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,271	21,871	22,500	(c)	52,642
Income taxes payable	4,014	10,454	—		14,468
Current maturities of long-term debt	—	—	—		—
Deferred income taxes	—	—	36,200	(d)	36,200
Deferred revenue	26,294	37,333	(22,400	)(e)	41,227

Total current liabilities	38,579	69,658	36,300		144,537
Long-term debt	—	—	220,000	(a)	220,000
Deferred revenue, net of current portion	9,254	—	—		9,254

Total liabilities	47,833	69,658	256,300		373,791
Total stockholders’ equity	202,172	41,647	67,353	(f)	311,172

Total liabilities and stockholders’ equity	$250,005	111,305	323,653		684,963

See accompanying notes to unaudited pro forma condensed combined financial statements

SERENA SOFTWARE, INC.

CONDENSED COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)

Year ended 31 January 2003

(In thousands of US dollars, except per share data)

	SERENA	Merant	Pro forma adjustments		Pro forma
Revenue:
Software licences	$44,250	45,695	—		89,945
Maintenance	44,476	58,372	—		102,848
Professional services	7,049	15,357	—		22,406

Total revenue	95,775	119,424	—		215,199

Cost of revenue:
Software licences	1,224	2,467	—		3,691
Maintenance	5,548	8,189	—		13,737
Professional services	6,519	15,347	—		21,866

Total cost of revenue	13,291	26,003	—		39,294

Gross profit	82,484	93,421	—		175,905

Operating expenses:
Sales and marketing	26,361	53,466	—		79,827
Research and development	11,779	26,698	—		38,477
General and administrative	7,311	16,212	—		23,523
Stock-based compensation	23	—	4,840	(g)	4,863
Amortisation of intangible assets	4,486	965	28,085	(h)	33,536
Restructuring	—	12,787	—		12,787

Total operating expenses	49,960	110,128	32,925		193,013

Operating income (loss)	32,524	(16,707)	(32,925)		(17,108)
Interest and other income, net	4,726	1,446	(3,300	)(i)	2,872

Income (loss) before income taxes	37,250	(15,261)	(36,225)		(14,236)
Income taxes	14,096	—	(1,320	)(j)	12,776

Net income (loss) from continuing operations	$23,154	(15,261)	(34,905)		(27,012)

Net income (loss) per share:
Basic	$0.57	(0.15)			(0.58)

Diluted	$0.57	(0.15)			(0.58)

Weighted average shares used in per share calculations:
Basic	40,367	103,950			46,267

Diluted	40,854	104,784			46,754

See accompanying notes to unaudited pro forma condensed combined financial statements

SERENA SOFTWARE, INC.

CONDENSED COMBINED STATEMENT OF INCOME (LOSS) (UNAUDITED)

Nine months ended 31 October 2003

(In thousands of US dollars, except per share data)

	SERENA	Merant	Pro forma adjustments		Pro forma
Revenue:
Software licences	$31,862	32,512	—		64,374
Maintenance	37,481	48,771	—		86,252
Professional services	6,593	11,582	—		18,175

Total revenue	75,936	92,865	—		168,801

Cost of revenue:
Software licences	512	2,197	—		2,709
Maintenance	4,715	5,846	—		10,561
Professional services	6,506	10,165	—		16,671

Total cost of revenue	11,733	18,208	—		29,941

Gross profit	64,203	74,657	—		138,860

Operating expenses:
Sales and marketing	21,008	36,760	—		57,768
Research and development	10,130	23,190	—		33,320
General and administrative	5,349	9,664	—		15,013
Stock-based compensation	—	—	1,650	(g)	1,650
Amortisation of intangible assets	5,881	75	14,063	(h)	20,019
Restructuring	—	1,802	—		1,802

Total operating expenses	42,368	71,491	15,713		129,572

Operating income	21,835	3,166	(15,713)		9,289
Interest and other income, net	2,495	640	(2,475	)(i)	660

Income before income taxes	24,330	3,806	(18,188)		9,949
Income taxes	8,946	(715)	(990	)(j)	7,241

Net income from continuing operations	$15,384	4,521	(17,198)		2,708

Net income per share:
Basic	$0.38	0.05			0.06

Diluted	$0.38	0.05			0.06

Weighted average shares used in per share calculations:
Basic	40,032	98,045			45,932

Diluted	40,706	100,446			46,606

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Thousands of US dollars, except per share data

NOTE 1:    PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflect the proposed business combination using the purchase method of accounting. Based on the purchase method, assets acquired and liabilities assumed are valued at fair value. The difference between the purchase price and the fair value of the assets acquired less the liabilities assumed is recorded as goodwill. The purchase price of the acquisition is as follows:

(in 000’s)
Fair market value of SERENA common stock issued	$114,000
SERENA cash paid at closing	280,000
Estimated fair value of options assumed	13,500
Estimated employee severance and other restructuring costs	3,600
Estimated acquisition-related costs	8,900

Total estimated purchase price of acquisition	420,000

Allocation of purchase price:
Fair value of assets acquired	99,491
Acquired technology	45,800
Acquired in-process R&D	10,500
Trademark and tradenames	2,700
Customer contracts and related relationships	32,700
Noncompete agreements	9,300
Intrinsic value of options assumed	8,000
Less fair value of liabilities assumed	(57,258)
Less deferred tax liabilities	(36,200)

115,033

Excess of purchase price over fair value of net assets acquired (goodwill)	$304,967

The historical financial statements of Merant are presented in accordance with accounting principles generally accepted in the United States.

The following pro forma adjustments reflect estimates and assumptions made by SERENA:

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a)	To record the proceeds from the issuance of $220.0 million subordinated convertible notes and the projected SERENA cash consideration of $280.0 million to be paid at closing.

(b)	To record the excess of purchase price over fair value of assets acquired (goodwill) of $305.0 million, to record the fair value of the identified intangible assets of $90.5 million and to reverse the carrying value of Merant’s existing goodwill and intangible assets of $11.8 million.

(c)	To record the estimated transaction costs of $8.9 million to be incurred by SERENA, the estimated severance and other restructuring costs of $3.6 million and Merant’s estimated acquisition related costs of approximately $10.0 million.

(d)	To record additional deferred income taxes resulting from acquisition of assets.

(e)	To record the adjustment of Merant’s deferred revenue to its estimated fair market value.

(f)	To record the impact of the acquisition of Merant on the stockholders’ equity of SERENA (in 000’s):

SERENA historical stockholders’ equity	$202.2
To record the fair value of the assumed stock options of Merant	13.5
To record the intrinsic value of the unvested options assumed	(8.0)
To record the fair value of the common stock issuance	114.0
To record the in-process R&D	(10.5)

Pro forma stockholders’ equity	$311.2

PRO FORMA CONDENSED COMBINED INCOME (LOSS) STATEMENT

(g)	To record amortisation of deferred compensation expense of $4.8 million and $1.65 million for the 12-month and the 9-month period, respectively, associated with the intrinsic value of unvested options assumed using the accelerated method over 30 months, the estimated remaining lives of the options assumed.

(h)	Represents the adjustment to the amortisation expense of intangible assets of $28.1 million and $14.1 million for the 12-month and the 9-month period, respectively.

Intangible assets are amortised based upon the pattern in which the economic benefit of the intangible assets are consumed over the following number of years:

Acquired Technology	3 to 6	years
Trademark, Tradenames	1 to 3	years
Customer Contracts & Related Relationships	6	years
Noncompetes	1	year

(i)	Represents the increase in interest expense of $3.3 million and $2.5 million for the 12-month and the 9-month period, respectively, on SERENA’s subordinated convertible notes had the notes been issued as at 1 February 2002.

(j)	To record the income tax effects of $1.3 million and $1.0 million for the 12-month and the 9-month period, respectively, utilising the estimated statutory rates in effect during the periods presented.

NOTE 2:    IN-PROCESS R&D

SERENA expects to incur a charge related to this transaction for in-process research and development of approximately $10.5 million. Such adjustment has not been included in these pro forma condensed combined financial statements of income (loss).

APPENDIX 5

ADDITIONAL INFORMATION

1.    RESPONSIBILITY

(a)	The directors of SERENA, whose names are set out in Schedule 5A to this Appendix 5, accept responsibility for the information contained in this document other than that relating to the Merant Group, the directors of Merant and their connected persons. To the best of the knowledge and belief of the directors of SERENA (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

(b)	The directors of Merant, whose names are set out in Schedule 5B to this Appendix 5, accept responsibility for the information contained in this document relating to the Merant Group, the directors of Merant and their connected persons. To the best of the knowledge and belief of the directors of Merant (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

(c)	The statements set out in paragraphs (a) and (b) above are included solely to comply with Rule 19.2 of the City Code and shall not be deemed to establish or expand liability under law, including under US securities laws or under the laws of any state of the US.

2.    DIRECTORS, EXECUTIVE OFFICERS AND REGISTERED OR PRINCIPAL EXECUTIVE

       OFFICES

(a)	Directors and executive officers of SERENA.

(i)	The directors of SERENA are set forth in Schedule 5A to this Appendix 5.

(ii)	The executive officers of SERENA are set forth in Schedule 5A to this Appendix 5.

(iii)	The principal executive office of SERENA is: 2755 Campus Drive, 3rd Floor, San Mateo, California 94403-2538.

(iv)	During the last five years, none of SERENA or, to the best of its knowledge, any of the persons listed in Schedule 5A hereto: (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

(v)

Except as described in this document, none of SERENA or, to the best of its knowledge, any of the persons listed in Schedule 5A to this document has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Merant, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. Except as set forth in this document, during the past two years, none of SERENA or, to the best of its knowledge, any of the persons listed on Schedule 5A hereto has had any business relationship or transaction with Merant or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the offer. Except as set forth in this document, during the past five years, there have been no contacts, negotiations or transactions between SERENA or any of its subsidiaries or, to the best knowledge of SERENA, any of the persons listed in Schedule 5A to this document, on the one hand, and Merant or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

(vi)	Except as described in this document: (i) neither SERENA nor, to the best of SERENA’s knowledge, any of the persons listed in Schedule 5A to this document, or any associate (as such term is defined for the purposes of the Exchange Act) or majority-owned subsidiary of SERENA or, to the best of SERENA’s knowledge, any associate (as such term is so defined) or majority-owned subsidiary of any of the persons listed in Schedule 5A to this document, beneficially owns or has any right to acquire, directly or indirectly, any equity securities of Merant; and (ii) neither SERENA nor, to the best of SERENA’s knowledge, any of the persons listed in Schedule 5A to this document has effected any transaction in such equity securities during the past sixty days.

(b)	Directors and executive officers of Merant:

(i)	The directors of Merant are set forth in Schedule 5B to this Appendix 5.

(ii)	The executive officers of Merant are set forth in Schedule 5B to this Appendix 5.

(iii)	The principal executive and registered office of Merant is located at Abbey View, Everard Close, St. Albans, Herts, AL12PS, United Kingdom.

3.	COMPARATIVE STOCK EXCHANGE QUOTATIONS OF MERANT SECURITIES AND SERENA SHARES; DIVIDENDS

Set out below are the closing prices on the London Stock Exchange for Merant shares and the closing sale prices on Nasdaq for Merant ADSs and SERENA shares as reported on Bloomberg on:

•	the first business day of each of the six months immediately before the date of this document;

•	2 March 2004, the latest practicable date prior to the announcement of the offer; and

•	15 March 2004, the latest practicable date prior to the posting of this document.

DATE	Merant shares	Merant ADSs	SERENA SHARES
	(P)	(US$)	(US$)

15 March 2004	189.50	16.75	19.68
2 March 2004.	155.50	14.79	20.95
2 February 2004.	153.00	13.25	22.48
2 January 2004.	131.50	11.30	18.42
1 December 2003	128.50	10.56	19.85
3 November 2003	152.50	12.99	18.37
1 October 2003.	138.00	11.31	19.04
2 September 2003.	167.50	13.01	19.96
1 August 2003.	158.00	13.00	18.54

Merant shares have been listed on the Official List and publicly traded on the London Stock Exchange since June 1984 and Merant ADSs have been listed and traded on Nasdaq since May 1992. SERENA shares have been listed and traded on Nasdaq since February 1999. The following table sets out, for the periods indicated:

•	the high and low closing prices for Merant shares on the London Stock Exchange as reported on Bloomberg;

•	the high and low closing sale prices for Merant ADSs on Nasdaq as reported on Bloomberg; and

•	the high and low closing sale prices for SERENA shares on Nasdaq as reported on Bloomberg.

	MERANT SHARES		MERANT ADSs		SERENA SHARES
PERIOD	HIGH	LOW	HIGH	LOW	HIGH	LOW
	(P)		(US$)		(US$)
CALENDAR YEAR 2002
First Quarter.	118.00	101.50	8.35	7.10	27.00	16.08
Second Quarter	118.00	97.50	8.40	7.03	19.29	11.37
Third Quarter.	98.50	79.50	7.24	6.05	16.69	8.95
Fourth Quarter	93.50	70.50	7.20	5.12	19.44	10.86
CALENDAR YEAR 2003
First Quarter.	121.50	83.50	10.00	6.49	17.11	13.69
Second Quarter	140.00	119.50	11.50	9.20	21.75	14.61
Third Quarter.	183.50	133.00	14.80	10.70	22.15	14.70
Fourth Quarter	154.50	121.50	13.19	10.56	19.85	16.59
CALENDAR YEAR 2004
January.	159.50	131.50	14.30	11.30	23.32	18.42
February	167.50	151.50	15.35	13.25	22.79	20.71
March (through 15 March 2004)	193.00	154.50	17.75	14.79	21.32	19.39

For current price information, holders of Merant shares and Merant ADSs are urged to consult publicly available sources.

Dividends

Neither SERENA nor Merant has ever paid cash dividends on its shares.

4.    SHAREHOLDINGS AND DEALINGS

For the purposes of this paragraph 4:

“ARRANGEMENT” includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities in relation to SERENA or Merant which may be an inducement to deal or refrain from dealing;

an “ASSOCIATE” includes:

(a)	SERENA’s or Merant’s subsidiaries and associated companies and companies of which any such subsidiaries or associated companies are associated companies;

(b)	banks, financial and other professional advisors (including stockbrokers) to SERENA or Merant or to any company covered in (a) above, including persons controlling, controlled by or under the same control as such banks, financial or other professional advisors;

(c)	the directors of SERENA and Merant together with the directors of any company covered in (a) above (together in each case with any member of their immediate families and related trusts);

(d)	the pension funds of SERENA and Merant or the pension funds of any company covered in (a) above; and

(e)	an investment company, unit trust or other person whose investments an associate (as defined in this paragraph 4) manages on a discretionary basis, in respect of the relevant investment accounts;

(f)	a person who owns or controls five per cent. or more of any class of relevant securities (as defined in paragraphs (a) to (d) in Note 2 on Rule 8 of the City Code) issued by Merant or SERENA, as the case may be, including a person who as a result of any transaction owns five per cent. or more; and

(g)	a company having a material trading arrangement with Merant or SERENA, as the case may be;

a “BANK” does not apply to a bank whose sole relationship with SERENA or Merant or a company covered in (a) above is the provision of normal commercial banking services or such activities in connection with the offer as confirming that cash is available, handling acceptances and other registration work;

For the purpose of this paragraph 4 of Appendix 5, ownership or control of 20 per cent. or more of the equity share capital of a company is regarded as the test of associated company status and “CONTROL” means a holding, or aggregate holdings, of shares carrying 30 per cent. or more of the voting rights attributable to the share capital of a company which are currently exercisable at a general meeting, irrespective of whether the holding or holdings give(s) de facto control;

“DERIVATIVE” includes any financial product whose value in whole or in part is determined directly or indirectly by reference to the price of an underlying security but which does not include the possibility of delivery of such underlying securities;

“DISCLOSURE PERIOD” means the period commencing on 3 March 2003 (the date twelve months prior to the commencement of the offer period) and ending on 15 March 2004 (the latest practicable date prior to the publication of this document); and

“RELEVANT SECURITIES” means Merant securities or SERENA shares, as the case may be, or any securities convertible into, rights to subscribe for, options (including traded options) in respect of, and derivatives referenced to Merant securities or SERENA shares, as the case may be.

(a)	Shareholdings in Merant securities

(i)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), SERENA held no relevant securities of Merant.

(ii)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), no persons acting in concert with SERENA owned or controlled any relevant securities of Merant.

(iii)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), the following persons acting in concert with Merant (including Merant Group companies and any pension funds of Merant Group companies but excluding Merant advisors) owned or controlled the following relevant securities of Merant:

Name	Number of Merant shares
Merant Trustees Limited	7,415,488

(iv)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), no advisors of Merant owned or controlled relevant securities of Merant.

(v)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), the following persons who, prior to the posting of this document have irrevocably committed to accept the offer, owned or controlled the following relevant securities of Merant:

Name	Number of Merant shares
Merant Trustees Limited	7,415,488

The undertaking provided by Merant Trustees Limited ceases to be binding only if the offer lapses or is withdrawn or if a higher offer is made by a third party: (i) which is recommended by Merant and SERENA has not increased its offer within 7 days; or (ii) which is declared unconditional in all respects.

The directors of Merant have also irrevocably committed to accept the offer in respect of their holdings of Merant securities which are set out below:

Name	Number of Merant shares
J Michael Gullard	126,774
Gerald Perkel	45,583
Michel Berty	24,758
Harold Hughes	134,758
Barry Lynn	24,758
Don Watters	24,458

Name	Number of Options for Merant shares
Gerald Perkel	1,500,000

The undertakings provided by the Merant directors cease to be binding only if the offer lapses or is withdrawn. SERENA has also received confirmations of intent, which are non-legally binding statements of current intention to accept the offer in respect of an aggregate of 28,862,097 Merant shares, representing approximately 27.4 per cent. of Merant’s issued share capital.

(vi)	As at the close of business on 15 March 2004, (being the latest practicable date prior to the posting of this document), the interests of the Merant directors and the executive officers and members of their immediate families and related trusts in relevant securities of Merant (all of which, unless otherwise stated, are beneficial) which have (where required) been notified to Merant pursuant to sections 324 and 328 of the Companies Act and entered in Merant’s register of directors’ interests required to be kept under Section 325 of the Companies Act, were as follows:

Name	Number of Merant shares
J Michael Gullard	126,774
Gerald Perkel	45,583
Michel Berty	24,758
Harold Hughes	134,758
Barry Lynn	24,758
Don Watters	24,458

Name	Number of Options for Merant shares
Gerald Perkel	4,125,000

(b)	Dealings in Merant securities

(i)	Neither SERENA, nor any persons acting in concert with SERENA have dealt for value in relevant securities of Merant during the disclosure period.

(ii)	Save as disclosed below, no persons acting in concert with Merant (including Merant Group companies and pension funds of Merant Group companies) dealt for value in relevant securities of Merant during the disclosure period:

Merant Trustees, Limited

Name	Nature of Dealing	Date	Number of Shares	Price (£)
Merant Trustees Limited	Acquisitions	5-Mar-03	450,000	1.21
		10-Mar-03	100,000	1.20
		13-Mar-03	50,000	1.19
		25-Mar-03	150,000	1.22
		31-Mar-03	300,000	1.22
		2-Apr-03	500,000	1.22
		10-Apr-03	50,000	1.21
		14-Apr-03	50,000	1.22
		16-Apr-03	50,000	1.22
		17-Apr-03	50,000	1.22
		22-Apr-03	50,000	1.22
		23-Apr-03	50,000	1.21
		1-May-03	50,000	1.22
		7-May-03	50,000	1.22
		7-May-03	50,000	1.21
		13-May-03	50,000	1.21
		23-May-03	50,000	1.37
		23-May-03	100,000	1.34
		23-Jul-03	50,000	1.45
		28-Jul-03	50,000	1.54
		4-Aug-2003	50,000	1.59
		11-Aug-03	50,000	1.63
		21-Aug-03	50,000	1.82
		5-Sep-03	250,000	1.73
		9-Sep-03	50,000	1.76
		10-Sep-03	75,000	1.78
		11-Sep-03	100,000	1.75
		12-Sep-03	75,000	1.75
		15-Sep-03	75,000	1.76
		16-Sep-03	50,000	1.76
		24-Sep-03	50,000	1.58
		25-Sep-03	50,000	1.54
		26-Sep-03	50,000	1.52
		29-Sep-03	50,000	1.50
		30-Sep-03	40,000	1.42
		1-Oct-03	35,000	1.39
		4-Nov-03	50,000	1.49
		5-Nov-03	50,000	1.48
		6-Nov-03	50,000	1.48
		7-Nov-03	50,000	1.48
		10-Nov-03	50,000	1.48
		12-Nov-03	50,000	1.45
		13-Nov-03	50,000	1.44
		25-Nov-03	50,000	1.24
		27-Nov-03	30,000	1.25
		27-Nov-03	35,000	1.25
		28-Nov-03	35,000	1.23
Merant Trustees Limited	Disposals	30-Jun-03	543,157	.71825
		2-Jan-04	409,442	1.1135

UBS’ Dealings in Merant Ordinary Shares

Dates	Number Bought	Purchase Price per Share (GBP Pence)		Number Sold	Sale Price per Share (GBP Pence)
		Low	High		Low	High
3-Mar-04–4-Mar-04[1]	897,000	190	190	897,000	189	193
3-Feb-04–2-Mar-04	130,000	156	156	331,240	155	165
3-Jan-04–2-Feb-04	254,501	138	150	134,501	140	158
3-Dec-03–2-Jan-04	96,000	125	125	59,760	140	140
3-Sep-03–2-Dec-03	175,000	123	124	10	172	172
3-Jun-03–2-Sep-03	323,010	137	162	323,000	132	166
3-Mar-03–2-Jun-03	1,024,512	117	124	1,077,199	118	124

Note:

1	UBS became an exempt market maker in Merant on 4 March 2004.

(iii)	The Merant directors and the executive officers and members of their immediate families and related trusts have dealt for value (including the exercise of options under the Merant share schemes) in the following relevant securities of Merant during the disclosure period:

Name	Nature of dealing	Date	Number of Shares	Price (£)	Options
Michael Gullard	Acquisition	8-Apr-03	50,801	1.24	—
Gerald Perkel	Acquisition	2-Jan-04	10,718	1.1135	—
Michael Berty	Acquisition	8-Apr-03	12,091	1.24	—
Harold Hughes	Acquisition	11-Apr-03	12,091	1.24	—
Barry Lynn	Acquisition	10-Apr-03	12,091	1.24	—
Don Watters	Acquisition	8-Apr-03	12,091	1.24	—

On 1 April 2003 each non-executive director agreed to cancel and terminate all outstanding options held by him in exchange for a one-time cash payment based on the spread of the market value over the exercise price. The total cash payment to all the non-executive directors was £116,000. The number of options cancelled by each non-executive director was as follows:

Michael Gullard	160,000
Michael Berty	20,000
Harold Hughes	40,000
Barry Lynn	30,000
Don Watters	30,000

(iv)	No fund managers connected with Merant have dealt for value in relevant securities of Merant during the disclosure period.

(c)	Shareholdings in SERENA shares

(i)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), no member of the Merant Group held any relevant securities of SERENA.

(ii)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), the following directors of SERENA and their immediate families and related trusts were interested in the following relevant securities of SERENA:

Name	Number of SERENA Shares
Douglas D. Troxel	15,215,427
Mark E. Woodward	1,765
Robert I. Pender, Jr.	0
J. Hallam Dawson	1,000
Gregory J. Owens	0
David G. DeWalt	0
Carl Bass	0

Name	Number of SERENA Options
Douglas D. Troxel	0
Mark E. Woodward	991,250
Robert I. Pender, Jr.	572,320
J. Hallam Dawson	67,500
Gregory J. Owens	67,500
David G. DeWalt	52,500
Carl Bass	37,500

(iii)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), the following advisors of Merant owned or controlled the following relevant securities of SERENA:

Name	Number of SERENA shares	SERENA Convertible Bonds
UBS	9,394	2,250,000

(iv)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), no persons who, prior to the posting of this document have irrevocably committed to accept the offer in respect of their Merant securities, owned or controlled any relevant securities of SERENA.

(v)	As at the close of business on 15 March 2004 (being the latest practicable date prior to the posting of this document), the following advisors of SERENA owned or controlled the following relevant securities of SERENA:

Name	Number of SERENA shares
Lehman Brothers	1,400

(d)	Dealings in SERENA shares

(i)	The following dealings for value in the relevant securities of SERENA (including the exercise of options) have taken place during the disclosure period by directors of SERENA and members of their immediate families and related trusts:

Name	Nature of Dealing	Date	Number of Shares
Robert I. Pender, Jr.	Automatic Sale at $21.10 per share; Option Exercise at $9.07–$14.66 per share.	1-Mar-04	25,000
Total Investments LP	Automatic Sale at $20.634 per share.	24-Feb-04	50,000
Mark Woodward	Automatic Sale at $20.515 per share; Option Exercise at $9.07 per share.	24-Feb-04	9,375
Robert I. Pender, Jr.	Automatic Sale at $20.426 per share.	24-Feb-04	8,000
Change Happens Foundation	Planned Sale	24-Feb-04	25,000
Robert I. Pender, Jr.	Automatic Sale at $18.925 per share; Option Exercise at $9.07 per share.	25-Nov-03	8,000
Change Happens Foundation	Planned Sale	25-Nov-03	25,000
Douglas D. Troxel Living Trust	Disposal (Non Open Market)	25-Nov-03	725,000
Troxel Investments LLC	Acquisition (Non Open Market)	25-Nov-03	425,000
Troxel Investments LP	Sale at $19.03 per share.	25-Nov-03	50,000
Mark E. Woodward	Automatic Sale at $18.921 per share; Option Exercise at $9.07 per share.	25-Nov-03	9,375
Douglas D. Troxel Living Trust	Automatic Sale at $18.686 per share.	11-Sep-03	185,000
Douglas D. Troxel Living Trust	Automatic Sale at $18.923 per share.	10-Sep-03	50,000
Douglas D. Troxel Living Trust	Automatic Sale at $19.214 per share.	9-Sep-03	125,000
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	8-Sep-03	5,000
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	4-Sep-03	10,000
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	3-Sep-03	75,000
Robert I. Pender, Jr.	Automatic Sale at $19.75 per share; Option Exercise at $9.07–$9.291 per share.	2-Sep-03	25,000
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	2-Sep-03	50,000
Troxel Investments LP	Automatic Sale at $17.963 per share.	26-Aug-03	50,000
Robert I. Pender, Jr.	Automatic Sale at $18.055 per share; Option Exercise at $9.07 per share.	26-Aug-03	25,000
Change Happens Foundation	Planned Sale	26-Aug-03	25,000
Mark E. Woodward	Automatic Sale at $18.002 per share; Option Exercise at $9.07 per share.	26-Aug-03	37,500
Douglas D. Troxel Living Trust	Disposal (Non Open Market) at $0 per share.	25-Jun-03	100,000
Robert I. Pender, Jr.	Automatic Sale at $22 per share.	6-Jun-03	3,500
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	5-Jun-03	105,000
Douglas D. Troxel Living Trust	Automatic Sale at $20.019 per share.	4-Jun-03	330,000
Douglas D. Troxel Living Trust	Automatic Sale at $20 per share.	2-Jun-03	65,000
Mark E. Woodward	Sale at $19.950 per share; Option Exercise at $4.667 per share	2-Jun-03	18,567
Robert I. Pender, Jr.	Sale at $19.665–$19.694 per share; Option Exercise at $9.291 per share.	30-May-03	70,000
Mark E. Woodward	Sale at $19.58–$19.61 per share.	30-May-03[3]	150,000

Name	Nature of Dealing	Date	Number of Shares
Mark E. Woodward	Automatic Sale at $19.14 per share; Option Exercise at $4.667 per share.	28-May-03	20,000
Douglas D. Troxel Living Trust	Automatic Sale at $19.17–$19.222 per share.	28-May-03	134,000
Troxel Investments LP	Automatic Sale at $19.17–$19.222 per share.	28-May-03	50,000
Change Happens Foundation	Planned Sale	28-May-03	25,000
Douglas D. Troxel Living Trust	Automatic Sale at $16 per share.	21-Mar-03	85,000
Douglas D. Troxel Living Trust	Automatic Sale at $15.263 per share.	20-Mar-03	47,500
Douglas D. Troxel Living Trust	Automatic Sale at $15.214 per share.	19-Mar-03	50,000
Douglas D. Troxel Living Trust	Automatic Sale at $15.544 per share.	18-Mar-03	157,500
Douglas D. Troxel Living Trust	Automatic Sale at $16 per share.	17-Mar-03	75,000
J. Hallam Dawson	Purchase at $14.84 per share.	5-Mar-03	1,000
Troxel Investments LP	Automatic Sale at $15 per share.	25-Feb-03	50,000
Change Happens Foundation	Planned Sale	25-Feb-03	50,000
Douglas D. Troxel	Disposal (Non Open Market)	4-Feb-03	294,798
Douglas D. Troxel	Disposal (Non Open Market)	26-Dec-02	75,000
Douglas D. Troxel Living Trust	Automatic Sale at $16.112 per share.	17-Dec-02	49,000
Douglas D. Troxel Living Trust	Automatic Sale at $15.228 per share.	16-Dec-02	147,000
Douglas D. Troxel Living Trust	Automatic Sale at $16.06 per share.	12-Dec-02	50,000
Douglas D. Troxel Living Trust	Automatic Sale at $16.169 per share.	11-Dec-02	100,000
Douglas D. Troxel Living Trust	Automatic Sale at $16.083–$16.147 per share.	10-Dec-02[3]	105,000
Troxel Investments LP	Automatic Sale at $18.274 per share.	27-Nov-02	25,000
Change Happens Foundation	Planned Sale	26-Nov-02	50,000
Mark E. Woodward	Automatic Sale at $18.305 per share; Option Exercise at $4.667 per share.	26-Nov-02	40,000
Troxel Investments LP	Automatic Sale at $18.216 per share.	26-Nov-02	25,000
Robert I. Pender, Jr.	Automatic Sale at $18.30 per share.	26-Nov-02	25,000
Douglas D. Troxel	Disposal (Non Open Market)	21-Nov-02	480,000
Kenneth D. Troxel Irrevocable Trust	Sale at $16.126 per share.	22-Aug-02	6,000
Troxel Investments LP	Automatic Sale at $15.73 per share.	20-Aug-02	100,000
Change Happens Foundation	Planned Sale	20-Aug-02	100,000
Robert I. Pender, Jr.	Automatic Sale at $15.796 per share.	20-Aug-02	25,000
Troxel Investments LP	Disposal (Non Open Market)	19-Aug-02	6,000
Kenneth D. Troxel Irrevocable Trust	Acquisition (Non Open Market)	19-Aug-02	6,000

* = Where indicated, some values are estimates.

1 = Potential proceeds estimated by the filer.

2 = Estimated based on the average of multiple prices reported.

3 = Multiple dates reported. Most recent date shown.

(ii)	Save as disclosed below, no persons acting in concert with SERENA have dealt for value in the following relevant securities of SERENA during the disclosure period:

Lehman Brothers Dealings in SERENA Common Stock

	Number Bought	Purchase Price per Share (USD)		Number Sold	Sale Price per Share (USD)
Dates		Low	High		Low	High
3-Mar-04 – 15-Mar-04(1)	—	—	—	1,600	20.66	20.80
3-Feb-04 – 2-Mar-04	839,212	20.25	23.01	896,775	20.35	23.09
3-Jan-04 – 2-Feb-04	3,091,091	18.30	23.70	2,560,747	18.40	23.63
3-Dec-03 – 2-Jan-04	1,396,516	16.52	19.85	1,026,439	16.50	19.85
3-Sep-03 – 2-Dec-03	4,032,029	16.46	20.37	2,895,185	16.39	20.45
3-Jun-03 – 2-Sep-03	2,459,888	14.70	22.41	2,073,960	14.70	22.52
3-Mar-03 – 2-Jun-03	1,961,158	13.78	20.01	1,957,512	14.00	20.09

Lehman Brothers Dealings in SERENA Convertible Bonds

Date	Number Bought	Purchase Price per Share (USD)	Number Sold	Sale Price per Share (USD)
09-Dec-03	4,000,000	100.00	—	—
09-Dec-03	2,000,000	101.75	—	—
15-Dec-03	2,000,000	105.88	—	—
09-Dec-03	—	—	4,000,000	100.00
09-Dec-03	—	—	2,000,000	101.75
15-Dec-03	—	—	2,000,000	106.00

Note
(1)	Since the announcement of the offer Lehman Brothers has not dealt for value in SERENA common stock and convertible bonds.

(iii)	Pursuant to share repurchases authorised by SERENA’s board of directors in February 2003, May 2003, August 2003 and November 2003, each for the repurchase of up to 1.0 million SERENA shares from time to time in the open market or in privately negotiated block transactions, SERENA has dealt for value in the following relevant securities of SERENA during the disclosure period:

Name	Nature of Dealing	Date	No. of Shares	Price per Share
				(in US$)
SERENA	company share repurchase	04-Mar-03	1,300	$14.8700
		04-Mar-03	300	$14.8600
		04-Mar-03	21,500	$14.9500
		04-Mar-03	1,900	$14.7500
		05-Mar-03	4,000	$14.6800
		05-Mar-03	5,000	$14.7300
		05-Mar-03	6,000	$14.6800
		05-Mar-03	5,000	$14.6400
		05-Mar-03	5,000	$14.6000
		07-Mar-03	3,000	$14.5000
		10-Mar-03	47,000	$14.4183
		11-Mar-03	50,000	$14.0992
		12-Mar-03	50,000	$13.8920
		17-Mar-03	1,800	$14.6900

Name	Nature of Dealing	Date	No. of Shares	Price per Share
				(in US$)
		27-Mar-03	5,000	$16.3000
		27-Mar-03	8,800	$16.2900
		27-Mar-03	6,600	$16.2600
		27-Mar-03	5,000	$16.2500
		27-Mar-03	10,000	$16.2000
		27-Mar-03	5,100	$16.1300
		20-Mar-03	2,400	$15.2500
		25-Mar-03	4,600	$15.8500
		26-Mar-03	27,600	$16.5197
		27-Mar-03	5,000	$16.1100
		27-Mar-03	1,900	$16.1000
		28-Mar-03	5,000	$16.2200
		28-Mar-03	15,000	$16.2700
		31-Mar-03	10,000	$16.0000
		31-Mar-03	10,000	$15.8600
		31-Mar-03	10,000	$15.8400
		31-Mar-03	9,600	$16.0950
		01-Apr-03	5,000	$15.8000
		01-Apr-03	9,500	$15.8000
		01-Apr-03	500	$15.7600
		01-Apr-03	2,000	$15.7600
		01-Apr-03	5,000	$15.7600
		01-Apr-03	10,000	$15.8700
		01-Apr-03	5,000	$15.8500
		01-Apr-03	900	$15.8500
		01-Apr-03	20,000	$15.8500
		01-Apr-03	12,500	$15.8200
		09-Jun-03	45,000	$20.5681
		10-Jun-03	30,000	$20.5462
		11-Jun-03	22,500	$20.9411
		12-Jun-03	40,000	$21.0113
		13-Jun-03	60,000	$20.7750
		18-Jun-03	20,000	$21.4563
		19-Jun-03	50,000	$21.2500
		20-Jun-03	26,000	$21.0312
		23-Jun-03	70,000	$20.3200
		24-Jun-03	55,000	$20.1951
		25-Jun-03	34,000	$20.5994
		26-Jun-03	7,000	$20.8300
		27-Jun-03	45,000	$21.2867
		30-Jun-03	80,000	$20.8125
		01-Jul-03	50,000	$20.4820
		27-Aug-03	25,000	$18.8185
		12-Sep-03	60,000	$18.6500
		15-Sep-03	35,000	$19.0329
		16-Sep-03	45,000	$19.3911
		17-Sep-03	27,500	$19.6273
		19-Sep-03	65,000	$19.9169
		22-Sep-03	76,300	$19.5836

Name	Nature of Dealing	Date	No. of Shares	Price per Share
				(in US$)
		23-Sep-03	10,000	$19.9100
		24-Sep-03	112,000	$20.0239
		25-Sep-03	125,000	$19.2672
		26-Sep-03	100,000	$18.5850
		29-Sep-03	100,000	$18.5120
		30-Sep-03	70,000	$18.7193
		01-Oct-03	55,000	$18.9182
		12-Dec-03	1,000,000	$16.7500

			2,954,100

(iv)	The following advisors of Merant have dealt for value in the following relevant securities of SERENA during the disclosure period.

UBS Dealings in SERENA Ordinary Shares

	Number Bought	Purchase Price per Share (USD)		Number Sold	Sale Price per Share (USD)
Dates		Low	High		Low	High
3-Mar-04 – 15-Mar-04	45,822	19.25	21.04	34,641	19.42	20.93
3-Feb-04 – 2-Mar-04	161,005	20.27	22.91	152,649	20.65	23.01
3-Jan-04 – 2-Feb-04	565,945	18.67	23.47	234,333	18.67	23.60
3-Dec-03 – 2-Jan-04	1,093,115	16.51	19.76	1,433,685	16.68	19.71
3-Sep-03 – 2-Dec-03	321,390	16.50	20.35	346,112	16.40	20.40
3-Jun-03 – 2-Sep-03	532,581	14.73	22.20	501,030	14.97	22.45
3-Mar-03 – 2-Jun-03	483,010	13.80	20.05	452,956	13.79	20.20

UBS Dealings in SERENA Convertible Bonds

	Number Bought	Purchase Price per Share (USD)		Number Sold	Sale Price per Share (USD)
Dates		Low	High		Low	High
3-Mar-04 – 15-Mar-04	—	—	—	91,000	111.00	111.00
3-Feb-04 – 2-Mar-04	16,000	113.50	113.50	—	—	—
3-Jan-04 – 2-Feb-04	2,075,000	124.93	125.88	7,550,000	111.05	124.88
3-Dec-03 – 2-Jan-04	30,000,000	101.63	105.19	22,220,000	101.65	105.65

(v)	No fund managers connected with Merant have dealt for value in relevant securities of SERENA during the disclosure period.

(e)	General

(i)	Save as set out above, neither Merant nor any:

(aa)	director of Merant, member of his immediate family or (so far as the directors are aware having made due and careful enquiry) any connected person;

(bb)	subsidiary of Merant;

(cc)	pension fund of Merant or any of its subsidiaries;

(dd)	bank, stockbroker, financial or other professional advisor (other than exempt market makers and exempt fund managers) to Merant or any person controlling, controlled by or under the same control as such bank, stockbroker, financial or other professional advisor; or

(ee)	person who has an agreement of a kind referred to in Note 6(b) on Rule 8 of the City Code with Merant or with any person who is an associate of Merant;

owns, controls or (in the case of the directors, their immediate families and connected persons) is interested in any Merant shares nor any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, nor any derivatives referenced to, Merant shares nor any SERENA shares nor any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, nor any derivatives referenced to, SERENA shares nor has any such person dealt for value therein, in the case of Merant and any Merant director, in the disclosure period and, in any other case, 3 March 2004 to 15 March 2004 (being the latest practicable date prior to the posting of this document).

(ii)	Save as set out above, neither SERENA nor any:

(aa)	director of SERENA, member of his immediate family or (so far as the directors are aware having made due and careful enquiry) any connected person;

(bb)	subsidiary of SERENA;

(cc)	pension fund of SERENA or any of its subsidiaries;

(dd)	bank, stockbroker, financial or other professional advisor (other than exempt market makers and exempt fund managers) to SERENA or any person controlling, controlled by or under the same control as such bank, stockbroker, financial or other professional advisor; or

(ee)	person who has an agreement of a kind referred to in Note 6(b) on Rule 8 of the City Code with SERENA or with any person who is an associate of SERENA;

owns, controls or (in the case of the directors, their immediate families and connected persons) is interested in any SERENA shares nor any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, nor any derivatives referenced to, SERENA shares nor any Merant shares nor any securities convertible into, rights to subscribe for, or options (including traded options) in respect of, nor any derivatives referenced to, Merant shares nor has any such person dealt for value therein, in the case of SERENA and any SERENA director, in the disclosure period and, in any other case, 3 March 2004 to 15 March 2004 (being the latest practicable date prior to the posting of this document).

5.    PURPOSE OF THE OFFER; PLANS FOR MERANT

PURPOSE OF THE OFFER. The purpose of the offer is to enable SERENA to acquire the entire issued share capital of Merant. Upon the offer becoming or being declared unconditional in all respects, SERENA intends in accordance with the relevant provision of the Companies Act in the United Kingdom, to compulsorily acquire those Merant shares not acquired pursuant to the offer, following which Merant would become a wholly owned subsidiary of SERENA.

PLANS FOR MERANT. SERENA will continue to evaluate all aspects of the business, operations, capitalisation and management of Merant during the pendency of the offer and after the consummation of the offer and will take such actions as it deems appropriate with respect to Merant and its subsidiaries after consummation of the offer under the circumstances then existing. SERENA is evaluating whether to reorganise and streamline the entities comprising the Merant Group following the consummation of the offer. Upon consummation of the offer, SERENA expects to appoint its representatives to the boards of directors and executive management of Merant and its subsidiaries. SERENA may, if it deems appropriate, divest certain assets of the Merant Group following the consummation of the offer, though it has no current plans to do so.

As a result of the completion of the offer, the interest of SERENA in Merant’s net book value and net earnings will be in proportion to the number of Merant securities acquired in the offer. If the compulsory acquisition is consummated, SERENA’s interest in such items and in Merant’s equity generally will equal 100 per cent. and SERENA will be entitled to all benefits resulting from such interest, including all income generated by Merant’s operations and any future increase in Merant’s value. Similarly, SERENA will also bear the risk of losses generated by Merant’s operations and any future decrease in the value of Merant after the compulsory acquisition. Subsequent to the compulsory acquisition, current Merant securityholders will cease to have any direct equity interest in Merant and will not have the right to vote on corporate matters.

When the offer becomes or is declared unconditional in all respects, SERENA intends to procure the making of an application by Merant for the removal of Merant shares from the Official List of the UK Listing Authority and for the cancellation of trading in Merant shares on the London Stock Exchange’s market for listed securities and also for the delisting of Merant ADSs and Merant shares (the Merant shares do not trade on Nasdaq and are listed on Nasdaq only in connection with the Merant ADS programme) from Nasdaq. It is anticipated that cancellation of listing from the Official List and cancellation of trading on the London Stock Exchange will take effect no earlier than 20 business days after the offer becomes or is declared unconditional in all respects. See paragraph 13 of Appendix 5 of this document.

It is expected that, if the offer is not consummated, Merant’s current management, under the general direction of the current board of directors and executive management, will continue to manage Merant as an ongoing business.

Except as otherwise discussed in this document, SERENA has no present plans or proposals that would result in any extraordinary corporate transaction, such as an acquisition, reorganisation, liquidation involving Merant or any of its subsidiaries, or purchase, sale or transfer of a material amount of assets of Merant or any of its subsidiaries or in any other material changes to Merant’s capitalisation, dividend policy, corporate structure, business or composition of the board of directors of Merant or the management of Merant, though it may develop such plans during the course of its continuing evaluation of Merant and its subsidiaries. Any such plans would be implemented after the offer has become, or is declared wholly unconditional.

6.    MATERIAL CONTRACTS

(a)	The following contracts (not being contracts entered into in the ordinary course of business) have been entered into by members of the SERENA Group in the period since 3 March 2002 (the date two years prior to the commencement of the offer period) and are or may be material:

(i)	An agreement between SERENA and Merant dated 3 March 2004 as an inducement to SERENA to make the offer. Under this agreement, in consideration of, and as an inducement to, SERENA making an offer for Merant:

(A)	Merant has agreed to pay SERENA a fee of £2.06 million (US$3.71 million based on a noon buying rate of US$1.7993 : £1.00 as at 15 March 2004, the latest practicable date prior to the posting of this document) in certain limited circumstances. Save in certain limited circumstances including failure to obtain approval for the offer under the HSR Act or other applicable antitrust law, this fee is payable on either of the following events:

(1)	if a higher competing offer or other competing transaction (or an intention to do either) is publicly announced by a third party and the Merant board fails to reaffirm its unanimous recommendation of the offer and subsequently the offer lapses or is withdrawn; or

(2)	if the board of Merant withdraws or modifies its recommendation of the offer by SERENA.

(B)

Merant has agreed that it will not solicit, initiate, seek, encourage, facilitate or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any third party regarding any acquisition of Merant or any of its subsidiaries, or business combination involving Merant or any of its subsidiaries, or any sale or acquisition of any of the share capital or any material portion of the assets of Merant, referred to as an alternative proposal. Merant may respond to an unsolicited alternative proposal by conducting discussions, supplying information and taking such other actions (including in the case of the Merant board of directors, recommending any alternative proposal to the Merant shareholders) so far as the Merant board of directors has in good faith concluded (following receipt of advice of its outside legal counsel and its financial advisor) they are required to do so to comply with the directors’ fiduciary duties or their obligations under the City Code or other applicable laws. Merant has agreed to notify SERENA promptly after receipt of any proposal for, or inquiry respecting, any alternative proposal, any material developments with respect thereto, or any request for information in connection with such a proposal or inquiry, on an ongoing basis. The notice must indicate the material terms and conditions of any alternative proposal, inquiry or developments.

(C)	SERENA and Merant have agreed to certain other matters relating to the offer, including the proposed treatment of Merant’s share option schemes, cooperation in relation to the conduct of the offer and limitations on Merant’s issuance of Merant securities and Merant options during the pendency of the offer.

A copy of the inducement agreement is filed as an exhibit to the registration statement of which this document constitutes a part.

(ii)	SERENA and Merant entered into a mutual non-disclosure agreement with respect to information provided during the course of evaluation of the potential offer. SERENA and Merant agreed not to solicit each others employees for one year, subject to an exception for general solicitations not directed at a particular employee.

(iii)	The directors of Merant, being J. Michael Gullard, Gerald Perkel, Harold Hughes, Michel Berty, Barry Lynn and Don Watters, have given irrevocable undertakings to SERENA and Lehman Brothers (the “director undertakings”) pursuant to which each of the directors of Merant has undertaken to SERENA that they will accept the offer. Each director has also agreed that, until the date on which the offer becomes wholly unconditional or is withdrawn or lapses, he shall not exercise the voting rights attached to his Merant shares (representing an aggregate of approximately 0.1 per cent. of the Merant shares) in any manner which would frustrate the offer or prevent the offer becoming or being declared unconditional.

The terms of the director undertakings are the same in all material respects except for the amount of Merant shares involved and, in the case of Gerald Perkel who has undertaken to accept the offer in respect of not only existing Merant shares but all Merant shares that he derives from options. The director undertakings have been filed as exhibits to the registration statement of which this document constitutes a part and are incorporated herein by reference.

(iv)	One of Merant’s principal shareholders, Merant Trustees Limited, has given an irrevocable undertaking to SERENA and Lehman Brothers pursuant to which Merant Trustees Limited has agreed, subject to the terms and conditions set forth therein, to accept the offer and not to exercise or permit the exercising of voting rights attaching to the 7,415,488 Merant shares (representing 7.03 per cent. of Merant’s existing issued share capital) held by it in any manner which is likely to frustrate the offer or prevent it from becoming or being declared wholly unconditional. The undertaking provided by Merant Trustees Limited ceases to be binding only: (i) if the offer lapses or is withdrawn; or (ii) if a higher offer is made by a third party: (a) which is recommended by Merant and SERENA has not increased its offer within 7 days; or (b) which is declared unconditional in all respects.

(v)	In December 2003, SERENA entered into an indenture, a registration rights agreement and a pledge agreement relating to $220 million of 1 1/2 per cent. Convertible Subordinated Notes due 2023.

(b)	The following contracts (not being contracts entered into in the ordinary course of business) has been entered into by members of the Merant Group since 3 March 2002 (the date two years prior to the commencement of the offer period) and is or may be material:

(i)	an agreement between SERENA and Merant dated 3 March 2004 as an inducement to SERENA to make the offer as referred to in paragraph 6(a)(i) above;

(ii)	the mutual non-disclosure and nonsolicitation agreement referred to in paragraph 6(a)(ii) above; and

(iii)	the irrevocable undertaking referred to in paragraph 6(a)(iv) above.

7.    FINANCING ARRANGEMENTS

SERENA intends to fund the cash component of the offer from its existing cash resources. The offer is not conditional upon any financing arrangements other than the effectiveness of the registration statement relating to the SERENA shares to be issued upon completion of the offer.

Lehman Brothers has indicated that it is satisfied that sufficient resources are available to SERENA to satisfy full acceptance of the offer. This statement is given solely for the purpose of rule 24.7 of the City Code.

8.    SERVICE AGREEMENTS AND COMPENSATION OF THE DIRECTORS OF MERANT

(a)	Save as disclosed below, there are no service contracts between any director or proposed director of Merant having more than 12 months to run and no such contract has been entered into or amended or replaced within the six month proceeding the date of this document.

(b)	the current annual salaries or fees of the directors of Merant in respect of the Merant Group are;

(i)	Gerald Perkel US$450,000;

(ii)	the balance of the board of directors of Merant are all non-executive directors who do not have annual salaries. Instead they are each paid an annual retainer of US$16,000 (US$60,000 for the Chairman, J Michael Gullard) plus a further US$1,500 for each board meeting they attend in person (reducing to US$750 if they attend by telephone); and

(iii)	an additional annual retainer of US$2,000 is also paid to Harold Hughes, J Michael Gullard and Don Watters (in their capacity as members of the audit committee) and Michael Berty, Barry Lynn and Don Watters (in their capacity as members of the remuneration committee). A further US$1,000 is also paid for each committee meeting they attend (reducing to US$500 if they attend by telephone).

(c)	Save as disclosed below, there have been no changes in the directors’ terms of employment in the previous six months.

(d)	Other than in respect of director’s liability insurance under Merant’s current policy, none of the non-executive directors have entitlements to pay or benefits over and above their entitlement referred to in (b) above. Although they are entitled to participate in the Merant 1998 Share Option Plan, Merant has elected to suspend the use of stock options as a means of compensating non-executive directors.

(e)	Gerald Perkel, in addition to his annual salary, is entitled to the following benefits:

(i)	an annual target bonus of up to US$750,000 depending on certain performance criteria;

(ii)	medical, dental and life insurance;

(iii)	disability benefits;

(iv)	accidental death cover; and

(v)	directors liability insurance.

(f)	In the event that Gerald Perkel’s employment is terminated without cause or he resigns under certain defined circumstances he is entitled to receive 12 monthly severance payments equal to his monthly base salary, plus a proportion of his bonus. The bonus amount due in each month will be the greater of 1/12th of: (i) his annualised actual bonus over the 12 months preceding the termination; or (ii) 50 per cent. of the annual target bonus. In addition, his welfare benefits continue for the duration of any severance period.

If Gerald Perkel’s service agreement is terminated without cause or he resigns for a good reason at any time from the date the board of directors approves a transaction which, if consummated, will result in a change of control of Merant and continuing for 12 months following the effective date of the change of control, he is entitled to receive, for a period of 24 consecutive months following the termination or resignation, an amount equal to the sum of his monthly base salary plus 1/12th of his annual target bonus.

On 2 March 2004, Gerald Perkel and Merant agreed that he can elect to limit his severance benefit to avoid triggering any excise tax payment obligation under Section 280g of the Internal Revenue Code.

(g)	In addition to Mr. Perkel, the following executive officers of Merant are party to employment and severance agreements: Scott Hildebrant and Stephen Going. Under these agreements, all of such executive’s options vest upon a change in control. In addition, if the executive is terminated at any time other than for cause, he is entitled to 12 months of base salary, the bonus amounts earned over the 12-month period preceding termination and medical benefits for 12 months. If the executive terminates for good reason within 18 months following a change in control, the executive is entitled to the same severance benefits. For this purpose, good reason includes, inter alia, a decrease in the executive’s title or responsibilities, a reduction in base salary, a significant reduction in benefits, and a required relocation of more than 50 miles. In addition, William Rees Withers will receive full acceleration of his stock options upon a change of control pursuant to a share option agreement.

9.    BACKGROUND TO THE OFFER

On 18 September 2003, Mark Woodward, President and Chief Executive Officer of SERENA, spoke at an event hosted by UBS with Michael Gullard, the chairman of the board of directors of Merant, about the similarities between the two companies and possible synergies that could be realised if the two companies were combined. Mr. Gullard suggested to Mr. Woodward that he contact Gerald K. Perkel, President and Chief Executive Officer of Merant, to discuss a possible business combination.

On 19 September 2003, Mr. Woodward spoke by telephone with Mr. Perkel to discuss a possible business combination. Both parties expressed interest in talking further regarding a combination and Mr. Woodward suggested a meeting in San Mateo.

On 22 September 2003, Mr. Woodward had dinner with Mr. Perkel and the two discussed their assessments of the value that could be achieved by a possible business combination. Mr. Woodward and Mr. Perkel agreed that there was the potential to realise synergies by combining the companies to become the number two market share in the enterprise change management industry.

In late September 2003, SERENA hired Lehman Brothers to act as its financial advisor in connection with its exploration of possible acquisitions.

In early October 2003, Mr. Woodward and Mr. Perkel had a further telephone discussion regarding a possible combination between Merant and SERENA.

On 23 October 2003, Mr. Woodward, Robert Pender, SERENA’s Chief Financial Officer, and representatives of Lehman Brothers met with Mr. Perkel, Scott Hildebrant, Merant’s Chief Financial Officer, and representatives of UBS. The parties executed a confidentiality agreement and made presentations about their respective businesses and held preliminary discussions regarding a possible combination. Also on 23 October 2003, Merant engaged UBS as its financial advisor to assist Merant in evaluating its strategic alternatives.

After the 23 October 2003 meeting, SERENA and Lehman Brothers began to explore the feasibility of SERENA combining with Merant. Lehman Brothers made a presentation to the SERENA board of directors on 19 November 2003 regarding a possible transaction with Merant. In November 2003, SERENA came to the conclusion that it would be better positioned to evaluate potential significant strategic transactions, including a potential combination with Merant, if SERENA raised financing in advance of proceeding with any further exploration of potential transactions with Merant or any other party. SERENA informed Merant that it could not proceed with their preliminary discussions but might do so at a future time. In December 2003, SERENA issued $220 million of convertible notes in a private transaction under Rule 144A under the Securities Act.

After completing its convertible note offering, SERENA decided to contact Merant and explore the terms of a possible transaction with Merant. On 19 December 2003, Lehman Brothers sent a letter to UBS outlining the terms that SERENA would expect to be addressed in a formal offer for Merant, indicating that SERENA would be prepared to consider a transaction in a range of $16 to $17 per Merant ADS, with consideration consisting of 70 per cent. cash and 30 per cent. SERENA shares. The indicative terms also indicated that the number of SERENA shares to be offered would be determined based on the average of the closing prices of one SERENA share for the twenty trading days ending but not including two trading days before announcement of a firm intention to make the offer. Lehman Brothers further proposed on behalf of SERENA that Merant agree to an exclusive negotiation period. Through UBS, Merant indicated on 24th December that the proposed price range was not acceptable.

In January 2004, Mr. Perkel agreed to limited due diligence for the purpose of permitting SERENA to reconsider its proposed price range. On 16 January 2004, Mr. Woodward, Mr. Pender, and representatives of Lehman Brothers met again with Mr. Perkel, Mr. Hildebrant and representatives of UBS for the purpose of conducting further due diligence.

On 17 January 2004, Mr. Woodward telephoned Mr. Perkel and offered to increase the indicative price range from 185 pence to 200 pence per Merant share, with the same percentage combination of cash and SERENA shares. Mr. Woodward noted that the proposal was subject to full due diligence, negotiation of the structural and other matters necessary to consummate a transaction, preparation of documentation acceptable to both parties to reflect those matters and agreement on a final price. Mr. Perkel indicated that the price range was adequate for Mr. Perkel to consider entering into an exclusive negotiation period. SERENA, Merant and their respective financial advisors and legal counsel negotiated the terms of the exclusivity agreement during the period from 18 January 2004 until 26 January 2004. On 27 January 2004, SERENA and Merant executed an exclusivity agreement that extended until 20 February 2004.

Commencing the week of 2 February 2004, SERENA began conducting due diligence and to prepare transaction documentation in the event the parties determined they intended to proceed with a transaction. On 20 February 2004, in consideration of SERENA’s continuing effort and expense with respect to the proposed transaction, Merant agreed to extend the exclusivity period until 3 March 2004. The parties completed their due diligence, negotiated the terms of the offer and prepared transaction documentation between 9 February 2004 and 3 March 2004. During the week of 23 February 2004, Mr. Woodward and Mr. Pender and representatives of Lehman Brothers had a number of discussions with Mr. Perkel and Mr. Hildebrant and representatives of UBS regarding a final price. On 29 February 2004, the parties agreed to a final proposed price for the offer of 195 pence per Merant share, consisting of 136.5 pence in cash and a number of SERENA shares with a value equal to 58.5 pence, determined based on the average of the closing prices of one SERENA share for the twenty trading days ended 1 March 2004.

On 1 March 2004, the board of directors of SERENA approved the final terms of the offer.

On 3 March 2004, the board of directors of Merant met to consider the final terms of the transaction and, having been so advised by UBS, determined that it considered the terms of the offer fair from a financial point of view. In providing this advice, UBS took account of the directors’ commercial assessments. The board of directors then approved the execution of the inducement agreement and the release of the announcement of SERENA’s firm intention to make an offer. The Merant board of directors further determined that they intended unanimously to recommend that Merant securityholders accept the offer. Merant securityholders are directed to Appendix 9, which contains important information concerning the assumptions in, limitations of and qualifications to UBS’ advice to the Merant board.

On 3 March 2004, SERENA and Merant entered into the inducement agreement and SERENA announced its intention to make the offer which the Merant directors stated their intention to recommend.

On 18 March 2004, SERENA (and Lehman Brothers on its behalf outside the United States) made the offer and the board of directors of Merant unanimously recommended that Merant securityholders accept the offer.

10.	RIGHTS ATTACHING TO NEW SERENA SHARES TO BE ISSUED AS CONSIDERATION UNDER THE OFFER

The new SERENA shares will rank pari passu in all respects with existing SERENA shares, including the right to any dividends and other distributions declared, paid or made by reference to a record date after 3 March 2004.

The new SERENA shares will be delivered in accordance with the terms of the offer and will be fully paid and free from all liens, equities, charges, equitable interests, encumbrances and other interests (other than those created by a Merant securityholder) and together with all rights now or hereafter attaching thereto.

The pounds sterling value of any investment in SERENA shares and any dividend income from that investment (payable in US dollars and subject to US withholding tax) will be affected by the dollar to sterling exchange rate from time to time.

The new SERENA shares are expected to be authorised for listing, subject to official notice of issuance, on Nasdaq, but they will not be listed or traded on the London Stock Exchange or any other stock exchange.

11.    COMPULSORY ACQUISITION

If, within four months after the date of this document, as a result of the offer or otherwise, SERENA acquires or contracts to acquire Merant securities representing at least 90 per cent. in nominal value of Merant shares (including Merant shares represented by Merant ADSs) to which the offer relates, then:

(i)	SERENA will be entitled and intends to effect the compulsory acquisition procedures provided for in sections 428 to 430F of the Companies Act (set out in Appendix 7 to this document) to compel the purchase of any outstanding Merant securities on the same terms as provided in the offer in accordance with the relevant procedures and time limits described in the Companies Act; and

(ii)	a holder of Merant securities may require SERENA to purchase such holder’s Merant securities on the same terms as provided in the offer in accordance with the relevant procedures and time limits described in section 430A of the Companies Act.

If, for any reason, the above mentioned compulsory acquisition procedures are not invoked, SERENA will evaluate other alternatives to obtain the remaining Merant securities not purchased pursuant to the offer or otherwise. Such alternatives could include acquiring additional Merant securities in the open market, in privately negotiated transactions, through another offer to purchase, by means of a scheme of arrangement under the Companies Act or otherwise. Any such additional acquisitions could be for a consideration greater or less than, or equal to, the consideration for Merant securities under the offer. However, under the City Code, except with the consent of the Panel, SERENA may not acquire any Merant securities on better terms than those of the offer within six months of termination of the offer if SERENA, together with any persons acting in concert with it (as defined by the City Code), holds shares carrying more than 50 per cent. of the voting rights normally exercisable at general meetings of Merant.

Holders of Merant securities do not have appraisal rights as a result of the offer. However, in the event that the compulsory acquisition procedures referred to above are available to SERENA, holders of Merant securities whose Merant securities have not been purchased pursuant to the offer will have certain rights to object under section 430C of the Companies Act. There will be a limited reintroduction of the mix and match election among the Merant securityholders subject to the compulsory acquisition.

12.    REGULATORY APPROVALS

(A)    UK MERGER CONTROL

Under the City Code, it is a mandatory term of a UK public offer that the offer will lapse if the Secretary of State for Trade and Industry, referred to as the Secretary of State, should refer the offer to the Competition Commission prior to consummation of the offer. While notification to the Office of Fair Trading, referred to as the OFT, is voluntary, the OFT may, of its own accord, initiate a review into a transaction where it considers that the transaction will qualify for investigation within the meaning of the Enterprise Act 2002. Such a review may be initiated at any time up to four months following public announcement of a completed transaction.

(B)    US ANTITRUST

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission, referred to as the FTC, certain mergers and acquisitions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice, referred to as Antitrust Division, and the FTC and certain waiting period requirements have been satisfied. The acquisition of the Merant securities by SERENA pursuant to the offer is subject to the HSR Act requirements.

Under the provisions of the HSR Act applicable to the purchase of the Merant securities pursuant to the offer, such purchase may not be made until the expiration of a thirty calendar day waiting period following the required filing of a Notification and Report Form under the HSR Act by SERENA, which SERENA submitted on 5 March 2004. Accordingly, the waiting period under the HSR Act will expire at 11.59 pm, New York City time, on 5 April 2004, the first business day following the thirtieth calendar day following filing of the Notification and Report Form by SERENA unless early termination of the waiting period is granted or SERENA receives a request for additional information or documentary material prior thereto. If either the FTC or the Antitrust Division were to request additional information or documentary material from SERENA prior to the expiration of the thirty day waiting period, the waiting period would be extended and would expire at 11.59 pm, New York City time, on the first business day following thirtieth calendar day after the date of substantial compliance by SERENA with such request. Thereafter, the waiting period could be extended only by court order or by consent of SERENA. If the acquisition of the Merant securities is delayed pursuant to a request by the FTC or the Antitrust Division for additional information or documentary material pursuant to the HSR Act, the purchase of and payment for the Merant securities pursuant to the offer will be deferred until thirty days after the request is substantially complied with unless the waiting period is terminated sooner by the FTC or the Antitrust Division (and assuming all of the other offer conditions have been satisfied or waived). Only one extension of such waiting period pursuant to a request for additional information or documentary material is authorised by the rules promulgated under the HSR Act, except by court order or by consent. Although Merant is required to file certain information and documentary material with the Antitrust Division and the FTC in connection with the offer, neither Merant’s failure to make such filings nor a request to Merant from the Antitrust Division or the FTC for additional information or documentary material will extend the waiting period. However, if the Antitrust Division or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing these issues and may agree to delay consummation of the transaction while such negotiations continue.

The Antitrust Division and the FTC frequently scrutinise the legality under the antitrust laws of transactions such as the proposed acquisition of the Merant securities by SERENA pursuant to the offer. At any time before or after SERENA’s purchase of the Merant securities, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of the Merant securities pursuant to the offer or seeking divestiture of the Merant securities acquired by SERENA or divestiture of substantial assets of SERENA, Merant or any of their respective subsidiaries. State attorneys general may also bring legal action under the antitrust laws, and private parties may bring such action under certain circumstances. SERENA believes that the acquisition of the Merant securities by SERENA will not violate the antitrust laws. Nevertheless, we cannot assure you that a challenge to the offer on antitrust grounds will not be made or, if a challenge is made, what the result will be. See Appendix 1 for certain conditions to the offer, including conditions with respect to litigation and certain governmental actions.

13.    CERTAIN CONSEQUENCES OF THE OFFER

(A)    MARKET EFFECT

The past performance of the price of Merant shares and Merant ADSs is no guide to the future performance of Merant securities.

The purchase of Merant securities pursuant to the offer will reduce the number of holders of Merant securities and the number of Merant securities that might otherwise trade publicly and, depending upon the number of Merant securities so purchased, could adversely affect the liquidity, marketability and market value of the remaining Merant securities held by the public. In addition, when the offer becomes or is declared unconditional in all respects, SERENA intends to procure the making of an application by Merant for the removal of Merant shares from the Official List of the UK Listing Authority and for the cancellation of trading in Merant shares on the London Stock Exchange’s market for listed securities and also for the delisting of Merant ADSs and Merant shares (the Merant shares do not trade on Nasdaq and are listed on Nasdaq only in connection with the Merant ADS programme) from Nasdaq. It is anticipated that cancellation of listing from the Official List and cancellation of trading on the London Stock Exchange will take effect no earlier than 20 business days after the offer becomes or is declared unconditional in all respects. While it is anticipated that cancellation of both listings will take place at the same time, cancellation of the listing of the Merant ADSs and Merant shares on Nasdaq could take effect earlier than cancellation of the listing of the Merant shares on the London Stock Exchange. SERENA also intends that Merant should terminate the Merant ADR facility in accordance with the deposit agreement relating thereto and terminate the registration of the Merant ADSs and Merant shares under the Exchange Act.

The value of all investments and the outcome from them can fall as well as rise and not all the amount invested may be realised. Merant securityholders accepting the offer and electing to receive consideration in US dollars should be aware that they will be exposed to foreign currency risk.

(B)    PUBLIC AVAILABILITY OF INFORMATION

In the event that Merant shares continue to be listed on the Official List following the offer becoming or being declared wholly unconditional, holders of Merant shares who have not accepted the offer will continue to receive the same financial and other information from Merant that Merant is presently required by the rules of the London Stock Exchange to send to such holders. If Merant shares are no longer listed on the Official List following the offer, Merant would no longer be required by those rules to make publicly available such financial and other information.

The Merant ADSs and the Merant shares (not for trading but in support of the Merant ADSs) are currently registered under the Exchange Act. Registration of such Merant ADSs and Merant shares may be terminated upon application of Merant to the SEC if Merant ADSs are neither listed on a national securities exchange nor held by 300 or more beneficial owners in the US. Termination of registration of Merant ADSs and Merant shares under the Exchange Act would substantially reduce the information required to be furnished by Merant to holders of Merant ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to “going private” transactions, no longer applicable to Merant. Furthermore, “affiliates” of Merant and persons holding “restricted securities” of Merant may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act. If, as a result of the purchase of Merant ADSs pursuant to the offer and prior to completing the compulsory acquisition procedures referred to in paragraph 11 above, Merant is not required to maintain registration of Merant ADSs and Merant shares under the Exchange Act, SERENA intends to cause Merant to apply for termination of such registration. If registration of Merant ADSs and Merant shares is not terminated prior to completion of the aforementioned compulsory acquisition procedures, then, following completion of the aforementioned compulsory acquisition procedures, Merant ADSs will cease trading on Nasdaq and the registration of Merant ADSs and Merant shares under the Exchange Act would be terminated.

(C)    MARGIN SECURITIES

Merant ADSs and Merant shares are currently “margin securities” under the regulations of the board of Governors of the US Federal Reserve System, which status has the effect, among other things, of allowing US brokers to extend credit on the collateral of Merant ADSs and Merant shares for purposes of buying, carrying and trading in securities, referred to as Purpose Loans. Depending on factors such as the number of holders of record Merant ADSs and Merant shares and the number and market value of publicly held Merant ADSs and Merant shares following the purchase of Merant securities pursuant to the offer, it is possible that Merant ADSs and Merant shares would no longer be eligible for listing on Nasdaq. As a result, Merant ADSs and Merant shares might no longer constitute margin securities and, therefore, could no longer be used as collateral for Purpose Loans made by US brokers.

14.    UNITED KINGDOM TAXATION

The following paragraphs, which are intended as a general guide only and are based on current legislation and United Kingdom Inland Revenue practice (which may change) summarise the United Kingdom tax implications of acceptance of the offer for Merant securityholders who are resident or ordinarily resident in the United Kingdom for tax purposes and who hold their Merant shares as investments.

The liability of Merant securityholders to UK taxation in respect of capital gains will depend on their individual circumstances and on the form of consideration received. Merant securityholders who are neither resident, nor ordinarily resident, for taxation purposes in the UK and who (if they are companies) do not hold their Merant shares in connection with a trade carried on in the UK through a permanent establishment in the UK or who (if they are not companies) do not hold their Merant shares in connection with a trade carried on in the UK through a branch or agency in the UK, will not be subject to UK taxation on capital gains on acceptance of the offer nor on any subsequent disposal of the new SERENA shares acquired pursuant to the offer. For Merant securityholders resident, or ordinarily resident, for taxation purposes in the UK and for Merant securityholders not so resident who (if they are companies) hold their Merant shares in connection with, or for the purposes of, a trade carried on in the UK through a permanent establishment in the UK or who (if they are not companies) hold their Merant shares in connection with, or for the purpose of, a trade carried on in the UK through a branch or agency in the UK the following implications may arise from the offer.

The receipt of cash or new SERENA shares under the offer by Merant securityholders will constitute a disposal for the purposes of UK taxation on chargeable gains. Such a disposal may, depending upon the individual circumstances of Merant securityholders, give rise to a gain or loss for the purposes of UK taxation. Such a gain or loss would arise where the cash together with the market value of the new SERENA shares acquired pursuant to the offer differs from the aggregate of the cost to the Merant securityholders for UK tax purposes of their Merant shares and any indexation allowance on such cost.

Holders of Merant shares accepting the offer will not be treated at such time as having made a disposal of Merant shares to the extent that they elect for, and receive, new SERENA shares. Holders of Merant shares are advised that an application has been successfully made for clearance under section 138 of the Taxation of Chargeable Gains Act 1992.

The subsequent disposal of new SERENA shares acquired pursuant to the offer will normally constitute a disposal for the purposes of taxation of chargeable gains and may, depending on individual circumstances, give rise to a liability to United Kingdom taxation.

No stamp duty nor stamp duty reserve tax is payable on the receipt of new SERENA shares pursuant to the offer.

Merant securityholders who acquire or acquired their Merant shares by exercising rights under a Merant share scheme are reminded that special tax provisions may apply to them on the exercise of options or on any disposal of Merant shares acquired under a Merant share scheme, including provisions imposing a charge to United Kingdom income tax.

Any Merant securityholder or participant in a Merant share scheme who is in any doubt about such securityholder’s tax position should consult such securityholder’s professional advisor immediately.

15.    UNITED STATES FEDERAL INCOME TAXATION

The following is a summary of certain material United States federal income tax consequences of the offer. It is based on provisions of the United States Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as at the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary does not address all of the tax consequences that may be relevant to particular persons in light of their personal circumstances, or to certain types of persons that may be subject to special tax treatment, including but not limited to:

•	banks and other financial institutions

•	partnerships or other pass-through entities as determined for United States federal income tax purposes

•	real estate investment trusts and regulated investment companies

•	certain former citizens or residents of the United States

•	controlled foreign corporations or passive foreign investment companies, as those terms are defined in the Internal Revenue Code

•	corporations that accumulate earnings to avoid United States federal income tax

•	insurance companies

•	tax-exempt organisations, plans or accounts

•	brokers, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings and persons who do not hold their Merant shares or Merant ADSs as capital assets

•	US holders (as defined below) whose functional currency is not the US dollar

•	persons subject to the alternative minimum tax

•	persons who hold or will hold their Merant shares, Merant ADSs or SERENA shares or pounds sterling received, as part of a “straddle,” “hedge,” “integrated” or “conversion” transaction

•	persons subject to the “wash sale” rules in the Internal Revenue Code

•	persons that own or have owned (or who are deemed to have owned) 10 per cent. or more (by voting power or value) of the stock of Merant or SERENA

•	persons who acquired their Merant shares or Merant ADSs upon the exercise of employee share options, employee share purchase rights or otherwise in connection with their provision of services.

In addition, this summary does not include any description of the tax laws of any state, local or non-United States government that may be applicable to a particular person and does not consider any aspects of United States federal tax law other than income taxation.

For purposes of this discussion, a “non-US holder” is a beneficial owner of Merant shares or Merant ADSs, or SERENA shares, as the case may be, that is not, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organised in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on 20 August 1996, and validly elected to continue to be treated as a United States trust).

For purposes of this discussion, a “US holder” is, for United States income tax purposes, an individual, trust, or corporation that is a beneficial owner of Merant shares or Merant ADSs, or SERENA shares, as the case may be, who is not a non-US Holder.

The United States federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for United States federal income tax purposes) that holds the Merant shares, Merant ADSs or SERENA shares generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

HOLDERS OF MERANT SHARES OR MERANT ADSS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE OFFER AND OF THE OWNERSHIP AND DISPOSAL OF THE SERENA SHARES, AND THE TAX CONSEQUENCES UNDER STATE, LOCAL AND NON-UNITED STATES TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

(A)    CONSEQUENCES TO US HOLDERS OF THE EXCHANGE PURSUANT TO THE OFFER

Consequences of exchange.  Generally, a US holder will recognise gain or loss upon the receipt of SERENA shares and cash in exchange for such holder’s Merant shares or Merant ADSs pursuant to the offer in an amount equal to the difference between: (a) the sum of (i) the fair market value of such SERENA shares received; (ii) in the case of a US holder who elects to receive the cash consideration payable pursuant to the offer in the form of US dollars, the US dollar amount; and (iii) in the case of a US holder who elects to receive the cash consideration payable pursuant to the offer in the form of pounds sterling, the US Dollar value on the date of receipt of the pounds sterling, determined based on a spot rate on the date the payment is received; and (b) the US holder’s adjusted tax basis in the Merant shares or Merant ADSs, as the case may be. It is unclear whether the date of receipt for this purpose is the date that cash is made available by SERENA to the relevant payment agent or the date that cash is received by a US holder. Such gain or loss will be a capital gain or loss. The US holder’s tax basis in the pounds sterling received will equal the US dollar value of those pounds sterling using the same spot rate used to determine the amount of gain or loss recognised. In the case of a non-corporate US holder, the maximum marginal US federal income tax rate applicable to such gain will be lower than the maximum marginal US federal income tax rate applicable to ordinary income if such US holder’s holding period for such Merant shares or Merant ADSs exceeds one year. Gain or loss, if any, recognised by a US holder generally will be treated as US source income or loss for US foreign tax credit purposes, although special rules apply to US holders who have a tax home outside the US or a fixed place of business outside the US to which the gain is attributable, and the rules for sourcing a loss are different in some ways from the rules that source gain. Also, certain US holders may be entitled to elect to treat such amounts as non-US source income provided that the relevant treaty would so treat it. US holders should consult their own tax advisors with regard to these special sourcing rules and the availability of the foreign tax credit. The deductibility of capital losses is subject to limitations. A US holder’s initial tax basis in the SERENA shares will be the fair market value of such SERENA shares received. The holding period for the SERENA shares will begin on the day following the day the offer closes.

Conversion of pounds sterling into US dollars.  A US holder who converts pounds sterling received pursuant to the offer into US dollars generally will recognise exchange gain or loss equal to the holder’s basis in the pounds sterling (as described above) and the US dollars received therefore. Exchange gain or loss generally will be treated as United States source ordinary income or loss.

Ownership of SERENA Shares.  The gross amount of any dividend with respect to SERENA shares generally will be included in a US holder’s ordinary income as dividends to the extent of SERENA’s current and accumulated earnings and profits (as determined under US federal income tax principles). Recent tax legislation reduced the maximum federal income tax rate applicable to dividends paid by US corporations to most non-corporate taxpayers to 15 per cent. through 2008, provided certain holding period requirements are met. Corporate US holders generally will be eligible for the dividends received deduction with respect to amounts treated as a dividend, provided certain holding period requirements are met. The dividends received deduction is subject to certain limitations, however, and the benefit of such deduction may be reduced by the corporate alternative minimum tax. Accordingly, corporate US holders should consult their own tax advisors regarding the availability of, and limitations on, the dividends received deduction. Any distributions in excess of SERENA’s current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the US holder’s adjusted tax basis in the SERENA share and thereafter as capital gain.

Disposal of SERENA Shares.  Generally, upon the sale or exchange of SERENA shares, a US holder will recognise gain or loss equal to the difference between the amount realised on the sale or exchange and its adjusted tax basis in such SERENA shares. For non-corporate US holders, the maximum US federal income tax rate applicable to such gain will be lower than the maximum US federal income tax rate applicable to ordinary income if such US holder’s holding period for such SERENA shares exceeds one year. The deductibility of capital losses is subject to limitations.

(B)    CONSEQUENCES TO NON-US HOLDERS OF THE EXCHANGE PURSUANT TO THE OFFER

Consequences of exchange. Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” a non-US holder generally will not recognise gain or loss for US federal income tax purposes upon the receipt of SERENA shares and cash in exchange for such holder’s Merant shares or Merant ADSs pursuant to the offer unless:

•	the non-US holder is an individual who is present in the United States for 183 days or more during the taxable year of the closing of the offer, has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a United States trade or business of the non-US holder (and, in some circumstances, the gain is attributable to a fixed base (in the case of an individual) or a permanent establishment in the United States of the non-US holder under an applicable income tax treaty).

If the first exception applies, the non-US holder generally will be subject to United States federal income tax at a rate of 30 per cent. on the amount by which its United States-source capital gains exceed its United States-

source capital losses. If the second exception applies, the non-US holder will generally be subject to United States federal income tax on the net gain derived from the sale, exchange or other disposal of the Merant shares or Merant ADSs in the same manner as a US holder. In addition, a non-US holder that is treated as a corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30 per cent. (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-US holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

Non-US holders who elect to receive cash consideration payable pursuant to the offer in the form of US dollars should consult their own tax advisors regarding the tax consequences of the receipt of the US dollars.

Ownership of SERENA Shares.  Dividends paid to a non-US holder generally will be subject to withholding of US federal income tax at a rate of 30 per cent. unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-US holder claims the benefit of that treaty by providing a properly completed and duly executed Internal Revenue Service Form W-8BEN (or suitable successor or substitute form) establishing qualification for benefits under the treaty; or (b) the dividends are effectively connected with the non-US holder’s conduct of a trade or business in the United States and the non-US holder provides an appropriate statement to that effect on a properly completed and duly executed Internal Revenue Service Form W-8ECI (or suitable successor form).

If a non-US holder is engaged in a trade or business in the United States and dividends are effectively connected with the conduct of that trade or business, the non-US holder will be required to pay United States federal income tax on the dividends on a net income basis (and the 30 per cent. withholding tax described above will not apply provided the appropriate statement is provided to us) generally in the same manner as a US holder. If a non-US holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any dividends that are effectively connected with a United States trade or business will be subject to United States federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by the non-US holder in the United States and the non-US holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN. In addition, a non-US holder that is treated as a corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30 per cent. of its effectively connected income as discussed above.

Disposal of SERENA shares.  Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” a non-US holder generally will not be subject to federal income tax (or any withholding thereof) on any gain realised by such holder upon a sale, exchange, redemption, retirement at maturity or other disposal of SERENA shares, unless:

•	the non-US holder is an individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States and certain other conditions are met; or

•	the gain is effectively connected with the conduct of a United States trade or business of the non-US holder (and, in some circumstances, the gain is attributable to a fixed base (in the case of an individual)) or a permanent establishment in the United States of the non-US holder under an applicable income tax treaty; or

•	SERENA is or has been a “United States real property holding corporation” for US federal income tax purposes and, in the event that the SERENA shares are considered to be “regularly traded,” the non-US holder held, directly or indirectly, at any time during the five-year period ending on the date of such sale or exchange more than five per cent. of the SERENA shares.

If the first exception applies, the non-US holder generally will be subject to United States federal income tax at a rate of 30 per cent. on the amount by which its United States-source capital gains exceed its United States-

source capital losses. If the second exception applies, the non-US holder will generally be subject to United States federal income tax on the net gain derived from the sale, exchange or other disposal of the SERENA shares in the same manner as a United States person. In addition, a non-US holder that is treated as a corporation for United States federal income tax purposes may be subject to a 30 per cent. branch profits tax on effectively connected income as discussed above. If a non-US holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.

SERENA believes that it is not currently (and is not likely to become) a United States real property holding corporation. Generally, the rule for stock in a United States real property holding corporation takes precedence over relief provided by US income tax treaties.

(C)    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING REQUIREMENTS

When required, SERENA or its paying agent will report to the US Internal Revenue Service the amount of proceeds paid for the Merant shares or Merant ADSs and any dividends paid on SERENA shares in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments.

US holders who are subject to information reporting and who do not provide appropriate information when requested may be subject to backup withholding at a rate of 28 per cent. on the gross amount of any proceeds received.

Non-US holders who have provided certification as to their non-United States status or who have otherwise established an exemption will generally not be subject to backup withholding tax if neither SERENA nor its agent has actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied. Payments of the proceeds from the sale of SERENA shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, additional information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following: (a) a United States person; (b) a controlled foreign corporation for United States federal income tax purposes; (c) a foreign person 50 per cent. or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business; or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale of SERENA shares to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-US holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding, provided that neither SERENA nor its agent has actual knowledge or reason to know that such certification is unreliable or that the conditions of the exemption are in fact not satisfied.

Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

16.    FEES AND EXPENSES

Except as set forth below, SERENA will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of the Merant securities pursuant to the offer or acceptances of the offer.

Pursuant to an engagement letter between SERENA and Lehman Brothers, Lehman Brothers has been retained to act as financial advisor to SERENA in connection with its offer to acquire the issued and to be issued share capital of Merant. Lehman Brothers has agreed to make the offer on behalf of SERENA outside of the

United States. Lehman Brothers will be paid a reasonable and customary fee for its services as financial advisor to SERENA in connection with the offer, a portion of which is contingent upon consummation of the offer. SERENA has also agreed to reimburse Lehman Brothers for all reasonable out-of-pocket expenses incurred by Lehman Brothers, including the reasonable fees and disbursements of its counsel. In addition, SERENA has agreed to indemnify Lehman Brothers and certain related persons against certain liabilities and expenses.

SERENA has retained Capita IRG Plc as the UK Receiving Agent. The UK Receiving Agent has not been retained to make solicitations or recommendations in its role as UK Receiving Agent. The UK Receiving Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.

SERENA has also retained Bank of New York as the US Depositary. The US Depositary has not been retained to make solicitations or recommendations in its role as US Depositary. The US Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the United States federal securities laws.

In addition, SERENA has retained D. F. King & Co., Inc. to act as the Information Agent in connection with the offer. The Information Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the United States federal securities laws.

Brokers, dealers, commercial banks and trust companies will be reimbursed by SERENA for customary mailing and handling expenses incurred by them in forwarding offering material to their customers.

17.    SOURCES OF INFORMATION AND BASES OF CALCULATION

Save as otherwise set out in this document, the following constitute the sources of information and bases of calculation referred to in this document:

(a)	The value placed by the offer on the entire issued share capital of Merant reflects the agreement between the parties and is based on

–	105,516,545 Merant shares in issue on 2 March 2004 (as sourced from Merant);

–	the price per SERENA share of US$21.78, which is calculated as the average closing price of SERENA shares as reported on Nasdaq for the twenty United States trading days ended 1 March 2004; and

–	an exchange rate of US$1.8488 : £1.00, which is calculated as the average exchange rate for the five trading days ended 3 March 2004.

(b)	The entire issued share capital of Merant is based on 105,907,136 Merant shares in issue on 15 March 2004 (as sourced from Merant).

(c)	Merant had outstanding options to subscribe for 16,443,389 Merant shares then exercisable or exercisable as a consequence of the offer, excluding options over issued Merant shares granted by Merant’s employee benefit trusts, on 2 March 2004 (as sourced from Merant).

(d)	Merant has outstanding options to subscribe for 16,052,798 Merant shares, excluding options over issued Merant shares granted by Merant’s employee benefit trusts, on 15 March 2004 (as sourced from Merant) of which, outstanding options to subscribe for 7,025,000 Merant shares are held by executive officers of Merant and are currently exercisable or exercisable as a consequence of the offer.

(e)	The closing price of a Merant share is derived from SEDOL on the dates stated.

(f)	The financial information relating to Merant is extracted from the Annual Report and Accounts of Merant.

(g)	The entire issued share capital of SERENA is based on 38,352,090 SERENA shares in issue on 2 March 2004 and on 38,386,686 SERENA shares in issue on 15 March 2004 (as sourced from SERENA).

(h)	SERENA had vested and unvested options outstanding in respect of 5,234,488 SERENA shares on 15 March 2004 (as sourced from SERENA).[1]

(i)	The closing price of a SERENA share is as reported on Nasdaq on the dates stated.

(j)	Except as indicated, the financial information relating to SERENA is extracted from its preliminary results statement as announced on 19 February 2004.

(k)	The daily US$ : £1.00 exchange rate is derived from the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

18.    GENERAL

(a)	Except as disclosed in this document, no agreement, arrangement or understanding (including any compensation arrangement) exists between SERENA or any party acting in concert with SERENA for the purposes of the offer and any of the directors, recent directors, shareholders or recent shareholders of Merant having any connection with or dependence on, or which is conditional on the outcome of, the offer.

(b)	Except as disclosed in this document, there is no agreement, arrangement or understanding by which the beneficial ownership of any of the Merant securities which are the subject of the offer acquired by SERENA will be transferred to any other person, but SERENA reserves the right to transfer any such shares to any other member of SERENA Group.

(c)	Except as disclosed in this document, no proposal exists in connection with the offer for any payment or other benefit to be made or given by SERENA or any person acting in concert with it for the purposes of the offer to any director of the Merant Group as compensation for loss of office or as consideration for or in connection with his retirement from office.

(d)	Lehman Brothers, UBS, KPMG LLP, KPMG Audit plc and Ernst & Young LLP have given and not withdrawn their written consent to the issue of this document with the references to their names in the form and context in which they appear.

(e)	Except as disclosed in this document, there has been no material change in the financial or trading position of the SERENA Group since 31 January 2003 (the date to which the latest audited accounts of the SERENA Group were prepared).

(f)	Except as disclosed in this document, there has been no material change in the financial or trading position of the Merant Group since 30 April 2003 (the date to which the latest audited accounts of the Merant Group were prepared).

(g)	The emoluments of the current directors of SERENA will not be affected by the acquisition of Merant or by any other associated transaction.

19.    DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents are available for inspection at the offices of Gibson, Dunn & Crutcher LLP, Telephone House, 2-4 Temple Avenue, London, EC4Y 0HB, UK, during normal business hours on any weekday (public holidays excepted) from the date the offer has commenced until the offer is no longer open for acceptance:

(a)	the amended and restated certificate of incorporation and by-laws of SERENA;

(b)	the memorandum and articles of association of Merant;

(1)	SERENA’s press announcement dated 3 March 2004 reported the number of vested and unvested options outstanding in respect of SERENA shares as at 2 March 2004 as 4,980,959. The correct number as at 2 March 2004 was 5,269,084.

(c)	the audited consolidated accounts of SERENA for the last two financial years ended 31 January 2003;

(d)	the audited consolidated accounts of Merant for the last two financial years ended 30 April 2003;

(e)	the service agreements referred to in paragraph 8 above;

(f)	the irrevocable undertakings referred to in paragraph 5 of the letter from Lehman Brothers above;

(g)	the written consents referred to in paragraph 18(d) above;

(h)	the material contracts referred to in paragraph 6 above;

(i)	a full list of the dealings of Lehman Brothers and UBS which have been aggregated and summarised in paragraph 4 of this Appendix 5; and

(j)	this document, the acceptance form, the letter of transmittal and other relevant forms.

20.    LEGAL MATTERS

The validity of the SERENA shares offered hereby will be passed upon for SERENA by Gibson, Dunn & Crutcher LLP, San Francisco.

21.    EXPERTS

The consolidated financial statements of SERENA Software, Inc. as at 31 January 2003 and 2002, and for each of the years in the three-year period ended 31 January 2003, and related financial statement schedule have been included and incorporated by reference herein in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports include an explanatory paragraph that refers to SERENA’s adoption of the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective 1 February 2002.

The consolidated financial statements of Merant for the year ended 30 April 2003 included in its annual report on Form 20-F for the year then ended, have been audited by KPMG Audit plc, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference in this document, in reliance on the report of KPMG Audit plc, given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Merant for the years ended 30 April 2001 and 2002 appearing in Merant’s Annual Report on Form 20-F for the year ended 30 April 2003, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report thereon included therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report of Ernst & Young LLP, given on the authority of such firm as experts in accounting and auditing.

22.    MISCELLANEOUS

SERENA is not aware of any US jurisdiction where the making of the offer is prohibited by any administrative or judicial action pursuant to any valid state statute of any state of the United States. If SERENA becomes aware of any valid US state statute prohibiting the making of the offer or the acceptance of the Merant securities pursuant thereto, SERENA will make a good faith effort to comply with such US state statute or seek to have such statute declared inapplicable to the offer. If, after such good faith effort, SERENA cannot comply with any such state statute, the offer will not be made to (and tenders will not be accepted from or on behalf of) holders in such state. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licenced broker or dealer, the offer shall be deemed to be made on behalf of SERENA by Lehman Brothers or one or more registered brokers or dealers which are licenced under the laws of such jurisdiction. There is no material pending legal proceeding relating to the offer.

No person has been authorised to give any information or make any representation on behalf of SERENA not contained in this document or in the form of acceptance or letter of transmittal and, if given or made, such information or representation must not be relied upon as having been authorised.

In addition to the Registration Statement, upon commencement of the offer, SERENA will file with the SEC a Schedule TO, together with exhibits, pursuant to Section 14(d)(1) of the Exchange Act and Rule 14d-3 promulgated thereunder, furnishing certain additional information with respect to the offer, and may file amendments thereto. When filed, the Schedule TO and any amendments thereto, including exhibits, may be inspected at, and copies may be obtained from, the same places and in the manner set forth in the section entitled “Where You Can Find Additional Information”.

SCHEDULE 5A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE

OFFICERS OF SERENA

Set forth below is the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each member of the Board of Directors and each executive officer of SERENA. The principal address of SERENA and, unless indicated below, the current business address for each individual listed below is 2755 Campus Drive, 3rd Floor, San Mateo, California 94403 USA, telephone number 1 (650) 522-6600. Each such person is, unless indicated below, a citizen of the United States. Executive officers, as defined in the Exchange Act, are identified by an asterisk.

NAME	AGE	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
Douglas D. Troxel*	59	Mr. Troxel founded SERENA and has served as its chief technology officer since 1997. Mr. Troxel’s involvement with SERENA is his principal business interest. He has served on SERENA’s board of directors since April 1980. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA.

Mark E. Woodward*	45	Director since June 2000. President and Chief Executive Officer since May 2000. Vice President, Sales from November 1998 to February 2000.

Robert I. Pender, Jr.*	46	Director since June 2000. Vice President, Finance and Administration, Chief Financial Officer since December 1997.

J. Hallam Dawson	67	Director since December 2001. Mr. Dawson is and has served as Chairman of IDI Associates, a private Latin American investment bank, since September 1986.

Gregory J. Owens	43	Director since March 2002. Mr. Owens currently serves as Chairman, President and Chief Executive Officer of Manugistics Group, Inc. From 1993 to 1999, he served as Managing Partner for Logistics and Planning, as well as Managing Partner of Global Supply Chain Management, at Andersen Consulting (Accenture).

David G. DeWalt	39	Director since April 2003. Mr. DeWalt currently serves as President and Chief Executive Officer of Documentum, Inc. He was Founding Principal and Vice President of Eventus Software, Inc. from August 1997 to December 1998. Following Eventus’ 1998 acquisition by Segue Software, Inc., he served as Vice President of North American Sales for Segue.

Carl Bass	46	Director since January 2004. Mr. Bass is Senior Executive Vice President, Design Solutions Group, at Autodesk. Prior to this position, he was Autodesk’s Chief Strategy Officer and Executive Vice President of emerging business. Prior to Autodesk’s acquisition of Buzzsaw, Mr. Bass was Buzzsaw’s Chairman, CEO and President. Prior to Buzzsaw, he held many strategic roles at Autodesk, including Executive Vice President of Autodesk Ventures, Chief Technology Officer (CTO), and vice president of the AECAD group. Before joining Autodesk, Bass co-founded Ithaca Software.

L. Evan Ellis, Jr.*	49	Senior Vice President of Worldwide Operations since June 2001. From November 2000 until February 2001, Mr. Ellis was Vice President, Americas Field Operations for Brocade Communications, Inc., a developer of storage area networking systems. From May 1999 to November 2000, Mr. Ellis was President and Chief Operating Officer of CyberSource Corporation, a provider of electronic payment and risk management solutions. From July 1990 until May 1999, Mr. Ellis held several executive positions including Senior Vice President, Americas Field Operations and Senior Vice President, Marketing for Silicon Graphics, Inc., a provider of high performance computing and visualisation systems.

NAME	AGE	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS

Kevin C. Parker*(1)	47	Vice President, Research and Development since November 1998.

Vita A. Strimaitis*	44	Vice President, General Counsel and Assistant Secretary since July 1997 and appointed Secretary since November of 2000.

(1)	Kevin C. Parker is a citizen of the United Kingdom.

None of the executive officers and directors of SERENA is currently a director of, or holds any position with, Merant or any of its subsidiaries.

SCHEDULE 5B

INFORMATION CONCERNING THE DIRECTORS AND THE EXECUTIVE

OFFICERS OF MERANT

Set forth below is the name, present principal occupation or employment and material occupations, positions, offices or employments currently held of each member of the Board of Directors and the executive officer of Merant. The principal address of Merant and, unless indicated below, the current business address for each individual listed below is Abbey View, Everard Close, St. Albans, Herts, AL12PS, United Kingdom, telephone number +44 1727 812812. Each such person is, unless indicated below, a citizen of the United States.

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
J. Michael Gullard	Elected Chairman in March 1996. Mr. Gullard is general partner of Cornerstone Management. He is also a director of JDA Software Group, Inc., and Celeritek, Inc. and is Chairman of Netsolve, Inc.

Gerald Perkel	Joined Merant in September 2001 as President and Chief Executive Officer and appointed executive director at same time. Mr. Perkel served as senior vice president and president of the Office Printing Business of Xerox from January 2000 until he joined Merant. He serves as a board member for the Juvenile Diabetes Research Foundation.

Harold Hughes	Appointed non-executive director in December 1993. He worked for 26 years with Intel Corporation, where he held senior positions in financial and operational management. He is currently a director of the London Pacific Group Ltd., Xilinx, Inc., Atsana Semiconductor Corp., eVineyard and Remec Inc.

Michel Berty	Appointed a non-executive director following the acquisition of Intersolv, Inc. in September 1998. He had been a non-executive director of Intersolv, Inc. since 1997. In July 2003, Mr. Berty commenced service as CEO and Chairman of Security Biometrics Inc. He is also on the board of directors of Sapiens International Corporation N.V., iGate Corporation, Dataraid, e-Vantage Solutions, Inc., and NetGain.

Barry Lynn	Appointed a non-executive director in September 1999. He is the President and CEO of Be eXceL management, inc. and Director/General Partner of Shoreline Venture Management. Prior to founding Be eXceL, he was with Wells Fargo for 16 years, his last position as the President of Wells Fargo Technology Services. Previously, Mr. Lynn served as the company’s Chief Information Officer. Before that, he ran Wells Fargo’s Private Banking Operations and their Investment Operations. Mr. Lynn founded and became the first President of Wells Fargo Securities.

Don Watters	Appointed a non-executive director in December 1999. Mr. Watters retired from McKinsey & Co in 1997 after 28 years service, most recently as a director, and continues to act as a consultant and as a member of the McKinsey Advisory Board.

Scott Hildebrandt	Joined as Senior Vice President and Chief Financial Officer in November 2001. Before joining Merant, he served as Senior Vice President, Finance and Chief Financial Officer of InFocus Corporation. Prior to InFocus, he spent over 14 years in various executive and financial management positions at Tektronix, Inc. and 6 years with Deloitte and Touche, CPA’s.

NAME	PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT; MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
Stephen King	Joined as Senior Vice President and General Manager in February 2002. Previously he led Terayon Communications Systems’ cable solutions group and was Chief Operating Officer at Imedia Corporation.

Robert F. Dunne	Joined as Senior Vice President, Sales, in February 2002. Previously, he led worldwide sales for RadiSys Corporation and Webridge, Inc. Prior to that, Mr. Dunne spent 12 years at Tektronix, Inc. in a variety of key management positions, including Vice President of Sales and General Manager of its Network Computing Group.

Robert Blaskowsky	Joined as Chief Information Officer in January 2002. Before joining Merant, he was Vice President and Chief Information Officer of Niku Corporation. Prior to Niku, he served as information systems director, Color Printing and Video and Networking Divisions of Tektronix, Inc.

Diane Williams	Joined as Vice President of Human Resources in December 2001. Before joining Merant, she served as Vice President of Human Resources for Tektronix, Inc., for RadiSys Corporation and for Sequent Computer Systems. She also held sales management positions at Sequent and at Compaq Computer Corporation.

Stephen M. Going	Joined as Vice President and General Counsel in March 2002. He was appointed Corporate Secretary in April 2002. Prior to joining, Mr. Going was a Partner in the Portland, Oregon office of Perkins Coie LLP. Prior to joining Perkins Coie as a Partner in September 2000, he was a Partner in the Portland office of Ater Wynne LLP.

William Rees Withers(1)	Joined as Senior Vice President and General Manager EMEA in May 2003. Mr. Withers has held sales and marketing positions with Xerox. He was hired by Tektronix, Inc. in Europe to develop its international distribution and was subsequently appointed to Tektronix’ international marketing group in the United States. He then became Vice President of European Sales and Marketing of Invacare. In the late 90’s he joined Warburg Pincus as CEO.

(1)	William Rees Withers is a citizen of the United Kingdom.

APPENDIX 6

DESCRIPTION OF SERENA SHARES AND CHANGES

IN THE RIGHTS OF MERANT SECURITYHOLDERS

1.    DESCRIPTION OF SERENA SHARES

As at 2 March 2004, 38,352,090 SERENA shares and no shares of preferred stock of SERENA were outstanding, out of a total authorised share capital of 95,000,000 shares consisting of 90,000,000 of SERENA shares and 5,000,000 shares of undesignated preferred stock $0.001 par value. The board of directors has the authority to issue the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption prices, liquidation preferences and the number of shares constituting a series or the registration of such series, without any further vote or action by SERENA’s stockholders. All outstanding SERENA shares are fully paid and non-assessable.

The following is a brief description of certain rights of holders of SERENA shares. For a complete understanding of these rights, Merant securityholders are referred to the laws and applicable regulations of the State of Delaware, United States, the listing requirements of Nasdaq and the amended and restated certificate of incorporation of SERENA.

(a)	General

SERENA is incorporated in the State of Delaware, United States and operates in accordance with the DGCL. The rights of SERENA stockholders are determined by the DGCL, the securities and other legislation of the United States, SERENA’s amended and restated certificate of incorporation and SERENA’s bylaws. The SERENA shares are traded on Nasdaq.

(b)	Certificates

SERENA shares are issued in registered form. Every holder of SERENA shares is entitled to a share certificate.

(c)	Dividends

Holders of SERENA shares are entitled to such dividends as may be declared by the board of directors of SERENA, subject to any restrictions contained in the amended and restated certificate of incorporation, out of funds legally available for this purpose pursuant to DGCL.

SERENA has never declared or paid cash dividends to holders of its capital stock. SERENA expects to retain future earnings, if any, for use in the operation and expansion of its business, and does not anticipate paying any cash dividends in the foreseeable future.

(d)	Meetings

Annual meetings of the SERENA stockholders are held on the date and time designated by the board of directors of SERENA. Written notice must be mailed or given in accordance with the provisions of SERENA’s bylaws to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares of SERENA entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors or by a written request of the chairman of the board of directors, the president, the chief executive officer or one or more stockholders holding shares in the aggregate entitled to cast not less than 10 per cent. of the votes at that meeting, stating the time of the meeting and the general nature of the business proposed to be transacted and delivered to in accordance with SERENA’s bylaws to the Chairman of the board of directors, the president, any vice president, or SERENA’s secretary.

(e)	Voting rights

Except as may be provided in the amended and restated certificate of incorporation, the holders of SERENA shares are entitled to one vote for each share held on record. Holders of SERENA shares may vote by proxy. Except as may be otherwise provided by applicable law, the amended and restated certificate of incorporation or the bylaws of SERENA, all elections shall be had and all questions decided by a plurality of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

(f)	Liquidation, dissolution or winding-up

In the event of a liquidation, dissolution or winding-up of SERENA, the holders of SERENA shares are entitled to share ratably according to the number of shares held by them in all remaining assets available for distribution to the holders of SERENA shares after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

(g)	Transfers

The SERENA bylaws do not allow the board of directors to refuse to register transfers of shares. Registration is conditional upon surrender of share certificates in respect of SERENA shares or, if lost, furnishing an affidavit and indemnity in lieu thereof. The SERENA bylaws empower SERENA to enter into any agreement with any of its stockholders to restrict the transfer of shares of SERENA stock in accordance with DGCL.

(h)	Takeover Provisions

Certain provisions of the amended and restated certificate of incorporation and bylaws of SERENA may have the effect of delaying, deferring or preventing a change of control of SERENA in connection with certain extraordinary corporate transactions. SERENA’s bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the board of directors, the chairman of the board of directors, the chief executive officer of SERENA or stockholders holding shares in the aggregate entitled to cast not less than 10 per cent. of the votes at such meeting. In addition, SERENA’s bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to SERENA’s Secretary of the stockholder’s intention to bring such business before the meeting.

These provisions of the amended and restated certificate of incorporation and the bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions which may involve an actual or threatened change of control of SERENA. Such provisions may make it more difficult for a person or entity to acquire and exercise control of the company and remove incumbent directors and officers and, accordingly, could discourage potential acquisition proposals and could delay or prevent a change in control of SERENA. Such provisions are also intended to discourage certain tactics that may be used in proxy fights but could, however, have the effect of discouraging others from making tender offers for SERENA’s shares that could result from actual or rumored takeover attempts.

(i)	Delaware Anti-Takeover Law

SERENA is generally subject to the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (SERENA has not made such an election), (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an

“interested stockholder”, (iii) upon consummation of the transaction that made it an “interested stockholder”, the “interested stockholder” owned at least 85 per cent. of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock held by directors who are also officers or held in employee benefit plans in which employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination was approved by the board of directors of the corporation and ratified by at least two-thirds of the voting stock which the “interested stockholder” did not own. The three year prohibition also does not apply to certain business combinations proposed by the “interested stockholder” during the previous three years or who becomes an “interested stockholder” with the approval of a majority of the corporation’s directors.

“Business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder”, transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority owned subsidiaries and transactions which increase an “interested stockholder’s” percentage ownership of the stock. An “interested stockholder” is defined as a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15 per cent. or more of a corporation’s voting stock. The application of Section 203 may also have the effect of delaying, deferring or preventing a change of control of SERENA.

(j)	Other rights

Holders of SERENA shares have no pre-emption, redemption, conversion or other subscription rights.

(k)	Registrar and Transfer Agents

The transfer agent for the SERENA shares is Mellon Investor Services LLC in San Francisco, California.

2.    DIFFERENCES BETWEEN SERENA SHARES AND MERANT SHARES

The following is a summary comparison of material differences between the rights of a SERENA stockholder and a Merant securityholder arising from the differences between the corporate laws of Delaware and of England and Wales, the governing instruments of the two companies, and the securities laws and regulations governing the two companies. However, it is not intended to be a complete description of the laws of Delaware or of England and Wales, nor of the other rules or laws referred to in this summary. For information as to where the governing instruments of SERENA and Merant may be obtained, see paragraph 1 of Appendix 2 and paragraph 1 of Appendix 3, respectively. You are encouraged to obtain and read these documents.

CAPITALISATION

(i)	SERENA.

As at 15 March, 2004, the latest practicable date prior to the posting of this document, the authorised capital stock of SERENA consists of 90,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

As at 15 March, 2004, the latest practicable date prior to the posting of this document, there were approximately 38,386,686 SERENA shares outstanding held of record by approximately 56 persons. SERENA shares are listed on Nasdaq under the symbol “SRNA”.

(ii)	Merant.

As at 15 March, 2004, the latest practicable date prior to the posting of this document, the authorised capital of Merant consists of £4,240,000 divided into 212,000,000 ordinary shares of 2p each.

As at 15 March, 2004, the latest practicable date prior to the posting of this document, there were approximately 105,907,136 Merant shares outstanding held of record by approximately 4,129 persons. Merant shares are listed on the London Stock Exchange under the symbol “MRN” and in the form of ADSs on Nasdaq under the symbol “MRNT”.

In addition, approximately 9,912,588 SERENA shares are issuable upon conversion of $220 million of SERENA’s 1 1/2 per cent. Convertible Subordinated Notes due 2023 issued in December 2003 at an initial conversion price of approximately $22.194 per share, once SERENA’s stock price reaches specified levels.

VOTING RIGHTS

(i)	SERENA stockholders

Under Delaware law, unless the certificate of incorporation provides otherwise, each stockholder is entitled to one vote for each share of capital stock held by the stockholder.

Except as described herein, the amended and restated certificate of incorporation of SERENA does not alter the voting rights as provided under Delaware law.

(ii)	Merant securityholders

Under English law, unless the articles of association provide otherwise, a shareholder entitled to vote at a shareholders’ meeting is entitled to one vote on a show of hands regardless of the number of shares he or she holds; provided, however, that any group of five ordinary shareholders (or a lesser number if provided in the articles of association) and any shareholder representing at least 10 per cent. of the total voting rights (or a lower percentage if provided in the articles of association) has the statutory right to demand a vote by a poll, which means that each ordinary shareholder would be entitled to one vote for each ordinary share held by the shareholder. The articles of association of Merant provide that the following present in person or by proxy and entitled to vote may demand a poll (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll): (a) the chairman of a meeting, (b) two shareholders, (c) shareholders representing at least 1/10 of the total voting rights of all shareholders having a right to vote at the meeting, or (d) shareholders holding shares conferring a right to vote at the meeting and for which an aggregate sum has been paid up equal to at least 1/10 of the total sum paid up on all the shares conferring such right.

Under English law, the voting rights of shareholders are regulated by a company’s articles of association. In addition, ordinary resolutions are decided on a show of hands and must be approved by at least a majority of the shareholders present in person, or by proxy if the memorandum and articles of association so permit, and voting at a meeting. If a poll is demanded, the resolution conducted on a poll must be approved by holders of at least a majority of the votes cast at the meeting. Both special and extraordinary resolutions require the affirmative vote of at least 75 per cent. of the votes cast at the meeting.

Merant’s articles of association provide that every shareholder present at a general meeting shall have one vote on a show of hands. On a poll, every member who is present in person or by proxy shall have one vote for each share of which he is the holder.

Under English law, two shareholders present in person constitute a quorum for purposes of a general meeting, unless the company’s articles of association specify otherwise. Merant’s articles of association specify a quorum of two shareholders, present in person or by proxy or represented by a duly authorised representative and entitled to vote.

ACTION BY WRITTEN CONSENT

(i)	SERENA stockholders

Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action required or permitted to be taken at a stockholders’ meeting without a meeting if consented to in writing by the same number of votes that would be required if the action were to be taken at a meeting. The SERENA amended and restated certificate of incorporation does not provide otherwise.

(ii)	Merant securityholders

Under English law, unless the company’s articles of association provide otherwise, the consent in writing of all shareholders of a private company is required in order to approve, without a meeting, a matter requiring shareholder approval. Merant’s articles of association do not provide otherwise. However, English law does not expressly extend this provision to a public company such as Merant.

SHAREHOLDERS PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

(i)	SERENA stockholders

SERENA’s bylaws require that to nominate directors for election at a stockholder meeting or to bring any other business before an annual or special meeting, a stockholder must give notice in writing to SERENA’s secretary not less than 90 days before the meeting of such stockholder’s intent to bring the nomination before the meeting. If less than 100 days notice of the meeting is given by SERENA, the stockholder’s notice must be received no later than 10 days after the date of the meeting is first publicly announced. The stockholder’s notice must state:

(1)	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of each nominee or the nature of the business to be proposed;

(2)	a representation that the stockholder is a holder of record of SERENA stock entitled to vote at the meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate each nominee specified in the notice or introduce the business specified in the notice;

(3)	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such nominee) pursuant to which each nomination is to be made by the stockholder;

(4)	any other information relating to each nominee or each matter of business to be proposed by such stockholder that is required by law to be disclosed in solicitation of proxies; and

(5)	if applicable, each nominee’s written consent to being nominated and to serving as director if elected.

The chairman of the meeting may refuse to acknowledge any nomination or proposal of business not made in compliance with the above procedure.

(ii)	Merant securityholders

Under English law, shareholders may demand that any resolution which may be moved, properly be voted on at the next annual general meeting if the demand is made:

(1)	by shareholders holding at least 5 per cent. of the total voting rights at the meeting to which the requisition relates; or

(2)	by at least 100 shareholders holding shares on which there has been paid an average sum per shareholder of at least £100.

The shareholders must deposit the demand at the company’s registered office at least six weeks before the general meeting to which it relates and at the same time must deposit with the company a sum reasonably sufficient to meet the company’s expenses in giving effect to the requisition.

In general, resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing.

SOURCES AND PAYMENT OF DIVIDENDS

(i)	SERENA stockholders

Under Delaware law, the board of directors, subject to any restrictions in the corporation’s certificate of incorporation, may declare and pay dividends out of:

(1)	surplus of the corporation, which is defined as net assets less statutory capital; or

(2)	if no surplus exists, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year;

provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

(ii)	Merant securityholders

An English company may pay dividends on its ordinary shares, subject to the prior rights of holders of preferred shares, only out of its distributable profits, broadly defined as accumulated, realised profits less accumulated, realised losses, and not out of share capital, which includes share premiums, which are equal to the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares. Amounts credited to the share premium account, however, may be used to pay up unissued shares which may then be distributed to shareholders in proportion to their holdings as bonus shares.

In addition, under English law, Merant will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves.

RIGHTS OF PURCHASE AND REDEMPTION

(i)	SERENA stockholders

Under Delaware law, any corporation may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption, provided that if a corporation redeems its stock, immediately following any such redemption, the corporation must have outstanding one or more shares of one or more classes which shares together must have full voting power.

However, at any time, a corporation may purchase or redeem any of its shares which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.

Nasdaq requires that publicity be given and prior notice be sent to Nasdaq of any material information which would reasonably be expected to effect the value of the securities or influence investors decisions, such as redemption of the securities. Nasdaq rules provide that upon receipt of such notice trading may be suspended.

(ii)	Merant securityholders

Under English law, a company may issue redeemable shares if authorised by its memorandum and articles of association, subject to any conditions stated therein.

A company may purchase its own shares, including any redeemable shares, if the purchase:

(1)	is authorised by its memorandum and articles of association; and

(2)	(a) in the case of an open-market purchase, authority to make the market purchase has been given by any ordinary resolution of its shareholders; or

(b)	in all other cases, has been approved by a special resolution.

A company may redeem or repurchase shares only if the shares are fully paid and, in the case of public companies, only out of:

(1)	distributable profits; or

(2)	the proceeds of a new issue of shares, made for the purpose of the repurchase or redemption.

A company whose shares are listed on the Official List, admitted to trading on AIM or listed or traded on equivalent markets in another EEA member state are permitted to keep shares in treasury after they have been bought back by the company.

The London Stock Exchange requires that where a company has issued shares which are listed on the London Stock Exchange and are convertible into a class of shares to be repurchased, the holders of the convertible shares must first pass an extraordinary resolution approving any repurchase at a separate class meeting.

The London Stock Exchange requires that purchases within a 12-month period of 15 per cent. or more of a company’s share capital must be made through either a tender or partial offer to all shareholders, at a stated maximum or fixed price.

Purchases within a 12-month period below the 15 per cent. threshold may be made through:

(1)	the open market, provided that the price is not more than five per cent. above the average of the middle-market quotations taken from the Official List for the five trading days before the purchase date; or

(2)	an off-market transaction negotiated with one or more shareholders subject to prior approval of the transaction by special resolution.

Merant’s articles of association authorise the issue of redeemable shares, subject to the Companies Act and with the sanction of a special resolution, and the purchase of its own shares, subject to and in accordance with the Companies Act and to any rights conferred on the holders of any class of shares.

GENERAL MEETINGS OF SHAREHOLDERS

(i)	SERENA stockholders

The bylaws of SERENA provide that the annual meeting of stockholders shall be held on a date and at a time fixed by the board of directors. Under Delaware law the board of directors may also determine the place of such meeting either within or without of the State of Delaware or may determine that such meeting shall not be held at any place and instead be held by means of remote communication.

(ii)	Merant securityholders

The Companies Act requires an annual general meeting to be held in each year and not more than 15 months to elapse between the date of one annual general meeting of a company and that of the next.

SPECIAL MEETINGS OF SHAREHOLDERS

(i)	SERENA stockholders

Delaware law provides that special meetings of stockholders may be called by:

(1)	the board of directors; or

(2)	any person or persons authorised by the corporation’s certificate of incorporation or bylaws.

The bylaws of SERENA provide that special meetings of the stockholders may be called at any time by (a) the board of directors or (b) by a written request of the chairman of the board of directors, the president, the chief executive officer or one or more stockholders holding shares in the aggregate entitled to cast not less than 10 per cent. of the votes at that meeting, stating the time of the meeting and the general nature of the business proposed to be transacted and delivered to in accordance with SERENA’s bylaws to the chairman of the board of directors, the president, any vice president, or SERENA’s secretary. The officer receiving the request specified in (b) above shall cause notice to be promptly given to the stockholders entitled to vote, in the manner described below, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice.

The SERENA bylaws provide that written notice of each meeting of the stockholders, stating the date, hour, place and, in the case of a special meeting, the purpose or purposes thereof, shall be sent or otherwise given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deposited in the US mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of SERENA. An affidavit of the secretary or an assistant secretary or of the transfer agent of SERENA that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(ii)	Merant securityholders

Under English law, an extraordinary general meeting of shareholders may be called by:

(1)	the board of directors; or

(2)	shareholders holding at least one-tenth of the paid-up capital of the company carrying voting rights at general meetings.

The notice requirements for an ordinary resolution, an extraordinary resolution and a special resolution are as follows:

(1)	ordinary resolution—14 days’ notice;

(2)	extraordinary resolution—14 days’ notice; and

(3)	special resolution—21 days’ notice.

Notwithstanding the foregoing notice requirements, 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed thereat. In addition, certain matters (such as the removal of directors) require special notice, which is 28 days’ notice.

Merant’s articles of association require at least 21 days’ notice for an annual general meeting and an extraordinary general meeting for the passing of a special resolution or a resolution appointing a director.

In addition, general meetings may be called upon shorter notice if:

(1)	in the case of an annual general meeting, all the shareholders who are permitted to attend and vote agree to the shorter notice period; or

(2)	in the case of an extraordinary general meeting, a majority in number of the shareholders and shareholders holding at least 95 per cent. by nominal value of the shares which can be voted at the meeting so agree.

Merant’s articles of association state that any notice shall be exclusive of the day on which it is served, or deemed to be served, and of the day for which it is given.

“Extraordinary resolutions” are relatively unusual and are confined to matters out of the ordinary course of business, such as a proposal to wind up the affairs of the company. Extraordinary resolutions cannot be passed on short notice.

“Special resolutions” generally involve proposals to:

(1)	change the name of the company;

(2)	alter its capital structure;

(3)	change or amend the rights of shareholders;

(4)	permit the company to issue new shares for cash without applying the shareholders’ preemptive rights;

(5)	amend the company’s objects, or purpose, clause in its memorandum of association;

(6)	amend the company’s articles of association; or

(7)	carry out other matters for which the company’s articles of association or the Companies Act prescribe that a “special resolution” is required.

All other proposals relating to the ordinary course of the company’s business, such as the election of directors and, if required, transactions such as mergers, acquisitions and disposals, are the subject of an “ordinary resolution”.

APPRAISAL RIGHTS

(i)	SERENA stockholders

Delaware law provides stockholders of a corporation involved in a merger the right to demand and receive payment of the fair value of their stock in certain mergers. However, appraisal rights are not available to holders of shares:

(1)	listed on a national securities exchange;

(2)	designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

(3)	held of record by more than 2,000 stockholders;

unless holders of stock are required to accept in the merger anything other than any one of the following or a combination thereof:

(A)	shares of stock or depositary receipts of the surviving corporation in the merger;

(B)	shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either:

(a)	listed on a national securities exchange;

(b)	designated as a national market system security on an interdealer quotation system operated by the National Association of Securities Dealers, Inc.; or

(c)	held of record by more than 2,000 holders; or

(C)	cash in lieu of fractional shares of the stock or depositary receipts received.

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

(ii)	Merant securityholders

Under English law, shareholders do not generally have appraisal rights, as the concept is understood under Delaware law, and Merant’s articles of association do not contain any appraisal rights.

Certain limited rights exist where an offeror who, pursuant to a takeover offer for a company, has acquired or contracted to acquire not less than 90 per cent. in value of the shares to which the offer relates, seeks to acquire outstanding minority shareholdings pursuant to the compulsory acquisition provisions under the Companies Act.

Similarly, under a scheme of reconstruction under Section 110 of the UK Insolvency Act 1986, a shareholder can require the liquidator to abstain from carrying the resolution into effect, or to purchase such shareholder’s interest at a price agreed or determined by arbitration.

Additionally, any shareholder who complains that the affairs of the company are being conducted, or that the directors’ powers are being exercised, in a manner unfairly prejudicial to such shareholder or some part of the shareholders (including such shareholder), or in disregard of such shareholder’s proper interests as a shareholder, may apply to the High Court in England for relief. If the High Court finds the complaint to be justified, it may exercise its discretion as to the appropriate remedy, which may include an order for the purchase of the shares on such terms, including as to price, as the High Court may determine.

PREEMPTIVE RIGHTS

(i)	SERENA stockholders

Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issues of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation. Such rights are not provided in the SERENA amended and restate certificate of incorporation.

(ii)	Merant securityholders

Under English law, the issue for cash of:

(1)	equity securities, being those which, with respect to dividends or capital, carry a right to participate beyond a specified amount; or

(2)	rights to subscribe for, or convert, into equity securities;

must be offered first to the existing equity shareholders in proportion to the respective nominal value of their holdings, unless a special resolution to the contrary has been passed by shareholders in a general meeting, or the articles of association provide otherwise.

It is customary for many English companies whose shares are traded on the London Stock Exchange’s marketed or listed securities to pass a resolution on an annual basis to authorise the board of directors to disapply pre-emption rights in respect of a specified amount of share capital, generally 5 per cent. of issued share capital, without pre-emption rights.

AMENDMENT OF GOVERNING INSTRUMENTS

(i)	SERENA stockholders

Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires:

(1)	the recommendation of the board of directors;

(2)	the affirmative vote of a majority of the outstanding stock entitled to vote thereon; and

(3)	the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class.

The amended and restated certificate of incorporation of SERENA provides that SERENA reserves the right to amend, alter, change or repeal any provision contained in the certificate of incorporation, in the manner prescribed by statute. All rights conferred upon stockholders in the certificate of incorporation are granted subject to this reservation.

Under Delaware law, stockholders have the power to adopt, amend or repeal bylaws unless the certificate of incorporation gives those powers to the directors of the corporation.

(ii)	Merant securityholders

Under English law, shareholders have the power to amend:

(1)	the objects, or purpose, clause in a company’s memorandum of association; and

(2)	any provisions of the company’s articles of association;

by special resolution, subject to, in the case of amendments to the objects clause of the memorandum of association, the right of dissenting shareholders to apply to the courts to cancel the amendments within 21 days of the passing of the resolution.

Under English law, the board of directors is not authorised to change the memorandum or articles of association.

Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by extraordinary resolution of the classes affected in separate class meetings.

Merant’s articles of association provide for the variation of class rights if sanctioned in writing either by holders of not less than 75 per cent. in nominal value of the issued shares in the class, or an extraordinary resolution of the class affected in a separate class meeting.

STOCK CLASS RIGHTS

(i)	SERENA stockholders

Under Delaware law, any change to the rights of holders of the SERENA shares or any series of preferred stock would require an amendment to the SERENA certificate of incorporation.

Delaware law provides that the holders of shares of a class or series shall be entitled to vote as a class upon a proposed amendment if the amendment will:

(1)	increase or decrease the authorised shares of the class or series;

(2)	increase or decrease the par value of the shares of the class or series; or

(3)	alter or change the powers, preferences or special rights of the shares of the class or series so as to affect them adversely.

Under its amended and restated certificate of incorporation SERENA has the right to issue shares of common stock as well as shares of preferred stock.

The shares of authorised common stock shall be identical in all respects and have equal rights and privileges. Without action by the stockholders, such shares of common stock may be issued by SERENA from time to time for such consideration as may be fixed by the board of directors; provided, however, that such consideration shall not be less than par value. Any and all shares so issued, the full consideration for which has been paid or delivered shall be deemed fully paid stock non-assessable. No holder of shares of common stock shall be entitled as a matter of right, preemptive or otherwise, to subscribe for, purchase or receive any shares of the stock of SERENA of any class, now or hereafter authorised, or any options or warrants for such stock or securities convertible into or exchangeable for such stock, or any shares held in the treasury of SERENA.

The board of directors shall have the authority to issue the shares of the preferred stock from time to time on such terms and conditions as it may determine, and to divide the preferred stock into one or more classes or series and in connection with the creation of any such class or series to fix by the resolution or resolutions providing for the issue of shares thereof the designations, powers, preferences and relative participating, optional or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. The number of authorised shares of preferred stock may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred plan, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of preferred stock.

(ii)	Merant securityholders

See “Amendment of governing instruments”.

SHAREHOLDERS’ VOTES ON CERTAIN TRANSACTIONS

(i)	SERENA stockholders

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

(1)	the approval of the board of directors; and

(2)	approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

The SERENA amended and restated certificate of incorporation does not require a vote of a larger portion of the stock.

Under the rules of Nasdaq, acquisitions involving the following require shareholder approval:

(l)	any director, officer or substantial shareholder of the issuer has a 5 per cent. or greater interest (or such persons collectively have a 10 per cent. or greater interest), in the company or assets to be acquired or in the consideration to be paid in the transaction and the issuance of common stock could result in an increase in outstanding common shares or voting power of 5 per cent. or more; or

(2)	where, due to the issuance of additional shares of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash:

(a)	the common stock has, or will have upon issuance, voting power equal to or in excess of 20 per cent. of the voting power outstanding before the issuance of such stock or securities; or

(b)	the number of shares of common stock to be issued is or will be equal to or in excess of 20 per cent. of the number of shares of common stock outstanding before the issuance of such stock or securities.

(ii)	Merant securityholders

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers. These arrangements require the approval at a special meeting convened by order of the court, of:

(1)	a majority in number of shareholders or creditors representing 75 per cent. in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

(2)	the court.

Once approved and sanctioned, all shareholders and creditors of the relevant class are bound by the terms of the scheme. A scheme of reconstruction under Section 110 of the UK Insolvency Act 1986 may be made when a company is being wound-up voluntarily. Under the terms of such a scheme and with the sanction of a special resolution of the shareholders, the whole or part of the company’s business or property is transferred to a second company. Any dissenting shareholder can require the liquidator to abstain from carrying the resolution into effect or to purchase such dissenting shareholder’s interest at a price agreed or determined by arbitration.

The Companies Act also provides:

(1)	that where a takeover offer is made for the shares of an English company; and

(2)	within four months of the date of the offer, the offeror has acquired or contracted to acquire at least nine-tenths in value of the shares of any class to which the offer relates;

the offeror may, within two months of reaching the nine-tenths level, require shareholders who do not accept the offer to transfer their shares on the terms of the offer. A dissenting shareholder may object to the transfer or its proposed terms by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition not take effect, but it may specify terms of the transfer that it finds appropriate. A minority shareholder is also entitled in these circumstances, in the alternative, to require the offeror to acquire such minority shareholder’s shares on the terms of the offer.

Under the Listing Rules of the UK Listing Authority, shareholder approval:

(1)	is required for an acquisition or disposal by a listed company if, generally, the size of the company or business to be acquired or disposed of represents 25 per cent. or more of the size of the listed company; and

(2)	may also be required for an acquisition or disposal of assets between a listed company and related parties, including:

(a)	directors of the company or its subsidiaries;

(b)	holders of ten per cent. of the nominal value of any class of the company’s, or any holding company’s, or its subsidiary’s shares having the right to vote; or

(c)	any of their affiliates.

RIGHTS OF INSPECTION

(i)	SERENA stockholders

Delaware law allows any stockholder:

(1)	to inspect:

(a)	the corporation’s stock ledger;

(b)	a list of its stockholders; and

(c)	its other books and records; and

(2)	to make copies or extracts of those materials during normal business hours; provided, however, that:

(a)	the stockholder makes a written request under oath stating the purpose of such stockholder’s inspection; and

(b)	the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

The bylaws of SERENA provide that any stockholder of record, in person or by an agent, shall upon written demand under oath directed to SERENA at its registered office in Delaware or at its principal place of business, stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose SERENA’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose is a purpose reasonably related to such person’s interest as a stockholder. If an agent (including an attorney) seeks the right to inspection, the demand under oath shall be accompanied by a written authorisation to act on behalf of the stockholder.

(ii)	Merant securityholders

Except when disclosed under the provisions of the Companies Act, the register and index of names of shareholders of an English company may be inspected during business hours:

(1)	without payment, by its shareholders; or

(2)	for a fee by any other person.

In both cases, the documents may be copied for a fee.

The shareholders of an English public company may also inspect, without charge, during business hours:

(1)	minutes of meetings of the shareholders and obtain copies of the minutes for a fee; and

(2)	service contracts of the company’s directors, if the contracts have more than 12 months to run or require more than 12 months’ notice to terminate.

In addition, the published annual accounts of a public company are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts.

STANDARD OF CONDUCT FOR DIRECTORS

(i)	SERENA stockholders

The DGCL does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

(ii)	Merant securityholders

Under English law, a director has a fiduciary duty to act in a company’s best interest. This duty includes obligations:

(1)	not to create an actual or potential conflict between the director’s duty to the company and duties to any other person or the director’s personal interests; and

(2)	to exercise the director’s powers only in accordance with the memorandum and articles of association of the company.

In addition, a director must exercise reasonable care and skill. The precise scope of this duty is unclear, but the test appears to be both subjective (i.e., was the director’s conduct that of a reasonably diligent person who has the knowledge and experience of the director) and objective (i.e., was the director’s conduct that of a reasonably diligent person having the knowledge and experience that a director should have).

SIZE OF THE BOARD OF DIRECTORS

(i)	SERENA

Under DGCL, the board of directors must have at least one director. The SERENA bylaws provide that the authorised number of directors is determined from time to time by resolution of the board of directors, provided the board of directors shall consist of at least one member. The SERENA bylaws also provide that no reduction of the authorised number of directors shall have the effect of removing any director before that director’s term of office expires.

(ii)	Merant

Under the Companies Act, a public company must have at least two directors. Subject to this provision, a company’s articles of association may specify the number, or maximum number, of directors.

Merant’s articles of association provide that, unless determined otherwise by ordinary resolution of the shareholders in a general meeting the number of directors (other than alternate directors) shall be at least two. Merant may from time to time determine the maximum number of directors by ordinary resolution.

ELECTION OF DIRECTORS

(i)	SERENA

SERENA’s bylaws provide that in general (other than in the event of a resignation and vacancies) directors are elected at each annual meeting and hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified.

(ii)	Merant

In general, resolutions to appoint directors must be put to shareholders on the basis of one resolution for each nominated director. A resolution including more than one director may be presented to be voted upon at a general meeting only if the shareholders have first unanimously approved so doing. Under Merant’s articles of association, the Merant board of directors has the power to fill casual vacancies or to appoint additional directors but such appointment is held only until the next annual general meeting. In addition, no person other than a director retiring at a meeting shall, unless recommended by the board of directors, be appointed a director at any general meeting, unless, not less than 7 nor more than 42 days before the date appointed for the meeting, notice executed by a shareholder qualified to vote at the meeting (other than the person to be proposed) has been given to Merant of the intention to propose together with notice from the proposed candidate of the candidate’s willingness to be appointed.

CLASSIFICATION OF THE BOARD OF DIRECTORS

(i)	SERENA stockholders

Delaware law permits the certificate of incorporation or a stockholder-adopted by-law to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. The SERENA amended and restated certificate of incorporation does not provide for such classification of its board of directors.

(ii)	Merant securityholders

There are no provisions under English law which govern the term of office of directors, although shareholder approval is required if a director’s contract of employment is for a period of more than five years and with respect to public companies or private companies which are subsidiaries of public companies, no person is capable of being appointed a director if he has attained the age of 70 (unless the company appoints him by ordinary resolution with special notice in full knowledge of his age).

The Combined Code, which contains principles of good governance and a code of best practice and is appended to the London Stock Exchange Listing Rules of the UK Listing Authority, recommends that the notice period under directors’ service contracts should ideally be set at one year or less.

Merant articles of association provide that at every general meeting one third of the directors must retire. These retiring directors may be re-appointed at the meeting.

REMOVAL OF DIRECTORS

(i)	SERENA stockholders

Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the shares entitled to vote at an election of directors, except that:

(1)	members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

(2)	directors may not be removed in certain situations in the case of a corporation having cumulative voting.

The bylaws of SERENA provide that any director may be removed at any time, either for or without cause.

SERENA does not have cumulative voting.

(ii)	Merant securityholders

Under the Companies Act, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions of the company’s articles of association or service contract the director has with the company, provided, however, that 28 clear days’ notice of the resolution is given to the company.

Merant’s articles of association provide that Merant may by special resolution or by ordinary resolution for which special notice is given as detailed above, remove a director before the expiration of the director’s term and may appoint another director instead. Merant’s articles of association also provide that a director shall be vacated if: (a) the director becomes prohibited by law from being a director; (b) the director becomes bankrupt or makes any general arrangement with the director’s creditors; (c) by a court order; (d) the director resigns; (e) the director has been absent from meetings of the board of directors held during a 6 months period without permission of the other directors and the director’s alternate director (if any) has not attended such meetings and the directors resolve that the director’s office be vacated; or (f) if the director is removed from office by written notice signed by 3/4 of the director’s co-directors and all the other directors are not less than 3.

VACANCIES ON THE BOARD OF DIRECTORS

(i)	SERENA stockholders

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws the following vacancies may be filled by a vote of a majority of the directors then in office:

1.	vacancies on a board of directors; and

2.	newly created directorships resulting from an increase in the authorised number of directors.

However, if the holders of any specific class of stock are entitled to elect directors, vacancies and newly created directorships of the class may only be filled by a majority of the directors elected by the class. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen.

The bylaws of SERENA provide that vacancies created by death, resignation, removal or disqualification and newly created directorships resulting from any increase in the authorised number of directors may be filled by the affirmative vote of a majority of the directors remaining in office, although less than a quorum.

(ii)	Merant securityholders

Under English law, shareholders may by ordinary resolution, at a meeting at which any director retires, appoint a person to be a director:

1.	to fill a vacancy; or

2.	to become an additional director, subject to any maximum provided in the company’s articles of association.

The board of directors has the power to appoint a director to serve until the next general meeting of the company, whereupon the director concerned is required to retire, but will be eligible for re-election. However, the total number of directors shall not exceed any maximum number fixed in accordance with the company’s articles of association.

LIABILITY OF DIRECTORS AND OFFICERS

(i)	SERENA stockholders

Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

(1)	any breach of the director’s duty of loyalty to the corporation or its stockholders;

(2)	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(3)	intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4)	any transaction from which the director derives an improper personal benefit.

SERENA’s amended and restated certificate of incorporation does not limit the personal liability of its directors.

(ii)	Merant securityholders

English law does not permit a company to exempt any director, officer of the company or any person employed by the company as an auditor, from any liability arising from negligence, default, breach of duty or breach of trust against the company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

(i)	SERENA stockholders

Delaware law provides that a corporation may indemnify any officer or director who is made a party to any suit or proceeding on account of being a director, officer or employee of the corporation against expenses, including attorney’s fees, judgements, fines and amounts paid in settlement reasonably incurred by the director in connection with the action, through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding if the officer or director:

(1)	acted in good faith and in a manner the director reasonably believed to be in the best interests of the corporation; and

(2)	in a criminal proceeding, had no reasonable cause to believe the director’s conduct was unlawful.

SERENA’s amended and restated certificate of incorporation provides that SERENA shall indemnify, to the fullest extent permitted by Delaware law, each of the current and former directors, officers or employees of SERENA or any of its predecessors or any person who serves or served at any other enterprise as a director, officer or employee at SERENA’s request or at the request of any of its predecessors.

The bylaws of SERENA require the corporation to indemnify current and former directors, officers, employees or agents of the corporation subject to the determination by the corporation that indemnification is proper in the circumstances, as determined in accordance with the bylaws.

(ii)	Merant securityholders

English law does not permit a company to indemnify:

(1)	a director or officer of the company; or

(2)	any person employed by the company as an auditor;

against any liability arising from negligence, default, breach of duty or breach of trust against the company, except that indemnification is allowed for liabilities incurred in proceedings in which:

(1)	judgement is entered in favour of the director or officer, or the director or officer is acquitted; or

(2)	the director or officer is held liable, but the court finds that he/she acted honestly and reasonably and that relief should be granted.

The Companies Act enables companies to purchase and maintain insurance for directors and officers against liabilities arising from negligence, default, breach of duty or breach of trust against the company.

Merant’s articles of association authorise the company to purchase and maintain such insurance for any directors and officers of the company.

See also “Liability of Directors and Officers”.

SHAREHOLDER SUITS

(i)	SERENA stockholders

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

(1)	state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

(2) (a)	allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

(b)	state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

(ii)	Merant securityholders

While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, the Companies Act permits a shareholder whose name is on the register of shareholders of the company to apply for a court order:

(1)	when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

(2)	when any act or omission of the company is or would be so prejudicial.

A court has wide discretion in granting relief, and may authorise civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company, or on behalf of other shareholders.

CERTAIN PROVISIONS RELATING TO SHARE ACQUISITIONS

(i)	SERENA stockholders

Section 203 of the DGCL prohibits “business combinations”, including acquisitions, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15 per cent. or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

(1)	prior to the time at which the stockholder became an interested stockholder, the business combination or the transaction that caused the person to become an interested stockholder is approved by the board of directors of the corporation;

(2)	after completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85 per cent. of the voting stock of the corporation not including (i) shares held by officers and directors of interested stockholders and (ii) shares held by specified employee benefit plans; or

(3)	after the person becomes an interested stockholder, the business combination is approved by the board and holders of at least two thirds of the outstanding voting stock, excluding shares held by the interested stockholder.

(ii)	Merant securityholders

In the case of a company listed on the London Stock Exchange, shareholder approval must be obtained for certain acquisitions or disposals of assets involving directors, substantial shareholders or their associates. In addition, takeovers of public companies, whether or not listed on the Official List of the UK Listing Authority, are regulated by the City Code, which is:

(1)	comprised of non-statutory rules unenforceable at law; and

(2)	administered by the Panel, a body consisting of representatives of City of London financial and professional institutions, which oversees the conduct of takeovers.

The City Code provides that when:

(1)	any person acquires, whether by a series of transactions over a period of time or not, shares which, together with shares held or acquired by persons acting in concert with him/her, represent 30 per cent. or more of the voting rights of a public company; or

(2)	any person, together with persons acting in concert with him/her, holds at least 30 per cent. but not more than 50 per cent. of the voting rights and that person, or any person acting in concert with him/her, acquires any additional shares;

the person must generally make an offer for all of the equity shares of the company, whether voting or nonvoting, and any class of voting non-equity shares of the company held by that person or any person acting in concert with him/her, for cash, or accompanied by a cash alternative, at not less than the highest price paid by the person or these persons for the relevant shares during the 12 months preceding the date of the offer.

ANTI-TAKEOVER MEASURES

(i)	SERENA stockholders

Under Delaware law, directors generally have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

Nevertheless, a Delaware court will generally apply a policy of judicial deference to board of directors decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

(1)	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

(2)	the board action taken was reasonable in relation to the threat posed.

(ii)	Merant securityholders

Under English law, directors of a company have a fiduciary duty to take only those actions which are in the interests of the company. Generally, anti-takeover measures are not actions which fall within this category.

Under the City Code, a company is prohibited from taking any action without the approval of its shareholders at a general meeting after:

(1)	a bona fide offer has been communicated to its board of directors; or

(2)	its board of directors has reason to believe that a bona fide offer might be imminent;

if that action could effectively result in the offer being frustrated or in the shareholders being denied an opportunity to decide on its merits.

DISCLOSURE OF INTERESTS

(i)	SERENA stockholders

Acquirers of common stock are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than five per cent. of the outstanding common stock of SERENA must, within ten days after such acquisition:

(1)	file a Schedule 13D with the SEC disclosing specified information: and

(2)	send a copy of the Schedule 13D to SERENA and to each securities exchange on which the security is traded.

(ii)	Merant securityholders

The Companies Act provides that anyone who acquires a material interest or becomes aware that such person has acquired a material interest in three per cent. or more of any class of shares of a public company’s issued share capital carrying rights to vote at general shareholder meetings must notify that company in writing of such person’s interest within two days. Thereafter, any increase or decrease of a whole percentage or decrease which reduces the interest to below three per cent. must be notified in writing to the company.

In addition, the Companies Act provides that a public company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in the company’s issued voting share capital, to:

(1)	confirm whether this is or is not the case; and

(2)	if this is the case, to give further information that the company requires relating to such person’s interest and any other interest in the company’s shares of which such person is aware.

The disclosure must be made within a reasonable period as specified in the relevant notice, which may be as short as one or two days.

When the notice is served by a company on a person who is, or was, interested in shares of the company and that person fails to give the company any information required by the notice within the time specified in the notice, the company may apply to the court for an order directing that the shares in question be subject to restrictions prohibiting, among other things:

(1)	any transfer of the shares;

(2)	the exercise of voting rights;

(3)	the issue of further shares; and

(4)	other than a liquidation, dividends and other payments.

These restrictions may also void any agreement to transfer the shares.

LIMITATIONS ON ENFORCEABILITY OF CIVIL LIABILITIES UNDER US FEDERAL SECURITIES LAWS

Ability to bring suits, enforce judgements and enforce US law

(i)	SERENA stockholders

SERENA is a US company incorporated under the laws of Delaware. US investors generally can initiate lawsuits in the United States against SERENA and its directors and officers and can enforce lawsuits based on US federal securities laws in US courts.

(ii)	Merant securityholders

Merant is an English company located in the United Kingdom. One of the officers of Merant is a resident of the United Kingdom and not the United States. A large portion of the assets of Merant and its directors and officers are located outside of the United States. As a result, US investors may find it difficult, in a lawsuit based on the civil liability provisions of the US federal securities laws, to:

(1)	effect service within the United States upon Merant and the directors and officers of Merant located outside the United States;

(2)	enforce in US courts or outside the United States judgements obtained against those persons in US courts;

(3)	enforce in US courts judgements obtained against those persons in courts in jurisdictions outside the United States; and

(4)	enforce against those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgements of US courts, civil liabilities based solely upon the US federal securities laws.

“Short swing” profits

(i)	SERENA stockholders

Directors and officers of SERENA are governed by rules under the Exchange Act that may require directors and officers to forfeit to SERENA any “short swing” profits realised from purchases and sales, as determined under the Exchange Act and the rules thereunder, of SERENA equity securities.

(ii)	Merant securityholders

Directors and officers of Merant are not subject to the Exchange Act’s “short swing” profit rules because Merant is currently a foreign private issuer under the Exchange Act, which is not subject to these rules.

However, directors of Merant are currently subject to applicable UK legislation prohibiting insider dealing. In addition, the directors have to comply with the Model Code of the UK Listing Authority, which provides that the considerations taken into account by directors when deciding whether or not to deal in shares of the company of which they are a director, must not be of a short-term nature. The Model Code also places additional restrictions on trading during periods prior to announcement of a company’s results.

PROXY STATEMENTS AND REPORTS

(i)	SERENA stockholders

Under the Exchange Act proxy rules, SERENA must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.

(ii)	Merant securityholders

As a foreign private issuer, Merant is not subject to the Exchange Act proxy rules. However, Merant is governed by the Companies Act and the Listing Rules of the UK Listing Authority regulating notices of shareholder meetings, which provide that notice of a shareholder meeting must be accompanied by:

(1)	a shareholder circular containing an explanation of the purpose of the meeting; and

(2)	the recommendations of the board with respect to actions to be taken.

In addition, Merant sends Merant ordinary shareholders a copy of its annual report and accounts, or a summary thereof.

In addition, under the Listing Rules of the UK Listing Authority, Merant is required to send to shareholders details relating to certain mergers, disposals, takeovers, acquisitions and offers, either made by, or to respect of, the company, depending on their size and importance.

REPORTING REQUIREMENTS

(i)	SERENA stockholders

As a US public company, SERENA must file with the SEC, among other reports and notices:

(1)	an annual report on Form 10-K within 75 days (60 days from the end of fiscal year 2004 and thereafter) after the end of each fiscal year;

(2)	quarterly reports on Form 10-Q within 40 days (35 days from the end of fiscal year 2004 and thereafter) after the end of each of the first three fiscal quarters of each year; and

(3)	current reports on Form 8-K upon the occurrence of important corporate events.

(ii)	Merant securityholders

Under English law, Merant must file, inter alia, the following documents with Companies House:

(1)	annual accounts and report, seven months after the end of the relevant accounting period (this period is reduced to six months under the London Stock Exchange Listing Rules);

(2)	annual return, within 28 days after the date to which it is made up;

(3)	forms 288 noting the resignation and appointment of directors and secretary, within 14 days of the date of the change;

(4)	auditors’ notice of resignation, within 14 days of the company’s receipt of such notice;

(5)	copies of all special and extraordinary resolutions passed by the company, within 15 days of the date the resolution was passed;

(6)	a form 123 on any increase in the share capital of the company; and

(7)	a form 88(2) on the allotment of shares in the capital of the company.

Merant is also required to notify the London Stock Exchange of:

(1)	any major new developments relating to its business which are not public knowledge and may lead to a substantial movement in its stock price;

(2)	notifications received by it from persons holding an interest in three per cent. or more of any class of the company’s share capital;

(3)	any changes in its board of directors;

(4)	any purchase or redemption by it of its own equity securities;

(5)	interests of directors in its shares or debentures; and

(6)	changes in its capital structure.

The Listing Rules of the UK Listing Authority also require Merant to publish an interim report within four months of the end of each half year.

Merant also has certain reporting obligations as a foreign private issuer under US securities laws.

APPENDIX 7

CERTAIN PROVISIONS OF THE COMPANIES ACT 1985 IN THE UNITED KINGDOM

Set out below is an extract from the Companies Act:

PART IXA

TAKEOVER OFFERS

428.    TAKEOVER OFFERS

(1)	In this Part of this Act “takeover offer” means an offer to acquire all the shares, or all the shares of any class or classes, in a company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class.

(2)	In subsection (1) “shares” means shares which have been allotted on the date of the offer but a takeover offer may include among the shares to which it relates all or any shares that are subsequently allotted before a date specified in or determined in accordance with the terms of the offer.

(3)	The terms offered in relation to any shares shall for the purposes of this section be treated as being the same in relation to all the shares or, as the case may be, all the shares of a class to which the offer relates notwithstanding any variation permitted by subsection (4).

(4)	A variation is permitted by this subsection where—

(a)	the law of a country or territory outside the United Kingdom precludes an offer of consideration in the form or any of the forms specified in the terms in question or precludes it except after compliance by the offeror with conditions with which he is unable to comply or which he regards as unduly onerous; and

(b)	the variation is such that the persons to whom an offer of consideration in that form is precluded are able to receive consideration otherwise than in that form but of substantially equivalent value.

(5)	The reference in subsection (1) to shares already held by the offeror includes a reference to shares which he has contracted to acquire but that shall not be construed as including shares which are the subject of a contract binding the holder to accept the offer when it is made, being a contract entered into by the holder either for no consideration and under seal or for no consideration other than a promise by the offeror to make the offer.

(6)	In the application of subsection (5) to Scotland the words “and under seal” shall be omitted.

(7)	Where the terms of an offer make provision for their revision and for acceptances on the previous terms to be treated as acceptances on the revised terms, the revision shall not be regarded for the purposes of this Part of this Act as the making of a fresh offer and references in this Part of this Act to the date of the offer shall accordingly be construed as references to the date on which the original offer was made.

(8)	In this Part of this Act the “offeror” means, subject to section 430D, the person making a takeover offer and the “company” means the company whose shares are the subject of the offer.

429.    RIGHT OF OFFEROR TO BUY OUT MINORITY SHAREHOLDERS

(1)

If, in a case in which a takeover offer does not relate to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares

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to which the offer relates (excluding any shares in the company held as treasury shares) he may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(2)	If, in a case in which a takeover offer relates to shares of different classes, the offeror has by virtue of acceptances of the offer acquired or contracted to acquire not less than nine-tenths in value of the shares of any class to which the offer relates (excluding any shares in the company held as treasury shares), he may give notice to the holder of any shares of that class which the offeror has not acquired or contracted to acquire that he desires to acquire those shares.

(3)	No notice shall be given under subsection (1) or (2) unless the offeror has acquired or contracted to acquire the shares necessary to satisfy the minimum specified in that subsection before the end of the period of four months beginning with the date of the offer and no such notice shall be given after the end of the period of two months beginning with the date on which he has acquired or contracted to acquire shares which satisfy that minimum.

(4)	Any notice under this section shall be given in the prescribed manner; and when the offeror gives the first notice in relation to an offer he shall send a copy of it to the company together with a statutory declaration by him in the prescribed form stating that the conditions for the giving of the notice are satisfied.

(5)	Where the offeror is a company (whether or not a company within the meaning of this Act) the statutory declaration shall be signed by a director.

(6)	Any person who fails to send a copy of a notice or statutory declaration as required by subsection (4) or makes such a declaration for the purposes of that subsection knowing it to be false or without having reasonable grounds for believing it to be true shall be liable to imprisonment or a fine, or both, and for continued failure to send the copy or declaration, to a daily default fine.

(7)	If any person is charged with an offence for failing to send a copy of a notice as required by subsection (4) it is a defence for him to prove that he took reasonable steps for securing compliance with that subsection.

(8)	Where during the period within which a takeover offer can be accepted the offeror acquires or contracts to acquire any of the shares to which the offer relates but otherwise than by virtue of acceptances of the offer, then, if—

(a)	the value of the consideration for which they are acquired or contracted to be acquired (“the acquisition consideration”) does not at that time exceed the value of the consideration specified in the terms of the offer; or

(b)	those terms are subsequently revised so that when the revision is announced the value of the acquisition consideration, at the time mentioned in paragraph (a) above, no longer exceeds the value of the consideration specified in those terms, the offeror shall be treated for the purposes of this section as having acquired or contracted to acquire those shares by virtue of acceptances of the offer; but in any other case those shares shall be treated as excluded from those to which the offer relates.

430.    EFFECT OF NOTICE UNDER SECTION 429

(1)	The following provisions shall, subject to section 430C, have effect where a notice is given in respect of any shares under section 429.

(2)	The offeror shall be entitled and bound to acquire those shares on the terms of the offer.

(3)	Where the terms of an offer are such as to give the holder of any shares a choice of consideration the notice shall give particulars of the choice and state—

(a)	that the holder of the shares may within six weeks from the date of the notice indicate his choice by a written communication sent to the offeror at an address specified in the notice; and

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(b)	which consideration specified in the offer is to be taken as applying in default of his indicating a choice as aforesaid;

and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4)	Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares:

(a)	is not cash and the offeror is no longer able to provide it; or

(b)	was to have been provided by a third party who is no longer bound or able to provide it,

the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date of the notice is equivalent to the chosen consideration.

(5)	At the end of six weeks from the date of the notice the offeror shall forthwith:

(a)	send a copy of the notice to the company; and

(b)	pay or transfer to the company the consideration for the shares to which the notice relates.

(6)	If the shares to which the notice relates are registered the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by an instrument of transfer executed on behalf of the shareholder by a person appointed by the offeror; and on receipt of that instrument the company shall register the offeror as the holder of those shares.

(7)	If the shares to which the notice relates are transferable by the delivery of warrants or other instruments the copy of the notice sent to the company under subsection (5)(a) shall be accompanied by a statement to that effect; and the company shall on receipt of the statement issue the offeror with warrants or other instruments in respect of the shares and those already in issue in respect of the shares shall become void.

(8)	Where the consideration referred to in paragraph (b) of subsection (5) consists of shares or securities to be allotted by the offeror the reference in that paragraph to the transfer of the consideration shall be construed as a reference to the allotment of the shares or securities to the company.

(9)	Any sum received by a company under paragraph (b) of subsection (5) and any other consideration received under that paragraph shall be held by the company on trust for the person entitled to the shares in respect of which the sum or other consideration was received.

(10)	Any sum received by a company under paragraph (b) of subsection (5), and any dividend or other sum accruing from any other consideration received by a company under that paragraph, shall be paid into a separate bank account, being an account the balance on which bears interest at an appropriate rate and can be withdrawn by such notice (if any) as is appropriate.

(11)	Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up the consideration (together with any interest, dividend or other benefit that has accrued from it) shall be paid into court.

(12)	In relation to a company registered in Scotland, subsections (13) and (14) shall apply in place of subsection (11).

(13)	Where after reasonable enquiry made at such intervals as are reasonable the person entitled to any consideration held on trust by virtue of subsection (9) cannot be found and twelve years have elapsed since the consideration was received or the company is wound up—

(a)	the trust shall terminate;

(b)	the company or, as the case may be, the liquidator shall sell any consideration other than cash and any benefit other than cash that has accrued from the consideration; and

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(c)	a sum representing—

(i)	the consideration so far as it is cash;

(ii)	the proceeds of any sale under paragraph (b) above; and

(iii)	any interest, dividend or other benefit that has accrued from the consideration,

shall be deposited in the name of the Accountant of Court in a bank account such as is referred to in subsection (10) and the receipt for the deposit shall be transmitted to the Account of Court.

(14)	Section 58 of the Bankruptcy (Scotland) Act 1985 (so far as consistent with this Act) shall apply with any necessary modifications to sums deposited under subsection (13) as that section applies to sums deposited under section 57(1)(a) of that Act.

(15)	The expenses of any such enquiry as is mentioned in subsection (11) or (13) may be defrayed out of the money or other property held on trust for the person or persons to whom the enquiry relates.

430A.    RIGHT OF MINORITY SHAREHOLDER TO BE BOUGHT OUT BY OFFEROR

(1)	If a takeover offer relates to all the shares in a company and at any time before the end of the period within which the offer can be accepted:

(a)	the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares to which the offer relates; and

(b)	those shares, with or without any other shares in the company which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares in the company (excluding any shares in the company held as treasury shares), the holder of any shares to which the offer relates who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(2)	If a takeover offer relates to shares of any class or classes and at any time before the end of the period within which the offer can be accepted:

(a)	the offeror has by virtue of acceptances of the offer acquired or contracted to acquire some (but not all) of the shares of any class to which the offer relates; and

(b)	those shares, with or without any other shares of that class which he has acquired or contracted to acquire, amount to not less than nine-tenths in value of all the shares of that class (excluding any shares in the company held as treasury shares), the holder of any shares of that class who has not accepted the offer may by a written communication addressed to the offeror require him to acquire those shares.

(3)	Within one month of the time specified in subsection (1) or, as the case may be, subsection (2) the offeror shall give any shareholder who has not accepted the offer notice in the prescribed manner of the rights that are exercisable by him under that subsection; and if the notice is given before the end of the period mentioned in that subsection it shall state that the offer is still open for acceptance.

(4)	A notice under subsection (3) may specify a period for the exercise of the rights conferred by this section and in that event the rights shall not be exercisable after the end of that period; but no such period shall end less than three months after the end of the period within which the offer can be accepted.

(5)	Subsection (3) does not apply if the offeror has given the shareholder a notice in respect of the shares in question under section 429.

(6)	If the offeror fails to comply with subsection (3) he and, if the offeror is a company, every officer of the company who is in default or to whose neglect the failure is attributable, shall be liable to a fine and for continued contravention, to a daily default fine.

(7)	If an offeror other than a company is charged with an offence for failing to comply with subsection (3) it is a defence for him to prove that he took all reasonable steps for securing compliance with that subsection.

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430B.    EFFECT OF REQUIREMENT UNDER SECTION 430A

(1)	The following provisions shall, subject to section 430C, have effect where a shareholder exercises his rights in respect of any shares under section 430A.

(2)	The offeror shall be entitled and bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

(3)	Where the terms of an offer are such as to give the holder of shares a choice of consideration the holder of the shares may indicate his choice when requiring the offeror to acquire them and the notice given to the holder under section 430A(3)—

(a)	shall give particulars of the choice and of the rights conferred by this subsection; and

(b)	may state which consideration specified in the offer is to be taken as applying in default of his indicating a choice;

and the terms of the offer mentioned in subsection (2) shall be determined accordingly.

(4)	Subsection (3) applies whether or not any time-limit or other conditions applicable to the choice under the terms of the offer can still be complied with; and if the consideration chosen by the holder of the shares

(a)	is not cash and the offeror is no longer able to provide it; or

(b)	was to have been provided by a third party who is no longer bound or able to provide it,

the consideration shall be taken to consist of an amount of cash payable by the offeror which at the date when the holder of the shares requires the offeror to acquire them is equivalent to the chosen consideration.

430C.    APPLICATIONS TO THE COURT

(1)	Where a notice is given under section 429 to the holder of any shares the court may, on an application made by him within six weeks from the date on which the notice was given—

(a)	order that the offeror shall not be entitled and bound to acquire the shares; or

(b)	specify terms of acquisition different from those of the offer.

(2)	If an application to the court under subsection (1) is pending at the end of the period mentioned in subsection (5) of section 430 that subsection shall not have effect until the application has been disposed of.

(3)	Where the holder of any shares exercises his rights under section 430A the court may, on an application made by him or the offeror, order that the terms on which the offeror is entitled and bound to acquire the shares shall be such as the court thinks fit.

(4)	No order for costs or expenses shall be made against a shareholder making an application under subsection (1) or (3) unless the court considers—

(a)	that the application was unnecessary, improper or vexations; or

(b)	that there has been unreasonable delay in making the application or unreasonable conduct on his part in conducting the proceedings on the application.

(5)	Where a takeover offer has not been accepted to the extent necessary for entitling the offeror to give notices under subsection (1) or (2) of section 429 the court may, on the application of the offeror, make an order authorising him to give notices under that subsection if satisfied—

(a)	that the offeror has after reasonable enquiry been unable to trace one or more of the persons holding shares to which the offer relates;

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(b)	that the shares which the offeror has acquired or contracted to acquire by virtue of acceptances of the offer, together with the shares held by the person or persons mentioned in paragraph (a), amount to not less than the minimum specified in that subsection; and

(c)	that the consideration offered is fair and reasonable;

but the court shall not make an order under this subsection unless it considers that it is just and equitable to do so having regard, in particular, to the number of shareholders who have been traced but who have not accepted the offer.

430D.    JOINT OFFERS

(1)	A takeover offer may be made by two or more persons jointly and in that event this Part of this Act has effect with the following modifications.

(2)	The conditions for the exercise of the rights conferred by sections 429 and 430A shall be satisfied by the joint offerors acquiring or contracting to acquire the necessary shares jointly (as respects acquisitions by virtue of acceptances of the offer) and either jointly or separately (in other cases); and, subject to the following provisions, the rights and obligations of the offeror under those sections and sections 430 and 430B shall be respectively joint rights and joint and several obligations of the joint offerors.

(3)	It shall be a sufficient compliance with any provision of those sections requiring or authorising a notice or other document to be given or sent by or to the joint offerors that it is given or sent by or to any of them; but the statutory declaration required by section 429(4) shall be made by all of them and, in the case of a joint offeror being a company, signed by a director of that company.

(4)	In sections 428, 430(8) and 430E references to the offeror shall be construed as references to the joint offerors or any of them.

(5)	In sections 430(6) and (7) references to the offeror shall be construed as references to the joint offerors or such of them as they may determine.

(6)	In sections 430(4)(a) and 430B(4)(a) references to the offeror being no longer able to provide the relevant consideration shall be construed as references to none of the joint offerors being able to do so.

(7)	In section 430C references to the offeror shall be construed as references to the joint offerors except that any application under subsection (3) or (5) may be made by any of them and the reference in subsection (5)(a) to the offeror having been unable to trace one or more of the persons holding shares shall be construed as a reference to none of the offerors having been able to do so.

430E.    ASSOCIATES

(1)	The requirement in section 428(1) that a takeover offer must extend to all the shares, or all the shares of any class or classes, in a company shall be regarded as satisfied notwithstanding that the offer does not extend to shares which associates of the offeror hold or have contracted to acquire; but, subject to subsection (2), shares which any such associate holds or has contracted to acquire, whether at the time when the offer is made or subsequently, shall be disregarded for the purposes of any reference in this Part of this Act to the shares to which a takeover offer relates.

(2)	Where during the period within which a takeover offer can be accepted any associate of the offeror acquires or contracts to acquire any of the shares to which the offer relates, then, if the condition specified in subsection 8(a) or (b) of section 429 is satisfied as respects those shares they shall be treated for the purposes of that section as shares to which the offer relates.

(3)	In section 430(A)(1)(b) and (2)(b) the reference to shares which the offeror has acquired or contracted to acquire shall include a reference to shares which any associate of his has acquired or contracted to acquire.

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(4)	In this clause “associate”, in relation to an offeror, means—

(a)	a nominee of the offeror;

(b)	a holding company, subsidiary or fellow subsidiary of the offeror or a nominee of such a holding company, subsidiary or fellow subsidiary;

(c)	a body corporate in which the offeror is substantially interested; or

(d)	any person who is, or is a nominee of, a party to an agreement with the offeror for the acquisition of, or of an interest in, the shares which are the subject of the takeover offer, being an agreement which includes provisions imposing obligations or restrictions such as are mentioned in section 204(2)(a).

(5)	For the purposes of subsection (4)(b) a company is a fellow subsidiary of another body corporate if both are subsidiaries of the same body corporate but neither is a subsidiary of the other.

(6)	For the purposes of subsection (4)(c) an offeror has a substantial interest in a body corporate if—

(a)	that body or its directors are accustomed to act in accordance with his directions or instructions; or

(b)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that body.

(7)	Subsections (5) and (6) of section 204 shall apply to subsection (4)(d) above as they apply to that section and subsections (3) and (4) of section 203 shall apply for the purposes of subsection (6) above as they apply for the purposes of subsection (2)(b) of that section.

(8)	Where the offeror is an individual his associates shall also include his spouse and any minor child or step-child of his.

430F.    CONVERTIBLE SECURITIES

(1)	For the purposes of this Part of this Act securities of a company shall be treated as shares in the company if they are convertible into or entitle the holder to subscribe for such shares; and references to the holder of shares or a shareholder shall be construed accordingly.

(2)	Subsection (1) shall not be construed as requiring any securities to be treated—

(a)	as shares of the same class as those into which they are convertible or for which the holder is entitled to subscribe; or

(b)	as shares of the same class as other securities by reason only that the shares into which they are convertible or for which the holder is entitled to subscribe are of the same class.

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APPENDIX 8

DEFINITIONS

The following definitions apply throughout this document, unless the context otherwise requires:

“ACCEPTANCE CONDITION”	the acceptance condition in paragraph (a) of Part A of Appendix 1;

“ACCEPTANCE FORM(S)”	the form of acceptance and, with respect to Merant ADSs only, the letter of transmittal and the notice of guaranteed delivery;

“ADS”	an American Depositary Share;

“AGENT’S MESSAGE”

a message transmitted by a Book-Entry Transfer Facility to, and received by, the US Depositary and forming part of a Book-Entry Confirmation that states that such Book-Entry Facility has received an express acknowledgement from the participant in such Book-Entry Facility tendering the interests in Merant ADSs that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that SERENA may enforce such agreement against the participant;

“ANNOUNCEMENT”	the press announcement relating to the offer dated 3 March 2004;

“ANNUAL REPORT AND ACCOUNTS OF MERANT”	the annual report and accounts of Merant for the financial year ended 30 April 2003;

“AUSTRALIA”	the Commonwealth of Australia, its states, territories and possessions and all areas subject to its jurisdiction or any subdivision thereof;

“BOOK-ENTRY

CONFIRMATION”	the confirmation of a book-entry transfer of Merant ADSs into the US Depositary’s account at a Book-Entry Transfer Facility;

“BOOK-ENTRY TRANSFER

FACILITY”	each of The Depositary Trust Company and any other book-entry transfer facility, collectively referred to as the “Book-Entry Transfer Facilities”;

“BUSINESS DAY”

any day, other than Saturday, Sunday or a US federal holiday or UK public holiday and shall consist of the time period from 12.01 am (New York City time) until and including 12.00 midnight (New York City time);

“CANADA”	Canada, its provinces and territories and all areas subject to its jurisdiction or any subdivision thereof;

“CERTIFICATED” OR

“CERTIFICATED FORM”	in relation to a share or other security, a share or other security title to which is recorded in the relevant register of the share or other security as being held in certificated form;

“CITY CODE”	The City Code on Takeovers and Mergers in the United Kingdom;

“CLOSING DATE”	3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004 or any later time and/or date which SERENA may from time to time (at its discretion in accordance with the City

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Code or with the consent of the Panel and in accordance with the Exchange Act) have announced as the time and date at which the offer will cease to be open for acceptance unless (a) all the conditions are at that time satisfied, fulfilled or, to the extent permitted, waived or (b) at or before that time and date SERENA specifies a later time and date for the satisfaction, fulfillment or, to the extent permitted, waiver of the conditions;

“CLOSING PRICE”	the closing middle market quotation of a Merant share as derived from the SEDOL or the last reported sale price of a SERENA share as reported on Nasdaq as the case may be;

“COMPANIES ACT”	the United Kingdom Companies Act 1985, as amended;

“CONDITIONS”	the conditions of the offer set out in Part A of Appendix 1 to this document and “Condition” means any one of them;

“CREST”	the relevant systems (as defined in the Regulations) operated by CRESTCo;

“CRESTCO”	CRESTCo Limited;

“CREST MANUAL”	the manual issued by CRESTCo from time to time;

“CREST MEMBER”	a person who has been admitted by CRESTCo as a system-member (as defined in the Regulations);

“CREST PARTICIPANT”	a person who is, in relation to CREST, a system-participant (as defined in the Regulations);

“CREST SPONSOR”	a person who is, in relation to CREST, a sponsoring system-participant (as defined in the Regulations);

“CREST SPONSORED MEMBER”	a CREST member admitted to CREST as a sponsored member under the sponsorship of a CREST sponsor;

“DGCL”	Delaware General Corporation Law;

“DIRECTOR UNDERTAKINGS”	irrevocable undertakings given by each of the directors of Merant to SERENA and Lehman Brothers, as discussed in paragraph 6 of Appendix 5;

“DISTRIBUTOR”	has the meaning set forth in Rule 902 under the Securities Act;

“ELIGIBLE INSTITUTION”	a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program, or the Stock Exchange Medallion Program;

“EXCHANGE ACT”	the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“FORM OF ACCEPTANCE”	the form of acceptance relating to the offer for use by holders of Merant shares accompanying this document in the United Kingdom;

“GUARANTEED DELIVERY

PROCEDURES”	has the meaning given to that term in paragraph 12(h) of Part B of Appendix 1 to this document;

“HOLDER OF MERANT ADSs”	a holder of Merant ADRs and/or a holder of Merant ADSs;

“HSR ACT”	the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

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“INFORMATION AGENT”	D. F. King & Co., Inc.;

“INITIAL OFFER PERIOD”

the period during which a Merant securityholder who has accepted or tendered into the offer will be able to withdraw such securityholder’s acceptance or tender, being the period from the date of this document until the earlier of (a) the time and date (not being before 3.00 pm (London time), 10.00 am (New York City time), on 15 April 2004) on which all the conditions are satisfied, fulfilled or, to the extent permitted, waived and (b) the time and date on which the offer lapses;

“INTERNAL REVENUE CODE”	The United States Internal Revenue Code of 1986, as amended;

“JAPAN”	means Japan, its possessions and territories and all areas subject to its jurisdiction or any subdivision thereof;

“LEHMAN BROTHERS”	Lehman Brothers Europe Limited, financial advisor to SERENA;

“LETTER OF TRANSMITTAL”	the letter of transmittal relating to the offer for use by holders of Merant ADSs;

“LETTERS OF INTENT”	the confirmations of intention to accept the offer given by Merant Shareholders as discussed in paragraph 6 of Appendix 5;

“LIBOR”	the London Interbank Offered Rate;

“LISTING RULES”	the Listing Rules of the UK Listing Authority;

“LONDON STOCK EXCHANGE”	the London Stock Exchange plc;

“MEMBER ACCOUNT ID”	the identification code or number attached to any member account in CREST;

“MERANT”	Merant plc;

“MERANT ADRs”	American Depositary Receipts evidencing interests in Merant ADSs;

“MERANT ADSs”	American Depositary Shares of Merant, each representing five Merant shares;

“MERANT BOARD”	the board of directors of Merant;

“MERANT DIRECTORS” OR “DIRECTORS OF MERANT”	the directors of Merant at the date of the posting of this document;

“MERANT GROUP”	Merant and its subsidiary undertakings and, where the context permits, each of them;

“MERANT SECURITIES”	Merant shares and Merant ADSs;

“MERANT SECURITYHOLDERS”	holders of Merant securities;

“MERANT SHAREHOLDERS”	holders of Merant shares;

“MERANT SHARE SCHEMES ”

the Intersolv. Inc. amended and restated 1992 stock option plan, options granted under the Micro Focus Group Plc Employee Benefit Trust 1994, the 1996 Micro Focus Share Option Plan, the Micro Focus Group Inland Revenue Approved Share Option Scheme, the Intersolv, Inc. 1997 Employee Stock Option Plan, the Merant Plc Inland Revenue (1998) Approved Share Option Scheme, the 1998 Merant Share Option Plan, the Merant Plc 1999 Employee Share Purchase Plan and options granted under the Merant Plc Employee

VIII-3

Benefit Trust 2003 including pursuant to the 2003 Merant Share Incentive Plan;

“MERANT SHARES”

ordinary shares of 2 pence each in the capital of Merant (including those represented by Merant ADSs but not, for the avoidance of doubt, such Merant ADSs) unconditionally allotted or issued at the date of this document and any further such shares which are unconditionally allotted or issued while the offer remains open for acceptances or on or before such earlier time and/or date as SERENA may, subject to the City Code, US securities laws and/or with the consent of the Panel, decide;

“MIX AND MATCH ELECTION”

an election available to accepting Merant securityholders to request to vary the proportion of new SERENA shares and cash receivable in consequence of or under the offer to the extent that other Merant securityholders make opposite elections;

“NASDAQ”	The Nasdaq National Market;

“NON-US HOLDER”

A beneficial owner of Merant shares or Merant ADSs, or SERENA shares, as the case may be, that is not, for United States federal income tax purposes, a citizen or resident of the United States, a corporation created or organised in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to United States federal income tax regardless of its source, or a trust, if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust (or the trust was in existence on 20 August 1996, and validly elected to continue to be treated as a United States trust).

“NOTICE OF GUARANTEED DELIVERY”	the notice of guaranteed delivery relating to the offer for use by holders of Merant ADSs;

“OFFER”

the recommended offer made by SERENA and Lehman Brothers, on its behalf, outside of the United States, to acquire the entire issued and to be issued share capital of Merant not held by SERENA, including, as appropriate, the offer to holders of Merant ADSs in respect of the Merant shares underlying such Merant ADSs, on the terms and conditions set out in this document and the relevant acceptance form including, where the context so requires, any subsequent revision, variation, extension or renewal of, or election available under, such offer;

“OFFER PERIOD”

the period commencing with the announcement of the offer on 3 March 2004 and ending on whichever of the following dates shall be the latest (i) the closing date of the offer; (ii) the date on which the offer lapses; and (iii) the date on which the offer becomes or is declared unconditional as to acceptances;

“OFFICIAL LIST”	the Official List of the UK Listing Authority;

“PANEL”	the Panel on Takeovers and Mergers, the body which regulates takeover offers in the UK;

“PARTICIPANT ID”	the identification code or membership number used in CREST to identify a CREST member or other CREST participant;

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“REGISTRATION STATEMENT”

the Registration Statement on Form S-4, of which this document forms a part, relating to the SERENA shares offered as consideration pursuant to the offer and filed by SERENA with the SEC under the Securities Act;

“REGULATION”	has the meaning given to it in Appendix 1, Part A paragraph (c);

“REGULATIONS”	the Uncertificated Securities Regulations 2001 (SI 1995 No. 3755);

“REGULATORY INFORMATION SERVICE”	any regulatory information service listed in schedule 12 of the Listing Rules of the UK Listing Authority;

“RELEVANT MERANT SHARES”	has the meaning given to that term in paragraph 11(d) of Part B to Appendix 1;

“SERENA”	SERENA Software, Inc.;

“SERENA DIRECTORS” OR “DIRECTORS OF SERENA”	the directors of SERENA at the date of the posting of this document;

“SERENA GROUP”	SERENA and its subsidiaries and subsidiary undertakings;

“SERENA SHAREHOLDERS”	the holders of SERENA Shares

“SERENA SHARES”	ordinary shares of $0.001 each in the capital of SERENA;

“SEC”	the United States Securities and Exchange Commission;

“SECURITIES ACT”	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“SEDOL”	The Stock Exchange Daily Official List published by the London Stock Exchange;

“TREATY ON EUROPEAN UNION”

means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993);

“SUBSEQUENT OFFER PERIOD”

the period commencing immediately after the end of the initial offer period (being the date on which all the conditions are satisfied, fulfilled or, to the extent permitted, waived) during which the offer will remain open for acceptance;

“SUBSIDIARY, SUBSIDIARY UNDERTAKING, ASSOCIATED UNDERTAKING” AND “UNDERTAKING”	shall have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A thereto);

“TTE INSTRUCTION”	a transfer to escrow instruction as defined by the CREST Manual issued by CRESTCo;

“UBS”	UBS Limited;

“UK” OR “UNITED KINGDOM”	the United Kingdom of Great Britain and Northern Ireland;

“UK GAAP”	UK generally accepted accounting practices and principles generally accepted in the UK;

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“UK LISTING AUTHORITY”	The Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986;

“UK RECEIVING AGENT”	Capita IRG Plc;

“UNCERTIFICATED” OR “UNCERTIFICATED FORM”

in relation to a share or other security, a share or other security title to which is recorded in the relevant register of the share or security as being held in uncertificated form in CREST, and title to which, by virtue of the Regulations, may be transferred by means of CREST;

“UNITED STATES”, “US” OR “USA”

the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia or any area subject to its jurisdiction or any political subdivision thereof;

“US DEPOSITARY”	Bank of New York;

“US GAAP”	US generally accepted accounting principles;

“US HOLDER”

a holder of Merant securities that is (i) a citizen or resident of the United States, (ii) a partnership or corporation created or organised in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to US federal income taxation regardless of its source or (iv) a trust if such trust validly elects to be treated as a United States person for US federal income tax purposes or if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more United States persons have the authority to control all of the substantial decisions of such trust. A “Non-US holder” is a beneficial owner of Merant shares, Merant ADSs, SERENA shares as the case may be, that is not a US holder.

“US PERSON”	has the same meaning as set forth in Rule 902 under the US Securities Act;

“WIDER SERENA GROUP”

the SERENA Group and associated undertakings and any other body corporate, partnership joint venture or person in which the SERENA Group and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;

“WIDER MERANT GROUP”

the Merant Group and associated undertakings and any other body corporate, partnership joint venture or person in which the Merant Group and such undertakings (aggregating their interests) have an interest of more than 20 per cent. of the voting or equity capital or the equivalent;

“£” OR “POUNDS STERLING” OR “PENCE” OR “P”	the lawful currency of the United Kingdom;

“$” OR “US DOLLARS” OR “CENTS” OR “C”	the lawful currency of the United States.

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APPENDIX 9

Advice of Merant’s Financial Advisor

The board of directors of Merant retained UBS to act as its financial advisor with respect to the offer. In connection with this engagement, Merant requested that UBS be named in connection with the Merant board’s recommendation of the offer on the following terms:

“The Merant board, who have been so advised by UBS, its financial advisor, considers the terms of the offer fair from a financial point of view. In providing advice to the directors, UBS has taken account of the directors’ commercial assessments.”

In providing this advice to the Merant board, UBS did not address Merant’s underlying business decision to effect the proposed transaction nor does UBS’ advice constitute any recommendation to any securityholders of Merant as to whether such securityholders should tender in the offer or otherwise act with respect to the offer. UBS relied upon the management of Merant as to the strategic rationale and the perceived benefits of the offer. At the direction of the board of directors of Merant, UBS was not asked to, nor did UBS, offer any advice as to the form of the proposed transaction. UBS rendered no advice as to what the value of SERENA’s stock will be when issued pursuant to the offer or the prices at which it will trade in the future. In rendering this advice, UBS assumed, with the consent of the board of directors of Merant, that the final form of the offer would not differ in any material respect from the draft that UBS examined, and that SERENA and Merant will comply with all the material terms of the offer.

In rendering its advice, UBS, among other things:

•	reviewed certain publicly available business and historical financial information relating to Merant and SERENA,

•	reviewed certain internal financial information and other data relating to the business and financial prospects of Merant, including estimates and financial forecasts prepared by management of Merant, that were provided to UBS by Merant and not publicly available,

•	reviewed certain estimates and financial forecasts for fiscal year 2005 for SERENA contained in a certain publicly available Wall Street research report that was provided to UBS by SERENA,

•	conducted discussions with members of the senior management of Merant and SERENA concerning the business and financial prospects of Merant and SERENA,

•	reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS believed to be generally comparable to those of Merant,

•	compared the financial terms of the proposed transaction with the publicly available financial terms of certain other transactions which UBS believed to be generally relevant,

•	considered certain pro forma effects of the offer on SERENA’s financial statements,

•	reviewed a draft dated 1 March 2004 of the offer, and

•	conducted such other financial studies, analyses, and investigations, and considered such other information as UBS deemed necessary or appropriate.

In connection with its review, at the direction of the board of directors of Merant, UBS did not assume any responsibility for independent verification for any of the information reviewed by UBS for the purpose of its advice and, with the consent of the board of directors of Merant, relied on such information being complete and accurate in all material respects, and UBS did not and does not assume any responsibility or legal liability

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therefor. In addition, at the direction of the board of directors of Merant, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Merant or SERENA, nor was UBS furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, and pro forma effects referred to above, UBS assumed, at the direction of the board of directors of Merant, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management of Merant and SERENA as to the future performance of their respective companies. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed transaction will be obtained without any material adverse effect on Merant, SERENA or the proposed transaction. UBS’ advice was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of 3 March 2004.

Under the terms of its engagement, Merant has agreed to pay UBS customary fees for its financial advisory services in connection with the offer. In addition, Merant has agreed to reimburse UBS for certain of its expenses, including certain fees and disbursements of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under US federal securities laws, relating to, or arising out of, its engagement.

Merant selected UBS as its financial advisor in connection with the offer because UBS is an internationally recognised investment banking firm with substantial experience in similar transactions and is familiar with Merant and its business. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

In the past, UBS and its affiliates and predecessors have provided investment banking services to Merant and SERENA and received compensation for the rendering of such services. In the ordinary course of business, UBS, its successors and affiliates may trade securities of Merant or SERENA for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

IX-2

ACCEPTANCES IN RESPECT OF MERANT SHARES

Duly completed Forms of Acceptance, accompanied by certificates in respect of Merant shares and/or other documents of title, should be sent or delivered to the UK Receiving Agent at one of the addresses set out below.

THE UK RECEIVING AGENT FOR THE OFFER IS:

CAPITA IRG PLC

For information call:

0870 162 3100 or if calling from outside the UK +44 20 8639 2157

By mail:	By hand
(during normal business hours only)
Corporate Actions P.O. Box 166 The Registry, 34 Beckenham Road Beckenham, Kent BR3 4TH	Corporate Actions The Registry, 34 Beckenham Road Beckenham, Kent BR3 4TH

ACCEPTANCES IN RESPECT OF MERANT ADSs

Manually signed facsimile copies of the letter of transmittal will be accepted. Duly completed Letters of Transmittal, accompanied by Merant ADRs in respect of Merant ADSs and any other required documents should be sent or delivered by each holder of Merant ADSs to the US Depositary at one of the addresses set out below.

THE US DEPOSITARY FOR THE OFFER IS:

BANK OF NEW YORK

By Mail:	By Overnight Delivery	By Hand:
The Bank of New York Tender & Exchange Department (SERENA-Merant) P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Tender & Exchange Department (SERENA-Merant) 161 Bay State Road Braintree, MA 02184	The Bank of New York Tender & Exchange Dept-11W (SERENA-Merant) 101 Barclay Street Receive and Deliver Window- Street Level New York, NY 10286

For Notice of Guaranteed Delivery

(for Eligible Institutions only)

By Facsimile Transmission:

(212) 815-6433

To Confirm Facsimile Transmission Only:

(212) 815-6212

FURTHER INFORMATION

Any questions or requests for assistance or additional copies of this document, the form of acceptance, the letter of transmittal and the Notice of Guaranteed Delivery may be directed to D. F. King & Co., Inc., the Information Agent, at the addresses and telephone numbers listed below or to the US Depositary or the UK Receiving Agent at their respective addresses and telephone numbers mentioned above. You may also contact your local broker, dealer, commercial bank or trust company or other nominee for assistance concerning the offer.

THE INFORMATION AGENT FOR THE OFFER IS:

D. F. KING & CO., INC.

North America	Europe
48 Wall Street New York, NY 10005 Toll Free: 1 (800) 859-8509 Banks and Brokers: 1 (212) 269-5550	No. 2 London Wall Buildings London Wall, London EC2M 5PP Toll Free: UK: 0800 917 8414 Call Collect: +44 20 7920 9700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Certificate of Incorporation

Article 9 of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, or

•	for any transaction from which the director derived an improper personal benefit.

Bylaws

Indemnification Arrangements

Our Bylaws provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in SERENA’s Bylaws. These agreements, among other things, provide for indemnification of SERENA’s directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of SERENA, arising out of such person’s services as a director or executive officer of SERENA, any subsidiary of SERENA or any other company or enterprise to which the person provides services at the request of SERENA. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENTS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

3.1	Amended and Restated Certificate of Incorporation of SERENA (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SERENA (effected in 2001) (Incorporated by reference Exhibit 3.1A filed on June 13, 2003 with the Registrant’s fiscal 2004 first Quarterly Report on Form 10-Q)

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EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

3.3	Bylaws of SERENA, as currently in effect (Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

3.4	Amendment to the Bylaws of SERENA Software Inc., Effective June 28, 2003 (Incorporated by reference to exhibit 10.18 filed on September 12, 2003 with the Registrant’s fiscal 2004 second Quarterly Report on Form 10-Q)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

4.2	Registration Rights Agreement, dated September 25, 1998, by and among SERENA and certain shareholders of Optima Software Inc. (related to SERENA’s acquisition of Optima Software, Inc.) (Incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Form of Indemnification Agreement between SERENA and each of its directors and officers (Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.2	Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.3	Form of Option Agreement under the Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.4	Form of Restricted Stock Purchase Agreement under the Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2C filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.5	1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.6	Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.7	1999 Director Plan (Incorporated by reference to Exhibit 10.4A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.8	Form of Option Agreement under 1999 Director Plan (Incorporated by reference to Exhibit 10.4B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

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EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

10.9	Employment Agreement, dated June 24, 1980, between SERENA and Douglas D. Troxel (Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.10	Lease Agreement, dated August 15, 1994, between SERENA and Waterfront Towers Partners, L.P. (for Burlingame headquarters) (Incorporated by reference to Exhibit 10.10A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.11	Addendum to Lease Agreement (for Burlingame headquarters facility), dated November 21, 1994 (Incorporated by reference to Exhibit 10.10B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.12	Second Addendum to Lease Agreement (for Burlingame headquarters) dated November 15, 1994 (Incorporated by reference to Exhibit 10.10C filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.13	Amendment No. 1 to Lease Agreement (for Burlingame headquarters facility) dated May 21, 1996 (Incorporated by reference to Exhibit 10.10D filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.14	Amendment No. 2 to Lease Agreement (for Burlingame headquarters facility) dated August 24, 1996 (Incorporated by reference to Exhibit 10.10E filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.15	Amendment No. 3 to Lease Agreement (for Burlingame headquarters facility) dated June 3, 1997 (Incorporated by reference to Exhibit 10.10F filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.16	Amendment No. 4 to Lease Agreement (for Burlingame headquarters facility) dated June 9, 1998 (Incorporated by reference to Exhibit 10.10G filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.17	Lease Agreement between SERENA and Waterfront Tower Partners, L.P. dated May 18, 1998 (for additional space at Burlingame headquarters facility) (Incorporated by reference to Exhibit 10.11 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.18	Form of Restricted Stock Purchase Agreement entered into between SERENA and certain of its executive officers (Incorporated by reference to Exhibit 10.12 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.19	Lease Agreement between Waterfront Tower Partners, L.P. and SERENA dated June 21, 1999 (for additional space at Burlingame headquarters facility) (Incorporated by reference to Exhibit 10.13 filed on April 30, 2001 with the Registrant’s fiscal 2001 Annual Report on Form 10-K.)

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EXHIBIT NUMBER		DESCRIPTION OF DOCUMENTS

10.20		Form S-8 Registration Statement Under the Securities Act of 1933 dated June 1, 2001 (the Company’s register of 2,562,500 shares of the Company’s common stock under various Company Plans) (Incorporated by reference to Exhibit 10.14 filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-62106), which the Security and Exchange Commission declared effective June 1, 2001)

10.21		Landlord Consent to Sublease Agreement dated January 30, 2002 by and among EOP-Penninsula Office Park, L.L.C. and RSA Security, Inc. and SERENA Software, Inc. (for new headquarter facilities in San Mateo) (Incorporated by reference to Exhibit 10.15 filed on April 29, 2002 with the Registrant’s fiscal 2002 Annual Report on Form 10-K)

10.22		Sublease Agreement dated January 22, 2002 between RSA Security, Inc. and SERENA Software, Inc. (for new headquarter facilities in San Mateo) (Incorporated by reference to Exhibit 10.16 filed on April 29, 2002 with the Registrant’s fiscal 2002 Annual Report on Form 10-K)

10.23		SERENA Software, Inc. 1999 Director Option Plan as Amended and Restated (Incorporated by reference to Exhibit 10.17 filed on September 13, 2002 with the Registrant’s fiscal 2003 second Quarterly Report on Form 10-Q)

21.1	*	List of Subsidiaries of SERENA Software, Inc.

23.1		Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2		Consent of KPMG LLP, independent auditors for SERENA

23.3		Consent of KPMG Audit plc, independent auditors for Merant

23.4		Consent of Ernst & Young LLP, former independent auditors for Merant

24.1	*	Power of Attorney

99.1		Long Form Press Release, dated as of March 3, 2004 (Incorporated by reference to the Form 425 filed by the Registrant on March 4, 2004)

99.2		Short Form Press Release, dated as of March 3, 2004 (Incorporated by reference to the Form 425 filed by the Registrant on March 4, 2004)

99.3		Form of Letter of Transmittal

99.4		Form of Acceptance

99.5		Form of Notice of Guaranteed Delivery

99.6		Form of Letter for Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.7		Form of Letter to Clients

99.8		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99.9		Inducement Agreement dated March 3, 2004 between Merant and SERENA (Incorporated by reference to Exhibit 7 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.10		Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and J. Michael Gullard (Incorporated by reference to Exhibit 1 to the Schedule 13D filed by the Registrant on March 9, 2004)

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EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

99.11	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Gerald Perkel (Incorporated by reference to Exhibit 2 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.12	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Harold Hughes (Incorporated by reference to Exhibit 3 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.13	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Michel Berty (Incorporated by reference to Exhibit 4 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.14	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Barry Lynn (Incorporated by reference to Exhibit 5 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.15	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Don Watters (Incorporated by reference to Exhibit 6 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.16	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Merant Trustees Limited (Incorporated by reference to Exhibit 8 to the Schedule 13D filed by the Registrant on March 9, 2004)

*	Previously filed.

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ITEM 22.    UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent. change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 18th day of March 2004.

SERENA SOFTWARE, INC.

By:	/s/ MARK E. WOODWARD

Name:	Mark E. Woodward
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Douglas D. Troxel	Chief Technology Officer and Chairman of the Board of Director	March 18, 2004

/s/ MARK E. WOODWARD Mark E. Woodward	President, Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2004

* Robert I. Pender, Jr.	Vice President, Finance and Administration, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	March 18, 2004

* J. Hallam Dawson	Director	March 18, 2004

* Gregory J. Owens	Director	March 18, 2004

* David G. DeWalt	Director	March 18, 2004

* Carl Bass	Director	March 18, 2004

By:	/s/ VITA A. STRIMAITIS

As Attorney-in-Fact

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

3.1	Amended and Restated Certificate of Incorporation of SERENA (Incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SERENA (effected in 2001) (Incorporated by reference Exhibit 3.1A filed on June 13, 2003 with the Registrant’s fiscal 2004 first Quarterly Report on Form 10-Q)

3.3	Bylaws of SERENA, as currently in effect (Incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

3.4	Amendment to the Bylaws of SERENA Software Inc., Effective June 28, 2003 (Incorporated by reference to exhibit 10.18 filed on September 12, 2003 with the Registrant’s fiscal 2004 second Quarterly Report on Form 10-Q)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

4.2	Registration Rights Agreement, dated September 25, 1998, by and among SERENA and certain shareholders of Optima Software Inc. (related to SERENA’s acquisition of Optima Software, Inc.) (Incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Form of Indemnification Agreement between SERENA and each of its directors and officers (Incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.2	Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.3	Form of Option Agreement under the Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.4	Form of Restricted Stock Purchase Agreement under the Amended and Restated 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.2C filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.5	1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.6	Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

10.7	1999 Director Plan (Incorporated by reference to Exhibit 10.4A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.8	Form of Option Agreement under 1999 Director Plan (Incorporated by reference to Exhibit 10.4B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.9	Employment Agreement, dated June 24, 1980, between SERENA and Douglas D. Troxel (Incorporated by reference to Exhibit 10.6 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.10	Lease Agreement, dated August 15, 1994, between SERENA and Waterfront Towers Partners, L.P. (for Burlingame headquarters) (Incorporated by reference to Exhibit 10.10A filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.11	Addendum to Lease Agreement (for Burlingame headquarters facility), dated November 21, 1994 (Incorporated by reference to Exhibit 10.10B filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.12	Second Addendum to Lease Agreement (for Burlingame headquarters) dated November 15, 1994 (Incorporated by reference to Exhibit 10.10C filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.13	Amendment No. 1 to Lease Agreement (for Burlingame headquarters facility) dated May 21, 1996 (Incorporated by reference to Exhibit 10.10D filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.14	Amendment No. 2 to Lease Agreement (for Burlingame headquarters facility) dated August 24, 1996 (Incorporated by reference to Exhibit 10.10E filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.15	Amendment No. 3 to Lease Agreement (for Burlingame headquarters facility) dated June 3, 1997 (Incorporated by reference to Exhibit 10.10F filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.16	Amendment No. 4 to Lease Agreement (for Burlingame headquarters facility) dated June 9, 1998 (Incorporated by reference to Exhibit 10.10G filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.17	Lease Agreement between SERENA and Waterfront Tower Partners, L.P. dated May 18, 1998 (for additional space at Burlingame headquarters facility) (Incorporated by reference to Exhibit 10.11 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

10.18	Form of Restricted Stock Purchase Agreement entered into between SERENA and certain of its executive officers (Incorporated by reference to Exhibit 10.12 filed with the Registrant’s Registration Statement on Form S-1 (Registration No. 333-67761), which the Securities and Exchange Commission declared effective on February 11, 1999)

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

10.19	Lease Agreement between Waterfront Tower Partners, L.P. and SERENA dated June 21, 1999 (for additional space at Burlingame headquarters facility) (Incorporated by reference to Exhibit 10.13 filed on April 30, 2001 with the Registrant’s fiscal 2001 Annual Report on Form 10-K.)

10.20	Form S-8 Registration Statement Under the Securities Act of 1933 dated June 1, 2001 (the Company’s register of 2,562,500 shares of the Company’s common stock under various Company Plans) (Incorporated by reference to Exhibit 10.14 filed with the Registrant’s Registration Statement on Form S-8 (Registration No. 333-62106), which the Security and Exchange Commission declared effective June 1, 2001)

10.21	Landlord Consent to Sublease Agreement dated January 30, 2002 by and among EOP-Penninsula Office Park, L.L.C. and RSA Security, Inc. and SERENA Software, Inc. (for new headquarter facilities in San Mateo) (Incorporated by reference to Exhibit 10.15 filed on April 29, 2002 with the Registrant’s fiscal 2002 Annual Report on Form 10-K)

10.22	Sublease Agreement dated January 22, 2002 between RSA Security, Inc. and SERENA Software, Inc. (for new headquarter facilities in San Mateo) (Incorporated by reference to Exhibit 10.16 filed on April 29, 2002 with the Registrant’s fiscal 2002 Annual Report on Form 10-K)

10.23	SERENA Software, Inc. 1999 Director Option Plan as Amended and Restated (Incorporated by reference to Exhibit 10.17 filed on September 13, 2002 with the Registrant’s fiscal 2003 second Quarterly Report on Form 10-Q)

21.1*	List of Subsidiaries of SERENA Software, Inc.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, independent auditors for SERENA

23.3	Consent of KPMG Audit plc, independent auditors for Merant

23.4	Consent of Ernst & Young LLP, former independent auditors for Merant

24.1*	Power of Attorney

99.1	Long Form Press Release, dated as of March 3, 2004 (Incorporated by reference to the Form 425 filed by the Registrant on March 4, 2004)

99.2	Short Form Press Release, dated as of March 3, 2004 (Incorporated by reference to the Form 425 filed by the Registrant on March 4, 2004)

99.3	Form of Letter of Transmittal

99.4	Form of Acceptance

99.5	Form of Notice of Guaranteed Delivery

99.6	Form of Letter for Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.7	Form of Letter to Clients

99.8	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99.9	Inducement Agreement dated March 3, 2004 between Merant and SERENA (Incorporated by reference to Exhibit 7 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.10	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and J. Michael Gullard (Incorporated by reference to Exhibit 1 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.11	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Gerald Perkel (Incorporated by reference to Exhibit 2 to the Schedule 13D filed by the Registrant on March 9, 2004)

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENTS

99.12	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Harold Hughes (Incorporated by reference to Exhibit 3 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.13	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Michel Berty (Incorporated by reference to Exhibit 4 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.14	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Barry Lynn (Incorporated by reference to Exhibit 5 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.15	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Don Watters (Incorporated by reference to Exhibit 6 to the Schedule 13D filed by the Registrant on March 9, 2004)

99.16	Irrevocable Undertaking dated March 3, 2004 by and among SERENA, Lehman Brothers Europe Limited and Merant Trustees Limited (Incorporated by reference to Exhibit 8 to the Schedule 13D filed by the Registrant on March 9, 2004)

*	Previously filed.